Exhibit 10.1

EXECUTION VERSION

$1,500,000,000 REVOLVING LOAN FACILITY
CREDIT AGREEMENT

by and among

THE MACERICH PARTNERSHIP, L.P.,

as the Borrower

THE MACERICH COMPANY,
MACERICH WRLP CORP.,
MACERICH WRLP LLC,
MACERICH WRLP II CORP.,
MACERICH WRLP II L.P.,
MACERICH TWC II CORP.,

MACERICH TWC II LLC,

MACERICH WALLEYE LLC,

WALLEYE LLC,

and

WALLEYE RETAIL INVESTMENTS LLC,

as Guarantors

DEUTSCHE BANK TRUST COMPANY AMERICAS
and
THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO

as Lenders

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Administrative Agent for the Lenders and
as the Collateral Agent for the Secured Parties

DEUTSCHE BANK SECURITIES INC. and
J.P. MORGAN SECURITIES LLC,
as the Joint Lead Arrangers and Joint Bookrunning Managers

JPMORGAN CHASE BANK, N.A.
as the Syndication Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION, THE ROYAL BANK OF SCOTLAND PLC and BARCLAYS BANK PLC,
as Co-Documentation Agents

GOLDMAN SACHS BANK USA, CITIBANK, N.A., ROYAL BANK OF CANADA, ING REAL ESTATE FINANCE (USA) LLC and U.S. BANK NATIONAL ASSOCIATION,
as Senior Managing Agents

Dated as of May 2, 2011

4.3.	Pledge Agreements	34

ARTICLE 5.	Conditions Precedent	34

5.1.	Conditions to Effectiveness	34
5.2.	Each Credit Event	36

ARTICLE 6.	Representations and Warranties	37

6.1.	Financial Condition	37
6.2.	No Material Adverse Effect	37
6.3.	Compliance with Laws and Agreements	37
6.4.	Organization, Powers; Authorization; Enforceability	38
6.5.	No Conflict	39
6.6.	No Material Litigation	39
6.7.	Taxes	39
6.8.	Investment Company Act	39
6.9.	Subsidiary Entities	39
6.10.	Federal Reserve Board Regulations	40
6.11.	ERISA Compliance	40
6.12.	Assets and Liens	41
6.13.	Securities Acts	41
6.14.	Consents, Etc.	41
6.15.	Hazardous Materials	42
6.16.	Regulated Entities	42
6.17.	Copyrights, Patents, Trademarks and Licenses, etc.	42
6.18.	REIT Status	43
6.19.	Insurance	43
6.20.	Full Disclosure	43
6.21.	Indebtedness	43
6.22.	Real Property	43
6.23.	Brokers	43
6.24.	No Default	43
6.25.	Solvency	44
6.26.	Foreign Assets Control Regulations, etc.	44

ARTICLE 7.	Affirmative Covenants	44

7.1.	Financial Statements	44
7.2.	Certificates; Reports; Other Information	46
7.3.	Maintenance of Existence and Properties	46
7.4.	Inspection of Property; Books and Records; Discussions	47
7.5.	Notices	47
7.6.	Expenses	48
7.7.	Payment of Indemnified Taxes and Other Taxes and Charges	48
7.8.	Insurance	48
7.9.	Hazardous Materials	48

7.10.	Compliance with Laws and Contractual Obligations; Payment of Taxes	49
7.11.	Further Assurances	49
7.12.	Single Purpose Entities	50
7.13.	REIT Status	50
7.14.	Use of Proceeds	50
7.15.	Management of Projects	50

ARTICLE 8.	Negative Covenants	50

8.1.	Liens	51
8.2.	Indebtedness	51
8.3.	Fundamental Change	51
8.4.	Dispositions	52
8.5.	Investments	52
8.6.	Transactions with Partners and Affiliates	54
8.7.	Margin Regulations; Securities Laws	55
8.8.	Organizational Documents	55
8.9.	Fiscal Year	55
8.10.	[RESERVED]	55
8.11.	Distributions	55
8.12.	Financial Covenants of Borrower Parties	56

ARTICLE 9.	Events of Default	56

ARTICLE 10.	The Agents	60

10.1.	Appointment	60
10.2.	Delegation of Duties	60
10.3.	Exculpatory Provisions	60
10.4.	Reliance by the Agents	61
10.5.	Notice of Default	61
10.6.	Non-Reliance on Agents and Other Lenders	62
10.7.	Indemnification; Reimbursement	62
10.8.	Agents in Their Individual Capacity	63
10.9.	Successor Administrative Agent	63
10.10.	Successor Collateral Agent	64
10.11	Limitations on Agents’ Liability	64

ARTICLE 11.	Miscellaneous Provisions	64

11.1.	No Assignment by the Borrower	64
11.2.	Modification	65
11.3.	Cumulative Rights; No Waiver	66
11.4.	Entire Agreement	66
11.5.	Survival	66
11.6.	Notices	66
11.7.	Governing Law	68

11.8.	Assignments, Participations, Etc.	68
11.9.	Counterparts; Electronic Execution	70
11.10.	Sharing of Payments	70
11.11.	Confidentiality	71
11.12.	Consent to Jurisdiction	71
11.13.	Waiver of Jury Trial	72
11.14.	Indemnity	72
11.15.	Telephonic Instruction	73
11.16.	Marshalling; Payments Set Aside	73
11.17.	Set-off	74
11.18.	Severability	74
11.19.	No Third Parties Benefited	74
11.20.	No Fiduciary Duty	74
11.21.	PATRIOT Act	75
11.22.	Time	75
11.23.	Effectiveness of Agreement	75

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SCHEDULE OF ANNEXES, SCHEDULES AND EXHIBITS

ANNEXES:

Annex 1 Glossary

SCHEDULES:

Schedule 1.4	Existing Letters of Credit
Schedule 5.1(2)	Additional Closing Conditions
Schedule 6.6	Material Litigation
Schedule 6.9	Subsidiary Entities
Schedule 6.11	ERISA
Schedule 6.14	Consents
Schedule 6.15	Hazardous Materials
Schedule 6.19	Insurance
Schedule 6.21	Indebtedness
Schedule 6.22	Schedule of Properties
Schedule 7.15	Wholly-Owned Projects with Non-Standard Management Agreement
Schedule 8.1	Additional Permitted Liens
Schedule 8.5	Capital Stock of Joint Ventures
Schedule 8.6	Transactions with Affiliates
Schedule 11.6	Addresses for Notices, Etc.
Schedule G-1	Initial Commitments
Schedule G-2	Description of Guaranties

EXHIBITS:

Exhibit A	Form of Borrowing Request
Exhibit B	Form of Letter of Credit Request
Exhibit C	Form of Rate Request
Exhibit D	[Intentionally Omitted]
Exhibit E	Form of Assignment and Acceptance Agreement
Exhibit F	Form of Closing Certificate
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Master Management Agreement
Exhibit I	Form of Note
Exhibit J	Form of Pledge Agreement
Exhibit K	Form of Joinder Agreement
Exhibit L	Form of Swing Line Note

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the “Agreement”) is made and dated as of May 2, 2011, by and among THE MACERICH PARTNERSHIP, L.P., a limited partnership organized under the laws of the state of Delaware (“Macerich Partnership”), AS BORROWER; THE MACERICH COMPANY, a Maryland corporation (“MAC”); MACERICH WRLP II CORP., a Delaware corporation (“Macerich WRLP II Corp.”); MACERICH WRLP II L.P., a Delaware limited partnership (“Macerich WRLP II LP”); MACERICH WRLP CORP., a Delaware corporation (“Macerich WRLP Corp.”); MACERICH WRLP LLC, a Delaware limited liability company (“Macerich WRLP LLC”); MACERICH TWC II CORP., a Delaware corporation (“Macerich TWC II Corp.”); MACERICH TWC II LLC, a Delaware limited liability company (“Macerich TWC II LLC”); MACERICH WALLEYE LLC, a Delaware limited liability company (“Macerich Walleye LLC”); WALLEYE LLC, a Delaware limited liability company (“Walleye LLC”); and WALLEYE RETAIL INVESTMENTS LLC, a Delaware limited liability company (“Walleye Investments LLC”), jointly and severally as “GUARANTORS”; THE LENDERS FROM TIME TO TIME PARTY HERETO (collectively and severally, the “Lenders”); DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties; DEUTSCHE BANK SECURITIES INC. and J.P. MORGAN SECURITIES LLC, as joint lead arrangers (in such capacity, the “Joint Lead Arrangers”) and joint bookrunning managers; JPMORGAN CHASE BANK, N.A., as syndication agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, THE ROYAL BANK OF SCOTLAND PLC and BARCLAYS BANK PLC, as co-documentation agents; and GOLDMAN SACHS BANK USA, CITIBANK, N.A., ROYAL BANK OF CANADA, ING REAL ESTATE FINANCE (USA) LLC and U.S. BANK NATIONAL ASSOCIATION, as senior managing agents.

RECITALS

A.            Capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in the Glossary attached hereto as Annex I.

B.            The Borrower has requested, and Lenders have agreed to make available to the Borrower, a revolving credit facility consisting of up to $1,500,000,000 aggregate principal amount of Commitments (as such aggregate amount of Commitments may be increased pursuant to and in accordance with the terms hereof).

C.            DBTCA has agreed to act as administrative agent on behalf of the Lenders and as Collateral Agent on behalf of the Secured Parties on the terms and subject to the conditions set forth herein and in the other Loan Documents.

D.            Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of the Secured Parties, a Lien on all of its direct and indirect ownership interest in certain of the Guarantors (or general partners thereof, as the case may be) as further specified in the applicable Pledge Agreement.

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E.             Guarantors have agreed to guarantee the Obligations of Borrower hereunder and certain Guarantors have agreed to secure their respective Obligations by granting to Collateral Agent, for the benefit of the Secured Parties, a Lien on certain of their Subsidiaries as further specified in the applicable Pledge Agreement.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE 1.           The Credits.

1.1.          The Commitments.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make one or more Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in, after giving effect thereto, (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and re-borrow Loans.

1.2.          Loans and Borrowings.

(1)           Obligations of Lenders.  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(2)           Types of Loans.  Subject to Section 2.4, each Borrowing shall be constituted entirely of Base Rate Loans or LIBO Rate Loans as the Borrower may request in accordance herewith.

(3)           Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000.  At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 1.4(6).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be LIBO Rate Loans outstanding having more than twelve (12) different Interest Periods.

(4)           Limitations on Lengths of Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to

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convert to or continue as a LIBO Rate Borrowing, any Borrowing if the Interest Period requested therefore would end after the Commitment Termination Date.

1.3.          Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent in writing (which notice may be by facsimile) (a) in the case of a LIBO Rate Borrowing, not later than 2:00 p.m. (New York time), three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 2:00 p.m. (New York time) one Business Day before the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable, shall be signed by a Responsible Officer and shall be in the form of Exhibit A hereto.  Each such Borrowing Request shall specify the following information in compliance with Section 1.2:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be a Base Rate Borrowing or a LIBO Rate Borrowing;

(iv)          in the case of a LIBO Rate Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” as it relates to LIBO Rate Loans; and

(v)           the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 1.5.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing.  If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

1.4.          Letters of Credit.

(1)           General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 1.1, the Borrower may request the Issuing Lender to issue Letters of Credit for its own account or the account of any Macerich Entity in such form as is acceptable to the Issuing Lender in its reasonable determination at any time prior to the earlier of (i) the date that is thirty (30) days prior to the Commitment Termination Date and (ii) the date of termination of the Commitments.  Letters of Credit issued hereunder shall constitute utilization of the Commitments.  All Letters of Credit issued pursuant to this Agreement must be denominated in U.S. Dollars and must be standby letters of credit.  The only drawings permitted on the Letters of Credit issued pursuant to this Agreement shall be sight drawings.  It is hereby acknowledged and agreed that each of the letters of credit listed on Schedule 1.4 hereto shall constitute a “Letter of Credit” for all purposes under this Agreement and the other Loan Documents.

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(2)           Notice of Issuance, Amendment, Renewal or Extension.  Whenever it requires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Issuing Lender written notice thereof at least three (3) Business Days (or such shorter period acceptable to the Issuing Lender) in advance of the proposed date of issuance (which shall be a Business Day), which notice shall be in the form of Exhibit B (each such notice being a “Letter of Credit Request”).  Whenever the Borrower requires an amendment, renewal or extension of any outstanding Letter of Credit, the Borrower shall, on its letter head, give the Administrative Agent and the Issuing Lender written notice thereof at least three (3) Business Days (or such shorter period acceptable to the Issuing Lender) in advance of the proposed date of the amendment (which shall be a Business Day).  Letter of Credit Requests and amendment requests may be delivered by facsimile.  Promptly after the issuance or amendment (including a renewal or extension) of a Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice will be accompanied by a copy of such issuance or amendment.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of such issuance or amendment and if requested to do so by any Lender, the Administrative Agent shall provide such Lender with a copy of such issuance or amendment.

(3)           Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to Section 1.4(5) below) shall not exceed $75,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.  Each Letter of Credit shall be in an amount of $100,000 or larger.

(4)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit or, in the case of any renewal or extension thereof (which renewals or extensions, subject to clause (ii) hereof, may be automatic pursuant to the terms of such Letter of Credit), twelve months after the then-current expiration date of such Letter of Credit and (ii) the Outside L/C Maturity Date; provided that, if one or more Letters of Credit shall have an expiry date that is later than the Commitment Termination Date, (x) the Borrower shall provide cash collateral pursuant to and in accordance with Section 1.4(11) with respect to such Letters of Credit on or prior to five days before the Commitment Termination Date, (y) the obligations of the Borrower under this Section 1.4 in respect of such Letters of Credit shall survive the Commitment Termination Date and shall remain in effect until no such Letters of Credit remain outstanding and (z) each Lender shall be reinstated hereunder, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the Borrower by the Issuing Lender after the Commitment Termination Date until no such Letters of Credit remain outstanding.

(5)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, an

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undivided interest and participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this section in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Potential Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason.   Each such payment shall be made in the same manner as provided in Section 1.5 with respect to Loans made by such Lender (and Section 1.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(6)           Reimbursement.  If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m. (New York time) on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m. (New York time) or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, anything contained in this Agreement to the contrary notwithstanding, (A) unless the Borrower shall have notified Administrative Agent and such Issuing Lender prior to 1:00 p.m. (New York City time) on the date on which the Borrower is obligated to reimburse such Issuing Lender in respect of such LC Disbursement (the “Reimbursement Date”) that the Borrower intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of a Base Rate Borrowing, the Borrower shall be deemed to have delivered an irrevocable Borrowing Request to Administrative Agent containing all of the representations set forth in Exhibit A requesting Lenders to make Base Rate Loans on the Business Day following the Reimbursement Date in an amount equal to the amount of the payment and (B) subject to satisfaction or written waiver of the conditions specified in Section 1.1 and 5.3 in accordance with the terms thereof, Lenders shall, on the Reimbursement Date, make Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; provided, further, that

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no Potential Default or Event of Default shall be deemed to exist by reason of a failure of the Borrower to reimburse such Issuing Lender pending the making of such Loans in accordance with the terms hereof, including the prior satisfaction or written waiver of the conditions specified in Section 1.1 and 5.3 in accordance with the terms thereof; and provided, further that, if for any reason proceeds of Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, the Borrower shall immediately reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Loans, if any, which are so received.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  The Issuing Lender shall promptly notify the Administrative Agent upon the making of each LC Disbursement.

(7)           Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 1.4(6) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or amendment of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s gross negligence or willful misconduct (as determined by a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:  (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict

6

compliance with the terms of such Letter of Credit; and (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(8)           Disbursement Procedures.  The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

(9)           Interim Interest.  If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date Borrower receives notice that such LC Disbursement was made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within three (3) days when due pursuant to Section 1.4(6), then Section 9.1 shall apply.  Interest accrued pursuant to this section shall be for account of the Issuing Lender, except that a pro rata portion of the interest accrued on and after the date of payment by any Lender pursuant to Section 1.4(5) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

(10)         Replacement of the Issuing Lender.  The Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender.  From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(11)         Cash Collateralization.

(A)          On or prior to the Commitment Termination Date, the Borrower shall deposit into an account (the “LC Collateral Account”) established by the Administrative Agent an amount in cash equal to the LC Exposure with respect to the Borrower

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as of such date plus any accrued and unpaid interest thereon (the “Commitment Termination LC Exposure Deposit”).  In addition:

(i)            if an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph the Borrower shall immediately deposit into the LC Collateral Account an amount in cash equal to the LC Exposure with respect to the Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Consolidated Entities described in Section 9.7; and

(ii)           if at any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall cash collateralize the Issuing Lender’s LC Exposure with respect to such Defaulting Lender (only to the extent necessary as determined after giving effect to Section 1.12(a)(4) and any cash collateral provided by such Defaulting Lender) in an amount in cash equal to the LC Exposure with respect to such Defaulting Lender as of such date plus any accrued and unpaid interest thereon.

Such deposits shall be held by the Administrative Agent, for the benefit of the Lenders, the Issuing Lender and the Agents, in the LC Collateral Account as collateral in the first instance for the LC Exposure with respect to the Borrower under this Agreement and thereafter for the payment of the other Obligations of the Borrower.

(B)           The LC Collateral Account shall be maintained in the name of the Administrative Agent (on behalf of the Lenders, the Issuing Lender and the Agents) and under its sole dominion and control at such place as shall be designated by the Administrative Agent.  Interest shall accrue on the LC Collateral Account at a rate equal to the Federal Funds Rate minus .15%.

(C)           The Borrower hereby pledges, assigns and grants to the Administrative Agent, as administrative agent for its benefit and the ratable benefit of the Lenders a lien on and a security interest in, the following collateral (the “Letter of Credit Collateral”):

(i)            the LC Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the LC Collateral Account;

(ii)           all notes, certificates of deposit and other cash-equivalent instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

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(iii)          all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

(iv)          to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

(D)          Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the LC Collateral Account, except as provided in Section 1.4(11)(G).

(E)           The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 1.4(11).

(F)           At any time an Event of Default shall be continuing:

(i)            The Administrative Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of the LC Collateral Account to first, the aggregate amount of LC Disbursements that have not been reimbursed by the Borrower and second, any other unpaid Obligations then due and payable, in such order as the Administrative Agent shall elect.  The rights of the Administrative Agent under this Section 1.4(11) are in addition to any rights and remedies which any Lender may have.

(ii)           The Administrative Agent may also exercise, in its sole discretion, in respect of the LC Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC in effect in the State of New York at that time.

(G)           At such time prior to the Commitment Termination Date as all Events of Default have been cured or waived in writing and there are no unreimbursed LC Disbursements outstanding or, in the case of any cash collateral provided as a result of the classification of a Lender as a Defaulting Lender, the termination of the Defaulting Lender status of the applicable Lender, all amounts remaining in the L/C Collateral Account shall be promptly returned to the Borrower.  For avoidance of doubt, the preceding sentence shall not affect Borrower’s obligation to make the Commitment Termination LC Exposure Deposit on the Commitment Termination Date as otherwise provided in Section 1.4(11)(A).  Any surplus of the funds held in the LC Collateral Account remaining after payment in full of all of the Obligations, the termination of the Commitments and the return of all outstanding Letters of Credit shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

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1.4-(A)    Swing Line Loans.

(1)           Swing Line Loans Commitments.  During the Availability Period, subject to the terms and conditions hereof, Swing Line Lender shall, from time to time make Swing Line Loans to Borrower in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Revolving Credit Exposures exceed the total Commitments then in effect.  Amounts borrowed pursuant to this Section 1.4-(A) may be repaid and reborrowed during the Availability Period.  Swing Line Lender’s Commitment shall expire on the Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Commitments shall be paid in full no later than such date.

(2)           Borrowing Mechanics for Swing Line Loans.

(A)          Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(B)           Whenever Borrower desires that Swing Line Lender make a Swing Line Loan, Borrower shall deliver to Administrative Agent a Borrowing Request no later than 2:00 p.m. (New York City time) on the proposed date of the New Borrowing.

(C)           Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 4:00 p.m.(New York time) on the applicable date of the New Borrowing by wire transfer of same day funds in Dollars, at Administrative Agent’s Contact Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Borrower on the applicable date of the New Borrowing by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Borrower at Administrative Agent’s Contact Office, or to such other account as may be designated in writing to Administrative Agent by Borrower.

(D)          With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower pursuant to Section 1.9, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrower), no later than 11:00 a.m. (New York time) at least one Business Day in advance of the proposed date of the New Borrowing, a notice (which shall be deemed to be a Borrowing Request given by Borrower) requesting that each Lender holding a Commitment make Loans that are Base Rate Loans to Borrower on such date of the New Borrowing in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay.  Anything contained in this Agreement to the contrary notwithstanding, (x) the proceeds of such Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (y) on the day such Loans are made, Swing Line Lender’s pro rata share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Loan made by Swing Line Lender to Borrower, and such portion of the Swing Line Loans deemed to be so

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paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Loans to Borrower and shall be due under the Note evidencing such Loans issued by Borrower to Swing Line Lender in its capacity as a Lender.  Borrower hereby authorizes Administrative Agent and Swing Line Lender to charge Borrower’s accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Loans made by Lenders, including the Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans.  If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.2.

(E)           If for any reason Loans are not made pursuant to Section 1.4-(A)(2)(D) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its pro rata share of the applicable unpaid amount together with accrued interest thereon.  Upon one Business Day’s notice from Swing Line Lender, each Lender holding a Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Contact Office of Swing Line Lender. In order to evidence such participation each Lender holding a Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender.  In the event any Lender holding a Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(F)           Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (v) any set off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (w) the occurrence or continuation of a Potential Default or Event of Default; (x) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (y) any breach of this Agreement or any other Loan Document by any party thereto; or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 5.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were not satisfied at the time such Refunded

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Swing Line Loans or unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (x) if it has elected not to do so after the occurrence and during the continuation of a Potential Default or Event of Default, (y) it does not in good faith believe that all conditions under Section 5.2 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (z) at a time when any Lender is a Defaulting Lender unless either the Commitments of such Defaulting Lender have been reallocated to other Lenders as contemplated by Section 1.12(a)(4) or Swing Line Lender has entered into arrangements satisfactory to it and Borrower to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Ling Loan, including by cash collateralizing such Defaulting Lender’s pro rata share of the outstanding Swing Line Loans.

(3)           Resignation and Removal of Swing Line Lender.  Swing Line Lender may resign as Swing Line Lender upon 30 days prior written notice to Administrative Agent, Lenders and Borrower.  Swing Line Lender may be replaced at any time by written agreement among the Borrower, Administrative Agent, the replaced Swing Line Lender (provided that no consent will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding) and the successor Swing Line Lender.  Administrative Agent shall notify the Lenders of any such replacement of Swing Line Lender.  At the time any such replacement or resignation shall become effective, (i) Borrower shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to Borrower for cancellation, and (iii) Borrower shall issue, if so requested by the successor Swing Line Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

1.5.          Funding of Borrowings.

(1)           Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent at the Contact Office, ABA 021-001-033 for the Administrative Agent’s Account No. 99-401-268, Ref:  Macerich Partnership, no later than 12:00 p.m. (New York time).  The Administrative Agent will make such Loans available to the Borrower pursuant to the terms and conditions hereof by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Borrowings (x) made to finance the reimbursement of an LC Disbursement as provided in Section 1.4(6) shall be remitted by the Administrative Agent to the Issuing Lender and (y) made to repay Refunded Swing Line Loans as provided in Section 1.4-(A)(2)(d) shall be remitted by the Administrative Agent to the Swing Line Lender.

(2)           Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any

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Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 1.5(1) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Rate or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans (it being intended that such interest payment shall be the only interest payment payable by the Borrower with respect to any amount repaid by the Borrower to the Administrative Agent in accordance with this paragraph, except that Section 2.12 shall apply if the Borrower fails to make such repayment within three (3) days after the date of such payment as required hereunder).  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

1.6.          Interest Elections.

(1)           Elections by the Borrower for Borrowings.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (which shall be a period contemplated by the definition of the term “Interest Period”).  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, however, any conversion or continuation of LIBO Rate Loans shall be subject to the provisions of Sections 1.2(3) and (4).  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing in accordance with such Lender’s Applicable Percentage and the Loans comprising each such portion shall be considered a separate Borrowing.

(2)           Notice of Elections.  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent in writing of such election (which notice may be by facsimile) by the time that a Borrowing Request would be required under Section 1.3 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Rate Request shall be irrevocable, shall be signed by a Responsible Officer and shall be in the form of Exhibit C hereto.

(3)           Information in Interest Election Requests.  Each Rate Request shall specify the following information in compliance with Section 1.2:

(i)            the Borrowing to which such Rate Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this section shall be specified for each resulting Borrowing);

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(ii)           the effective date of the election made pursuant to such Rate Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be a Base Rate Borrowing or a LIBO Rate Borrowing; and

(iv)          if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Rate Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(4)           Notice by the Administrative Agent to Lenders.  Promptly following receipt of a Rate Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(5)           Failure to Elect; Potential Default and Events of Default.  If the Borrower fails to deliver a timely Rate Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a LIBO Rate Borrowing with a one month Interest Period so long as no Potential Default or Event of Default is continuing and otherwise to a Base Rate Borrowing.  Notwithstanding any contrary provision hereof, if a Potential Default or an Event of Default has occurred and is continuing on the day occurring three Eurodollar Business Days prior to the date of, or on the date of, the requested funding, continuation or conversion, then, so long as a Potential Default or an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

1.7.          Termination; Reduction and Extension of the Commitments.

(1)           Scheduled Termination.  Unless previously terminated, or extended pursuant to Section 1.7(5) below, the Commitments shall terminate at 5:00 p.m., New York City time, on the Commitment Termination Date.

(2)           Voluntary Termination or Reduction.  The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 1.9, the total Revolving Credit Exposures would exceed the total Commitments.

(3)           Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 1.7(2) above at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the

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contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(4)           Effect of Termination or Reduction.  Any termination or reduction of the Commitments shall be permanent; provided that any such termination or reduction shall not reduce the Maximum Increase Amount.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(5)           Extension of Commitment Termination Date.

(A)          Provided that no Potential Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, to be exercised by giving written notice to the Administrative Agent at least thirty (30) days (but no more than ninety (90) days) prior to the Original Commitment Termination Date, subject to the terms and conditions set forth in this Agreement, to extend the Original Commitment Termination Date by twelve (12) months to May 2, 2016 (the “Extended Commitment Termination Date”).  The request by the Borrower for the extension of the Original Commitment Termination Date shall constitute a representation and warranty by the Borrower Parties that no Potential Default or Event of Default then exists and that all of the conditions set forth in Section 1.7(5)(B) below shall have been satisfied on the Original Commitment Termination Date.

(B)           The obligations of the Administrative Agent and the Lenders to extend the Original Commitment Termination Date as provided in Section 1.7(5)(A) shall be subject to the prior satisfaction of each of the following conditions precedent as determined by the Administrative Agent in its good faith judgment:  (A) on the Original Commitment Termination Date there shall exist no Potential Default or Event of Default; (B) the Borrower shall have paid to the Administrative Agent for the ratable benefit of the Lenders an extension fee (the “Extension Fee”) equal to one-quarter of one percent (0. 25%) of the total Commitments then outstanding (which fee the Borrower hereby agrees shall be fully earned and nonrefundable under any circumstances when paid); (C) the representations and warranties made by the Borrower Parties in the Loan Documents shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Original Commitment Termination Date (provided, however, that any factual matters disclosed in the Schedules referenced in Article 6 shall be subject to update in accordance with clause (D) below); (D) the Borrower Parties shall have delivered updates to the Administrative Agent of all the Schedules set forth in Article 6 hereof and such updated Schedules shall be acceptable to Administrative Agent in its reasonable judgment; (E) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating that MAC and the Borrower are in compliance with the covenants set forth in Article 8; (F) the Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and all reasonable fees and expenses paid to third party consultants (including reasonable attorneys’ fees and expenses) by Administrative Agent in connection with such extension; and (G) the Guarantors shall have acknowledged and ratified that their obligations under the Guaranties and

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Pledge Agreements remain in full force and effect, and continue to guaranty and secure, as applicable, the Obligations under the Loan Documents, as extended.

(C)           The Administrative Agent shall notify each of the Lenders in the event that the Borrower requests that the Original Commitment Termination Date be extended as provided in this Section 1.7(5) and upon any such extension.

1.8.          Manner of Payment of Loans; Evidence of Debt.

(1)           Repayment.  Subject to any earlier acceleration of the Loans following an Event of Default, the Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Commitment Termination Date.

(2)           Manner of Payment.  The Borrower shall notify the Administrative Agent in writing (which notice may be by facsimile) of any repayment or prepayment hereunder (i) in the case of repayment or prepayment of a LIBO Rate Borrowing with an Interest Period not expiring on the date of payment, not later than 2:00 p.m. (New York time) one Business Day before the date of repayment or prepayment, or (ii) in the case of repayment or prepayment of a LIBO Rate Borrowing with Interest Periods expiring on the date of repayment or prepayment or a Base Rate Borrowing, not later than 1:00 p.m. (New York time) one Business Day before the date of repayment or prepayment.  Each such notice shall be irrevocable and shall specify the repayment or prepayment date and the principal amount of each Borrowing or portion thereof to be repaid or prepaid; provided that, if a notice of repayment or prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 1.7, then such notice of repayment or prepayment may be revoked if such notice of termination is revoked in accordance with Section 1.7.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid or prepaid Borrowing.  Repayments and prepayments shall be accompanied by (A) accrued interest to the extent required by Section 1.10 and (B) any payments due pursuant to Section 2.9.  If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding Base Rate Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

(3)           Maintenance of Loan Accounts by Lenders.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(4)           Maintenance of Register by the Administrative Agent.  The Administrative Agent shall maintain a register in which it shall record the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the “Register”).  The Register shall be available for inspection by Borrower or any Lender (with respect to any

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entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any Loan.  Borrower hereby designates Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 1.8(4), and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnified Persons.”

(5)           Effect of Entries.  The entries made in the accounts maintained pursuant to Sections 1.8 (3) and (4) above shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(6)           Promissory Notes.  Upon the request of a Lender, the Borrower shall promptly execute and deliver to such Lender a Note evidencing such Lender’s Commitment.  Upon the request of the Swing Line Lender, the Borrower shall promptly execute and deliver to the Swing Line Lender a Swing Line Note evidencing such Swing Line Lender’s Swing Line Loans.

1.9.          Optional Prepayment of Loans.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided, however, that voluntary prepayments (other than a prepayment in whole) shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or, in the case of Swing Line Loans, in the minimum amount of $500,000).  Any prepayments pursuant to this Section 1.9 shall be applied first to prepay outstanding Swing Line Loans and second to prepay outstanding Loans (other than Swing Line Loans) without a permanent reduction of the aggregate Commitments.

1.10.        Interest.

(1)           Base Rate Loans.  Swing Line Loans and the Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Applicable Base Rate.

(2)           LIBO Rate Loans.  The Loans (other than Swing Line Loans) constituting each LIBO Rate Borrowing shall bear interest at a rate per annum equal to the Applicable LIBO Rate for the Interest Period for such Borrowing.

(3)           Payment of Interest.

(A)          The Borrower shall pay interest on Base Rate Borrowings monthly, in arrears, on the last Business Day of each calendar month, as set forth on an interest

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billing delivered by the Administrative Agent to the Borrower (which delivery may be by facsimile transmission) no later than 1:00 p.m. (New York time) on a date at least one Business Day prior to the date such interest is due.

(B)           The Borrower shall pay interest on the LIBO Rate Borrowings on the last day of the applicable Interest Period or, in the case of LIBO Rate Borrowings with an Interest Period ending later than three months after the date funded, converted or continued, at the end of each three month period from the date funded, converted or continued and on the last day of the applicable Interest Period, as set forth on an interest billing delivered by the Administrative Agent to the Borrower (which delivery may be by facsimile transmission) no later than 1:00 p.m. (New York time) on a date at least one Business Day prior to the date such interest is due.

1.11.        Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swing Line Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swing Line Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swing Line Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, the Issuing Lender or the Swing Line Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

1.12.        Defaulting Lender Adjustments; Removal; Termination.

(a)           Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(1)           Waivers and Amendments.  Such Defaulting Lender shall be deemed not to be a “Lender” for purposes of any amendment, waiver or consent with respect to any provision of the Credit Documents that requires the approval of Required Lenders.

(2)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.17 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or the Swing Line Lender hereunder; third, to cash collateralize the Issuing Lender’s LC Exposure with respect to such Defaulting Lender in accordance with Section 1.4(11); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender

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has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Lender’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 1.4(11); sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Disbursements and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 1.12(a)(4). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 1.12(a)(2) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(3)           Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any Unused Line Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)           Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 1.4(11).

(C)           With respect to any Unused Line Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Disbursements or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (4) below, (y) pay to each Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent

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allocable to such Issuing Lender’s LC Exposure to such Defaulting Lender or such Swing Line Lender’s Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, and (z) not be required to pay the remaining amount of any such fee.

(4)           Reallocation of Participations to Reduce LC Exposure.  All or any part of such Defaulting Lender’s participation in LC Disbursements and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(5)           Cash Collateral; Repayment of Swing Line Loans.  If the reallocation described in clause (4) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders and (y) second, cash collateralize the Issuing Lender’s LC Exposure in accordance with the procedures set forth in Section 1.4(11).

(b)           Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Issuing Lender and Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 1.12(a)(4)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)           New Swing Line Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line

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Loans unless it is satisfied that it will have no fronting exposure after giving effect to such Swing Line Loans and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure after giving effect thereto.

(d)           Removal of Defaulting Lender.  At the Borrower’s request, the Administrative Agent or an Eligible Assignee reasonably acceptable to the Administrative Agent shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Administrative Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments and Loans hereunder.  Such sale shall be consummated promptly after the Administrative Agent has arranged for a purchase by the Administrative Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest, without premium or discount.

ARTICLE 2.           General Provisions Regarding Payments.

2.1.          Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or reimbursement of LC Disbursements, or under Section 2.7, 2.9 or 2.10, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m. (New York time) (unless otherwise specified in this Agreement), on the date when due, in immediately available funds, without set-off or counterclaim; provided that if a new Loan is to be made by any Lender on a date the Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 1.5 or paid by the Borrower to the Administrative Agent pursuant to this paragraph, as the case may be.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be wired to the Administrative Agent at the Contact Office, ABA 021-001-033 for the Administrative Agent’s Account No. 99-401-268, Ref:  Macerich Partnership, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to the Issuing Lender or the Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.7, 2.9, 2.10 and 11.14 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

2.2.          Pro Rata Treatment.  Except to the extent otherwise provided herein:  (i) each Borrowing shall be made from the Lenders, each payment of the Unused Line Fee under Section 2.11 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 1.7 shall be applied to the respective Commitments

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of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

2.3.          RESERVED

2.4.          Inability to Determine Rates.  In the event that the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank market adequate and reasonable means do not exist for ascertaining the LIBO Rate for any Interest Period, the Administrative Agent shall forthwith give telephonic notice of such determination to each Lender and to the Borrower.  If such notice is given:  (1) no portion of the Loans may be funded as a LIBO Rate Borrowing, (2) any Base Rate Borrowing that was to have been converted to a LIBO Rate Borrowing shall, subject to the provisions hereof, be continued as a Base Rate Borrowing, and (3) any outstanding LIBO Rate Borrowing shall be converted, on the last day of the Interest Period applicable thereto, to a Base Rate Borrowing.  Until such notice has been withdrawn by the Administrative Agent, the Borrower shall not have the right to convert any Base Rate Borrowing to a LIBO Rate Borrowing or to continue a LIBO Rate Borrowing as such.  The Administrative Agent shall withdraw such notice in the event that the circumstances giving rise thereto no longer pertain and that adequate and reasonable means exist for ascertaining the LIBO Rate for the Interest Period requested by the Borrower, and, following withdrawal of such notice by the Administrative Agent, the Borrower shall have the right to convert any Base Rate Borrowing to a LIBO Rate Borrowing and to continue any LIBO Rate Borrowing as such in accordance with the terms and conditions of this Agreement.

2.5.          Illegality.  Notwithstanding any other provisions herein, if any law, regulation, treaty or directive issued by any Governmental Authority or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to maintain LIBO Rate Loans as contemplated by this Agreement:  (1) the commitment of such Lender hereunder to continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall forthwith be cancelled, and (2) LIBO Rate Loans held by such Lender then outstanding, if any, shall be converted automatically to Base Rate Loans at the end of their respective Interest Periods or within such earlier period as may be required by law.  In the event of a conversion of any LIBO Rate Loan prior to the end of its applicable Interest Period, the Borrower hereby agrees promptly to pay any Lender affected thereby, upon demand, the amounts required pursuant to Section 2.9 below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes of this Section 2.5.  The provisions hereof shall survive the termination of this Agreement and payment of all other Obligations.

2.6.          Funding.  Each Lender shall be entitled to fund all or any portion of its Commitment to make Loans in any manner it may determine in its sole discretion, including,

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without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though all Lenders actually fund all LIBO Rate Loans through the purchase of offshore dollar deposits in the amount of such Lender’s Commitment of the relevant LIBO Rate Loan with a maturity corresponding to the applicable Interest Period.

2.7.          Increased Costs.

(1)           Subject to the provisions of Section 2.10 (which shall be controlling with respect to the matters covered thereby), in the event that any Change in Law:

(A)          Does or shall subject any Lender, the Issuing Lender or the Swing Line Lender to any Taxes of any kind whatsoever with respect to this Agreement or any Loan, or change the basis of determining the Taxes imposed on payments to such Lender, the Issuing Lender or the Swing Line Lender of principal, fee, interest or any other amount payable hereunder (except for Indemnified Taxes or Other Taxes, which shall be governed by Section 2.10, or the imposition of, or changes in the rate of, Excluded Taxes);

(B)           Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender, the Issuing Lender or the Swing Line Lender which are not otherwise included in the determination of interest payable on the Obligations;

(C)           Does or shall impose on any Lender, the Issuing Lender or the Swing Line Lender any other condition; or

(D)          Does or shall impose on any Lender, the Issuing Lender or the Swing Line Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender, the Issuing Lender or the Swing Line Lender of making, renewing or maintaining its Commitment or its Revolving Credit Exposure or to increase the cost of such Lender, the Issuing Lender or the Swing Line Lender of participating in, issuing or maintaining any Letter of Credit or Swing Line Loan or to reduce any amount receivable in respect thereof or the rate of return on the capital of such Lender, the Issuing Lender or the Swing Line Lender or any corporation controlling such Lender, the Issuing Lender or the Swing Line Lender, then, in any such case, the Borrower shall, without duplication of amounts payable pursuant to Section 2.10, promptly (and in any event no later than 10 Business Days after receipt by the Borrower of notice from the applicable Lender, the Issuing Lender or the Swing Line Lender pursuant to Section 2.7(2) below claiming additional amounts pursuant to this Section 2.7) pay to such Lender, the Issuing Lender or the Swing Line Lender, upon its written demand made through the Administrative Agent, any additional amounts necessary to compensate such Lender, the Issuing Lender or the Swing Line Lender for such additional cost or reduced amounts receivable or rate of return as determined by

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such Lender or Issuing Lender with respect to this Agreement or such Lender’s, the Issuing Lender’s or the Swing Line Lender’s Commitment, Revolving Credit Exposure or Letter of Credit obligations.

(2)           If a Lender, the Issuing Lender or the Swing Line Lender become entitled to claim any additional amounts pursuant to this Section 2.7, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.  A certificate as to any additional amounts so claimed payable containing the calculation thereof in reasonable detail submitted by a Lender, the Issuing Lender or the Swing Line Lender to the Borrower, accompanied by a certification that such Lender, the Issuing Lender or the Swing Line Lender has required substantially all obligors under other commitments of this type made available by such Lender, the Issuing Lender or the Swing Line Lender to similarly so compensate such Lender, the Issuing Lender or the Swing Line Lender, shall constitute prima facie evidence thereof; provided that the Borrower shall not be required to compensate a Lender, the Issuing Lender or the Swing Line Lender pursuant to this Section 2.7 for any increased cost or reduction in respect of a period occurring more than six months prior to the date that such Lender, the Issuing Lender or the Swing Line Lender notifies the Borrower of such Lender’s intention to claim compensation therefor unless the circumstances giving rise to such increased cost or reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within six months from the date such circumstances become applicable.

(3)           Other than as set forth in this Section 2.7, the failure or delay on the part of any Lender, the Issuing Lender or the Swing Line Lender to demand compensation pursuant to this Section 2.7 shall not constitute a waiver of such Lender’s, the Issuing Lender’s or the Swing Line Lender’s right to demand such compensation.  The provisions of this Section 2.7 shall survive the termination of this Agreement and payment of the Loans and all other Obligations.

2.8.          Obligation of Lenders to Mitigate; Replacement of Lenders.  Each Lender agrees that:

(1)           As promptly as reasonably practicable after the officer of such Lender responsible for administering such Lender’s Commitment becomes aware of any event or condition that would entitle such Lender to receive payments under Section 2.7 above or Section 2.10 below or to cease maintaining LIBO Rate Loans under Section 2.5 above, such Lender will use reasonable efforts:  (i) to maintain its Commitment and Revolving Credit Exposure through another lending office of such Lender or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.7 above or pursuant to Section 2.10 below would be materially reduced or eliminated or the conditions rendering such Lender incapable of maintaining LIBO Rate Loans under Section 2.5 above no longer would be applicable, and if, as determined by such Lender in its sole discretion, the maintaining of such LIBO Rate Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such LIBO Rate Loans or the interests of such Lender.

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(2)           If the Borrower receives a notice pursuant to Section 2.7 above or pursuant to Section 2.10 below or a notice pursuant to Section 2.5 above stating that a Lender is unable to maintain LIBO Rate Loans (for reasons not generally applicable to the Required Lenders), so long as (i) no Potential Default or Event of Default shall have occurred and be continuing, (ii) the Borrower has obtained a commitment from another Lender or an Eligible Assignee to purchase at par such Lender’s Commitment, its Revolving Loan Exposure at such time and accrued interest and fees and to assume all obligations of the Lender to be replaced under the Loan Documents and (iii) such Lender to be replaced is unwilling to withdraw the notice delivered to the Borrower, upon thirty (30) days’ prior written notice to such Lender and the Administrative Agent, the Borrower may require, at the Borrower’s expense, the Lender giving such notice to assign, without recourse, all of its Commitment, Revolving Loan Exposure and accrued interest and fees to such other Lender or Eligible Assignee pursuant to the provisions of Section 11.8 below.

2.9.          Funding Indemnification.  In the event of (a) the payment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 1.8(2) and is revoked in accordance herewith), or (d) the assignment of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.8(2), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a LIBO Rate Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would have accrued on the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Reserve Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.10.        Taxes.

(1)           Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions

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(including deductions applicable to additional sums payable under this Section 2.10) the Administrative Agent, Lender, the Issuing Lender or the Swing Line Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(2)           In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(3)           The Borrower shall indemnify the Administrative Agent, each Lender, the Issuing Lender and the Swing Line Lender, within ten (10) Business Days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) paid by the Administrative Agent, such Lender, such Issuing Lender or such Swing Line Lender, as the case may be, and any penalties, interest (except to the extent such penalties and/or interest arise as a result of a Lender’s, Issuing Lender’s or the Swing Line Lender’s delay in dealing with any such Indemnified Tax) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the Issuing Lender, the Swing Line Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, the Issuing Lender or the Swing Line Lender, shall be conclusive absent manifest error.

(4)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(5)           Each Foreign Lender shall deliver to the Borrower (with copies to the Administrative Agent) on or before the date hereof (or in the case of a Foreign Lender who became a Lender by way of an assignment, on or before the date of the assignment) or at least five (5) Business Days prior to the first date for any payment herewith to such Lender, and from time to time as required for renewal under applicable law, such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including, without limitation, Internal Revenue Service Form W-8BEN or W-ECI, as appropriate, and any other certificate or statement of exemption required by Section 871(h) or Section 881(c) of the Code or any subsequent version thereof, properly completed and duly executed by such Lender establishing that payments to such Lender hereunder are not subject to withholding under the Code (“Evidence of No Withholding”).  Each Foreign Lender shall promptly notify the Borrower and the Administrative Agent of any change in its applicable lending office and upon written request of the Borrower or the Administrative Agent shall, prior to the immediately following due date of any payment by the Borrower hereunder or under any other Loan Document, deliver Evidence of No Withholding to the Borrower and the Administrative Agent.  The Borrower shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.10(5).  If a Lender fails to provide Evidence of No Withholding as

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required pursuant to this Section 2.10(5), then (i) the Borrower (or the Administrative Agent) shall be entitled to deduct or withhold from payments to Administrative Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to Section 2.10(1) to the extent such withholding is required solely by reason of the failure of such Lender to provide the necessary Evidence of No Withholding.

(6)           Any Foreign Lender that does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender) shall deliver to the Borrower (with copies to the Administrative Agent and in such number of copies as shall be requested by the recipient), on or prior to the date such Foreign Lender becomes a Lender, or on such later date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, required for renewal under applicable law:

(A)          duly executed and properly completed copies of the forms and statements required to be provided by such Foreign Lender under Section 2.10(5), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and is providing Evidence of No Withholding, and

(B)           copies of the Internal Revenue Service Form W 8IMY (or any successor forms) properly completed and duly executed by such Foreign Lender, together with any information, if any, such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations thereunder, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(7)           Any Lender, Issuing Lender or Swing Line Lender that is not a Foreign Lender and has not otherwise established to the reasonable satisfaction of the Borrower and the Administrative Agent that it is an exempt recipient (as defined in section 6049(b)(4) of the Internal Revenue Code and the United States Treasury Regulations thereunder) shall deliver to the Borrower (with copies to the Administrative Agent and in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender, Issuing Lender or Swing Line Lender becomes a Lender, Issuing Lender or Swing Line Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of the Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W 9.

(8)           If the Administrative Agent or any Lender, Issuing Lender or Swing Line Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.10, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.10 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, Issuing Lender or Swing Line

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Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, Issuing Lender or Swing Line Lender, as the case may be, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, Issuing Lender or Swing Line Lender, in the event the Administrative Agent or such Lender, Issuing Lender or Swing Line Lender, as applicable, is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender, Issuing Lender or Swing Line Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(9)           If a payment made to or on behalf of a Lender, Issuing Lender or Swing Line Lender hereunder or under any other Loan Document would be subject to United States withholding Tax imposed by FATCA if such Lender, Issuing Lender or Swing Line Lender fails to comply with the applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Issuing Lender or Swing Line Lender, as the case may be, shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Borrower and Administrative Agent (i) to comply with their obligations under FATCA and (ii) to determine that such Lender, Issuing Lender or Swing Line Lender, as applicable, has complied with such applicable reporting and other requirements of FATCA or to determine the amount to deduct and withhold from such payment.

2.11.        Fees.

(1)           Unused Line Fee.  Until the Obligations have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Commitment Termination Date, to the Administrative Agent, for the ratable account of the Lenders, an unused line fee (the “Unused Line Fee”) equal to 0.35% per annum on the average daily amount by which, during the immediately preceding month or shorter period if calculated on the Commitment Termination Date, the aggregate amount of the Lenders’ Commitments during such period exceeded the sum of (i) the average daily outstanding amount of Loans (excluding Swing Line Loans) and (ii) the undrawn face amount of all outstanding Letters of Credit.  The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(2)           Letter of Credit Fees and Costs.

(A)          The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender (based on their respective Applicable Percentage) in U.S. Dollars, a fee in respect of each Letter of Credit issued for the account of any Macerich Entity (the “Letter of Credit Fee”), in each case for the period from and including the date of issuance of the respective Letter of Credit to and including the date of termination of such Letter

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of Credit, computed at a rate per annum equal to the applicable “LIBO Spread” as listed in the definition of Applicable LIBO Rate on the daily Stated Amount of such Letter of Credit.  Accrued Letter of Credit Fees shall be due and payable on the first Business Day of each August, November, February and May commencing with August of 2011, and on the Commitment Termination Date or such earlier date upon which the Commitments are terminated.

(B)           The Borrower agrees to pay the Issuing Lender, for its own account, in U.S. Dollars, a facing fee in respect of each Letter of Credit issued for the account of any Macerich Entity by such Issuing Lender (the “Facing Fee”), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to one-eighth of one percent (.125%) per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500.  Accrued Facing Fees shall be due and payable in arrears on the first Business Day of each August, November, February and May commencing with August of 2011, and on the Commitment Termination Date or such earlier date upon which the Commitments are terminated.

(C)           The Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Lender is generally imposing for payment under, issuance of, or amendment to, Letters of Credit issued by it, not to exceed $500 per issuance or amendment.

(3)           Administrative Agent Fee.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in that certain Fee Letter dated as of the date hereof.

(4)           Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (except the Facing Fee which shall be paid to the Issuing Lender) for distribution, in the case of the Unused Line Fee and the Letter of Credit Fee, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

2.12.        Default Interest.  During such time as there shall have occurred and be continuing an Event of Default, all Obligations (including any accrued and unpaid interest) outstanding, shall, at the election of the Administrative Agent, bear interest at a per annum rate equal to two percent (2%) above the applicable rate of interest in effect during the applicable calculation period.

2.13.        Computation.  All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

2.14.        Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be

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applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

ARTICLE 3.           Incremental Facility.

3.1.          Incremental Facility Request.  Borrower may, by written notice to the Administrative Agent on one or more occasions prior to the Commitment Termination Date, elect to request (A) an increase to the existing Commitments (any such increase, the “New Revolving Loan Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), by an amount that would result in the sum of all Commitments (both existing and New Revolving Loan Commitments) plus all New Term Loan Commitments, if any, not exceeding $2,000,000,000 in the aggregate (each such amount in addition to the Commitments as of the Closing Date, a “Facility Increase” and the maximum aggregate increase, the “Maximum Increase Amount”) and not less than $25,000,000 per request (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between the Maximum Increase Amount and the sum of all such New Revolving Loan Commitments plus New Term Loan Commitments obtained prior to such date), and integral multiples of 5,000,000 in excess of that amount.  Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days, nor more than 30 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each Lender or other Eligible Assignee who agrees to provide all or a portion of the New Revolving Loan Commitments being referred to herein as a “New Revolving Loan Lender” and each Lender or other Eligible Assignee who agrees to provide all or a portion of the New Term Loan Commitments being referred to herein as a “New Term Loan Lender”, as applicable) to whom the Borrower proposes any portion of such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender or other Eligible Assignee approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or New Term Loan Commitment, as applicable.

3.2.          Facility Increase Arrangers.  Except as provided in Section 3.1 above, the Administrative Agent and the Joint Lead Arrangers (in such capacity, the “Facility Increase Arrangers”), unless any of them separately waives such right, will manage all aspects of the syndication of the proposed New Revolving Loan Commitments and New Term Loan Commitments in consultation with the Borrower, including identifying each New Revolving Loan Lender or New Term Loan Lender, as applicable, to whom any portion of any Facility Increase shall be allocated, the timing of all offers to Lenders and other Eligible Assignees and the acceptance of commitments, the amounts offered and the compensation provided; provided, that (i) the Facility Increase Arrangers will consult with the Borrower with respect to the syndication of the proposed Facility Increase, (ii) any allocation to any Eligible Assignee that is

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not a Lender or an Affiliate of a Lender shall be subject to the consent of the Borrower and the Administrative Agent (in each case, such consent not to be unreasonably withheld or delayed) and (iii) in the event the Facility Increase Arrangers are unable to fully syndicate the proposed Facility Increase by the date which is 10 Business Days prior to the applicable Increased Amount Date, the Borrower may identify Persons who are Eligible Assignees to whom the Facility Increase Arrangers shall allocate any unsyndicated portion of the Facility Increase, subject to the Administrative Agent’s consent right as set forth in subclause (ii) above.  Subject to the immediately preceding sentence, the Facility Increase Arrangers and each Lender shall have the ongoing right to sell, assign, syndicate, participate, or transfer all or a portion of its Commitment or Loans owing to it or other Obligations to one or more investors as otherwise provided in Section 11.8.  Without limitation on the Facility Increase Arrangers’ rights as set forth herein, in the event there are Lenders and Eligible Assignees that have committed to New Revolving Loan Commitments or New Term Loan Commitments, as applicable, in excess of the maximum amount requested (or permitted), then the Facility Increase Arrangers shall have the right to allocate such commitments, first to Lenders and then to Eligible Assignees, on whatever basis the Facility Increase Arrangers determine is appropriate (except that no such allocation to any Eligible Assignee that is not a Lender or an Affiliate of any Lender shall be in an amount less than $20,000,000 and the Facility Increase Arrangers will consult with the Borrower with respect to such allocations).

3.3.          Conditions to Effectiveness of Facility Increase.  Such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall become effective as of such Increased Amount Date, subject to the satisfaction of each of the following conditions precedent, as determined by the Administrative Agent in its good faith judgment:

(i)   no Potential Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Facility Increase;

(ii)   the Borrower Parties shall be in pro forma compliance with each of the covenants set forth in Section 8.12 as of the last day of the most recently ended Fiscal Quarter after giving effect to such Facility Increase;

(iii)   the New Revolving Loan Commitments and/or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Revolving Loan Lender and/or the New Term Loan Lender, as applicable, and the Administrative Agent, each of which shall be recorded in the Register, and each New Revolving Loan Lender and New Term Loan Lender, as applicable, shall be subject to the requirements set forth in Section 2.10(5) and Section 2.10(7), as applicable, and any New Revolving Loan Lender and/or New Term Loan Lender who is not already a Lender shall become a Lender hereunder;

(iv)   the Borrower shall make any payments required pursuant to Section 2.9 in connection with the New Revolving Loan Commitments or New Term Loan Commitments, as applicable;

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(v)   the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction;

(vi)   as requested by the Administrative Agent, the Borrower Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and continue to guaranty and secure, as applicable, the Obligations under the Loan Documents, as modified by the applicable Facility Increase and the implementation thereof; and

(vii)   the Borrower shall have paid all reasonable costs and expenses incurred by the Administrative Agent in connection with the applicable Facility Increase.

3.4.          Additional Facility Increase Matters.

(1)           On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), such interests in the Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by existing Lenders and New Revolving Loan Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Commitments, (b) each Lender shall automatically and without further act be deemed to have assigned to each of the New Revolving Loan Lenders, and each such New Revolving Loan Lender will automatically and without further act be deemed to have assumed, a portion of such lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans will be held by existing Lenders and New Revolving Loan Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Commitments, (c) each New Revolving Loan Commitment shall be deemed for all purposes a Commitment and each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Loan and (d) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Article 3.

(2)           On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made

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pursuant thereto.  Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(3)           The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Loan Commitments and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (z) in the case of each notice to any Lender with a Commitment, the respective interests in such Lender’s Loans, in each case subject to the assignments contemplated by this Section.

(4)           The terms and provisions of the New Revolving Loans shall be identical to the existing revolving Loans.  Furthermore, (a) the terms of any such New Term Loans of any Series shall not provide for any amortization payments on or prior to the Commitment Termination Date of the existing revolving Loans, (b) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the latest Commitment Termination Date of the existing revolving Loans, (c) the Liens on and security interests in the collateral securing such New Term Loans of any Series shall be held by the Collateral Agent for the ratable benefit of all Secured Parties, (d) any guarantees provided in respect of the New Term Loans shall also guarantee the other Obligations and (e) the Weighted Average Yield applicable to the New Term Loans of each Series shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement.

(5)           Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the good faith judgment of Administrative Agent, to effect the provisions of this Article 3; provided however, that any amendments to Articles 4 through 10, inclusive, that adversely affect a Lender shall be subject to the provisions of Section 11.2.  All such amendments entered into with the applicable Borrower Parties by the Agents shall be binding and conclusive on all Lenders.

ARTICLE 4.           Credit Support.

4.1.          REIT Guaranty.  As credit support for the Obligations, on or before the Closing Date, MAC shall execute and deliver to the Administrative Agent, for the benefit of the Lenders, the REIT Guaranty.

4.2.          Guaranties.  As credit support for the Obligations, on or before the Closing Date, the Westcor Guarantors, the Wilmorite Guarantors and the Affiliate Guarantors shall each execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Subsidiary Guaranty.  Upon the acquisition of any Project after the Closing Date by any Borrower Party or Wholly-Owned Subsidiary thereof, in the event that, at the time of acquisition (i) the principal Property comprising such Project is unencumbered by any Lien in respect of Borrowed Indebtedness (an “Unencumbered Property”), (ii) there is no Financing with respect to such Unencumbered Property within ninety (90) days of its acquisition and (iii) the Supplemental Guaranty GAV Threshold with respect to such Unencumbered Property has been exceeded, such Person, if such Person is not already a Guarantor (each a “Supplemental Guarantor”), shall: (a) execute and deliver to the Administrative Agent, for the benefit of the Lenders, Issuing Lender,

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Swing Line Lender and Agents, a joinder to the Subsidiary Guaranty in the form of Annex A thereto pursuant to which such Supplemental Guarantor will become a party to the Subsidiary Guaranty and thereby unconditionally guarantee the Obligations from time to time owing to the Lenders, Swing Line Lender, Issuing Lender and Agents and (b) deliver copies of its Organizational Documents, certified by the Secretary or an Assistant Secretary of such Supplemental Guarantor (or if such Person is a limited partnership or limited liability company, an authorized representative of its general partner or manager) as of the date delivered as being accurate and complete.  Upon (i) the Disposition of any Affiliate Guarantor or Supplemental Guarantor or (ii) the Disposition or Financing of all Unencumbered Property owned by such Affiliate Guarantor or Supplemental Guarantor, the Administrative Agent shall release the guaranty executed by such Person pursuant to this Section 4.2.

4.3.          Pledge Agreements.  As credit support for the Aggregate Obligations, on or before the Closing Date, Macerich Partnership, MAC, and the other Pledgors shall each execute and deliver to the Collateral Agent, a Pledge Agreement, pursuant to which each of them shall pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, all of its direct and indirect ownership interest in the Subsidiary Entities identified therein.  Upon the Disposition of the pledged equity of any Affiliate Guarantor or Supplemental Guarantor by any Pledgor in accordance with the provisions of this Agreement and the applicable Pledge Agreement or if such Person ceases to be an Affiliate Guarantor or Supplemental Guarantor, the Collateral Agent shall release the pledged equity of the Person subject to such disposition.

ARTICLE 5.           Conditions Precedent.

5.1.          Conditions to Effectiveness.  As conditions precedent to the effectiveness of this Agreement:

(1)           The Borrower shall have delivered or shall have caused to be delivered to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and duly executed by the appropriate Persons (with sufficient copies for each of the Lenders), each of the following:

(A)          This Agreement;

(B)           To the extent requested by any Lender pursuant to Section 1.8(6) above and not previously delivered, a Note payable to such Lender;

(C)           The REIT Guaranty and the Subsidiary Guaranty;

(D)          The Pledge Agreements;

(E)           A certificate of the Secretary or Assistant Secretary of the limited liability company or general partner, managing member or other managing Person or Persons, as applicable, of those Borrower Parties which are partnerships or limited liability companies that do not have officers attaching copies of resolutions duly adopted by the Board of Directors of such general partner, managing member or other managing Person or Persons, as applicable, approving the execution, delivery and performance of the Loan Documents on behalf of such Borrower Parties and certifying the names and true signatures of the officers of such

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limited liability company or, for partnerships or limited liability companies that do not have officers, such general partner, managing member or other managing Person or Persons, as applicable, authorized to sign the Loan Documents to which such Borrower Parties are party;

(F)           A certificate or certificates of the Secretary or an Assistant Secretary of those Borrower Parties which are corporations attaching copies of resolutions duly adopted by the Board of Directors of such Borrower Parties approving the execution, delivery and performance of the Loan Documents to which such Borrower Parties are party and certifying the names and true signatures of the officers of each of such Borrower Parties authorized to sign the Loan Documents on behalf of such Borrower Parties;

(G)           An opinion of counsel for the Borrower Parties as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent and the Lenders;

(H)          Copies of the Certificate of Incorporation, Certificate of Formation, or Certificate of Limited Partnership of each of the Borrower Parties, certified by the Secretary of State of the state of formation of such Person;

(I)            Copies of the Organizational Documents of each of the Borrower Parties (unless delivered pursuant to clause (H) above) certified by the Secretary or an Assistant Secretary of such Person (or if such Person is a limited partnership or limited liability company, an authorized representative of its general partner or manager) as of the date of this Agreement as being accurate and complete;

(J)            A certificate of authority and good standing or analogous documentation as of a recent date for each of the Borrower Parties for the state in which such Person is organized, formed or incorporated, as applicable;

(K)          From a Responsible Officer of the Borrower, a Closing Certificate dated as of the Closing Date;

(L)           Confirmation from the Administrative Agent and the Collateral Agent (which may be oral) that all fees required to be paid by the Borrower on or before the Closing Date have been, or will upon the initial funding of the Loans be, paid in full;

(M)         Evidence satisfactory to the Administrative Agent and the Collateral Agent that all reasonable costs and expenses of the Administrative Agent, including, without limitation, fees of outside counsel and fees of third party consultants and appraisers, required to be paid by the Borrower on or prior to the Closing Date have been, or will upon the funding of the Loans be, paid in full;

(N)          From a Responsible Financial Officer of MAC, a Compliance Certificate in form and substance satisfactory to the Administrative Agent and the Lenders, evidencing, as applicable, MAC’s compliance with the financial covenants set forth under Section 8.12 below at and as of December 31, 2010; and

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(O)          Evidence satisfactory to the Administrative Agent and the Collateral Agent that all amounts outstanding under the Existing Credit Agreement shall have been paid in full, all commitments in respect thereof terminated and all guarantees thereof and security therefor shall have been discharged.

(2)           Each of the requirements set forth on Schedule 5.1(2) attached hereto shall have been met to the satisfaction of the Administrative Agent and the Lenders.

(3)           All representations and warranties of the Borrower Parties set forth herein and in the other Loan Documents shall be accurate and complete in all material respects as if made on and as of the Closing Date (unless any such representation and warranty speaks as of a particular date, in which case it shall be accurate and complete in all material respects as of such date).

(4)           There shall not have occurred and be continuing as of the Closing Date any Event of Default or Potential Default.

(5)           All acts and conditions (including, without limitation, the obtaining of any third party consents and necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents by each of the Borrower Parties shall have been done and performed.

(6)           There shall not have occurred any change, occurrence or development that could reasonably be expected, in the good faith opinion of the Lenders, to have a Material Adverse Effect.

(7)           All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

5.2.          Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any New Borrowing (and with respect to subsection (2) below, any LIBO Rate Borrowing), and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(1)           The representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (and in the event any exception or disclosure schedule provided to Administrative Agent in connection with such representations and warranties is proposed by Borrower to be updated, any such updates shall be non-material and shall be approved by the Administrative Agent in its good faith judgment) on and as of the date of such New Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

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(2)           At the time of the Borrower’s request for, and immediately after giving effect to, a New Borrowing or any LIBO Rate Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Potential Default or Event of Default shall have occurred and be continuing; and

(3)           At the time of each New Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, a Responsible Officer shall certify that (i) no Potential Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such New Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Borrower Parties remain in compliance with the covenants set forth in Article 8 after giving effect to such New Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as applicable, including supporting documentation reasonably satisfactory to the Administrative Agent.

(4)           Each New Borrowing and each issuance, amendment, renewal or extension of such Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE 6.           Representations and Warranties.  As an inducement to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender to enter into this Agreement, each of the Borrower and MAC, collectively and severally, represent and warrant as of the Closing Date (or such later date as otherwise expressly provided in this Agreement), to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender:

6.1.          Financial Condition.  Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative Agent: (i) audited financial statements of MAC for 2009 and 2010 and (ii) unaudited financial statements of MAC for each fiscal quarter ending after December 31, 2010 and more than 45 days prior to the Closing Date (the materials described in clauses (i) and (ii) are referred to as the “Initial Financial Statements”).  All financial statements included in the Initial Financial Statements were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of MAC and its consolidated Subsidiaries as at the respective dates thereof.  None of the Borrower Parties or any of their Subsidiaries has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

6.2.          No Material Adverse Effect.  Since the Statement Date no event has occurred which has resulted in, or is reasonably likely to have, a Material Adverse Effect.

6.3.          Compliance with Laws and Agreements.  Each of the Borrower Parties and the Macerich Core Entities is in compliance with all Requirements of Law and Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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6.4.          Organization, Powers; Authorization; Enforceability.

(1)           Macerich Partnership (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has all requisite partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (D) is a partnership for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which Macerich Partnership is subject to taxation based on its income.

(2)           MAC (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

(3)           Each Westcor Guarantor, Wilmorite Guarantor and Affiliate Guarantor (A) is either a corporation, a limited partnership or a limited liability company duly incorporated, formed or organized, validly existing, and in good standing under the laws of the State of its incorporation, organization and/or formation, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably expected to have a Material Adverse Effect, and (C) has all requisite corporate, partnership or limited liability company power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

(4)           True, correct and complete copies of the Organizational Documents described in Section 5.1(1)(I) have been delivered to the Administrative Agent, each of which is in full force and effect, has not been Modified except to the extent indicated therein and, to the best knowledge of each of the Borrower Parties party to this Agreement, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

(5)           The Borrower Parties have the requisite partnership, company or corporate power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents which are required to be executed on their behalf.  The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by the Borrower Parties and to which the Borrower Parties are a party and the consummation of the transactions contemplated thereby are within their partnership, company, or corporate powers, have been duly authorized by all necessary partnership, company, or corporate action and such authorization has not been rescinded. No other partnership,

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company, or corporate action or proceedings on the part of the Borrower Parties is necessary to consummate such transactions.

(6)           Each of the Loan Documents to which each Borrower Party is a party has been duly executed and delivered on behalf of such Borrower Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights generally and to principles of equity, regardless of whether considered in a proceeding in equity or at law), is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such Borrower Party on or before the Closing Date have been performed or complied with, and no Potential Default or Event of Default exists thereunder.

6.5.          No Conflict.  The execution, delivery and performance of the Loan Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any material Requirement of Law or any Organizational Document or any material Contractual Obligation of any of the Borrower Parties or the Macerich Core Entities; or, except as contemplated by the Pledge Agreements, create or result in the creation of any Lien on any material assets of any of the Borrower Parties.

6.6.          No Material Litigation.  Except as disclosed on Schedule 6.6 hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower Parties party to this Agreement, threatened by or against the Borrower Parties or the Macerich Core Entities or against any of such Persons’ Properties or revenues which, could reasonably be expected to have a Material Adverse Effect.

6.7.          Taxes.  All federal and other material tax returns, reports and similar statements or filings of the Borrower Parties and the Macerich Core Entities have been timely filed.  Except for Permitted Encumbrances, all taxes, assessments, fees and other charges of Governmental Authorities upon such Persons and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are subject to a Good Faith Contest; or (ii) the non-payment of such taxes, assessments, fees and other charges of Governmental Authorities would not, individually or in the aggregate, result in a Material Adverse Effect.  The Borrower Parties party to this Agreement have no knowledge of any proposed tax assessment against the Borrower Parties or the Macerich Core Entities that will have or is reasonably likely to have a Material Adverse Effect.

6.8.          Investment Company Act.  Neither the Borrower nor any Borrower Party, nor any Person controlling such entities is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 (as amended from time to time).

6.9.          Subsidiary Entities.  Schedule 6.9 (A) contains charts and diagrams reflecting the corporate structure of the Borrower Parties and their respective Subsidiary Entities indicating the nature of the corporate, partnership, limited liability company or other equity

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interest in each Person included in such chart or diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the type of organization, and the jurisdiction of its incorporation or organization, and (2) the percentage thereof owned by the Borrower Parties and their Subsidiaries, in each case, as of the Closing Date.  None of such issued and outstanding Capital Stock or Securities owned by any Borrower Entity is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Securities, in each case, as of the Closing Date, except as noted on Schedule 6.9. The outstanding Capital Stock of each Subsidiary Entity shown on Schedule 6.9 as being owned by a Borrower Party or its Subsidiary is duly authorized, validly issued, fully paid and nonassessable.  Except where failure may not have a Material Adverse Effect, each Subsidiary Entity of the Borrower Parties:  (A) is a corporation, limited liability company, or partnership, as indicated on Schedule 6.9, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party, and (C) has all requisite partnership, company or corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

6.10.        Federal Reserve Board Regulations.  Neither the Borrower nor any other Borrower Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X.  No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any Requirement of Law (including, without limitation, the Regulations of the Board of Governors of the Federal Reserve System).

6.11.        ERISA Compliance.  Except as disclosed on Schedule 6.11:

(1)           Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except where the failure to do so individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower Parties party to this Agreement, nothing has occurred which would cause the loss of such qualification.

(2)           There are no pending or, to the best knowledge of Borrower Parties party to this Agreement, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(3)           No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or, to the best knowledge of the Borrower Parties party to this

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Agreement, any Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(4)           No Pension Plan has any Unfunded Pension Liability, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(5)           None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(6)           None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has incurred nor reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(7)           None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has transferred any Unfunded Pension Liability to any person or otherwise engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

6.12.        Assets and Liens.  Each of the Borrower Parties and their respective Subsidiary Entities has good and marketable fee or leasehold title to all Property and assets reflected in the financial statements referred to in Section 6.1 above in all material respects, except Property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof.  None of the Borrower Parties, nor their respective Subsidiary Entities, has outstanding Liens on any of its Properties or assets nor are there any security agreements to which it is a party, except for Liens permitted in accordance with Section 8.1.

6.13.        Securities Acts.  None of the Borrower Parties or their respective Subsidiary Entities has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, (as amended from time to time, the “Act”) or any other law, nor are they in violation of any rule, regulation or requirement under the Act, or the Securities Exchange Act of 1934, (as amended from time to time) other than violations which could not reasonably be expected to have a Material Adverse Effect.  None of the Borrower Parties is required to qualify an indenture under the Trust Indenture Act of 1939, (as amended from time to time) in connection with its execution and delivery of this Agreement or the incurrence of Indebtedness hereunder.

6.14.        Consents, Etc.  Except as disclosed in Schedule 6.14, no consent, approval or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required on the part of the Borrower Parties or the Macerich Core Entities in connection with the execution and delivery of the Loan Documents by the Borrower Parties, or the performance of or compliance with the terms, provisions and conditions thereof by such

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Persons, other than those that have been obtained or will be obtained by the legally required time.

6.15.        Hazardous Materials.  The Borrower Parties and the Macerich Core Entities have caused Phase I and the other environmental assessments as set forth in Schedule 6.15 to be conducted or have taken other steps to investigate the past and present environmental condition and use of their Retail Properties (as used in this Section 6.15 and Section 7.9, the “Designated Environmental Properties”).  Based on such investigation, except as otherwise disclosed in the reports listed on Schedule 6.15, to the best knowledge of the Borrower and MAC:  (1) no Hazardous Materials have been discharged, disposed of, or otherwise released on, under, or from the Designated Environmental Properties so as to be reasonably expected to result in a violation of Hazardous Materials Laws and a material adverse effect to such Designated Environmental Property or the owner thereof; (2) the owners of the Designated Environmental Properties have obtained all material environmental, health and safety permits and licenses necessary for their respective operations, and all such permits are in good standing and the holder of each such permit is currently in compliance with all terms and conditions of such permits, except to the extent the failure to obtain such permits or comply therewith is not reasonably expected to result in a Material Adverse Effect or in a material adverse effect to such Designated Environmental Property or the owner thereof; (3) none of the Designated Environmental Properties is listed or proposed for listing on the National Priorities List (“NPL”) pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List (“CERCLIS”) or any similar applicable state list of sites requiring remedial action under any Hazardous Materials Laws; (4) none of the owners of the Designated Environmental Properties has sent or directly arranged for the transport of any hazardous waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list; (5) there is not now on or in any Designated Environmental Property:  (a) any landfill or surface impoundment; (b) any underground storage tanks; (c) any asbestos-containing material; or (d) any polychlorinated biphenyls (PCB), which in the case of any of clauses (a) through (d) could reasonably result in a violation of any Hazardous Materials Laws and a material adverse effect to such Designated Environmental Property or the owner thereof; (6) no environmental Lien has attached to any Designated Environmental Properties; and (7) no other event has occurred with respect to the presence of Hazardous Materials on or under any of the Properties of the Borrower Parties or the Macerich Core Entities, which would reasonably be expected to result in a Material Adverse Effect.  Notwithstanding the foregoing, on the Closing Date all of the representations set forth above shall be true and correct with respect to all Properties of the Borrower Parties and the Macerich Core Entities (and not only the Designated Environmental Properties).

6.16.        Regulated Entities.  None of the Borrower Parties or the Macerich Core Entities:  (1) is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, or (2) is a “foreign person” within the meaning of Section 1445 of the Code.

6.17.        Copyrights, Patents, Trademarks and Licenses, etc.  To the best knowledge of the Borrower Parties party to this Agreement, the Borrower Parties and the Macerich Core Entities own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and

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other rights that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that individually or in the aggregate, would not result, or be expected to result, in a Material Adverse Effect.  To the best knowledge of the Borrower Parties party to this Agreement, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower Parties or the Macerich Core Entities infringes upon any rights held by any other Person, except for any infringements, individually or in the aggregate, which would not result, or be expected to result, in a Material Adverse Effect.

6.18.        REIT Status.  MAC:  (1) is a REIT, (2) has not revoked its election to be a REIT, (3) has not engaged in any “prohibited transactions” as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (4) for its current “tax year” as defined in the Code is and for all prior tax years subsequent to its election to be a REIT has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.

6.19.        Insurance.  Schedule 6.19 accurately sets forth as of the Closing Date all insurance policies currently in effect with respect to the respective Property and assets and business of the Borrower Parties and the Macerich Core Entities, specifying for each such policy, (i) the amount thereof, (ii) the general risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof.  Such insurance policies are in full force and effect as of the Closing Date, in compliance with the requirements of Section 7.8 hereof.

6.20.        Full Disclosure.  None of the representations or warranties made by the Borrower Parties in the Loan Documents as of the date such representations and warranties are made or deemed made contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

6.21.        Indebtedness.  Schedule 6.21 sets forth, as of December 31, 2010, all Indebtedness for borrowed money of each of the Borrower Parties and the Macerich Core Entities, and, except as set forth on such Schedule 6.21, as of the Closing Date, there are no defaults in the payment of principal or interest on any such Indebtedness, and no payments thereunder have been deferred or extended beyond their stated maturity, and there has been no material change in the type or amount of such Indebtedness since December 31, 2010.

6.22.        Real Property.  Set forth on Schedule 6.22 is a list, as of the date of this Agreement, of all of the Projects of the Borrower Parties and the Macerich Core Entities, indicating in each case whether the respective property is owned or ground leased by such Persons, the identity of the owner or lessee and the location of the respective property.

6.23.        Brokers.  The Borrower Parties have not dealt with any broker or finder with respect to the transactions embodied in this Agreement and the other Loan Documents.

6.24.        No Default.  No Default or Potential Default has occurred and is continuing.

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6.25.        Solvency.  On the Closing Date and after giving effect to all loans made on the Closing Date, each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit, each Borrower Party is and shall be Solvent.

6.26.        Foreign Assets Control Regulations, etc.  None of the Macerich Entities or their Affiliates:  (i) is or will be in violation of any Laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed.  Reg.  49079 (2001)) (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (“Patriot Act”), or any other applicable requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (ii) is or will become a “blocked” person listed in or subject to the Annex to the Executive Order; (iii) has been or will be designated as a Specially Designated National on any publicly available lists maintained by OFAC or any other publicly available list of terrorists or terrorist organizations maintained pursuant to the Patriot Act (any person regulated pursuant to clauses (ii) and (iii), a “Prohibited Person”); or (iv) conducts or will conduct any business or engages or will engage in any transactions or dealings with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; or any transactions involving any property or interests in property blocked pursuant to the Executive Order.

ARTICLE 7.           Affirmative Covenants.  As an inducement to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender to enter into this Agreement, each of the Borrower and MAC, collectively and severally, hereby covenants and agrees with the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender that, as long as any Obligations (excluding indemnification or similar contingent Obligations for which no claim has been made) remain unpaid:

7.1.          Financial Statements.  The Borrower Parties shall maintain, for themselves, and shall cause each of the Macerich Core Entities to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.  Each of the financial statements and reports described below shall be prepared from such system and records and in form reasonably satisfactory to the Administrative Agent, and shall be provided to Administrative Agent (and Administrative Agent shall provide a copy to each requesting Lender):

(1)           As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of MAC, the consolidated balance sheet of MAC and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flow of MAC and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent, which report shall be unqualified (except for qualifications that the Required Lenders do not, in their discretion,

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consider material) and shall state that such consolidated financial statements fairly present in all material respects the financial position of MAC and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(2)           As soon as practicable, and in any event within fifty (50) days after the close of each of the first three fiscal quarters of each fiscal year of MAC, for MAC and its Subsidiaries, unaudited balance sheets as at the close of each such period and the related combined statements of income and cash flow of MAC and its Subsidiaries for such quarter and the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the corresponding periods of the prior fiscal year, all in reasonable detail and in conformity with GAAP (except as otherwise stated therein), together with a representation by a Responsible Financial Officer, as of the date of such financial statements, that such financial statements have been prepared in accordance with GAAP (provided, however, that such financial statements may not include all of the information and footnotes required by GAAP for complete financial information) and reflect all adjustments that are, in the opinion of management, necessary for a fair presentation in all material respects of the financial information contained therein;

(3)           Together with each delivery of any quarterly or annual report pursuant to paragraphs (1) through (2) of this Section 7.1, MAC shall deliver a Compliance Certificate signed by MAC’s Responsible Financial Officer representing and certifying (1) that the Responsible Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated financial condition of MAC and its Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event which constitutes an Event of Default or Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower, MAC or their Subsidiaries have taken, are taking and propose to take with respect thereto, (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Article 8, (3) a schedule of Total Liabilities in respect of borrowed money in the level of detail disclosed in MAC’s Form 10-Q filings with the Securities and Exchange Commission, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, and (4) a schedule of EBITDA.

(4)           To the extent not otherwise delivered pursuant to this Section 7.1, copies of all financial statements and financial information delivered by the Borrower and MAC (or, upon Administrative Agent’s request, any Subsidiaries of such Persons) from time to time to the holders of any Indebtedness for borrowed money of such Persons; and

(5)           Copies of all proxy statements, financial statements, and reports which the Borrower or MAC send to their respective stockholders or limited partners, and copies

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of all regular, periodic and special reports, and all registration statements under the Act which the Borrower or MAC file with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefore, or with any national securities exchange; provided, however, that there shall not be required to be delivered hereunder such copies for any Lender of prospectuses relating to future series of offerings under registration statements filed under Rule 415 under the Act or other items which such Lender has indicated in writing to the Borrower or MAC from time to time need not be delivered to such Lender.

(6)           Notwithstanding the foregoing, it is understood and agreed that to the extent MAC files documents with the Securities and Exchange Commission and such documents contain the same information as required by subsections (1), (2), (3) (only with respect to subclause (3)), (4) and (5) above, the Borrower may deliver copies, which copies may be delivered electronically, of such forms with respect to the relevant time periods in lieu of the deliveries specified in such clauses.

7.2.          Certificates; Reports; Other Information.  The Borrower Parties shall furnish or cause to be furnished to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each of the Lenders directly:

(1)           From time to time upon reasonable request by the Administrative Agent, a rent roll, tenant sales report and income statement with respect to any Project;

(2)           As soon as practicable and in any event by January 1st of each calendar year, (i) a report in form and substance reasonably satisfactory to the Administrative Agent outlining all insurance coverage maintained as of the date of such report by the Borrower Parties and the Macerich Core Entities and the duration of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

(3)           Promptly, such additional financial and other information, including, without limitation, information regarding the Borrower Parties, the Macerich Core Entities, any of such entities’ assets and Properties as Administrative Agent or any Lender may from time to time reasonably request, including, without limitation, such information as is necessary for any Lender to participate out any of its interests in the Obligations.

7.3.          Maintenance of Existence and Properties. The Borrower and MAC shall, and shall cause each of the Macerich Core Entities to, and the other Borrower Parties shall at all times: (1) maintain its corporate existence or existence as a limited partnership or limited liability company, as applicable; provided that a Macerich Core Entity (other than the Borrower, MAC, the Westcor Principal Entities or the Wilmorite Principal Entity) (A) may change its form of organization from one type of legal entity to another to the extent otherwise permitted in this Agreement; (B) may effect a dissolution if such actions are taken subsequent to a Disposition of substantially all of its assets as otherwise permitted under this Agreement (including Section 8.4); and (C) may merge or consolidate with any Person as otherwise not prohibited by this Agreement (including Section 8.3); (2) maintain in full force and effect all rights, privileges, licenses, approvals, franchises, Properties and assets material to the conduct of its business; (3) remain qualified to do business and maintain its good standing in each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect; and (4) not

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permit, commit or suffer any waste or abandonment of any Project that will have a Material Adverse Effect.

7.4.          Inspection of Property; Books and Records; Discussions. The Borrower and MAC shall, and shall cause each of the Macerich Core Entities to, and the other Borrower Parties shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and shall permit representatives of the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender to visit and inspect any of its properties and examine and make copies or abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired by the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender, and to discuss the business, operations, properties and financial and other condition of Borrower Parties and the Macerich Core Entities with officers and employees of such Persons, and with their independent certified public accountants (provided that representatives of such Persons may be present at and participate in any such discussion).

7.5.          Notices. The Borrower shall promptly, but in any event within five Business Days after a Responsible Officer of Borrower obtains knowledge thereof, give written notice to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender directly of:

(1)           The occurrence of any Potential Default or Event of Default and what action the Borrower has taken, is taking, or is proposing to take in response thereto;

(2)           The institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower Parties or the Macerich Core Entities and not previously disclosed, which action, suit, proceeding, governmental investigation or arbitration (i) exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances expose, such Persons, in the Borrower’s reasonable judgment, to liability in an amount aggregating $25,000,000 or more and is or are not covered by insurance, or (ii) seeks injunctive or other relief which, if obtained, may have a Material Adverse Effect providing such other information as may be reasonably available to enable Administrative Agent and its counsel to evaluate such matters.  The Borrower, upon request of the Administrative Agent, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration;

(3)           Any labor dispute to which the Borrower Parties or any of the Macerich Core Entities may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons’ and other facilities) which could result in a Material Adverse Effect;

(4)           The bankruptcy or cessation of operations of any tenant to which greater than 5% of either the Macerich Partnership’s or MAC’s share of consolidated minimum rent is attributable;

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(5)           The occurrence of any ERISA Event, specifying the nature thereof, what action any Consolidated Entity or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; or

(6)           Any event not disclosed pursuant to paragraphs (1) through (5) above which could reasonably be expected to result in a Material Adverse Effect.

7.6.          Expenses.  The Borrower shall pay all reasonable out-of-pocket expenses (including reasonable fees and disbursements of outside counsel):  (1) of the Administrative Agent incident to the preparation, negotiation and administration of the Loan Documents, including any proposed Modifications or waivers with respect thereto, the syndication of the Commitments (but such expenses shall not include any fees paid to the syndicate members), and the preservation and protection of the rights of the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent under the Loan Documents, and (2) of the Administrative Agent, the Issuing Lender, the Swing Line Lender and each of the Lenders incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving any Borrower Party or a “workout” of the Obligations; provided that only one property inspection or site visit performed pursuant to Section 7.4 shall be paid for by the Borrower each year, unless a Potential Default or Event of Default has occurred and is continuing, in which case there shall be no limit to property inspections or site visits performed pursuant to Section 7.4, and the Borrower shall pay the costs associated with each such inspection and visit performed during such periods.  The obligations of the Borrower under this Section 7.6 shall survive payment of all other Obligations.

7.7.          Payment of Indemnified Taxes and Other Taxes and Charges.  The Borrower Parties shall, and shall cause each of the Macerich Core Entities to, file all federal and other material tax returns required to be filed in any jurisdiction and, if applicable, with respect to such federal and other material tax returns, except with respect to taxes subject to any Good Faith Contest, pay and discharge all Indemnified Taxes and Other Taxes imposed upon it or any of its Properties or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such Indemnified Taxes and Other Taxes.

7.8.          Insurance.  The Borrower Parties shall, and shall cause each of the Macerich Core Entities, to maintain, to the extent commercially available, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, flood, earthquake, public liability, product liability, business interruption and terrorism) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower Parties or the Macerich Core Entities engage in business or own properties.

7.9.          Hazardous Materials. The Borrower Parties shall, and shall cause each of the Macerich Core Entities to, do the following:

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(1)           Keep and maintain all Designated Environmental Properties in material compliance with any Hazardous Materials Laws unless the failure to so comply would not be reasonably expected to result in a material adverse effect to such Designated Environmental Property or the owner thereof.

(2)           Promptly cause the removal of any Hazardous Materials discharged, disposed of, or otherwise released in, on or under any Designated Environmental Properties that are in violation of any Hazardous Materials Laws and which would be reasonably expected to result in a material adverse effect to such Designated Environmental Property or the owner thereof, and cause any remediation required by any Hazardous Material Laws or Governmental Authority to be performed, though no such action shall be required if any action is subject to a good faith contest.  In the course of carrying out such actions, the Borrower shall provide the Administrative Agent with such periodic information and notices regarding the status of investigation, removal, and remediation, as the Administrative Agent may reasonably require.

(3)           Promptly advise the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender in writing of any of the following:  (i) any Hazardous Material Claims known to the Borrower which would be reasonably expected to result in a material adverse effect to an Environmental Property or the owner thereof; (ii) the receipt of any notice of any alleged violation of Hazardous Materials Laws with respect to an Environmental Property (and the Borrower shall promptly provide the Administrative Agent, the Issuing Lender, the Swing Line Lender and Lenders with a copy of such notice of violation), provided that such alleged violation, if true (and if any release of the Hazardous Materials alleged therein were not promptly remediated), would result in a breach of subsections (1) or (2) above; and (iii) the discovery of any occurrence or condition on any Designated Environmental Properties that could reasonably be expected to cause such Designated Environmental Properties or any part thereof to be in violation of clauses (1) or, if not promptly remediated, (2) above.  If the Administrative Agent, the Issuing Lender, the Swing Line Lender and/or any Lender shall be joined in any legal proceedings or actions initiated in connection with any Hazardous Materials Claims, each Borrower Party shall indemnify, defend, and hold harmless such Person with respect to any liabilities and out-of-pocket expenses arising with respect thereto, including reasonable attorneys’ fees and disbursements.

(4)           Comply with each of the covenants set forth in subsections (1), (2) and (3) of this Section 7.9 with respect to all other Properties of the Borrower and Macerich Core Entities unless the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

7.10.        Compliance with Laws and Contractual Obligations; Payment of Taxes.  The Borrower Parties shall, and shall cause each of the Macerich Core Entities to:  (1) comply, in all material respects, with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business, and (2) comply, in all material respects, with all material Contractual Obligations.

7.11.        Further Assurances.  The Borrower Parties shall, and shall cause each of their respective Subsidiaries to, promptly upon request by the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender, do any acts or, execute, acknowledge, deliver,

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record, re-record, file, re-file, register and re-register, any and all such further deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent, the Issuing Lender, the Swing Line Lender and Lenders the rights granted or now or hereafter intended to be granted to the Issuing Lender, the Swing Line Lender or Lenders under any Loan Document or under any other document executed in connection therewith.

7.12.        Single Purpose Entities.  The Westcor Guarantors shall maintain themselves as Single Purpose Entities.  The Wilmorite Guarantors shall maintain themselves as Single Purpose Entities.

7.13.        REIT Status.  MAC shall maintain its status as a REIT and (i) all of the representations and warranties set forth in clauses (1), (2) and (4) of Section 6.18 shall remain true and correct at all times and (ii) all of the representations and warranties set forth in clause (3) of Section 6.18 shall remain true and correct in all material respects.  MAC will do or cause to be done all things necessary to maintain the listing of its Capital Stock on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System (or any successor thereof), and the Macerich Partnership will do or cause to be done all things necessary to cause it to be treated as a partnership for purposes of federal income taxation and the tax laws of any state or locality in which the Macerich Partnership is subject to taxation based on its income.

7.14.        Use of Proceeds.  The proceeds of the Loans will be used to re-finance sums outstanding under the Existing Credit Agreement, and for general corporate purposes, including the financing of working capital needs.

7.15.        Management of Projects.  Except as set forth on Schedule 7.15, all Wholly-Owned Projects shall be managed by Subsidiaries of MAC pursuant to Master Management Agreements or, with respect to Wholly-Owned Projects of Westcor or Wilmorite, pursuant to agreements in place on the date hereof.

ARTICLE 8.           Negative Covenants.  As an inducement to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender to enter into this Agreement, each of the Borrower  and MAC, jointly and severally, hereby covenants and agrees with the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender that, as long as any Obligations (excluding indemnification or similar contingent Obligations for which no claim has been made) remain unpaid:

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8.1.          Liens.

(1)           The Borrower Parties shall not, and shall not permit any of the Macerich Core Entities to, create, incur, assume or suffer to exist, any Lien upon any of its Property except:

(A)  Liens that secure Secured Indebtedness otherwise permitted under this Agreement;

(B)   Permitted Encumbrances;

(C)   Other Liens which are the subject of a Good Faith Contest;

(D)  Liens created pursuant to the Pledge Agreements; and

(E)   Liens listed on Schedule 8.1.

(2)           No Liens on the Capital Stock held by MAC or any other Pledgor in any of the Borrower Parties shall be created or suffered to exist (other than Liens pursuant to the Pledge Agreements).  If any of the Borrower Parties or any of the Macerich Core Entities creates or suffers to exist any Lien upon the Capital Stock of any other Subsidiary Entity (other than Liens pursuant to the Pledge Agreements or in the case of a Macerich Core Entity that is not a Borrower Party, Liens securing Property Indebtedness), as a condition to creating or permitting such Lien, the Borrower shall:   (i) cause the Obligations to be secured by a Lien that is equal and ratable with any and all other Indebtedness thereby secured, (ii) enter into valid and binding security agreements and execute and deliver such other documents (including UCC-1 financing statements) and instruments as the Administrative Agent deems appropriate in its sole good faith judgment to effect the rights set forth in subpart (i) above, and (iii) cause the holder of such Indebtedness secured by such Lien to enter into intercreditor arrangements with the Administrative Agent, for the benefit of the Lenders, in a form satisfactory to the Administrative Agent in its sole good faith judgment, to effect the rights set forth in subpart (i) above; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Administrative Agent or any Lender to any creation or assumption of any such Lien not permitted by the provisions of Section 8.1(1) above.

8.2.          Indebtedness.  The Borrower Parties may only incur, and permit the Macerich Core Entities to incur Indebtedness to the extent such Borrower Parties maintain compliance with the financial covenants set forth in Sections 8.12 below.  Without limiting the foregoing, the Borrower Parties shall not incur Secured Recourse Indebtedness in excess of 10% of Gross Asset Value at any time; provided, however that the Property at Queens Center shall be excluded from such calculation.  The terms and conditions of any unsecured Indebtedness that is recourse to any Borrower Party may not be more restrictive in any material respect than the terms and conditions under this Agreement and the other Loan Documents.

8.3.          Fundamental Change.

(1)           None of MAC, the Borrower, the Westcor Principal Entities or the Wilmorite Principal Entity shall do any or all of the following: merge or consolidate with any

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Person, or sell, assign, lease or otherwise effect a Disposition, whether in one transaction or in a series of transactions, of all or substantially all of its Properties and assets, whether now owned or hereafter acquired, or enter into any agreement to do any of the foregoing, unless, in the case of (i) a Westcor Principal Entity or the Wilmorite Principal Entity, a Macerich Core Entity is the surviving entity or the acquirer in any such merger, consolidation or sale of assets, and (ii) MAC or the Borrower, MAC or the Borrower, as applicable, is the surviving Person in any such merger or consolidation.

(2)           None of the Borrower Parties shall, nor shall they permit any Macerich Core Entities to, engage to any material extent in any business other than such Person’s business as conducted on the date hereof and businesses which are substantially similar, related or incidental thereto or other additional businesses that would not have a Material Adverse Effect.

8.4.          Dispositions.  The Borrower Parties shall not permit any of the following to occur:

(1)           Any Disposition by MAC of any of the Capital Stock of Macerich Partnership or any of the Westcor Guarantors or a Wilmorite Guarantor; provided that the forgoing shall not prohibit Macerich Partnership from issuing (i) partnership units as consideration for the acquisition of a Project otherwise permitted under this Agreement or (ii) profit participation units in connection with an employee ownership or similar plan;

(2)           Any Disposition by Macerich Partnership of any of the Capital Stock of any Westcor Guarantor or the Wilmorite Guarantor;

(3)           Any Disposition by any Westcor Guarantor of any of the Capital Stock of any Westcor Principal Entity; and

(4)           Any Disposition by any Wilmorite Guarantor of any of the Capital Stock of the Wilmorite Principal Entity; provided that, so long as no Potential Default or Event of Default shall have occurred and be continuing, MACWH may make cash distributions in accordance with Article 8 of the MACWH Partnership Agreement, provided that the Borrower Parties would be in compliance with the covenants in Section 8.12, calculated as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.1(1) or 7.1(2) and on a pro forma basis as if such cash distribution had occurred, and any Indebtedness incurred in connection therewith had been incurred, on the last day of such fiscal quarter (any such distribution, a “Permitted MACWH Cash Distribution”);

(5)           Any Disposition by any Borrower Party or its Subsidiary Entities of any of its respective Properties if such Disposition would cause the Borrower Parties to be in violation of any of (a) the covenants set forth in Section 8.12 or (b) the limitations on Investments set forth in Section 8.5.

8.5.          Investments.  The Borrower Parties shall not, and shall not permit any of the Macerich Core Entities to, directly or indirectly make any Investment, except that such Persons may make an Investment in the following, subject to the limitations set forth below:

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Permitted Investment	Limitations
Wholly-Owned Raw Land

No Wholly-Owned Raw Land shall be acquired if the Aggregate Investment Value of such Wholly-Owned Raw Land, together with all Wholly-Owned Raw Land then owned by the Borrower Parties and their Subsidiary Entities, exceeds 5% of the Gross Asset Value

Individual Projects

No individual Project or Capital Stock in a Person owning an individual Project shall be acquired without the consent of the Administrative Agent and the Required Lenders if the Aggregate Investment Value of such Project exceeds 10% of the Gross Asset Value

Portfolio of Projects

Multiple Projects or Capital Stock in Persons owning multiple Projects shall not be acquired in a single transaction or series of related transactions without the consent of the Administrative Agent and the Required Lenders if the Aggregate Investment Value of such Projects exceeds 25% of the Gross Asset Value

Capital Stock of Joint Ventures in which the Macerich Partnership, MAC or any Wholly-Owned Subsidiary is not a general partner or a managing member

All such Capital Stock owned as of the Closing Date and set forth on Schedule 8.5 hereto shall be permitted.  No such Capital Stock shall be acquired without the consent of the Administrative Agent and the Required Lenders if the Aggregate Investment Value of such Capital Stock and all other such Capital Stock then owned by the Borrower Parties and their Subsidiary Entities and acquired after the Closing Date exceeds 5% of the Gross Asset Value

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Permitted Investment	Limitations
Capital Stock of Joint Ventures in which the Macerich Partnership, MAC or any Wholly-Owned Subsidiary is a general partner or a managing member

No such Capital Stock shall be acquired without the consent of the Administrative Agent and the Required Lenders if the Aggregate Investment Value of such Capital Stock and all other such Capital Stock then owned by the Borrower Parties and their Subsidiary Entities exceeds 55% of Gross Asset Value

Real Property Under Construction	The Aggregate Investment Value of all Real Property Under Construction shall not exceed 15% of the Gross Asset Value

MAC’s redemption of partnership units in Macerich Partnership in accordance with its Organizational Documents

Unlimited, so long as (solely with respect to redemptions that are not required to be made under the applicable Organizational Documents or other contractual obligations of such entity), no Potential Default or Event of Default has occurred and is continuing

First lien priority Mortgage Loans acquired by Macerich Partnership, MAC or any Wholly-Owned Subsidiary	The Aggregate Investment Value of all such Mortgage Loans shall not exceed 10% of the Gross Asset Value

Capital Stock of Management Companies	The Aggregate Investment Value of such Capital Stock shall not exceed 5% of Gross Asset Value

Cash and Cash Equivalents	Unlimited

Other Investments (exclusive of the other permitted Investment categories set forth in this Section 8.5)	The Aggregate Investment Value of such other Investments shall not exceed 3% of Gross Asset Value

8.6.          Transactions with Partners and Affiliates.  The Borrower Parties shall not, and shall not permit any of the Macerich Core Entities to directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with a holder or holders of more than

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five percent (5%) of any class of equity Securities of MAC, or with any Affiliate of MAC which is not its Subsidiary (a “Transactional Affiliate”), except as set forth on Schedule 8.6 or except, as reasonably determined by the Administrative Agent, upon fair and reasonable terms no less favorable to the Borrower Parties than would be obtained in a comparable arm’s-length transaction with a Person not a Transactional Affiliate; provided that any management agreement substantially in the form of the Master Management Agreements shall be deemed to satisfy the criteria set forth in this Section 8.6.

8.7.          Margin Regulations; Securities Laws.  Neither the Borrower nor any Macerich Core Entities shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock for any purpose which violates, or which would be inconsistent with, any Requirements of Law (including, without limitation, the provisions of the regulations of the Board of Governors of the Federal Reserve System).

8.8.          Organizational Documents.  Without the prior written consent of Administrative Agent, which shall not be unreasonably withheld, MAC and the Borrower shall not, and shall not permit the Westcor Principal Entities or the Wilmorite Principal Entity to, Modify any of the terms or provisions in any of their respective Organizational Documents as in effect as of the Closing Date which would change in any material manner the rights and obligations of the parties to such Organizational Documents, except (a) any Modifications necessary for Macerich Partnership or MAC to issue more Capital Stock (provided such issuance does not otherwise violate the terms of this Agreement); (b) any Modifications which would not have an adverse effect on the Borrower Parties or their Subsidiaries or (c) Modifications which would have no adverse, substantive effect on the rights or interests of the Lenders in conjunction with the Loans or under the Loan Documents.

8.9.          Fiscal Year.  None of the Borrower Parties shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

8.10.        [RESERVED].

8.11.        Distributions.

(1)           MAC and Macerich Partnership shall not make (i) Distributions in any Fiscal Year in excess of the sum of (x) 95% of FFO plus (y) any realized gain resulting from Dispositions in such Fiscal Year; (ii) Distributions to acquire the Capital Stock of MAC during any period while a Potential Default or an Event of Default has occurred and is continuing; (iii) Distributions during any period while an Event of Default under Section 9.1 has occurred and is continuing as a result of the Borrower’s failure to pay any principal or interest due under this Agreement; or (iv) Distributions during any period that any other material non-monetary Event of Default, has occurred and is continuing, unless after taking into account all available funds of MAC from all other sources, such Distributions are required in order to enable MAC to continue to qualify as a REIT.

(2)           MACWH shall not make Distributions in any Fiscal Year other than distributions of Available Cash (as defined in the MACWH Partnership Agreement) under

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and in accordance with the provisions of the MACWH Partnership Agreement except for any Permitted MACWH Cash Distribution.

8.12.        Financial Covenants of Borrower Parties.

(1)           Minimum Net Worth. As of the last day of any Fiscal Quarter occurring after the Closing Date, Net Worth shall not be less than $4,500,000,000.

(2)           Maximum Total Liabilities to Gross Asset Value. The ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) shall not at any time be more than 65%.

(3)           Minimum Interest Coverage Ratio. As of the last day of any Fiscal Quarter occurring after the Closing Date, the Interest Coverage Ratio shall not be less than 1.75 to 1.

(4)           Minimum Fixed Charge Coverage Ratio. As of the last day of any Fiscal Quarter occurring after the Closing Date, the Fixed Charge Coverage Ratio shall not be less than 1.50 to 1.

(5)           Secured Debt to Gross Asset Value.  At any time from and after the Closing Date, the Secured Indebtedness Ratio (expressed as a percentage) shall not exceed 52.5%.

(6)           Maximum Floating Rate Debt.  The Borrower Parties shall maintain Hedging Obligations on a notional amount of Total Liabilities in respect of Borrowed Indebtedness so that such notional amount, when added to the aggregate principal amount of such Total Liabilities which bears interest at a fixed rate, equals or exceeds 65% of the aggregate principal amount of all Total Liabilities in respect of Borrowed Indebtedness.

ARTICLE 9.           Events of Default.  Upon the occurrence of any of the following events (an “Event of Default”):

9.1.          The Borrower shall fail to make any payment of principal or interest on the  Loans or pay any reimbursement obligation in respect of any LC Disbursement on the date when due or shall fail to pay any other Obligation within three days of the date when due; or

9.2.          Any representation or warranty made by the Borrower Parties in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made; or

9.3.          Any of the Borrower Parties shall default in the observance or performance of any covenant or agreement contained in Section 1.4(11), Article 8 or Sections 7.3(1) (with respect only to the Borrower Parties), 7.5(1), 7.13, and 7.14; or

9.4.          Any of the Borrower Parties shall fail to observe or perform any other term or provision contained in the Loan Documents and such failure shall continue for thirty (30)

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days following the date a Responsible Officer of such Borrower Party knew of such failure or Borrower Party received notice thereof from Administrative Agent; or

9.5.          Any of the Borrower Parties, or any Macerich Core Entities, shall default in any payment of principal of or interest on any recourse Indebtedness (other than the Obligations) in an aggregate unpaid amount for all such Persons in excess of $50,000,000, and, prior to the election of the Lenders to accelerate the Obligations hereunder, such recourse Indebtedness is not paid or the payment thereof waived or cured in accordance with the terms of the documents, instruments and agreements evidencing the same; or

9.6.          [RESERVED]; or

9.7.          (1) Any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary), shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; or (2) there shall be commenced against any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary) any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (3) there shall be commenced against any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary)  any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within ninety (90) days from the entry thereof; or (4) any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (1), (2) or (3) above; or (5) any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

9.8.          (1) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any of the Borrower Parties in an aggregate amount in excess of $20,000,000, (2) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by any of the Borrower Parties or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $50,000,000 or (3) any of the Borrower Parties or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

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9.9.          One or more judgments or decrees in an aggregate amount in excess of $50,000,000 (excluding judgments and decrees covered by insurance, without giving effect to self-insurance or deductibles) shall be entered and be outstanding at any date against any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary) and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal (or otherwise secured in a manner satisfactory to Administrative Agent in its reasonable judgment) within sixty (60) days from the entry thereof or in any event later than five days prior to the date of any proposed sale thereunder; or

9.10.        Any Guarantor shall attempt to rescind or revoke its Guaranty, with respect to future transactions or otherwise, or shall fail to observe or perform any term or provision of the Guaranties; or

9.11.        MAC shall fail to maintain its status as a REIT; or

9.12.        The Capital Stock of MAC is no longer listed on the NYSE, American Stock Exchange or Nasdaq National Market System; or

9.13.        Any Event of Default shall occur under any of the other Loan Documents; or

9.14.        There shall occur a Change of Control;

THEN,

automatically upon the occurrence of an Event of Default under Section 9.7 above, and in all other cases at the option of the Administrative Agent or at the request or with the consent of the Required Lenders:  (i) the Commitments shall terminate; (ii) the Administrative Agent may exercise, on behalf of the Lenders, all rights and remedies under the Guaranties and any other collateral documents entered into with respect to the Loans; (iii) the outstanding principal balance of the Loans and interest accrued but unpaid thereon and all other Obligations shall become immediately due and payable, without demand upon or presentment to any of the Borrower Parties, which are expressly waived by the Borrower Parties, and (iv) the Administrative Agent and the Lenders may immediately exercise all rights, powers and remedies available to them at law, in equity or otherwise, including, without limitation, under the other Loan Documents, all of which rights, powers and remedies are cumulative and not exclusive.

Following the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Administrative Agent and/or the Collateral Agent (including any amounts received by any other Secured Party that have been delivered to the Collateral Agent pursuant to Section 7.3 of any Pledge Agreement) on account of the Obligations, shall be promptly disbursed by the Administrative Agent or Collateral Agent, as applicable, as follows:

(1)           first, to the payment of (x) any and all sums advanced by the Collateral Agent in order to preserve the Collateral (or any other security or collateral for the Obligations) or preserve its security interest in the Collateral (or any other security or collateral for the Obligations); and (y) the reasonable expenses incurred by the Collateral Agent in connection with the retaking, holding, preparing for sale or lease, selling or otherwise disposing

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or realizing on the Collateral or any other collateral or security for the Obligations, or in connection with the exercise by the Collateral Agent of any of its rights or remedies hereunder or under any other Loan Document, together with attorneys’ fees and court costs;

(2)           second, to the extent proceeds remain after the application pursuant to the preceding clause (1), to the payment of (x) any and all sums advanced by the Administrative Agent in order to preserve the Collateral (or any other security or collateral for the Obligations) or preserve its security interest in the Collateral (or any other security or collateral for the Obligations) and (ii) the reasonable expenses incurred by the Administrative Agent in connection with the retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral or any other collateral or security for the Obligations, or in connection with the exercise by the Administrative Agent of any of its rights or remedies hereunder or under any other Loan Document, together with attorneys’ fees and court costs;

(3)           third, to the extent proceeds remain after the application pursuant to the preceding clauses (1) and (2), to the payment of out-of-pocket third party expenses incurred by the Administrative Agent in the performance of its duties and the enforcement of the rights of the Lenders under the Loan Documents, including, without limitation, all costs and expenses of collection, “workout”, attorneys’ fees, court costs and other amounts payable as provided in Section 10.7;

(4)           fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (1), (2) and (3), to the payment of any other fees payable to the Collateral Agent, the Administrative Agent, the Issuing Lender and the Swing Line Lender in accordance with this Agreement or under any other Loan Document;

(5)           fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (1) through (4) inclusive, to the Lenders, Issuing Lender and Swing Line Lender in payment of all outstanding accrued and unpaid interest with respect to the Loans, Letters of Credit and Swing Line Loans pro rata in accordance with their respective Revolving Credit Exposure, until such interest has been paid in full; and

(6)           sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (1) through (5) inclusive, to the Lenders, Issuing Lender and Swing Line Lender in payment of the outstanding principal amount of all Loans, Letters of Credit and Swing Line Loans (or, in the case of undrawn Letters of Credit, the amount that would be owing if such Letter of Credit were drawn, which amount shall be held in accordance with the immediately following paragraph of this Article 9) pro rata in accordance with their respective Revolving Credit Exposure, until such principal amount has been paid in full.

If the Issuing Lender is to receive a distribution in accordance with the procedures set forth above in the immediately preceding paragraph on account of undrawn amounts with respect to Letters of Credit issued hereunder, such amounts shall be paid to the Collateral Agent as cash collateral, for the equal and ratable benefit of the Secured Parties.

The order of priority set forth in Article 9 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agents, the Lenders,

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Swing Line Lender and the Issuing Lender as among themselves.  The order of priority set forth in clauses (5) and (6) of this Article 9 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower or any other Person.

ARTICLE 10.         The Agents.

10.1.        Appointment.  Each of the Lenders, the Issuing Lender and the Swing Line Lender hereby irrevocably designates and appoints the Administrative Agent and the Collateral Agent as the agents of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes the Administrative Agent and the Collateral Agent, as the agents for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to each such Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in the Loan Documents, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against any of the Agents.  Each Lender acknowledges and agrees that it shall be bound by all terms and conditions of the Pledge Agreements and the Guaranties.  No modifications of any provision of the Loan Documents relating to the Collateral Agent shall be effective without the written consent of the Collateral Agent.

10.2.        Delegation of Duties.  The Administrative Agent and the Collateral Agent may execute any of their respective duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3.        Exculpatory Provisions.  None of the Administrative Agent, the other Agents, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person’s own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders, the Issuing Lender or the Swing Line Lender for any recitals, statements, representations or warranties made by the Borrower Parties or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of the Borrower Parties to perform their obligations hereunder.  The Administrative Agent and all other Agents shall not be under any obligation to any Lender, the Issuing Lender or the Swing Line Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of the Borrower Parties.

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10.4.        Reliance by the Agents.  Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent.  As to the Lenders, the Issuing Lender and the Swing Line Lender:  (1) the Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of one hundred percent (100%) of the Lenders, the Issuing Lender and the Swing Line Lender (or, if a provision of this Agreement expressly provides that a lesser number of the Lenders may direct the action of the Administrative Agent, such lesser number of Lenders) or it shall first be indemnified to its satisfaction by the Lenders, the Issuing Lender and the Swing Line Lender ratably in accordance with their respective Applicable Percentage against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Administrative Agent’s gross negligence or willful misconduct); (2) the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of one hundred percent (100%) of the Lenders (or, if a provision of this Agreement expressly provides that the Administrative Agent shall be required to act or refrain from acting at the request of a lesser number of the Lenders, such lesser number of Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; (3) the Collateral Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, if a provision of any Loan Document expressly provides that a greater percentage of Lenders are required to direct the action of the Collateral Agent, such greater number of Lenders) or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Collateral Agent’s gross negligence or willful misconduct), and (4) the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders (or, if a provision of any Loan Document expressly provides that a greater percentage of Lenders are required to direct the action of the Collateral Agent, such greater number of Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

10.5.        Notice of Default.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent, as the case may be, has received notice from a Lender or the Borrower referring to the Loan Documents, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice and a Potential Default has occurred, the Administrative Agent shall promptly give notice thereof to the Collateral Agent and the Lenders.  The Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or

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refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interest of the Lenders (except to the extent that this Agreement, the Pledge Agreements or the Guaranties expressly require that such action be taken or not taken by the Administrative Agent with the consent or upon the authorization of the Required Lenders or such other group of Lenders, in which case such action will be taken or not taken as directed by the Required Lenders or such other group of Lenders).  The Collateral Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interest of the Lenders (except to the extent that this Agreement, the Pledge Agreements or the Guaranties expressly require that such action be taken or not taken by the Collateral Agent with the consent or upon the authorization of the Required Lenders, in which case such action will be taken or not taken as directed by the Required Lenders).

10.6.        Non-Reliance on Agents and Other Lenders.  Each of the Lenders, the Issuing Lender and the Swing Line Lender expressly acknowledges that none of the Administrative Agent, the other Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the other Agents hereinafter taken, including any review of the affairs of the Borrower Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or the other Agents to any Lender, the Issuing Lender or the Swing Line Lender.  Each of the Lenders, the Issuing Lender and the Swing Line Lender represents to the Administrative Agent and the other Agents that it has, independently and without reliance upon the Administrative Agent, the other Agents or any other Lender, the Issuing Lender or the Swing Line Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower Parties and made its own decision to make its loans hereunder and enter into this Agreement.  Each Lender, the Issuing Lender and the Swing Line Lender also represents that it will, independently and without reliance upon the Administrative Agent, the other Agents or any other Lender, the Issuing Lender or the Swing Line Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders, the Issuing Lender and the Swing Line Lender by the Administrative Agent hereunder, the Administrative Agent, the other Agents shall not have any duty or responsibility to provide any Lender, the Issuing Lender or the Swing Line Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or other Borrower Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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10.7.        Indemnification; Reimbursement.

(1)           The Lenders, the Issuing Lender and the Swing Line Lender agree to indemnify the Administrative Agent and the other Agents in their respective capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Applicable Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the other Agents in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent or the other Agents under or in connection with any of the foregoing; provided that no Lender, nor the Issuing Lender or the Swing Line Lender, shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or any other Agent’s gross negligence or willful misconduct, respectively.  The provisions of this Section 10.7 shall survive the indefeasible payment of the Obligations, the Commitment Termination Date and the termination of this Agreement.

(2)           If Administrative Agent incurs any reasonable costs or expenses (including, without limitation, those for legal services) after the date of this Agreement and with respect to any actual or proposed Modification or waiver of any term of the Loan Documents or restructuring or refinancing thereof or with any effort to enforce or protect Lenders’, Issuing Lender’s or Swing Line Lender’s rights or interests with respect thereto (including any protective advances made in accordance with any Loan Document), or otherwise with respect to the performance of its role as Administrative Agent under this Agreement, each in accordance with the terms of this Agreement, then, if such costs are not reimbursed by or on behalf of Borrower, Lenders shall reimburse Administrative Agent for their Applicable Percentage of such costs promptly after request therefor.  If Administrative Agent recovers any amounts for which Administrative Agent has previously been reimbursed by Lenders hereunder, Administrative Agent shall promptly distribute to Lenders their Applicable Percentage thereof.

10.8.        Agents in Their Individual Capacity.  The Administrative Agent, the other Agents and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Borrower Parties or any of their respective Subsidiary Entities and Affiliates as though the Administrative Agent and the other Agents were not, respectively, the Administrative Agent, the Collateral Agent, a Syndication Agent or an Agent hereunder.  With respect to such loans made or renewed by them and any Note issued to them, the Administrative Agent and the other Agents shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the Collateral Agent, a Syndication Agent or an Agent, respectively, and the terms “Lender” and “Lenders” shall include the Administrative Agent, the Collateral Agent, each Syndication Agent and each other Agent in its individual capacity.

10.9.        Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent under the Loan Documents upon thirty (30) days’ notice to the Lenders.  If the Administrative Agent shall resign, then the Lenders, the Issuing Lender and Swing Line Lender (other than the Lender resigning as Administrative Agent) shall (with, so long as there

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shall not exist and be continuing an Event of Default, the consent of the Borrower, such consent not to be unreasonably withheld or delayed) appoint from among the Lenders a successor agent or, if the Lenders, the Issuing Lender and the Swing Line Lender are unable to agree on the appointment of a successor agent, the Administrative Agent shall appoint a successor agent for the Lenders, the Issuing Lender and the Swing Line Lender whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

10.10.      Successor Collateral Agent.  The Collateral Agent may resign as Collateral Agent under the Loan Documents upon thirty (30) days’ notice to the Lenders.  If the Collateral Agent shall resign, then the Required Lenders (as determined by excluding the Lender resigning as the Collateral Agent) shall (with, so long as there shall not exist and be continuing an Event of Default, the consent of the Borrower, such consent not to be unreasonably withheld or delayed) appoint a successor agent or, if such Required Lenders are unable to agree on the appointment of a successor agent, the Collateral Agent shall appoint a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor agent effective upon its appointment, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto.  After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Loan Documents.

10.11       Limitations on Agents’ Liability.  None of the Co-Syndication Agents, the Co-Documentation Agents, the Senior Managing Agents, or the Co-Lead Arrangers, in such capacities, shall have any right, power, obligation, liability, responsibility or duty under this Agreement.

ARTICLE 11.         Miscellaneous Provisions.

11.1.        No Assignment by the Borrower.  None of the Borrower Parties may assign its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Administrative Agent and one hundred percent (100%) of the Lenders, the Issuing Lender and the Swing Line Lender.  Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents and in any document or agreement referred to herein or therein or relating hereto or thereto shall inure to the benefit of the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender, their respective successors and assigns, and shall be binding upon each of the Borrower Parties and such Person’s successors and assigns.

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11.2.        Modification.

(1)           Subject to the additional requirements of Section 11.2(2) and 11.2(3), neither this Agreement nor any other Loan Document may be Modified or waived unless such Modification or waiver is in writing and signed by the Administrative Agent, the Guarantors, the Borrower and the Required Lenders; provided that Administrative Agent may, with the consent of the Borrower only, (i) Modify this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender, the Issuing Lender or the Swing Line Lender and (ii) Modify this Agreement or any other Loan Document to permit additional affiliates of the Borrower to guarantee the Obligations and/or provide collateral therefor; provided further that this Agreement may be amended by any Joinder Agreements as contemplated by Article 3 hereof.

(2)           Notwithstanding the foregoing, no such Modification or waiver shall, without the prior written consent of each Lender that would be directly and adversely affected thereby:  (i) reduce the principal of, or rate of interest on, any Loan or any LC Disbursement or fees payable hereunder, (except (x) in connection with the waiver or applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)), (ii) except as expressly contemplated by this Section 11.2 and Section 11.8 below, modify the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Potential Default or Event of Default shall constitute an increase in any Commitment of any Lender, (iii) Modify the definition of “Required Lenders” (provided that, with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” on substantially the same basis as the Commitments and the revolving Loans are included on the Closing Date), (iv) extend or waive any scheduled payment date for any principal, interest or fees, (v) release MAC from its obligations under the REIT Guaranty, release the Macerich Partnership from its obligation to repay the Loans and LC Disbursements hereunder or release all or substantially all of the Collateral, (vi) Modify this Section 11.2, or (vii) Modify any provision of the Loan Documents which by its terms requires the consent or approval of all affected Lenders; provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (iii), (v), and (vi).

(3)           No Modification of any provision of the Loan Documents, or consent to any departure by any Borrower Party therefrom, shall: (i) Modify any provision of the Loan Documents relating to the Administrative Agent without the written consent of the Administrative Agent; or (ii) Modify or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender; or (iii) Modify any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 1.4 without the written consent of Administrative Agent and the Issuing Lender.

(4)           Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Joinder Agreements in accordance with

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Article 3 and such Joinder Agreements shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

Further, it is expressly agreed and understood that the failure by the Required Lenders to elect to accelerate amounts outstanding hereunder and/or to terminate the Commitments of the Lenders, the Swing Line Lender and the Issuing Lender hereunder shall not constitute a Modification or waiver of any term or provision of this Agreement.

11.3.        Cumulative Rights; No Waiver.  The rights, powers and remedies of the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among the Borrower Parties, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders relating hereto, at law, in equity or otherwise.  Any delay or failure by Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Administrative Agent, the Issuing Lender, the Swing Line Lender or the Lenders, and no single or partial exercise by the Administrative Agent, the Issuing Lender, the Swing Line Lender or the Lenders of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

11.4.        Entire Agreement.  This Agreement, the other Loan Documents and the schedules, appendices, documents and agreements referred to herein and therein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

11.5.        Survival.  All representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents on the part of the Borrower Parties shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

11.6.        Notices.

(1)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (2) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, in each case, addressed to the party at the address set forth on Schedule 11.6 attached hereto.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (2) below, shall be effective as provided in said paragraph (2).

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(2)           Electronic Communications.  Notices and other communications to the Lenders, the Issuing Lender and the Swing Line Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Issuing Lender or the Swing Line Lender pursuant to Section 1.5 if such Lender, the Issuing Lender or the Swing Line Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) of this paragraph, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(3)           Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(4)           Platform.

(i)            Each Borrower Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender, the Swing Line Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)           The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Borrower Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s , any Borrower

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Party’s or the Administrative Agent’s transmission of Communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Borrower Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender, the Swing Line Lender or the Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

11.7.        Governing Law.  This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws of principles thereof that would result in the application of any law other than the law of the State of New York..

11.8.        Assignments, Participations, Etc.

(1)           With the prior written consent of the Administrative Agent and, but only if there has not occurred and is continuing an Event of Default or Potential Default, MAC, in each case such consents not to be unreasonably withheld or delayed, any Lender may at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of MAC or the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to another Lender or its Affiliate) (each an “Assignee”) all or any part of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) and the other Obligations held by such Lender hereunder, in a minimum amount of $5 million (or (A) if such Assignee is another Lender or an Affiliate of a Lender, $1 million, or such lesser amount as agreed by the Administrative Agent; and (B) if such Lender’s Commitment is less than $5 million, one hundred percent (100%) thereof); provided, however, that MAC, the Borrower, the Issuing Lender, the Swing Line Lender and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower, the Issuing Lender, the Swing Line Lender and the Administrative Agent by such Lender and the Assignee and such assignment shall have been recorded in the Register in accordance with Section 11.8(1)(B); (ii) such Lender and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance Agreement and (iii) the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

(A)          From and after the date that the Administrative Agent notifies the assignor Lender and the Borrower that it has received an executed Assignment and Acceptance Agreement and payment of the above-referenced processing fee:  (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under the Loan Documents, (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Loan Documents (but shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to the assignment) and (iii) this Agreement shall be

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deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments resulting therefrom.

(B)           Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until receipt by Administrative Agent of a fully executed Assignment and Acceptance Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 11.8(1).  Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment and Acceptance Agreement shall be maintained, as applicable.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding absent manifest error on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(2)           Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance Agreement and payment of the processing fee (which notice shall also be sent by the Administrative Agent to each Lender), the Borrower shall, if requested by the Assignee, execute and deliver to the Administrative Agent, a new Note evidencing such Assignee’s Applicable Percentage of the Commitments.

(3)           Any Lender may at any time, without notice to or the consent of any other Person, sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a “Participant”) participating interests in all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it) (the “Originating Lender”); provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, and (iii) the Borrower, the Issuing Lender, the Swing Line Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents.  In the case of any such participation, the Participant shall be entitled to the benefit of Sections 2.5, 2.6 and 2.7 (and subject to the burdens of Sections 2.8 and 11.8 above) as though it were also a Lender thereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, and Section 11.10 of this Agreement shall apply to such Participant as if it were a Lender party hereto.

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(4)           Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it) to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned interests made by the Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned interests to the extent of such payment.  No such assignment shall release the assigning Lender from its obligations hereunder.

(5)           Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a register on which it enters the names and addresses of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

11.9.        Counterparts; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

11.10.      Sharing of Payments.  If any Lender, the Issuing Lender or the Swing Line Lender shall receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender’s, the Swing Line Lender’s or the Issuing Lender’s Applicable Percentage, then such Lender, Swing Line Lender or Issuing Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, Swing Line Lender or Issuing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.  Each Lender, the Swing Line Lender and the Issuing Lender are hereby authorized by the Borrower Parties to exercise any and all rights of setoff, counterclaim or bankers’ lien against the full amount of the Obligations, whether or not held by such Lender, the Swing Line Lender or the Issuing Lender.  Each of the Lenders, the Swing Line Lender and the Issuing Lender

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hereby agree to exercise any such rights first against the Obligations and only then to any other Indebtedness of the Borrower to such Lender, the Swing Line Lender or Issuing Lender.

11.11.      Confidentiality.  Each Lender, the Swing Line Lender and the Issuing Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by any of the Borrower Parties or by the Administrative Agent on the Borrower Parties’ behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information:  (1) was or becomes generally available to the public other than as a result of a disclosure by any Lender, the Swing Line Lender or the Issuing Lender or any prospective Lender, or (2) was or becomes available from a source other than the Borrower Parties not known to the Lenders, the Swing Line Lender or the Issuing Lender to be in breach of an obligation of confidentiality to the Borrower Parties in the disclosure of such information.  Nothing contained herein shall restrict any Lender, the Swing Line Lender or the Issuing Lender from disclosing such information (i) at the request or pursuant to any requirement of any Governmental Authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, the Swing Line Lender, the Issuing Lender, any Lender or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Lender’s, Swing Line Lender’s or Issuing Lender’s independent auditors and other professional advisors; and (vii) to any Participant or Assignee and to any prospective Participant or Assignee, provided that each Participant and Assignee or prospective Participant or Assignee first agrees to be bound by the provisions of this Section 11.11 or to confidentiality provisions that are at least as restrictive as this Section 11.11.

11.12.      Consent to Jurisdiction.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.6; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH

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COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY LOAN DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

11.13.      Waiver of Jury Trial.  EACH OF THE BORROWER, MAC, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, THE SWING LINE LENDER AND THE LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH OF THE BORROWER, MAC, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, THE SWING LINE LENDER AND THE LENDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF SUCH PARTIES FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.14.      Indemnity.  Whether or not the transactions contemplated hereby are consummated, each of the Borrower Parties shall, jointly and severally, indemnify and hold the Administrative Agent, the other Agents, the Issuing Lender, the Swing Line Lender and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney’s fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following the Commitment Termination Date and the termination, resignation or replacement of the Administrative Agent, the Swing Line Lender, the Issuing Lender or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing,

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collectively, the “Indemnified Liabilities”); provided, however, that the Borrower Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person.  To the extent permitted by applicable law, no Borrower Party or, subject to the proviso at the end of this sentence, no Indemnified Person shall assert, and each Borrower Party hereby waives, any claim against each Indemnified Person, and each Indemnified Person hereby waives, any claim against each Borrower Party, in each case, in respect of any Punitive Damages and each Borrower Party and each Indemnified Person hereby waives, releases and agrees not to sue upon any such claim or any such Punitive Damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, however, that the foregoing is not in any way intended to affect the rights of the Indemnified Persons with respect to Punitive Damages awarded to a third party that are otherwise subject to indemnification pursuant to this Section 11.14.  The agreements in this Section 11.14 shall survive payment of all other Obligations.

11.15.      Telephonic Instruction.  Any agreement of the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders herein to receive certain notices by telephone is solely for the convenience and at the request of the Borrower.  The Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Lender, the Swing Line Lender or the Lenders in reliance upon such telephonic notice.  The obligation of the Borrower to repay the Loans and the LC Disbursements shall not be affected in any way or to any extent by any failure by the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders to receive written confirmation of any telephonic notice or the receipt by the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders to be contained in the telephonic notice.

11.16.      Marshalling; Payments Set Aside.  Neither the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender nor the Lenders shall be under any obligation to marshal any assets in favor of any of the Borrower Parties or any other Person or against or in payment of any or all of the Obligations.  To the extent that any of the Borrower Parties makes a payment or payments to the Administrative Agent, the Issuing Lender, the Swing Line Lender or the Lenders, or the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender or the Lenders enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then (1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (2) each Lender, the Swing Line Lender and the Issuing Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

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11.17.      Set-off.  In addition to any rights and remedies of the Lenders, the Swing Line Lender and the Issuing Lender provided by law, if an Event of Default exists, each Lender, the Swing Line Lender and the Issuing Lender is authorized at any time and from time to time, without prior notice to the Borrower Parties, any such notice being waived by the Borrower Parties to the fullest extent permitted by law, to set off and apply in favor of the Secured Parties any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender, the Swing Line Lender or the Issuing Lender to or for the credit or the account of the Borrower Parties against any and all Aggregate Obligations owing to the Secured Parties, now or hereafter existing, irrespective of whether or not the Administrative Agent, the Collateral Agent or such Lender, the Swing Line Lender or Issuing Lender shall have made demand under this Agreement or any Loan Document and although such Aggregate Obligations may be contingent or unmatured.  Each Lender, Swing Line Lender and Issuing Lender agrees promptly to (i) notify the Borrower Parties, the Administrative Agent and the Collateral Agent after any such set-off and application made by such Lender, Swing Line Lender or Issuing Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application and (ii) pay such amounts that are set-off to the Collateral Agent for the ratable benefit of the Secured Parties.

11.18.      Severability.  The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

11.19.      No Third Parties Benefited.  This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower Parties, the Lenders, the Issuing Lender, the Swing Line Lender and the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.20.      No Fiduciary Duty.  Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower Parties, their stockholders and/or their affiliates.  Each Borrower Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Borrower Party, its stockholders or its affiliates, on the other.  The Borrower Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower Party, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower Party,

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its management, stockholders, creditors or any other Person.  Each Borrower Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Borrower Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower Party, in connection with such transaction or the process leading thereto.

11.21.      PATRIOT Act.  Each Lender, Swing Line Lender, Issuing Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of each Borrower Party and other information that will allow such Lender, Swing Line Lender, Issuing Lender or Administrative Agent, as applicable, to identify such Borrower Party in accordance with the Patriot Act.  Additionally, the Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, a Lender, Swing Line Lender, Issuing Lender or Administrative Agent may from time-to-time request, and the Borrower Parties shall provide to such Lender, Swing Line Lender, Issuing Lender or Administrative Agent, as applicable, such Borrower Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender, Swing Line Lender, Issuing Lender or Administrative Agent, as applicable, to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

11.22.      Time.  Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

11.23.      Effectiveness of Agreement.  This Agreement shall become effective upon satisfaction of all of the conditions set forth in Section 5.1 of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
its general partner

	By:	/s/ Richard A. Bayer
	Name:	Richard A. Bayer
	Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

GUARANTORS:

THE MACERICH COMPANY,
a Maryland corporation

By:	/s/ Richard A. Bayer
Name:	Richard A. Bayer
Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

MACERICH TWC II CORP.,
a Delaware corporation

By:	/s/ Richard A. Bayer
Name:	Richard A. Bayer
Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

MACERICH TWC II LLC,
a Delaware limited liability company

By:	/s/ Richard A. Bayer
Name:	Richard A. Bayer
Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

MACERICH WRLP CORP.,
a Delaware corporation

By:	/s/ Richard A. Bayer
Name:	Richard A. Bayer
Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

MACERICH WRLP LLC,
a Delaware limited liability company

By:	/s/ Richard A. Bayer
Name:	Richard A. Bayer
Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

MACERICH WRLP II CORP.,
a Delaware corporation

By:	/s/ Richard A. Bayer
Name:	Richard A. Bayer
Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

MACERICH WRLP II L.P.,
a Delaware limited partnership

By:	Macerich WRLP II Corp.,
a Delaware corporation,
its general partner

	By:	/s/ Richard A. Bayer
	Name:	Richard A. Bayer
	Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

WALLEYE LLC,
a Delaware limited liability company

By:	/s/ Richard A. Bayer
Name:	Richard A. Bayer
Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

WALLEYE RETAIL INVESTMENTS LLC,
a Delaware limited liability company

By:	Walleye LLC,
a Delaware limited liability company,
its member

	By:	/s/ Richard A. Bayer
	Name:	Richard A. Bayer
	Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

By:	Macerich Walleye LLC,
a Delaware limited liability company,
its member

	By:	/s/ Richard A. Bayer
	Name:	Richard A. Bayer
	Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

MACERICH WALLEYE LLC,
a Delaware limited liability company

By:	/s/ Richard A. Bayer
Name:	Richard A. Bayer
Title:	Senior Executive Vice President, Chief Legal Officer & Secretary

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

LENDERS AND AGENTS:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent and a Lender

By:	/s/ George R. Reynolds
Name:	George R. Reynolds
Title:	Director

By:	/s/ James Rolison
Name:	James Rolison
Title:	Managing Director

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

DEUTSCHE BANK SECURITIES INC.,
as a Joint Leader Arranger

By:	/s/ George R. Reynolds
Name:	George R. Reynolds
Title:	Director

By:	/s/ James Rolison
Name:	James Rolison
Title:	Managing Director

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

J.P. MORGAN SECURITIES LLC,
as a Joint Leader Arranger

By:	/s/ James M. Reilly
Name:	James M. Reilly
Title:	Executive Director

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Marc Costantino
Name:	Marc Costantino
Title:	Executive Director

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Mark Loewen
Name:	Mark Loewen
Title:	Senior Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

The Royal Bank of Scotland plc, as a Lender

By:	/s/ Brett Thompson
Name:	Brett Thompson
Title:	Senior Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Diane Rolfe
Name:	Diane Rolfe
Title:	Director

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Citibank, N.A., as a Lender

By:	/s/ John Rowland
Name:	John Rowland
Title:	Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Royal Bank of Canada, as a Lender

By:	/s/ G. David Cole
Name:	G. David Cole
Title:	Authorized Signatory

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

ING REAL ESTATE FINANCE (USA) LLC

By:	/s/ Christopher S. Godlewski
Name:	Christopher S. Godlewski
Title:	Director

By:	/s/ Laura Lynton
Name:	Laura Lynton
Title:	Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Rudy Kramer
Name:	Rudy Kramer
Title:	Senior Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

PNC Bank, National Association, as a Lender

By:	/s/ Darin Mortimer
Name:	Darin Mortimer
Title:	Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Union Bank, NA as a Lender

By:	/s/ Katherine Brandt
Name:	Katherine Brandt
Title:	Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ Yuji Kozawa
Name:	Yuji Kozawa
Title:	Senior Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

BANK OF THE WEST, a California
banking corporation, as a Lender

By:	/s/ Wendi Reed
Wendi Reed, Vice President

By:	/s/ Gary Seferian
Gary Seferian, Senior Vice President
& Regional Manager

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Sovereign Bank, as a Lender

By:	/s/ John Everly
Name:	John Everly
Title:	Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

MIDFIRST BANK, a federally chartered savings association, as a Lender

By:	/s/ Todd G. Wright
Name:	Todd G. Wright
Title:	First Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Emigrant Realty Finance, LLC, as a Lender

By:	/s/ David Feingold
Name:	David Feingold
Title:	Managing Director

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Land Bank of Taiwan Los Angeles Branch, as a Lender

By:	/s/ Juifu Chien
Name:	Juifu Chien
Title:	Vice President & General Manager

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

The Bank of East Asia, Limited, Los Angeles
Branch, as a Lender

By:	/s/ Chong Tan
Name:	Chong Tan
Title:	VP & Credit Manager

By:	/s/ Victor Li
Name:	Victor Li
Title:	General Manager

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

HUA NAN COMMERCIAL BANK, LTD.
NEW YORK AGENCY, as a Lender

By:	/s/ Henry Hsieh
Name:	Henry Hsieh
Title:	Assistant Vice President

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

FIRST COMMERCIAL BANK, LTD., NEW
YORK BRANCH, as a Lender

By:	/s/ Jason Lee
Name:	Jason Lee
Title:	V.P. & General Manager

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Mega International Commercial Bank Co., Ltd. Los Angeles Branch, as a Lender

By:	/s/ Chia Jang Liu
Name:	Chia Jang Liu
Title:	SVP & GM

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Taiwan Cooperative Bank, Los Angeles Branch,
as a Lender

By:	/s/ Li Hua Huang
Name:	Li Hua Huang
Title:	VP & General Manager

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Bank of Taiwan, Los Angeles Branch, as a Lender

By:	/s/ Chwan-Ming Ho
Name:	Chwan-Ming Ho
Title:	Vice President and General Manager

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Chang Hwa Commercial Bank, Ltd., New York
Branch, as a Lender

By:	/s/ Eric Y.S. Tsai
Name:	Eric Y.S. Tsai
Title:	VP & General Manager

Signature Page to the $1,500,000,000 Revolving Loan Facility Credit Agreement

Revolver Facility

ANNEX I:  GLOSSARY

ANNEX I:  GLOSSARY

THIS GLOSSARY is attached to and made a part of that certain Credit Agreement (the “Credit Agreement”) made and dated as of May 2, 2011, by and among THE MACERICH PARTNERSHIP, L.P., a limited partnership organized under the laws of the state of Delaware (“Macerich Partnership”), AS BORROWER; THE MACERICH COMPANY, a Maryland corporation (“MAC”); MACERICH WRLP II CORP., a Delaware corporation (“Macerich WRLP II Corp.”); MACERICH WRLP II L.P., a Delaware limited partnership (“Macerich WRLP II LP”); MACERICH WRLP CORP., a Delaware corporation (“Macerich WRLP Corp.”); MACERICH WRLP LLC, a Delaware limited liability company (“Macerich WRLP LLC”); MACERICH TWC II CORP., a Delaware corporation (“Macerich TWC II Corp.”); MACERICH TWC II LLC, a Delaware limited liability company (“Macerich TWC II LLC”); MACERICH WALLEYE LLC, a Delaware limited liability company (“Macerich Walleye LLC”); WALLEYE LLC, a Delaware limited liability company (“Walleye LLC”); and WALLEYE RETAIL INVESTMENTS LLC, a Delaware limited liability company (“Walleye Investments LLC”), jointly and severally as “GUARANTORS”; THE LENDERS FROM TIME TO TIME PARTY HERETO (collectively and severally, the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties.  For purposes of the Credit Agreement and the other Loan Documents, the terms set forth below shall have the following meanings:

“Act” shall have the meaning given such term in Section 6.13 of the Credit Agreement.

“Administrative Agent” shall have the meaning given such term in the introductory paragraph of the Credit Agreement and shall include any successor to DBTCA as the initial “Administrative Agent” thereunder.

“Affiliate” shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person.  “Control” as used herein means the power to direct the management and policies of such Person.  In the case of a Lender which is a fund that invests in loans, any other fund that invests in loans which is managed by the same investment advisor as such Lender, or by another Affiliate of such Lender or such investment advisor, shall be deemed an Affiliate of such Lender.

“Affiliate Guarantors” shall mean, jointly and severally, Macerich Holdings LLC, a Delaware limited liability company, Desert Sky Mall LLC, a Delaware limited liability company, Macerich SCG Limited Partnership, a California limited partnership, Macerich Panorama SPE LLC, a Delaware limited liability company, Macerich Santa Monica Adjacent LLC, a Delaware limited liability company, Macerich Santa Monica LLC, a Delaware limited liability company, Northridge Fashion Center LLC, a California limited liability company, Rotterdam Square, LLC, a Delaware limited liability company,

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Macerich Bristol Associates, a California general partnership, Macerich Carmel Limited Partnership, a California limited partnership, and any other guarantors executing Supplemental Guaranties in accordance with Section 4.2 of the Credit Agreement.

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents, the Senior Managing Agents and any other Persons acting in the capacity of an agent for the Lenders or the Secured Parties under the Credit Agreement, together with their permitted successors and assigns.

“Aggregate Investment Value” shall mean for each permitted Investment identified in Section 8.5 of the Credit Agreement (and any related Property referred to in such Section), the greater of (i) the purchase price of such Investment (and related Property); or (ii) that portion of the Gross Asset Value represented by the relevant Investment (and related Property) as calculated in the most recent Measuring Period; provided, however, that all Real Property Under Construction shall be valued at the out-of-pocket costs incurred by the applicable Borrower Parties or their Subsidiary Entities in respect of such Real Property Under Construction.

“Aggregate Obligations” shall have the meaning given such term in the Pledge Agreements.

“Anti-Terrorism Laws” shall have the meaning given such term in Section 6.26 of the Credit Agreement.

“Applicable Base Rate” shall mean, with respect to any Base Rate Loan for the Interest Period applicable to such Base Rate Loan, the floating rate per annum equal to the daily average Base Rate in effect during the applicable calculation period plus the percentage (per annum) set forth below which corresponds to the applicable ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) as measured at the end of each Fiscal Quarter:

Ratio of Total Liabilities
to Gross Asset Value	Base Rate Spread

Less than 45%	0.75%

Greater than or equal to 45% but less than 50%	1.00%

Greater than or equal to 50% but less than 55%	1.25%

Greater than or equal to 55% but less than 60%	1.50%

Greater than or equal to 60%	2.00%

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Notwithstanding the foregoing, if the Compliance Certificate is not delivered pursuant to the Credit Agreement for purposes of calculating the ratio of Total Liabilities to Gross Asset Value (or if such calculation cannot be made for any other reason), then the “Base Spread” above shall be 2.00% until such Compliance Certificate is delivered and the calculations can be made, at which time the “Base Rate Spread” shall be based on the ratio of Total Liabilities to Gross Asset Value as set forth above.  Any change in the Applicable Base Rate resulting from a change in the ratio of Total Liabilities to Gross Asset Value shall not take effect until the fifth Business Day after the Compliance Certificate with respect to a Fiscal Quarter is (or is required to be) delivered.

“Applicable LIBO Rate” shall mean, with respect to any LIBO Rate Loan for the Interest Period applicable to such LIBO Rate Loan, the per annum rate equal to the Reserve Adjusted LIBO Rate plus the percentage (per annum) set forth below which corresponds to the applicable ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) as measured at the end of each Fiscal Quarter:

Ratio of Total Liabilities
to Gross Asset Value	LIBO Spread

Less than 45%	1.75%

Greater than or equal to 45% but less than 50%	2.00%

Greater than or equal to 50% but less than 55%	2.25%

Greater than or equal to 55% but less than 60%	2.50%

Greater than or equal to 60%	3.00%

Notwithstanding the foregoing, if the Compliance Certificate is not delivered pursuant to the Credit Agreement for purposes of calculating the ratio of Total Liabilities to Gross Asset Value (or if such calculation cannot be made for any other reason), then the “LIBO Spread” above shall be 3.00% until such Compliance Certificate is delivered and the calculations can be made, at which time the “LIBO Spread” shall be based on the ratio of Total Liabilities to Gross Asset Value as set forth above.  Any change in the Applicable LIBO Rate resulting from a change in the ratio of Total Liabilities to Gross Asset Value shall not take effect until the fifth Business Day after the Compliance Certificate with respect to a Fiscal Quarter is (or is required to be) delivered.

“Applicable Percentage” shall mean, with respect to any Lender, (i) prior to the termination of the Commitments in accordance with the Credit Agreement, the percentage obtained by dividing (x) the Commitment of that Lender by (y) the aggregate Commitments of all Lenders and (ii) after the termination of Commitments in accordance

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with the Credit Agreement, the percentage obtained by dividing (x) the Revolving Credit Exposure of that Lender by (y) the aggregate Revolving Credit Exposure of all Lenders.

“Assignee” shall have the meaning given such term in Section 11.8 of the Credit Agreement.

“Assignment and Acceptance Agreement” shall mean an agreement in the form of that attached to the Credit Agreement as Exhibit E.

“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

“Base Rate” shall mean on any day the higher of:  (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Rate in effect on such day plus one half of one percent (0.50%) and (c) the LIBO Rate calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day.

“Base Rate Borrowing”, when used in reference to any Borrowing, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Applicable Base Rate.

“Base Rate Loan”, when used in reference to any Loan, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Applicable Base Rate.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Book Value” shall mean the book value of such asset or property, without regard to any related Indebtedness.

“Borrowed Indebtedness”  of any Person means, without duplication, (A) all obligations for borrowed money of such Person, (B) all liabilities and obligations, contingent or otherwise, evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, (C) all obligations payable in cash (excluding obligations payable in cash or Capital Stock, at the option of a Borrower Party) for the deferred purchase price of real property acquired by such Person (excluding obligations arising in the ordinary course of business but including all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any real property acquired by such Person), (D) all obligations for borrowed money secured by any Lien upon or in any real property owned by such Person whether or not such Person has assumed or become liable for the payment of such obligations for borrowed money and (E) all obligations of the type described in any of clauses (A) through (D) above which are guaranteed, directly or indirectly, or endorsed

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(otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person.  Borrowed Indebtedness shall not include (i) Indebtedness incurred for the purpose of acquiring one or more items of personal property, or (ii) guaranties or indemnities executed by the Borrower Parties in respect of Indebtedness secured by a Permitted Mortgage to the extent either: (A) such guaranty or indemnity has been incurred in respect of customary exclusions from the non-recourse provisions of the applicable Permitted Mortgage (including any customary exclusion in respect of environmental liabilities); or (B) such Indebtedness has been incurred for the purpose of financing the construction or development of Real Property owned by any Subsidiary of the Borrower Parties.

“Borrower” shall mean the Macerich Partnership.

“Borrower Parties” shall mean, jointly and severally, each of the Borrower and the Guarantors.

“Borrowing” shall mean (a) all Base Rate Loans made, converted or continued on the same date, or (b) all LIBO Rate Loans of the same Interest Period.  For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

“Borrowing Request” shall mean a request by the Borrower for a Borrowing in accordance with Section 1.3 of the Credit Agreement.

“Broadway Plaza Property” shall mean Real Property and improvements located at 1275 Broadway Plaza, Walnut Creek, CA 94596, commonly referred to as “Broadway Plaza” and owned by Macerich Northwestern Associates, a California general partnership.

“Bullet Payment” shall mean any payment of the entire unpaid balance of any Indebtedness at its final maturity other than the final payment with respect to a loan that is fully amortized over its term.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles, California or New York, New York are authorized or obligated to close their regular banking business; provided that the term “Business Day” as used with respect to the Letter of Credit provisions of the Credit Agreement (including, without limitation, Section 1.4 of the Credit Agreement) shall be defined as otherwise set forth above but shall not include the reference to “Los Angeles, California”; provided, further, when the term “Business Day” is used in connection with a LIBO Rate Loan or LIBO Rate Borrowing (including the definition of “Interest Period” as it relates to LIBO Rate Loans), the term “Business Day” shall also exclude any day on which commercial banks in London, England and Frankfurt, Germany are not open for domestic and international business.

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“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Loan Fees” shall mean, with respect to the Macerich Entities, and with respect to any period, any upfront, closing or similar fees paid by such Person in connection with the incurrence or refinancing of Indebtedness during such period that are capitalized on the balance sheet of such Person.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class or series of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all investment units, partnership, membership or other equity interests of such Person.

“Carry Over Basis Transaction”  shall mean any transaction in which the acquired assets have a carry over basis and are not marked to market at the time of such acquisition.

“Cash Equivalents” shall mean, with respect to any Person:  (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof of Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“CERCLIS” shall have the meaning given such term in Section 6.15 of the Credit Agreement.

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“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of the Credit Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of the Credit Agreement or (c) compliance by any Lender, the Swing Line Lender or the Issuing Lender (or by any lending office of such Lender, the Swing Line Lender or Issuing Lender or by such Lender’s, Swing Line Lender’s or Issuing Lender’s holding company, if any) with any guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of the Credit Agreement; provided, however, that (i) no Change in Law shall be deemed to have occurred with respect to any Assignee or Participant until after the date on which such Assignee or Participant acquired its interest as an Assignee or Participant under this Agreement and (ii) clause (i) of this proviso shall not apply to any Change in Law with respect to (x) any Assignee to the extent such Change in Law was applicable to the assignor Lender on the effective date of the Assignment and Assumption Agreement pursuant to which such Assignee became a Lender or (y) any Participant to the extent such Change in Law was applicable to the Originating Lender on the effective date of the agreement pursuant to which such Participant became a Participant; provided, further, however that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean, with respect to MAC, the occurrence of either of the following:  (i) a change in the beneficial ownership within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 of more than twenty-five percent (25%) of the Capital Stock of MAC having general voting rights so that such Capital Stock is held by a Person, or two (2) or more Persons acting in concert, unless the Administrative Agent and the Required Lenders have approved in advance in writing the identity of such Person or Persons or (ii) the resignation or removal from the Board of Directors of fifty percent (50%) or more of the members of MAC’s Board of Directors during any twelve (12) month period for any reason other than death, disability or voluntary retirement or personal reasons, unless otherwise approved in advance in writing by the Required Lenders.

“Closing Certificate” shall mean a certificate in the form of that attached to the Credit Agreement as Exhibit F.

“Closing Date” shall mean the date as of which all conditions set forth in Section 5.1 of the Credit Agreement shall have been satisfied or waived.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

“Co-Documentation Agents” shall mean Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and Barclays Bank plc, in their respective capacities as co-documentation agents for the credit facility evidenced by the Credit Agreement, together with their permitted successors and assigns.

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“Collateral” shall have the meaning given such term in the Pledge Agreements.

“Collateral Agent” shall mean DBTCA in its capacity as collateral agent for the benefit of the Secured Parties, together with its permitted successors and assigns.

“Commencement of Construction” shall mean with respect to any Real Property, the commencement of material on-site work (including grading) or the commencement of a work of improvement of such property.

“Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount that such Lender’s Revolving Credit Exposure could be at any time hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 1.7 of the Credit Agreement;  (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.8 of the Credit Agreement; or (c) increased from time to time pursuant to a Joinder Agreement delivered pursuant to Article 3 of the Credit Agreement.  The initial amount of each Lender’s Commitment is set forth on Schedule G-1, or in the Assignment and Acceptance Agreement or Joinder Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $1,500,000,000.

“Commitment Termination Date” shall mean initially the Original Commitment Termination Date; provided that the “Commitment Termination Date” shall mean the Extended Commitment Termination Date if the Borrower extends the Original Commitment Termination Date in accordance with the terms and conditions of Section 1.7(5) of the Credit Agreement.  The Commitment Termination Date shall be subject to acceleration upon an Event of Default as otherwise provided in the Credit Agreement.

“Commitment Termination LC Exposure Deposit” shall have the meaning given such term in Section 1.4(11)(A) of the Credit Agreement.

“Compliance Certificate” shall mean a certificate in the form of that attached to the Credit Agreement as Exhibit G.

“Construction-in-Process” means, with respect to any Real Property Under Construction, the aggregate amount of expenditures classified as “construction-in-process” on the balance sheet of the Consolidated Entities, with respect thereto.

“Consolidated Entities” means, collectively, (i) the Borrower Parties, (ii) MAC’s Subsidiaries and (iii) any other Person the accounts of which are consolidated with those of MAC in the consolidated financial statements of MAC in accordance with GAAP.

“Contact Office” shall mean (i) in the case of the Administrative Agent, the office of DBTCA located at Deutsche Bank Trust Company Americas, 90 Hudson Street Mail Stop:  JCY05-0511 Jersey City, NJ 07302, Attn:  Pam Wedenfeller, Facsimile: 904-494-6811, or such other offices in New York, New York as the Administrative Agent

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may notify the Borrower, the Lenders and the Issuing Lender from time to time in writing and (ii) in the case of the Swing Line Lender, the office of DBTCA located at Deutsche Bank Trust Company Americas, 90 Hudson Street Mail Stop:  JCY05-0511 Jersey City, NJ 07302, Attn:  Pam Wedenfeller, Facsimile: 904-494-6811, or such other offices in New York, New York as the Swing Line Lender may notify the Borrower and the Lenders from time to time in writing.

“Contingent Obligation” as to any Person shall mean, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), of such Person or of any other Person.  The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (1) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (2) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Person required to be delivered pursuant hereto.  Notwithstanding anything contained herein to the contrary, guarantees of completion and non-recourse carve outs in secured loans shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim.  Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower Party or their respective Subsidiaries), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody’s or S&P, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.  Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn and shall not be deemed to include a Co-Obligor’s Allocated Portion of any of the following: (i) the existing

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guaranties of Indebtedness secured by the Queens Center, the Promenade at Casa Grande Project and the Market at Estrella Falls Project, (ii) any guaranties by a Borrower Party of Tysons Corner Indebtedness so long as the Alaska Permanent Fund Corporation is the Unaffiliated Partner jointly and severally liable (whether pursuant to a guaranty, an indemnification, or otherwise) with respect to such Indebtedness; and (iii) any other guaranties by a Borrower Party of Indebtedness of a Consolidated Entity that is not Wholly-Owned or of a Joint Venture, in each case, secured by Real Property in an aggregate principal amount (with respect to such other guaranties) not to exceed $100,000,000.

“Contractual Obligation” as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Co-Obligor’s Allocated Portion” means, in the event a Borrower Party and an Unaffiliated Partner have guarantied or are otherwise obligated to pay, on a joint and several basis (whether pursuant to a guaranty, an indemnification, or otherwise), certain Indebtedness of a Consolidated Entity that is not Wholly-Owned or of a Joint Venture, and such Unaffiliated Partner is obligated under the applicable Organizational Documents of such Person or under other contractual arrangements to contribute to such Borrower Party, reimburse such Borrower Party or otherwise pay such Unaffiliated Partner’s pro rata share of such Indebtedness, the amount of such Unaffiliated Partner’s pro rata share of such Indebtedness, measured as a percentage of the total outstanding Capital Stock held by such Person in the applicable Consolidated Entity or Joint Venture.

“Credit Agreement” shall mean the Credit Agreement defined in the introductory paragraph of this Glossary, as the same may be Modified, extended or replaced from time to time.

“Credit Facility” shall mean this revolving credit facility which provides for the extension of credit and the issuance of letters of credit from time to time in an aggregate amount not to exceed $1,500,000,000 (as such aggregate amount of commitments may be increased pursuant to and in accordance with Article 3 of the Credit Agreement), as set forth, and subject to the terms of, the Credit Agreement.

“DBTCA” shall mean Deutsche Bank Trust Company Americas.

“Defaulting Lender” means, subject to Section 1.12(b) of the Credit Agreement, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has

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notified the Borrower, the Administrative Agent, the Swing Line Lender or the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America, any  other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.12(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swing Line Lender and each Lender.

“De Minimis Subsidiary” shall mean any Subsidiary or Subsidiaries which in the aggregate represents less than one and one-half percent of Gross Asset Value of the Consolidated Entities.

“Depreciation and Amortization Expense” shall mean (without duplication), for any period, the sum for such period of (i) total depreciation and amortization expense, whether paid or accrued, of the Consolidated Entities, plus (ii) any Consolidated Entity’s pro rata share of depreciation and amortization expenses of Joint Ventures. For purposes of this definition, MAC’s pro rata share of depreciation and amortization expense of any Joint Venture shall be deemed equal to the product of (i) the depreciation and amortization expense of such Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by any Consolidated Entity, expressed as a decimal.

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“Designated Environmental Properties” shall have the meaning given such term in Section 6.15 of the Credit Agreement.

“Disposition” shall mean the sale, conveyance, pledge, hypothecation, encumbrance, creation of a security interest with respect to, or other transfer, whether voluntary or involuntary, direct or indirect, of any legal or beneficial interest in a Property, including any sale, conveyance, pledge, hypothecation, encumbrance, creation of a security interest with respect to, or other transfer, at any tier, of any ownership interest in any Macerich Entity; provided, however, that Disposition shall not include any Permitted Encumbrances or any Distributions to another Macerich Entity; provided further that such exclusion of Permitted Encumbrances shall not apply to the Dispositions described in Sections 8.3, 8.4(1), 8.4(2), and 8.4(3) of the Credit Agreement.  “Disposition” shall not include the sale of any ancillary building pad site within a Project provided that the consideration received for such transaction does not exceed $1,000,000 for any Project and $5,000,000 in the aggregate for all Projects and shall not include any ground lease.

“Disqualified Capital Stock” shall mean with respect to any Person any Capital Stock of such Person (other than preferred stock of MAC issued and outstanding on the Closing Date) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including upon the occurrence of any event), is required to be redeemed or is redeemable for cash at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is exchangeable for Indebtedness (other than at the option of such Person), in whole or in part, at any time.

“Distribution” shall mean with respect to MAC, Macerich Partnership or MACWH: (i) any distribution of cash or Cash Equivalent, directly or indirectly, to the partners or holders of Capital Stock of such Persons, or any other distribution on or in respect of any partnership, company or equity interests of such Persons; and (ii) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Persons, other than: (1) dividends payable solely in shares of common stock by MAC; or (2) the purchase, redemption, exchange, or other retirement of any shares of any class of Capital Stock of such Persons, directly or indirectly through a Subsidiary of MAC or otherwise, (A) to the extent such purchase, redemption, exchange, or other retirement occurs in exchange for the issuance of Capital Stock of MAC or Macerich Partnership or (B) with respect to MACWH, to the extent such purchase, redemption, or other retirement occurs in exchange for the issuance of Capital Stock of MACWH, MAC or Macerich Partnership in accordance with the provisions of the MACWH Partnership Agreement.

“Dollar” shall mean lawful currency of the United States of America.

“EBITDA” shall mean, for the twelve months then most recently ended, solely with respect to the Consolidated Entities, Net Income, plus (without duplication) (A) Interest Expense, (B) Tax Expense, (C) Depreciation and Amortization Expense and (D) noncash compensation charges, including any such charges arising from stock

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options, restricted stock grants and other equity incentive programs, in each case for such period.

“Eligible Assignee” shall mean any Person other than a natural Person that is:

(a)           a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;

(b)           a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD);

(c)           a Person that is engaged in the business of commercial banking and that is:  (1) an Affiliate of a Lender or the Issuing Lender or Swing Line Lender, (2) an Affiliate of a Person of which a Lender, the Swing Line Lender or the Issuing Lender is an Affiliate, or (3) a Person of which a Lender, the Swing Line Lender or the Issuing Lender is a Subsidiary;

(d)           an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which in vests in bank loans and has a net worth of $500,000,000; or

(e)           a fund (other than a mutual fund) which invests in bank loans and whose assets exceed $100,000,000;

provided, however, that (i) no Person shall be an “Eligible Assignee” unless at the time of the proposed assignment to such Person:  (x) such Person is able to make its Applicable Percentage of the Commitments in U.S. dollars, and (y) such Person is exempt from withholding of tax on interest and is able to deliver the documents related thereto pursuant to Section 2.10(5) of the Credit Agreement and (ii) no Borrower Party nor any Affiliate of any Borrower Party shall be an “Eligible Assignee”; provided, further, however, that no Defaulting Lender shall be an “Eligible Assignee” so long as such Lender remains a Defaulting Lender.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as Modified, and the rules and regulations promulgated thereunder as from time to time in effect.

“ERISA Affiliate” shall mean any entity, trade or business (whether or not incorporated) that, together with any Consolidated Entity, would be deemed a “single employer” within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

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“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Consolidated Entity or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) by any Consolidated Entity or any ERISA Affiliate from a Multiemployer Plan or receipt by any Consolidated Entity or any ERISA Affiliate of notice from any Multiemployer Plan that it is in “reorganization” (within the meaning of Section 4241 of ERISA), “insolvency” (within the meaning of Section 4245 of ERISA), or “endangered or critical status” (within the meaning of Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) a failure by any Consolidated Entity or any ERISA Affiliate to meet the funding requirements of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Pension Plan, whether or not waived, or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (f) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Consolidated Entity or any ERISA Affiliate; or (h) the filing of an application for a waiver of the minimum funding standard pursuant to Section 412(c) of the Code or Section 303(c) of ERISA with respect to any Pension Plan.

“Eurodollar Business Day” shall mean a Business Day on which commercial banks in London, England and Frankfurt, Germany are open for domestic and international business.

“Event of Default” shall have the meaning given such term in Section 9 of the Credit Agreement.

“Evidence of No Withholding” shall have the meaning given such term in Section 2.10(5) of the Credit Agreement.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any state, locality or foreign jurisdiction under the laws of which such recipient is organized or in which it maintains an office or permanent establishment, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any United States withholding Tax imposed under FATCA, and (d) any withholding tax (in the case of a Foreign Lender) or backup withholding tax (in the case of any Lender), that is imposed on amounts payable to such

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Lender at the time such Lender becomes a party to the Credit Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.10(5) or Section 2.10(6) of the Credit Agreement, except to the extent any such withholding taxes were imposed on the Lender’s predecessor in interest (or former lending office); provided, however, Excluded Taxes shall not include any withholding tax resulting from any inability to comply with Section 2.10(5) or Section 2.10(6) of the Credit Agreement solely by reason of there having occurred a Change in Law.

“Executive Order” shall have the meaning given such term in Section 6.26 of the Credit Agreement.

“Existing Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated as of July 20, 2006, as amended or otherwise modified to date, by and among the Borrower, MAC, the lenders from time to time party thereto and DBTCA, as administrative agent.

“Extended Commitment Termination Date” shall have the meaning given such term in Section 1.7(5) of the Credit Agreement.

“Extension Fee” shall have the meaning given such term in Section 1.7(5)(B) of the Credit Agreement.

“Facility Increase” shall have the meaning given such term in Section 3.1 of the Credit Agreement.

“Facility Increase Arrangers” shall have the meaning given such term in Section 3.2 of the Credit Agreement.

“Facing Fee” shall have the meaning given such term in Section 2.11(2)(B) of the Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable, but only if the requirements in such amended or successor version for avoiding the withholding are not materially more onerous than the requirements in the current version), and any current or future regulations or official interpretations thereof).

“Federal Funds Rate” shall mean for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 1:00 p.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

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“Fee Letter” shall mean that certain Fee Letter dated as of the Closing Date entered into by the Borrower and the Administrative Agent.

“FFO” shall mean net income (loss) (computed in accordance with GAAP) excluding gains (or losses) from debt restructurings and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, as set forth in more detail under the definitions and interpretations thereof promulgated by the National Association of Real Estate Investment Trusts or its successor as of the Closing Date, but in any case excluding any write down due to impairment of assets.

“Financing” shall mean any transaction pursuant to which new Indebtedness is incurred and secured by a Property.

 “Fiscal Quarter” or “fiscal quarter” means any three-month period ending on March 31, June 30, September 30 or December 31 of any Fiscal Year.

“Fiscal Year” or “fiscal year” shall mean the 12-month period ending on December 31 in each year or such other period as MAC may designate and the Administrative Agent may approve in writing.

“Fixed Charge Coverage Ratio” shall mean, at any time, the ratio of (i) EBITDA for the twelve months then most recently ended (except that, with respect to any Project that has not achieved Stabilization, EBITDA for such Project shall be calculated for the most recent fiscal quarter and annualized), to (ii) Fixed Charges for such period (except that, with respect to any Project that has not achieved Stabilization, Fixed Charges for such Project shall be calculated for the most recent fiscal quarter and annualized).

“Fixed Charges” shall mean, for any period, solely with respect to the Consolidated Entities, the sum of the amounts for such period of (i) scheduled payments of principal of Indebtedness of the Consolidated Entities (other than any Bullet Payment), (ii) the Consolidated Entities’ pro rata share of scheduled payments of principal of Indebtedness of Joint Ventures (other than any Bullet Payment) that does not otherwise constitute Indebtedness of and is not otherwise recourse to the Consolidated Entities or their assets, (iii) Interest Expense, (iv) payments of dividends in respect of Disqualified Capital Stock; and (v) to the extent not otherwise included in Interest Expense, dividends and other distributions paid during such period by the Borrower or MAC with respect to preferred stock or preferred operating units (excluding distributions on convertible preferred units of MACWH in accordance with the MACWH Partnership Agreement).  For purposes of clauses (ii) and (v), the Consolidated Entities’ pro rata share of payments by any Joint Venture shall be deemed equal to the product of (a) the payments made by such Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by any Consolidated Entity, expressed as a decimal.

“Foreign Lender” shall mean any Lender, Issuing Lender or Swing Line Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is

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located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time; provided that for purposes of calculating the covenants set forth in Section 8.12 of the Credit Agreement, GAAP shall mean generally accepted accounting principles in the United States of America in effect as of the Closing Date.

“Good Faith Contest” means the contest of an item if (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (2) adequate reserves are established if required by, and in accordance with, GAAP with respect to the contested item, (3) during the period of such contest, the enforcement of any contested item is effectively stayed and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Effect.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any court or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Asset Value” shall mean, at any time, solely with respect to the Consolidated Entities, the sum of (without duplication):

(i) for Retail/Other Properties that are Wholly-Owned the sum of, for each such property, (a) such property’s Property NOI for the Measuring Period, divided by (b) 6.75% (expressed as a decimal); plus

(ii) for Retail/Other Properties that are not Wholly-Owned, the sum of, for each such property, (a) the Gross Asset Value of each such Retail/Other Property at such time, as calculated pursuant to the foregoing clause (i), multiplied by (b) the percentage of the total outstanding Capital Stock held by Consolidated Entities in the owner of the subject Retail/Other Property, expressed as a decimal; provided, notwithstanding anything to the contrary in this definition, so long as 100% of the Indebtedness and other liabilities of the owner of the Broadway Plaza Property reflected in the financial statements of such owner or disclosed in the notes thereto (to the extent the same would constitute a Contingent Obligation) is counted in the calculation of Total Liabilities pursuant to subsection (ii) of the definition of “Total Liabilities”, the Broadway Plaza Property, and the cash and Cash Equivalents and “Other GAV Assets” (as defined below) with respect thereto, shall be deemed to be Wholly-Owned and the Gross Asset Value with respect to the Broadway Plaza Property shall be calculated in accordance with clause (i) of this definition; plus

(iii) all cash and Cash Equivalents (other than, in either case, Restricted Cash) held by the Consolidated Entity at such time, and, in the case of cash and Cash Equivalents not Wholly-Owned, multiplied by a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock held by the Consolidated Entity holding title to such cash and Cash Equivalents; plus

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(iv) all Mortgage Loans acquired for the purpose of acquiring the underlying real property (as demonstrated by Borrower and confirmed in good faith by Administrative Agent), valued by the Book Value of each such Mortgage Loan when measured; plus

(v)(a) 100% of the Book Value of Construction-in-Process with respect to Retail/Other Properties Under Construction that are Wholly-Owned and (b) the product of (1) 100% of the Book Value of Construction-in-Process with respect to Retail/Other Properties Under Construction that are not Wholly-Owned multiplied by (2) a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock held by the Consolidated Entity holding title to such Retail/Other Properties Under Construction; for avoidance of doubt, whenever a Retail/Other Property has achieved Stabilization, the Gross Asset Value shall be as determined pursuant to subsections (i) or (ii) of this definition; plus

(vi) to the extent not otherwise included in the foregoing clauses, (a) the Book Value of tenant receivables, deferred charges and other assets with respect to Real Properties that are Wholly-Owned, and (b) the product of (1) the Book Value of tenant receivables, deferred charges and other assets with respect to Real Properties that are not Wholly-Owned multiplied by (2) a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock held by a Consolidated Entity holding title to such Real Property (collectively, “Other GAV Assets”), provided that the aggregate value of Other GAV Assets shall not exceed five percent (5%) of the aggregate Gross Asset Value of all the assets of the Consolidated Entities; plus

(vii) to the extent not otherwise included in the foregoing clauses, the Book Value of land and other Properties not constituting Retail/Other Properties; plus

(viii) the Book Value of the Investment in Northpark Mall; plus

(ix) the Book Value of up to three (3) Transitional Properties until Transitional Stabilization; provided, however, that (x) if a Transitional Property achieves Transitional Stabilization such Real Property shall be valued as otherwise provided in subsections (i) or (ii) of this definition and (y) the aggregate value of Transitional Properties for purposes of this clause (ix) shall not exceed seven and one half percent (7.5%) of the aggregate Gross Asset Value of all assets of the Consolidated Entities.

Provided further, however, that (A)(x) the determination of Gross Asset Value for any period shall not include any Retail/Other Property (or any Property NOI relating to any Retail/Other Property) that has been sold or otherwise disposed of or is the subject of a Specified Change of Control Event at any time prior to or during such period; and (y) any Retail/Other Property (whether acquired before or after the Closing Date) shall be valued at Book Value for 24 months after acquisition thereof and thereafter as otherwise provided in subsections (i) or (ii) of this definition); (B) upon the sale, conveyance, or transfer of all of a Real Property to a Person other than a Macerich Entity, the Gross Asset Value with respect to such Real Property shall no longer be considered; and (C) the determination of the NOI for any Retail/Other Property Under Construction which is no

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longer classified as “construction-in-process” under GAAP shall be calculated using an adjusted Measuring Period determined by annualizing the most recent fiscal quarter until such Retail/Other Property Under Construction has achieved Stabilization.

“Gross Leasable Area” shall mean the total leasable square footage of buildings situated on Real Properties, excluding the square footage of any department stores.

“Guarantors” shall mean, jointly and severally (i) any Initial Guarantor and (ii) any Supplemental Guarantor.

“Guaranty” shall mean any unconditional guaranty executed by any Person in favor of DBTCA (or a successor) in its capacity as Administrative Agent for the Lenders pursuant to the terms of the Credit Agreement, in a form approved by the Administrative Agent.  “Guaranty” shall include the Subsidiary Guaranty and the REIT Guaranty.

“Hazardous Materials” shall mean any flammable materials, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any applicable federal, state, or local laws or regulations.

“Hazardous Materials Claims” shall mean any enforcement, cleanup, removal or other governmental or regulatory action or order with respect to the Property, pursuant to any Hazardous Materials Laws, and/or any claim asserted in writing by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

“Hazardous Materials Laws” shall mean any applicable federal, state or local laws, ordinances or regulations relating to Hazardous Materials.

“Hedging Obligations” of a Person means any and all obligations of such Person or any of its Subsidiaries, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Increased Amount Date” shall have the meaning given such term in Section 3.1 of the Credit Agreement.

“Indebtedness” of any Person shall mean without duplication, (a) all liabilities and obligations of such Person, whether consolidated or representing the proportionate

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interest in any other Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, and including construction loans), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of real property), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (in an amount equal to the lesser of the obligation so secured and the fair market value of such property), (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, or (ix) consisting of Net Hedging Obligations; or (b) all Contingent Obligations and liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire for cash or non-cash consideration any Capital Stock or other equity interests and (c) obligations of such Person to purchase for cash or non-cash consideration Securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property.  For the avoidance of doubt, Indebtedness of any water, sewer, or other improvement district that is payable from assessments or taxes on property located within such district shall not be deemed to be Indebtedness of any Person owning property located within such district; provided that such Person has not otherwise obligated itself in respect of the repayment of such Indebtedness.

“Indemnified Liabilities” shall have the meaning given such term in Section 11.14 of the Credit Agreement.

“Indemnified Person” shall have the meaning given such term in Section 11.14 of the Credit Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Financial Statements” shall have the meaning given such term in Section 6.1 of the Credit Agreement.

“Initial Guarantors” shall mean MAC, the Westcor Guarantors, the Wilmorite Guarantors and the Affiliate Guarantors who enter into Guaranties on or as of the date hereof.

“Interest Coverage Ratio” shall mean, at any time, the ratio of (i) EBITDA for the twelve months then most recently ended (except that, with respect to any Project that has not achieved Stabilization, EBITDA for such Project shall be calculated for the most recent fiscal quarter and annualized), to (ii) Interest Expense for such period (except that,

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with respect to any Project that has not achieved Stabilization, Interest Expense for such Project shall be calculated for the most recent fiscal quarter and annualized).

“Interest Expense” shall mean, for any period, solely with respect to the Consolidated Entities, the sum (without duplication) for such period of:  (i) total interest expense, whether paid or accrued, of the Consolidated Entities, including fees payable in connection with the Credit Agreement, charges in respect of letters of credit and the portion of any Capitalized Lease Obligations allocable to interest expense, including the Consolidated Entities’ share of interest expenses in Joint Ventures but excluding amortization or write-off of debt discount and expense (except as provided in clause (ii) below), (ii) amortization of costs related to interest rate protection contracts and rate buydowns (other than the costs associated with the interest rate buydowns completed in connection with the initial public offering of MAC), (iii) capitalized interest, provided that capitalized interest may be excluded from this clause (iii) to the extent (A) such interest is paid or reserved out of any interest reserve established under a loan facility; or (B) consists of interest imputed under GAAP in respect of ongoing construction activities, but only to the extent such interest has not actually been paid, and the amount thereof does not exceed $40,000,000, (iv) for purposes of determining Interest Expense as used in the Fixed Charge Coverage Ratio (both numerator and denominator) only, amortization of Capitalized Loan Fees, (v) to the extent not included in clauses (i), (ii), (iii) and (iv), any Consolidated Entities’ pro rata share of interest expense and other amounts of the type referred to in such clauses of the Joint Ventures, and (vi) interest incurred on any liability or obligation that constitutes a Contingent Obligation of any Consolidated Entity; provided that during any period that a Retail/Other Property is subject to a Specified Change of Control Event and thereby excluded from the calculation of Gross Asset Value, the accrued and unpaid interest with respect to Indebtedness incurred in respect of such Retail/Other Property shall also be excluded from Interest Expense.  For purposes of clause (v), any Consolidated Entities’ pro rata share of interest expense or other amount of any Joint Venture shall be deemed equal to the product of (a) the interest expense or other relevant amount of such Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by any Consolidated Entity, expressed as a decimal.

“Interest Period” shall mean:

(a)  for any Base Rate Borrowing, the period commencing on the date of such borrowing and ending on the last day of the calendar month in which made; provided, that if any Base Rate Borrowing is converted to a LIBO Rate Borrowing, the applicable Base Rate Interest Period shall end on such date; and

(b)  for any LIBO Rate Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or if all Lenders agree, twelve months) thereafter, as specified in the applicable Borrowing Request or Rate Request;

provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the

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case of a LIBO Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBO Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Investment” shall mean, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of a Property or the assets of a business conducted by another Person, and (iii) any loan (other than loans to employees), advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including, without limitation, all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.  “Investment” shall not include (a) any promissory notes or other consideration paid to it or by a tenant in connection with Project leasing activities or (b) any purchase or other acquisition of Securities of, or a loan, advance or capital contribution to, MAC or any Subsidiary of MAC by MAC or any other Subsidiary of MAC.  The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.  Notwithstanding the foregoing, Investments shall not include any promissory notes received by a Person in connection with a Disposition.

“IRS” shall mean the Internal Revenue Service or any entity succeeding to any of its principal functions under the Code.

“Issuing Lender” shall mean DBTCA, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 1.4(10) of the Credit Agreement.

“Joinder Agreement” shall mean a Joinder Agreement in the form of that attached to the Credit Agreement as Exhibit K.

“Joint Lead Arrangers” shall mean Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, in their respective capacities as joint lead arrangers and joint book runners for the credit facility evidenced by the Credit Agreement, together with its permitted successors and assigns.

“Joint Venture” shall mean, as to any Person:  (i) any corporation fifty percent (50%) or less of the outstanding securities having ordinary voting power of which shall at

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the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization fifty percent (50%) or less of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Notwithstanding the foregoing, a Joint Venture of MAC shall include each Person, other than a Subsidiary, in which MAC owns a direct or indirect equity interest.  Unless otherwise expressly provided, all references in the Loan Documents to a “Joint Venture” shall mean a Joint Venture of MAC.

“LC Collateral Account” shall have the meaning given such term in Section 1.4(11) of the Credit Agreement.

“LC Disbursement” shall mean a payment made by the Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” shall mean each of the lenders from time to time party to the Credit Agreement, including any Assignee permitted pursuant to Section 11.8 of the Credit Agreement.

“Letter of Credit” shall mean any standby letter of credit issued pursuant to the Credit Agreement.

“Letter of Credit Collateral” shall have the meaning given such term in Section 1.4(11) of the Credit Agreement.

“Letter of Credit Fee” shall have the meaning given such term in Section 2.11(2)(A) of the Credit Agreement.

“Letter of Credit Request” shall have the meaning given such term in Section 1.4(2) of the Credit Agreement.

“LIBO Rate” shall mean, with respect to any LIBO Rate Loan for the Interest Period applicable to such LIBO Rate Loan, the per annum rate for such Interest Period and for an amount equal to the amount of such LIBO Rate Loan shown on Dow Jones Telerate Page 3750 (or any equivalent successor page) at approximately 11:00 (London time) two Eurodollar Business Days prior to the first day of such Interest Period or if such rate is not quoted, the arithmetic average as determined by the Administrative Agent of the rates at which deposits in immediately available U.S. dollars in an amount equal to the amount of such LIBO Rate Loan having a maturity approximately equal to such Interest Period are offered to four (4) reference banks to be selected by the

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Administrative Agent in the London interbank market, at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.

“LIBO Rate Borrowing”, when used in reference to any Borrowing, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Applicable LIBO Rate.

“LIBO Rate Loan”, when used in reference to any Loan, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Applicable LIBO Rate.

“LIBO Reserve Percentage” shall mean with respect to an Interest Period for a LIBO Rate Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

“Lien” shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and any agreement to give any security interest.

“Loans” shall mean the loans made by the Lenders to the Borrower pursuant to Section 1.1 of the Credit Agreement and a Swing Line Loan.

“Loan Documents” shall mean the Credit Agreement, the Notes and each of the following (but only to the extent evidencing, guaranteeing, supporting or securing the obligations under the foregoing instruments and agreements), the REIT Guaranty, each of the Subsidiary Guaranty, any Guaranty executed by any other Guarantor, the Pledge Agreements, and each other instrument, certificate or agreement executed by the Borrower, MAC or the other Borrower Parties in connection herewith, as any of the same may be Modified from time to time.

“Loan Month” shall mean any full calendar month during the term of the Credit Facility, with the first Loan Month being May, 2011, which first Loan Month shall be deemed to include the partial month commencing on the Closing Date.

“MAC” shall have the meaning given such term in the preamble to the Credit Agreement.

“Macerich Core Entities” shall mean collectively, (i) the Consolidated Entities, and (ii) any Joint Venture in which any Consolidated Entity is a general partner or in which any Consolidated Entity owns more than 50% of the Capital Stock.

“Macerich Entities” shall mean the Borrower Parties, and all Subsidiary Entities of the Borrower Parties.  “Macerich Entity” shall mean any one of the Macerich Entities.

“Macerich Partnership” shall have the meaning given such term in the preamble to the Credit Agreement.

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“Macerich TWC II Corp.” shall mean Macerich TWC II Corp., a Delaware corporation.

“Macerich TWC II LLC” shall mean Macerich TWC II LLC, a Delaware limited liability company.

“Macerich Walleye LLC” shall mean Macerich Walleye LLC, a Delaware limited liability company.

“Macerich WRLP Corp.” shall mean Macerich WRLP Corp., a Delaware corporation.

“Macerich WRLP LLC” shall mean Macerich WRLP LLC, a Delaware limited liability company.

“Macerich WRLP II Corp.” shall mean Macerich WRLP II Corp., a Delaware corporation.

“Macerich WRLP II LP” shall mean Macerich WRLP II LP, a Delaware limited partnership.

“MACWH” shall mean MACWH, L.P., a Delaware limited partnership.

“MACWH Partnership Agreement” shall mean the 2005 Amended and Restated Agreement of Limited Partnership of MACWH, between MACWH and the Borrower.

“Management Companies” shall mean Macerich Property Management Company, LLC a Delaware limited liability company, Macerich Management Company, a California corporation, Westcor Partners, L.L.C., an Arizona limited liability company, Westcor Partners of Colorado LLC, a Colorado limited liability company, Macerich Westcor Management LLC, a Delaware limited liability company, MACW Property Management, LLC, a New York limited liability company, and MACW Mall Management, Inc., a New York corporation, and includes their respective successors.

“Management Contracts” shall mean any contract between any Management Company, on the one hand, and any other Macerich Entity, on the other hand, relating to the management of any Macerich Entity or any Joint Venture or any of the properties of such Person, as the same may be amended from time to time.

“Margin Stock” shall mean “margin stock” as defined in Regulation U.

“Master Management Agreements” shall mean Management Contracts between a Macerich Entity, as owner of a Project, and a Wholly Owned Subsidiary in the form of Exhibit H attached hereto (or with respect to Subsidiaries of Westcor or Subsidiaries of Wilmorite, in the form that exists as of the Closing Date) with such Modifications to such form as may be made by the Macerich Entities in their reasonable judgment so long as such Modifications are fair, reasonable, and no less favorable to the owner than would be

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obtained in a comparable arm’s-length transaction with a Person not a Transactional Affiliate.

“Material Adverse Effect” shall mean with respect to (a) MAC and its Subsidiaries on a consolidated basis taken as a whole or (b) the Macerich Partnership and its Subsidiaries on a consolidated basis taken as a whole, any of the following (1) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of any of such Persons from and after the Statement Date, (2) a material impairment of the ability of any of such Persons to otherwise perform under any Loan Document; or (3) a material adverse effect upon the legality, validity, binding effect or enforceability against any of such Persons of any Loan Document.

“Maximum Increase Amount” shall have the meaning given such term in Section 3.1 of the Credit Agreement.

“Measuring Period” shall mean the period of four consecutive fiscal quarters ended on the last day of the Fiscal Quarter most recently ended as to which operating statements with respect to a Real Property have been delivered to the Lenders.

“Minority Interest” shall mean all of the partnership units (as defined under the Macerich Partnership’s partnership agreement) of the Macerich Partnership held by any Person other than MAC.

“Modifications” shall mean any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions of any document or instrument from time to time; “Modify”, “Modified,” or related words shall have meanings correlative thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage Loans” shall mean all loans owned or held by any of the Macerich Entities secured by mortgages or deeds of trust on Retail/Other Properties.

“Multiemployer Plan” shall mean a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which any Consolidated Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding five (5) plan years, has made, or been obligated to make, contributions.

“Net Hedging Obligations” shall mean, as of any date of determination, the excess (if any) of all “unrealized losses” over all “unrealized profits” of such Person arising from Hedging Obligations as substantiated in writing by the Borrower and approved by the Administrative Agent.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Hedging Obligation as of the date of determination (assuming the Hedging Obligation were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Obligation as of the date of determination (assuming such Hedging Obligation were to be terminated as of that date).

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“Net Income” shall mean, for any period, the net income (or loss), after provision for taxes, of the Consolidated Entities determined on a consolidated basis for such period taken as a single accounting period as determined in accordance with GAAP, and including the Consolidated Entities’ pro rata share of the net income (or loss) of any Joint Venture for such period, but excluding (i) any recorded losses and gains and other extraordinary items for such period and any losses or gains in connection with the early extinguishment of debt or the impairment of assets; (ii) other non-cash charges and expenses (including non-cash charges resulting from accounting changes), (iii) any gains or losses arising outside of the ordinary course of business, and (iv) any charges for minority interests in the Macerich Partnership held by Unaffiliated Partners.  For purposes hereof the Consolidated Entities’ pro rata share of the net income (or loss) of any Joint Venture shall be deemed equal to the product of (i) the income (or loss) of such Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by any Consolidated Entity, expressed as a decimal.

“Net Worth” means, at any date, the sum of (i) the aggregate Gross Asset Value; minus (2) the Total Liabilities.

“New Borrowing” shall mean any new advance of funds by the Lenders to the Borrower constituting either a Base Rate Loan or a LIBO Rate Loan.

“New Revolving Loan” shall have the meaning given such term in Section 3.4(1) of the Credit Agreement.

“New Revolving Loan Commitments” shall have the meaning given such term in Section 3.1 of the Credit Agreement.

“New Revolving Loan Lender” shall have the meaning given such term in Section 3.1 of the Credit Agreement.

“New Term Loan” shall have the meaning given such term in Section 3.4(2) of the Credit Agreement.

“New Term Loan Commitments” shall have the meaning given such term in Section 3.1 of the Credit Agreement.

“New Term Loan Lender” shall have the meaning given such term in Section 3.1 of the Credit Agreement.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Northpark Mall” shall mean Northpark Mall, a Retail/Other Property located in Dallas, Texas.

“Note” shall mean a promissory note in the form of that attached to the Credit Agreement as Exhibit I issued by the Borrower at the request of a Lender pursuant to Section 1.8(6) of the Credit Agreement.

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“NPL” shall have the meaning given such term in Section 6.15 of the Credit Agreement.

“Obligations” shall mean any and all debts, obligations and liabilities of the Borrower or the other Borrower Parties to the Administrative Agent, the Swing Line Lender, the Issuing Lender, the other Agents and the Lenders (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

“OFAC” shall have the meaning given such term in Section 6.26 of the Credit Agreement.

“Organizational Documents” shall mean:  (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the Board of Directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement relating to the rights between the partners or pursuant to which such partnership is formed, (c) for any limited liability company, the operating agreement, any articles of organization or formation, and any other instrument or agreement relating to the rights between the members, pertaining to the manager, or pursuant to which such limited liability company is formed, and (d) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed.

“Original Commitment Termination Date” shall mean May 2, 2015.

“Originating Lender” shall have the meaning given such term in Section 11.8 of the Credit Agreement.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of a Governmental Authority with respect to any payment made under any Loan Document or from the execution, delivery or enforcement of any Loan Document.

“Outside L/C Maturity Date” means the date six calendar months after the Commitment Termination Date; provided that at any time prior to the extension of the Original Commitment Termination Date in accordance with the terms and conditions of Section 1.7(5) of the Credit Agreement, if the Borrower has notified the Administrative Agent in writing that it will exercise the option to extend the Original Commitment Termination Date, until the Extended Commitment Termination Date, such date shall be extended to twelve calendar months after the Original Commitment Termination Date.

“Participant” shall have the meaning given such term in Section 11.8 of the Credit Agreement.

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“Participant Register” shall have the meaning given such term in Section 11.8(5) of the Credit Agreement.

“Patriot Act” shall have the meaning given such term in Section 6.26 of the Credit Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

“Pension Plan” shall mean a “pension plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA which any Consolidated Entity or any ERISA Affiliate sponsors, maintains, or to which any Consolidated Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.

“Permitted Encumbrances” shall mean any Liens with respect to the assets of the Borrower Parties and Macerich Core Entities consisting of the following:

(a)           Liens (other than environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(b)           Statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business for amounts which, if not resolved in favor of the Borrower Parties or the Macerich Core Entities, could not reasonably be expected to result in a Material Adverse Effect;

(c)           Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(d)                              Other Liens, incidental to the conduct of the business of the Borrower Parties or the Macerich Core Entities, including Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, easements, encroachments, building restrictions, minor defects, irregularities in title and other similar charges or encumbrances on the use of the assets of the Borrower Parties or the Macerich Core Entities which do not interfere with the ordinary conduct of the business of the Borrower Parties or the Macerich Core Entities and that are not incurred (i) in violation of any terms and conditions of the Credit Agreement; (ii) in connection with the borrowing of money or the obtaining of advances or credit, or (iii) in a manner which could not reasonably be expected to result in a Material Adverse Effect;

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(e)           Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security;

(f)            Any attachment or judgment Lien not constituting an Event of Default;

(g)           Licenses (with respect to intellectual property and other property), leases or subleases granted to third parties;

(h)           any (i) interest or title of a lessor or sublessor under any lease not prohibited by the Credit Agreement, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(i)            Liens arising from filing UCC financing statements relating solely to leases not prohibited by the Credit Agreement;

(j)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(k)           Liens on personal property.

“Permitted MACWH Cash Distribution” shall have the meaning given such term in Section 8.4(4) of the Credit Agreement.

“Permitted Mortgages” shall mean those certain mortgages and/or deeds of trust entered into by Subsidiaries of the Borrower Parties with respect to Real Property directly owned by such Subsidiaries of the Borrower Parties to the extent such mortgages and deeds of trust are otherwise permitted under the Credit Agreement (including Section 8.1(1) of the Credit Agreement).

“Person” shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

“Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) which any Consolidated Entity or any ERISA Affiliate establishes, sponsors or maintains or to which any Consolidated Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions, or with respect to which any Consolidated Entity or any ERISA Affiliate may have any liability (whether actual or contingent), but excluding any Multiemployer Plan.

“Platform” as defined in Section 11.6(4).

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“Pledge Agreements” shall mean, individually or collectively, each of the Pledge Agreements dated as of even date herewith from Macerich Partnership, MAC and the other Pledgors, each in substantially the form attached to the Credit Agreement as Exhibit J, pursuant to which each of Macerich Partnership, MAC and the other Pledgors shall pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, all of its direct and indirect ownership interest in certain Guarantors (or general partners thereof, as the case may be) as further specified therein.

“Pledgors” shall mean Macerich Partnership, MAC and Macerich WRLP II Corp.

“Potential Default” shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Prime Rate” shall mean the fluctuating per annum rate announced from time to time by DBTCA or any successor Administrative Agent at its principal office in New York, New York as its “prime rate”.  The Prime Rate is a rate set by DBTCA as one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as DBTCA may designate.  The Prime Rate is not tied to any external index and does not necessarily represent the lowest or best rate of interest actually charged to any class or category of customers.  Each change in the Prime Rate will be effective on the day the change is announced within DBTCA.

“Prohibited Person” shall have the meaning given such term in Section 6.26 of the Credit Agreement.

“Project” shall mean any shopping center, retail property, office building, mixed use property or other income producing project owned or controlled, directly or indirectly by a Macerich Entity.  “Project” shall include the redevelopment, or reconstruction of any existing Project.

“Property” shall mean, collectively and severally, any and all Real Property and all personal property owned or occupied by the subject Person.  “Property” shall include all Capital Stock owned by the subject Person in a Subsidiary Entity.

“Property Expense” shall mean, for any Retail/Other Property, all operating expenses relating to such Retail/Other Property, including the following items (provided, however, that Property Expenses shall not include debt service, tenant improvement costs, leasing commissions, capital improvements, Depreciation and Amortization Expenses and any extraordinary items not considered operating expenses under GAAP):  (i) all expenses for the operation of such Retail/Other Property, including any management fees payable under the Management Contracts and all insurance expenses, but not including any expenses incurred in connection with a sale or other capital or interim capital transaction; (ii) water charges, property taxes, sewer rents and other impositions, other than fines, penalties, interest or such impositions (or portions thereof) that are payable by reason of the failure to pay an imposition timely; and (iii) the cost of

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routine maintenance, repairs and minor alterations, to the extent they can be expensed under GAAP.

“Property Income” shall mean, for any Retail/Other Property, all gross revenue from the ownership and/or operation of such Retail/Other Property (but excluding income from a sale or other capital item transaction), service fees and charges and all tenant expense reimbursement income payable with respect to such Retail/Other Property.

“Property Indebtedness” shall mean so called “mezzanine indebtedness” incurred by a Macerich Core Entity (in such capacity, a “Mezzanine Borrower”), other than a Borrower Party, where (i) the Mezzanine Borrower’s only material asset is the Capital Stock it owns in a Macerich Core Entity that owns a Retail/Other Property encumbered by a mortgage Lien, (ii) such Indebtedness is non-recourse to any other Borrower Party and Macerich Core Entity (other than the Macerich Core Entity that owns such Retail/Other Property and customary carveouts for bankruptcy and other so called “bad acts”) and (iii) the only material collateral for such Indebtedness is a pledge of the Capital Stock described in clause (i) of this definition.

“Property NOI” shall mean, for any Retail/Other Property for any period, (i) all Property Income for such period, minus (ii) all Property Expenses for such period.

“Punitive Damages” shall mean special, indirect, consequential or punitive damages (as opposed to direct or actual damages) on any theory of liability (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, the Credit Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to therein, the transactions contemplated thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith.

“Queens Center” shall mean the Real Property and improvements located at or adjacent to 90-15 Queen’s Blvd., Elmhurst, New York, commonly referred to as “Queens Center” and owned by Macerich Queens Limited Partnership and/or Macerich Queens Expansion, LLC.

“Rate Request” shall mean a request for the conversion or continuation of a Base Rate Loan or LIBO Rate Loan as set forth in Section 1.6(2) of the Credit Agreement.

“Real Property” means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by the Macerich Entities.

“Real Property Under Construction” shall mean Real Property for which Commencement of Construction has occurred but construction of such Real Property is not substantially complete or has not yet reached Stabilization.

“Refunded Swing Line Loans” as defined in Section 1.4-(A).

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“Register” shall have the meaning given such term in Section 1.8(4) of the Credit Agreement.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. § 221), as the same may from time to time be amended, supplemented or superseded.

“REIT” shall mean a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Code.

“REIT Guaranty” shall mean the credit guaranty executed by MAC in favor of DBTCA (or a successor Administrative Agent), in its capacity as Administrative Agent for the benefit of the Lenders, as the same may be Modified from time to time.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the thirty (30)-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing an amount not less than 50% of the sum of the total Revolving Credit Exposures and Unused Commitments at such time.  The Revolving Credit Exposure and Unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirements of Law” shall mean, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Adjusted LIBO Rate” shall mean, with respect to any LIBO Rate Loan, the rate per annum calculated as of the first day of such Interest Period in accordance with the following formula:

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Reserve Adjusted LIBO Rate =	LR
1-LRP

where

LR   =  LIBO Rate

LRP =  LIBO Reserve Percentage (expressed as a decimal)

“Responsible Financial Officer” shall mean, with respect to any Person, the chief financial officer or treasurer of such Person or any other officer, partner or member having substantially the same authority and responsibility.

“Responsible Officer” shall mean, with respect to any Person, the president, chief executive officer, vice president, Responsible Financial Officer, general partner or managing member of such Person or any other officer, partner or member having substantially the same authority and responsibility.

“Restricted Cash” shall mean any cash or cash equivalents held by any Person with respect to which such Person does not have unrestricted access and unrestricted right to expend such cash or expend or liquidate such permitted Investments.

“Retail/Other Property” or “Retail/Other Properties” means any Real Property that is (i) a neighborhood, community or regional shopping center or mall, office building, multi-family project or warehouse or (ii) a hotel in which a Macerich Core Entity or one of its Joint Ventures holds the fee interest and other ground lessor’s interest under a ground lease.

“Retail/Other Property Under Construction” shall mean Retail/Other Property for which Commencement of Construction has occurred but construction of such Retail/Other Property is not substantially complete or has not yet reached Stabilization.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, (i) the aggregate outstanding principal amount of such Lender’s Loans and LC Exposure, at such time and (ii) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders).

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

“Secured Indebtedness” shall mean that portion of the Total Liabilities that is, without duplication: (i) secured by a Lien (excluding, however, the Indebtedness under the Credit Agreement, including, without limitation, Indebtedness incurred as permitted under Article 3 of the Credit Agreement); or (ii) any unsecured Indebtedness of any Subsidiary of a Borrower Party if such Subsidiary is not a Guarantor.

“Secured Indebtedness Ratio” shall mean, at any time, the ratio of (i) Secured Indebtedness to (ii) Gross Asset Value for such period.

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“Secured Parties” shall have the meaning given such term in the Pledge Agreements.

“Secured Recourse Indebtedness” shall mean Secured Indebtedness to the extent the principal amount thereof has been guaranteed by (or is otherwise recourse to) any Borrower Party (other than a Borrower Party whose sole assets are (i) collateral for such Secured Indebtedness; or (ii) Capital Stock in another Borrower Party whose sole assets are such collateral and who otherwise meets the criteria set forth in clauses (D) through (T) in the definition of Single Purpose Entity).

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Senior Managing Agents” shall mean Goldman Sachs Bank USA, Citibank, N.A., Royal Bank of Canada, ING Real Estate Finance (USA) LLC and U.S. Bank National Association, in their respective capacities as senior managing agents for the credit facility evidenced by the Credit Agreement, together with their permitted successors and assigns.

“Series” shall have the meaning given such term in Section 3.4(2) of the Credit Agreement.

“Single Purpose Entity” shall mean shall mean a Person, other than an individual, which (A) is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Westcor Principal Entities or the Wilmorite Principal Entity, (B) does not engage in any business unrelated to clause (A) above, (C) has not and will not have any assets other than those related to its activities in accordance with clauses (A) and (B) above, (D) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (E) holds itself out as being a Person, separate and apart from any other Person, (F) does not and will not commingle its funds or assets with those of any other Person, (G) conducts its own business in its own name, (H) maintains to the extent necessary separate financial statements and files its own tax returns (or if its tax returns are consolidated with those of MAC, such returns shall clearly identify such Person as a separate legal entity), (I) pays its own debts and liabilities when they become due out of its own funds, (J) observes all partnership, corporate, limited liability company or trust formalities, as applicable, and does all things necessary to preserve its existence, in each case, in all material respects, (K) except as expressly permitted by the Loan Documents, maintains an arm’s length relationship with its Transactional Affiliates and shall not enter into any Contractual Obligations with any Affiliates except as permitted under the Credit Agreement, (L) pays the salaries of its own employees, if any, (M) does not guarantee or otherwise obligate itself with respect to the debts of any other Person, or hold out its

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credit as being available to satisfy the obligations of any other Person, except with respect to the Obligations or as otherwise permitted under the Loan Documents, (N) allocates fairly and reasonably shared expenses, including any overhead for shared office space, (O) uses separate stationery, invoices, and checks, (P) does not and will not pledge its assets for the benefit of any other Person (except as permitted under the Loan Documents) or make any loans or advances to any other Person (except with respect to the Obligations or as permitted under the Loan Documents), (Q) does and will correct any known misunderstanding regarding its separate identity, (R) maintains adequate capital in light of its contemplated business operations, and (S) has and will have a partnership or operating agreement, certificate of incorporation or other organizational document which complies with the requirements set forth in this definition.

“Solvent” shall mean, when used with respect to any Person, that at the time of determination:  (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Specified Change of Control Event” shall mean (i) any Retail/Other Property or other Real Property, as applicable, is subject to an insolvency, receivership or other similar proceeding described in Section 9.7 of the Credit Agreement applicable to such Real Property; (ii) in anticipation of a full transfer of legal title to the subject Real Property upon foreclosure, deed in lieu of foreclosure or otherwise under non-recourse Indebtedness (other than with respect to the Macerich Core Entity that owns such Real Property), all Control (as defined in the definition of Affiliate and including direct, indirect and beneficial control or otherwise) over such Real Property has been transferred in an arms length transaction to a third party not affiliated with any Borrower Party or Macerich Core Entity; (iii) none of the Management Companies are continuing to manage such Real Property, directly or indirectly; and (iv) following the transfer of control and management rights as provided in clauses (ii) and (iii) above, no Borrower Party or Macerich Core Entity (other than with respect to the Macerich Core Entity that owns such Real Property) shall have any further operating liability, including any obligation to make additional capital contributions, in any form with respect to such Real Property.  Nothing contained in this definition is intended to permit any Borrower Party or Macerich Core Entity to commence any insolvency, receivership, bankruptcy or similar proceedings otherwise restricted under the Credit Agreement, including pursuant to Section 9.7, and all such provisions shall continue to apply with full force and effect.

“Stabilization” shall mean, with respect to any Real Property, the earlier of (i) the date on which ninety percent (90%) or more of the Gross Leasable Area of such Real Property has been subject to binding leases for a period of twelve (12) months or longer, or (ii) the date twenty-four (24) months after the date that substantially all portions of such Real Property are open to the public and operating in the ordinary course of business.

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“Stated Amount” shall mean, with respect to any Letter of Credit, the maximum amount available to be drawn thereunder, without regard to whether any conditions to drawing could be met.

“Statement Date” shall mean December 31, 2010.

“Subsidiary” shall mean, with respect to any Person:  (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled, (c) with respect to MAC, any other Person in which MAC owns, directly or indirectly, any Capital Stock and which would be combined with MAC in the consolidated financial statements of MAC in accordance with GAAP; (d) with respect to the Westcor Guarantors and the Westcor Principal Entities, any other Person in which they own, directly or indirectly, any Capital Stock and which would be combined with them in consolidated financial statements in accordance with GAAP; or (e) with respect to the Wilmorite Guarantors and the Wilmorite Principal Entity, any other Person in which they own, directly or indirectly, any Capital Stock and which would be combined with them in consolidated financial statements in accordance with GAAP.

“Subsidiary Entities” shall mean a Subsidiary or Joint Venture of a Person.  Unless otherwise expressly provided, all references in the Loan Documents to a “Subsidiary Entity” shall mean a Subsidiary Entity of MAC.

“Subsidiary Guaranty” shall mean that certain Unconditional Guaranty dated as of the Closing Date executed by each of the Westcor Guarantors, the Wilmorite Guarantors, the Affiliate Guarantors and each of the Supplemental Guarantors from time to time party thereto in favor of DBTCA (or a successor Administrative Agent), in its capacity as Administrative Agent for the benefit of the Lenders, the Issuing Lender, the Swing Line Lender and the Agents, as the same may be Modified from time to time.

“Supplemental Guarantor” shall have the meaning set forth in Section 4.2 of the Credit Agreement.

“Supplemental Guaranties” shall mean a Guaranty executed by a Supplemental Guarantor pursuant to Section 4.2 of the Credit Agreement.

“Supplemental Guaranty GAV Threshold” shall mean with respect to any Unencumbered Property, the Gross Asset Value attributable to such Unencumbered Property exceeds $40,000,000.

“Swing Line Lender” means DBTCA in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

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“Swing Line Loan” means a Loan made by Swing Line Lender to Borrower pursuant to Section 1.4-(A).

“Swing Line Note” means a promissory note in the form of Exhibit L, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $50,000,000, and (ii) the aggregate unused amount of Commitments then in effect.

“Syndication Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as syndication agent for the credit facility evidenced by the Credit Agreement, together with its permitted successors and assigns.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Tax Expense” shall mean (without duplication), for any period, total tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued, of the Consolidated Entities, including the Consolidated Entity’s pro rata share of tax expenses in any Joint Venture.  For purposes of this definition, the Consolidated Entities’ pro rata share of any such tax expense of any Joint Venture shall be deemed equal to the product of (i) such tax expense of such Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by the Consolidated Entity, expressed as a decimal.

“Total Liabilities” shall mean, at any time, without duplication, the aggregate amount of (i) all Indebtedness and other liabilities of the Borrower Parties and other Consolidated Entities that are Wholly-Owned reflected in the financial statements of MAC or disclosed in the notes thereto (to the extent the same would constitute a Contingent Obligation), plus (ii) for all Consolidated Entities that are not Wholly-Owned, such Borrower Parties’ pro rata share of all Indebtedness and other liabilities reflected in the financial statements of MAC or disclosed in the notes thereto (to the extent the same would constitute a Contingent Obligation), plus (iii) the Borrower Parties’ pro rata share of all Indebtedness and other liabilities reflected in the financial statements of any Joint Venture or disclosed in the notes thereto (to the extent the same would constitute a Contingent Obligation), plus (iv) the Borrower Parties’ pro rata share of all liabilities of the Consolidated Entities with respect to purchase and repurchase obligations, provided that any obligations to acquire fully-constructed Real Property shall not be included in Total Liabilities prior to the transfer of title of such Real Property; provided that, notwithstanding clause (i), those certain guarantees described on Schedule G-2 to the Credit Agreement, which liabilities thereunder are recourse, directly or indirectly, to any of the Westcor Principal Entities or their Subsidiaries or the Wilmorite Principal Entity or its Subsidiaries, shall be considered an obligation governed by clauses (ii) or (iii) above, as the case may be.  With respect to any Real Property Under Construction as to which any Consolidated Entity has provided an outstanding and undrawn letter of credit relating to the performance and/or completion of construction at such property, the amount of Indebtedness evidenced by such letter of credit shall be included in Total Liabilities if: (a)

38

such Indebtedness does not duplicate Indebtedness incurred in respect of such Real Property Under Construction (including any off-site improvements associated therewith); (b) such Indebtedness is required by GAAP to be reflected on the liability side of any Consolidated Entities’ balance sheet; and (c) to the extent such Indebtedness is not required by GAAP to be reflected on the liability side of any Consolidated Entities’ balance sheet, then such Indebtedness shall only be included to the extent the amount of such Indebtedness exceeds $40,000,000.  For purposes of clauses (ii), (iii) and (iv), the Borrower Parties’ pro rata share of all Indebtedness and other liabilities of a Consolidated Entity that is not a Borrower Party and is not a Wholly-Owned Subsidiary or of a Joint Venture shall be deemed equal to the product of (a) such Indebtedness or other liabilities, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held directly or indirectly by the Borrower Parties, expressed as a decimal.  To the extent that Indebtedness in respect of any guaranty or other liability is expressly excluded from the definition of Contingent Obligation, it shall not constitute a Total Liability.  Notwithstanding the foregoing, during any period that a Retail/Other Property is subject to a Specified Change of Control Event and thereby excluded from the calculation of Gross Asset Value, the Indebtedness and other liabilities of such Retail/Other Property shall be excluded from Total Liabilities.

“Transactional Affiliates” shall have the meaning given such term in Section 8.6 of the Credit Agreement.

“Transitional Properties” shall mean such Retail/Other Properties for which (i) the Borrower has delivered a repositioning or redevelopment plan to the Administrative Agent and (ii) such plan demonstrates that at least 50% of the square footage of the applicable Retail/Other Property will be under active redevelopment for some period and will not produce stabile revenue during such redevelopment period.

“Transitional Stabilization” shall mean the earlier of (a) the date on which ninety percent (90%) or more of the Gross Leasable Area of such Real Property has been subject to binding leases for a period of twelve (12) months or longer; or (b) the date forty-eight (48) months after the date a repositioning plan has been commenced.

 “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Applicable LIBO Rate or the Applicable Base Rate.

“Tysons Corner Indebtedness” means the Borrowed Indebtedness secured by a Lien on any portion of Tysons Corner Center.

 “UCC” shall mean the Uniform Commercial Code.

“Unaffiliated Partners” shall mean Persons who own, directly or indirectly at any tier, a beneficial interest in the Capital Stock of a Subsidiary Entity, but such Persons shall exclude:  (i) the Macerich Entities; (ii) Affiliates of Macerich Entities; (iii) Persons whose Capital Stock or beneficial interest therein is owned, directly or indirectly at any tier, by the Macerich Entities or their Affiliates.

39

“Unencumbered Property” shall have the meaning set forth in Section 4.2 of the Credit Agreement.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Commitments” shall mean, with respect to any Lender at any time, the difference of (i) the total amount of such Lender’s Commitment and (ii) such Lender’s Revolving Credit Exposure.

“Unused Line Fee” shall have the meaning as set forth in Section 2.11 of the Credit Agreement.

“Usage Percentage” shall mean the ratio, expressed as a percentage, of (i) the sum of (x) the average daily outstanding amount of Loans (other than Swing Line Loans) and (y) the undrawn face amount of all outstanding Letters of Credit, to (ii) the aggregate amount of the Lenders’ Commitments during such period.

“Walleye Investment LLC” shall mean Walleye Retail Investments LLC, a Delaware limited liability company.

“Walleye LLC” shall mean Walleye LLC, a Delaware limited liability company.

“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan.

“Westcor” shall mean (i) the Westcor Principal Entities, (ii) the Westcor Guarantors, (iii) the Subsidiaries of the Westcor Guarantors; and (iv) any other Person the accounts of which would be consolidated with those of the Westcor Guarantors in consolidated financial statements in accordance with GAAP.  When the context so requires, “Westcor” shall mean any of the Persons described above.

“Westcor Guarantors” shall mean Macerich WRLP Corp., Macerich WRLP LLC, Macerich WRLP II Corp., Macerich WRLP II L.P., Macerich TWC II Corp. and Macerich TWC II LLC.

“Westcor Principal Entities” shall mean, jointly and severally, Westcor Realty Limited Partnership and The Westcor Company II Limited Partnership.

“Wholly-Owned” shall mean, with respect to any Real Property, Capital Stock, or other Property owned or leased, that (i) title to such Property is held directly by, or such Property is leased by, the Macerich Partnership, or (ii) in the case of Real Property or Capital Stock, title to such property is held by, or (in the case of Real Property) such Property is leased by, a Consolidated Entity at least 99% of the Capital Stock of which is

40

held of record and beneficially by the Macerich Partnership (or a Person whose Capital Stock is owned 100% by Macerich Partnership) and the balance of the Capital Stock of which (if any) is held of record and beneficially by MAC (or a Person whose Capital Stock is owned 100% by MAC).  References to Property Wholly-Owned by Westcor or a Macerich Entity shall mean property 100% owned by such Person.

“Wholly-Owned Raw Land” shall mean Wholly-Owned land that is not under development and for which no development is planned to commence within twelve (12) months after the date on which it was acquired.

“Wilmorite” shall mean (i) the Wilmorite Principal Entity, (ii) the Wilmorite Guarantors, (iii) the Subsidiaries of the Wilmorite Guarantors and (iv) any other Person the accounts of which would be consolidated with those of the Wilmorite Guarantors in consolidated financial statements in accordance with GAAP.  When the context so requires, “Wilmorite” shall mean any of the Persons described above.

“Wilmorite Guarantors” shall mean Macerich Walleye LLC, Walleye LLC and Walleye Investments LLC.

“Wilmorite Principal Entity” shall mean MACWH.

41

Other Interpretive Provisions.

(1)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(2)           The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(3)           (i)            The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced;

(ii)           The term “including” is not limiting and means “including without limitation;”

(iii)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including;”

(iv)          The term “property” includes any kind of property or asset, real, personal or mixed, tangible or intangible; and

(v)           The verb “exists” and its correlative noun forms, with reference to a Potential Default or an Event of Default, means that such Potential Default or Event of Default has occurred and continues uncured and unwaived.

(4)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent Modifications thereto, but only to the extent such Modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, and (iii) references to any Person include its permitted successors and assigns.

(5)           This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

42

Schedule 1.4

EXISTING LETTERS OF CREDIT (Under Revolving LOC Facility)

See attached

Schedule 1.4
LETTER OF CREDIT SCHEDULE
April 2011

L/C #	Beneficiary	Purpose	Date	L/C Issuer	Amount	Expiration Date	Comments

LC’s under existing facility that matures April 25, 2011:

S-18339	PNC Bank, NA	Victor Valley - Gottschalk’s Vacancy	8/7/2009	Deutsche Bank	354,110	8/7/2010	l/c has 12 month ext periods unless otherwise notified
S-18346	City of Phoenix	Camelback Colonnade - water pressure infrastructure obligations	8/17/2009	Deutsche Bank	1,411,800	8/17/2010	l/c has 12 month ext periods unless otherwise notified
S-18347	City of Phoenix	Biltmore Fashion Park - water pressure infrastructure obligations	8/17/2009	Deutsche Bank	1,411,800	8/17/2010	l/c has 12 month ext periods unless otherwise notified
S-18378	Arizona State Land Dep’t	to cover infrastructure development obligations for Palisene development	9/2/2009	Deutsche Bank	14,947,128	9/3/2010	l/c has 12 month ext periods unless otherwise notified; reduced to $14,947,128 on 1/3/2011

			LC’s under existing revolving loc facility		18,124,838

LC’s to be reinstated under new revolving loc facility (expired in current facility):

S-15253	The Federal Insurance Company	OCIP requirements - portfolio insurance - 2003/2004 policy yr (LC expired - needs to be reinstated)	5/27/2003	Deutsche Bank	600,000	4/1/2006	l/c has 12 month ext periods unless otherwise notified; reduced from $750K to $600K on 9/12/08
S-17043	Zurich American Insurance Company	OCIP requirements - portfolio insurance - 2006/2007 policy yr ($630K) and OCIP requirements - portfolio insurance - 2007/2008 policy yr ($600K) (LC expired - needs to be reinstated)	4/7/2006	Deutsche Bank	1,230,000	4/7/2007	l/c has 12 month ext periods unless otherwise notified
S-18215	Ace American Insurance Company	OCIP requirements - portfolio insurance - 2009/2010 policy yr (LC expired - needs to be reinstated)	4/8/2009	Deutsche Bank	1,038,444	4/8/2010	l/c has 12 month ext periods unless otherwise notified

			LC’s to be added to new facility		2,868,444

			Proforma LC total - new facility		20,993,282

Schedule 5.1(2)

ADDITIONAL CLOSING CONDITIONS

None

Schedule 6.6

MATERIAL LITIGATION

None

Schedule 6.9

THE MACERICH COMPANY
SUBSIDIARY ENTITIES

as of April, 2011

ENTITY NAME/JURISDICTION	Ownership %
3105 WILSHIRE INVESTMENTS LLC, a Delaware limited liability company	100%
BILTMORE SHOPPING CENTER PARTNERS, LLC, an Arizona limited liability company	50%
BROAD RAFAEL ASSOCIATES (LIMITED PARTNERSHIP), a Pennsylvania limited partnership	100%
BROAD RAFAEL PROPERTIES CORP., a Delaware corporation	100%
CAMELBACK COLONNADE ASSOCIATES LIMITED PARTNERSHIP, an Arizona limited partnership	75%
CAMELBACK COLONNADE PARTNERS, an Arizona general partnership	50%
CAMELBACK COLONNADE SPE LLC, a Delaware limited liability company	75%
CAMELBACK SHOPPING CENTER LIMITED PARTNERSHIP, an Arizona limited partnership	92.97%
CHANDLER FESTIVAL SPE LLC, a Delaware limited liability company	50%
CHANDLER GATEWAY PARTNERS, LLC, an Arizona limited liability company	50%
CHANDLER GATEWAY SPE LLC, a Delaware limited liability company	50%
CHANDLER VILLAGE CENTER, LLC, an Arizona limited liability company	50%
COOLIDGE HOLDING LLC, an Arizona limited liability company	37.50%
CORTE MADERA VILLAGE, LLC, a Delaware limited liability company	50.10%
DANBURY MALL ASSOCIATES, LIMITED PARTNERSHIP, a Connecticut limited partnership	100%
DANBURY MALL, LLC, a Delaware limited liability company	100%
DANBURY MALL SPC, INC., a Delaware corporation	100%
DB HOLDINGS LLC, a Delaware limited liability company	100%
DEPTFORD MALL ASSOCIATES L.L.C., a New Jersey limited liability company	100%
DESERT SKY MALL LLC, a Delaware limited liability company	100%
DMA INVESTORS L.P., a Delaware limited partnership	100%
EAST MESA LAND, L.L.C., a Delaware limited liability company	50%
EAST MESA MALL, L.L.C., a Delaware limited liability company	33.33%

FAIR I, LLC, a Delaware limited liability company	100%
FAIR I SPC, INC., a Delaware corporation	100%
FAIR II, LLC, a Delaware limited liability company	100%
FAIR II SPC, INC., a Delaware corporation	100%
FLAGSTAFF MALL ASSOCIATES LIMITED PARTNERSHIP, an Arizona limited partnership	100%
FLAGSTAFF MALL SPE LLC, a Delaware limited liability company	100%
FLATIRON PROPERTY HOLDING, L.L.C., an Arizona limited liability company	25%
FREE RACE MALL REST., L.P., a New Jersey limited partnership	100%
FREEHOLD I, LLC, a Delaware limited liability company	50.10%
FREEHOLD I SPC, INC., a Delaware corporation	50.10%
FREEHOLD CHANDLER HOLDINGS LP, a Delaware limited partnership	50.10%
FREEHOLD CHANDLER TRUST LLC, a Delaware limited liability company	50.10%
FREEMALL ASSOCIATES, LLC, a Delaware limited liability company	50.10%
FREEMALL ASSOCIATES, L.P., a New Jersey limited partnership	50.10%
FRMR B LLC, a Delaware limited liability company	100%
FRMR, INC., a New Jersey corporation	100%
GRANITE MALL GP, LLC, a Delaware limited liability company	50%
GREAT NORTHERN HOLDINGS, LLC, a Delaware limited liability company	100%
GREAT NORTHERN SPE, LLC, a Delaware limited liability company	100%
HUDSON PROPERTIES, L.P., a Delaware limited partnership	100%
HUDWIL I, LLC, a Delaware limited liability company	100%
HUDWIL I SPC, INC., a Delaware corporation	100%
HUDWIL IV, LLC, a Delaware limited liability company	100%
HUDWIL IV SPC, INC., a Delaware corporation	100%
IMI WALLEYE LLC, a Delaware limited liability company	100%
JAREN ASSOCIATES #4, an Arizona general partnership	12.50%
KIERLAND COMMONS INVESTMENT LLC, a Delaware limited liability company	50%
KIERLAND COMMONS TRADENAME LLC, a Delaware limited liability company	50%
KIERLAND GREENWAY, LLC, a Delaware limited liability company	50%

KIERLAND GREENWAY MANAGER, LLC, a Delaware limited liability company	50%
KIERLAND MAIN STREET, LLC, a Delaware limited liability company	50%
KIERLAND MAIN STREET MANAGER, LLC, a Delaware limited liability company	50%
KIERLAND TOWER LOFTS, LLC, a Delaware limited liability company	15%
KITSAPARTY, a Washington non-profit corporation	100%
KTL INVESTMENT LLC, a Delaware limited liability company	50%
LA SANDIA SANTA MONICA LLC, a Delaware limited liability company	50%
MACDAN CORP., a Delaware corporation	100%
MACDB CORP., a Delaware corporation	100%
MACERICH ARROWHEAD HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH ATLAS LLC, a Delaware limited liability company	100%
MACERICH BILTMORE CI, LLC, a Delaware limited liability company	100%
MACERICH BILTMORE MM, LLC, a Delaware limited liability company	100%
MACERICH BILTMORE OPI, LLC, a Delaware limited liability company	100%
MACERICH BRICKYARD HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH BRISTOL ASSOCIATES, a California general partnership	100%
MACERICH BROADWAY PLAZA LLC, a Delaware limited liability company	100%
MACERICH BUENAVENTURA GP CORP., a Delaware corporation	100%
MACERICH BUENAVENTURA LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH CAPITOLA ADJACENT GP LLC, a Delaware limited liability company	100%
MACERICH CAPITOLA ADJACENT LIMITED PARTNERSHIP, a Delaware limited partnership	100%
MACERICH CARMEL GP CORP., a Delaware corporation	100%
MACERICH CARMEL LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH CERRITOS, LLC, a Delaware limited liability company	51.49%
MACERICH CERRITOS ADJACENT, LLC, a Delaware limited liability company	100%
MACERICH CERRITOS HOLDINGS LLC, a Delaware limited liability company	51%
MACERICH CERRITOS MALL CORP., a Delaware corporation	100%
MACERICH CHULA VISTA HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH CM VILLAGE GP CORP., a Delaware corporation	100%

MACERICH CM VILLAGE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH COTTONWOOD HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH CROSS COUNTY SECURITY LLC, a Delaware limited liability company	100%
MACERICH CROSSROADS PLAZA HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH DANBURY ADJACENT LLC, a Delaware limited liability company	100%
MACERICH DEPTFORD II LLC, a Delaware limited liability company	100%
MACERICH DEPTFORD GP CORP., a Delaware corporation	100%
MACERICH DEPTFORD LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH DEPTFORD LLC, a Delaware limited liability company	100%
MACERICH DESERT SKY MALL HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH EQ GP CORP., a Delaware corporation	100%
MACERICH EQ LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH FALLBROOK HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH FARGO ASSOCIATES, a California general partnership	100%
MACERICH FIESTA MALL ADJACENT LLC, a Delaware limited liability company	100%
MACERICH FIESTA MALL LLC, a Delaware limited liability company	100%
MACERICH FM SPE LLC, a Delaware limited liability company	100%
MACERICH FREEHOLD CHANDLER GP LLC, a Delaware limited liability company	100%
MACERICH FRESNO GP CORP., a Delaware corporation	100%
MACERICH FRESNO LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH GOODYEAR CENTERPOINT HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH GREAT FALLS GP CORP., a Delaware corporation	100%
MACERICH GREELEY ASSOCIATES, a California general partnership	100%
MACERICH GREELEY ASSOCIATES, LLC, a Delaware limited liability company	100%
MACERICH GREELEY DEF LLC, a Delaware limited liability company	100%
MACERICH GREELEY MM CORP., a Delaware corporation	100%
MACERICH HILTON VILLAGE GP LLC, a Delaware limited liability company	100%
MACERICH HILTON VILLAGE LLC, a Delaware limited liability company	100%
MACERICH HOLDINGS LLC, a Delaware limited liability company	100%

MACERICH INLAND GP LLC, a Delaware limited liability company	MA
MACERICH INLAND LP, a Delaware limited partnership (conversion from Macerich Inland LLC)	100%
MACERICH JANSS MARKETPLACE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH JESS RANCH HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH LA CUMBRE 9.45 AC LLC, a Delaware limited liability company	100%
MACERICH LA CUMBRE LLC, a Delaware limited liability company	100%
MACERICH LA CUMBRE SPE LLC, a Delaware limited liability company	100%
MACERICH LAKEWOOD HOLDINGS LLC, a Delaware limited liability company	51%
MACERICH LAKEWOOD, LLC, a Delaware limited liability company	51%
MACERICH LUBBOCK GP CORP., a Delaware corporation	100%
MACERICH LUBBOCK HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH LUBBOCK LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH MALL DEL NORTE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH MANAGEMENT COMPANY, a California corporation	100%
MACERICH MANHATTAN GP CORP., a Delaware corporation	100%
MACERICH MANHATTAN LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH MARYSVILLE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH MERCHANTWIRED, LLC, a Delaware limited liability company	100%
MACERICH MESA MALL HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH MIDLAND HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH MILPITAS HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH MONTEBELLO HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH NEWGATE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH NORTH BRIDGE LLC, a Delaware limited liability company	100%
MACERICH NORTHGATE GP I LLC, a Delaware limited liability company	100%
MACERICH NORTHGATE GP II LLC, a Delaware limited liability company	100%
MACERICH NORTHGATE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH NORTHWESTERN ASSOCIATES, a California general partnership	50%
MACERICH NP LLC, a Delaware limited liability company	100%

MACERICH OAKS LLC, a Delaware limited liability company	100%
MACERICH OAKS ADJACENT LLC, a Delaware limited liability company	100%
MACERICH ONE SCOTTSDALE LLC, a Delaware limited liability company	100%
MACERICH OXNARD, LLC, a Delaware limited liability company	100%
MACERICH PANORAMA SPE LLC, a Delaware limited liability company	100%
MACERICH PLAZA 580 HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH PPR CORP., a Maryland corporation	100%
MACERICH PROPERTY EQ GP CORP., a Delaware corporation	100%
MACERICH PROPERTY MANAGEMENT COMPANY, LLC, a Delaware limited liability company	100%
MACERICH PVIC ADJACENT LLC, an Arizona limited liability company	100%
MACERICH QUEENS ADJACENT GUARANTOR GP CORP., a Delaware corporation	100%
MACERICH QUEENS GP CORP., a Delaware corporation	100%
MACERICH RIDGMAR LLC, a Delaware limited liability company	100%
MACERICH RIMROCK GP CORP., a Delaware corporation	100%
MACERICH RIMROCK LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH SALISBURY B LLC, a Delaware limited liability company	100%
MACERICH SALISBURY GL LLC, a Delaware limited liability company	100%
MACERICH SANTA FE PLACE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH SANTA MONICA ADJACENT LLC, a Delaware limited liability company	100%
MACERICH SANTA MONICA LLC, a Delaware limited liability company	100%
MACERICH SANTA MONICA PLACE CORP., a Delaware corporation	100%
MACERICH SANTAN PHASE 2 SPE LLC, a Delaware limited liability company	34.90%
MACERICH SASSAFRAS GP CORP., a Delaware corporation	100%
MACERICH SASSAFRAS LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH SCG GP CORP., a Delaware corporation	100%
MACERICH SCG GP LLC, a Delaware limited liability company	100%
MACERICH SCG LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH SOUTHLAND HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH SOUTH PLAINS GP I LLC, a Delaware limited liability company	100%
MACERICH SOUTH PLAINS GP II LLC, a Delaware limited liability company	100%

MACERICH SOUTH PLAINS GP III LLC, a Delaware limited liability company	100%
MACERICH SOUTH PLAINS LP, a Delaware limited partnership	100%
MACERICH SOUTH PLAINS MEMBER LP, a Delaware limited partnership	100%
MACERICH SOUTH PLAINS MEZZ LP, a Delaware limited partnership	100%
MACERICH SOUTH TOWNE GP CORP., a Delaware corporation	100%
MACERICH SOUTH TOWNE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH ST MARKETPLACE GP CORP., a Delaware corporation	100%
MACERICH ST MARKETPLACE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH STONEWOOD CORP., a Delaware corporation	100%
MACERICH STONEWOOD HOLDINGS LLC, a Delaware limited liability company	51%
MACERICH STONEWOOD, LLC, a Delaware limited liability company	51.49%
MACERICH SUNLAND PARK HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH TRUST LLC, a Delaware limited liability company	100%
MACERICH TUCSON HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH TWC II CORP., a Delaware corporation	100%
MACERICH TWC II LLC, a Delaware limited liability company	100%
MACERICH TWENTY NINTH STREET LLC, a Delaware limited liability company	100%
MACERICH TYSONS LLC, a Delaware limited liability company	100%
MACERICH VALLE VISTA HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH VALLEY FAIR HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH VALLEY RIVER CENTER LLC, a Delaware limited liability company	100%
MACERICH VALLEY VIEW GP CORP., a Delaware corporation	100%
MACERICH VALLEY VIEW LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH VICTOR VALLEY LLC, a Delaware limited liability company	100%
MACERICH VILLAGE SQUARE II HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH VINTAGE FAIRE GP CORP., a Delaware corporation	100%
MACERICH VINTAGE FAIRE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH VV SPE LLC, a Delaware limited liability company	100%
MACERICH WALLEYE LLC, a Delaware limited liability company	100%

MACERICH WASHINGTON SQUARE PETALUMA HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH WESTCOR MANAGEMENT LLC, a Delaware limited liability company	100%
MACERICH WESTSIDE GP CORP., a Delaware corporation	100%
MACERICH WESTSIDE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH WESTSIDE PAVILION PROPERTY LLC, a Delaware limited liability company	100%
MACERICH WHITTWOOD HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH WRLP CORP., a Delaware corporation	100%
MACERICH WRLP LLC, a Delaware limited liability company	100%
MACERICH WRLP II CORP., a Delaware corporation	100%
MACERICH WRLP II L.P., a Delaware limited partnership	100%
MACERICH YUMA HOLDINGS LLC, a Delaware limited liability company	100%
MACJ, LLC, a Delaware limited liability company	100%
MACW FREEHOLD, LLC, a Delaware limited liability company	100%
MACW MALL MANAGEMENT, INC., a New York corporation	100%
MACW MIDWEST, LLC, a Delaware limited liability company	100%
MACW PROPERTY MANAGEMENT, LLC, a New York limited liability company	100%
MACW TYSONS, LLC, a Delaware limited liability company	100%
MACWH, LP, a Delaware limited partnership	100%
MACWPII LLC, a Delaware limited liability company	100%
MERCHANTWIRED, LLC, a Delaware limited liability company	9.64%
METROCENTER PERIPHERAL PROPERTY LLC, a Delaware limited liability company	15%
METRORISING AMS HOLDING LLC, a Delaware limited liability company	15%
METRORISING AMS MEZZ1 LLC, a Delaware limited liability company	15%
METRORISING AMS MEZZ2 LLC, a Delaware limited liability company	15%
METRORISING AMS OWNER LLC, a Delaware limited liability company	15%
MIDCOR ASSOCIATES V, LLC, an Arizona limited liability company	100%
MVRC HOLDING LLC, a Delaware limited liability company	100%
MW INVESTMENT LLC, a Delaware limited liability company	100%
NEW LAKE LLC, a Delaware limited liability company	51%

NEW RIVER ASSOCIATES, an Arizona general partnership	33.33%
NORTH BRIDGE CHICAGO LLC, a Delaware limited liability company	50%
NORTHGATE MALL ASSOCIATES, a California general partnership	100%
NORTHPARK LAND PARTNERS, LP, a Delaware limited partnership	50%
NORTHPARK PARTNERS, LP, a Delaware limited partnership	50%
NORTHRIDGE FASHION CENTER LLC, a California limited liability company	100%
NORTH VALLEY PLAZA ASSOCIATES, a California general partnership	50%
OAK BROOK NM LEASE, LLC, a Delaware limited liability company	100%
ONE SCOTTSDALE INVESTORS LLC, a Delaware limited liability company	50%
PACIFIC PREMIER RETAIL TRUST, a Maryland real estate investment trust	51%
PALISENE REGIONAL MALL LLC, an Arizona limited liability company	52.50%
PARADISE VALLEY MALL SPE LLC, a Delaware limited liability company	100%
PARADISE WEST #1, L.L.C., an Arizona limited liability company	25%
PARADISE WEST RSC LLC, an Arizona limited liability company	65.63%
PHXAZ/KIERLAND COMMONS, L.L.C., a Delaware limited liability company	24.50%
PRIMI SANTA MONICA LLC, a Delaware limited liability company	50%
PPR CASCADE LLC, a Delaware limited liability company	51%
PPR CREEKSIDE CROSSING LLC, a Delaware limited liability company	51%
PPR CROSS COURT LLC, a Delaware limited liability company	51%
PPR KITSAP MALL LLC, a Delaware limited liability company	51%
PPR KITSAP PLACE LLC, a Delaware limited liability company	51%
PPR LAKEWOOD ADJACENT, LLC, a Delaware limited liability company	51%
PPR NORTH POINT LLC, a Delaware limited liability company	51%
PPR REDMOND ADJACENT LLC, a Delaware limited liability company	51%
PPR REDMOND ADJACENT DEVELOPMENT LLC, a Delaware limited liability company	51%
PPR REDMOND OFFICE LLC, a Delaware limited liability company	51%
PPR REDMOND RETAIL LLC, a Delaware limited liability company	51%
PPR SQUARE TOO LLC, a Delaware limited liability company	51%
PPR WASHINGTON SQUARE LLC, a Delaware limited liability company	51%
PPRT LAKEWOOD MALL CORP., a Delaware corporation	51%

PPRT TRUST LLC, a Delaware limited liability company	51%
PROPCOR ASSOCIATES, an Arizona general partnership	25%
PROPCOR II ASSOCIATES, LLC, an Arizona limited liability company	50%
QUEENS EXPANSION GP LLC, a Delaware limited liability company	100%
QUEENS MALL EXPANSION LIMITED PARTNERSHIP, a Delaware limited partnership	51%
QUEENS MALL LIMITED PARTNERSHIP, a Delaware limited partnership	51%
RACEWAY ONE, LLC, a New Jersey limited liability company	100%
RACEWAY TWO, LLC, a New Jersey limited liability company	100%
RAILHEAD ASSOCIATES, L.L.C., an Arizona limited liability company	100%
RN 116 COMPANY, L.L.C., a Delaware limited liability company	50%
RN 120 COMPANY, L.L.C., a Delaware limited liability company	50%
RN 124/125 COMPANY, L.L.C., a Delaware limited liability company	50%
RN 540 HOTEL COMPANY L.L.C., a Delaware limited liability company	50%
ROTTERDAM SQUARE, LLC, a Delaware limited liability company	100%
SANTAN FESTIVAL, LLC, an Arizona limited liability company	50%
SANTAN VILLAGE PHASE 2 LLC, an Arizona limited liability company	34.90%
SARWIL ASSOCIATES, L.P., a New York limited partnership	100%
SARWIL ASSOCIATES II, L.P., a New York limited partnership	100%
SCOTTSDALE FASHION SQUARE LLC, a Delaware limited liability company	50%
SCOTTSDALE FASHION SQUARE PARTNERSHIP, an Arizona general partnership	50%
SDG MACERICH PROPERTIES, L.P., a Delaware limited partnership	50%
SHOPPINGTOWN MALL HOLDINGS, LLC, a Delaware limited liability company	100%
SHOPPINGTOWN MALL, LLC, a Delaware limited liability company	100%
SHOPPINGTOWN MALL, L.P., a Delaware limited partnership	100%
SM EASTLAND MALL, LLC, a Delaware limited liability company	50%
SM EMPIRE MALL, LLC, a Delaware limited liability company	50%
SM GRANITE RUN MALL, L.P., a Delaware limited partnership	50%
SM MESA MALL, LLC, a Delaware limited liability company	50%
SM PORTFOLIO LIMITED PARTNERSHIP, a Delaware limited partnership	50%
SM RUSHMORE MALL, LLC, a Delaware limited liability company	50%

SM SOUTHERN HILLS MALL, LLC, a Delaware limited liability company	50%
SM VALLEY MALL, LLC, a Delaware limited liability company	50%
SOUTHRIDGE ADJACENT, LLC, a Delaware limited liability company	50%
SUPERSTITION SPRINGS HOLDING LLC, a Delaware limited liability company	50%
THE MACERICH PARTNERSHIP, L.P., a Delaware limited partnership	approx. 92% - The Macerich Company
THE MARKET AT ESTRELLA FALLS LLC, an Arizona limited liability company	39.71%
THE WESTCOR COMPANY LIMITED PARTNERSHIP, an Arizona limited partnership	100%
THE WESTCOR COMPANY II LIMITED PARTNERSHIP, an Arizona limited partnership	100%
TOWNE MALL, L.L.C., a Delaware limited liability company	100%
TOWNE SPC, INC., a Delaware corporation	100%
TWC BORGATA CORP., an Arizona corporation	100%
TWC BORGATA HOLDING, L.L.C., an Arizona limited liability company	100%
TWC CHANDLER LLC, a Delaware limited liability company	50.10%
TWC HILTON VILLAGE, INC., an Arizona corporation	100%
TWC SCOTTSDALE CORP., an Arizona corporation	100%
TWC SCOTTSDALE MEZZANINE, L.L.C., an Arizona limited liability company	100%
TWC TUCSON, LLC, an Arizona limited liability company	100%
TWC II-PRESCOTT MALL, LLC, a Delaware limited liability company	100%
TWC II PRESCOTT MALL SPE LLC, a Delaware limited liability company	100%
TYSONS CORNER HOLDINGS LLC, a Delaware limited liability company	50%
TYSONS CORNER LLC, a Virginia limited liability company	50%
TYSONS CORNER PROPERTY HOLDINGS LLC, a Delaware limited liability company	50%
TYSONS CORNER PROPERTY HOLDINGS II LLC, a Delaware limited liability company	50%
TYSONS CORNER PROPERTY LLC, a Virginia limited liability company	50%
WALLEYE RETAIL INVESTMENTS LLC, a Delaware limited liability company	100%
WALLEYE TRS HOLDCO, INC., a Delaware corporation	100%
WALTON RIDGMAR, G.P., L.L.C., a Delaware limited liability company	50%
WEST ACRES DEVELOPMENT, LLP, a North Dakota limited liability partnership	19%
WESTCOR 303 CPC LLC, an Arizona limited liability company	79.90%

WESTCOR 303 RSC LLC, an Arizona limited liability company	85.20%
WESTCOR 303 WCW LLC, an Arizona limited liability company	76.74%
WESTCOR/303 AUTO PARK LLC, an Arizona limited liability company	50%
WESTCOR/303 LLC, an Arizona limited liability company	75%
WESTCOR/BLACK CANYON MOTORPLEX LLC, an Arizona limited liability company	82.98%
WESTCOR/BLACK CANYON RETAIL LLC, an Arizona limited liability company	75%
WESTCOR/CASA GRANDE LLC, an Arizona limited liability company	76.93%
WESTCOR/COOLIDGE LLC, an Arizona limited liability company	75%
WESTCOR/GILBERT, L.L.C., an Arizona limited liability company	50%
WESTCOR/GILBERT PHASE 2 LLC, an Arizona limited liability company	69.80%
WESTCOR/GOODYEAR, L.L.C., an Arizona limited liability company	75%
WESTCOR GOODYEAR PC LLC, an Arizona limited liability company	79.41%
WESTCOR GOODYEAR RSC LLC, an Arizona limited liability company	86.57%
WESTCOR LA ENCANTADA, L.P., a Delaware limited partnership	100%
WESTCOR MARANA LLC, an Arizona limited liability company	85.16%
WESTCOR/MERIDIAN LLC, an Arizona limited liability company	75.55%
WESTCOR ONE SCOTTSDALE LLC, an Arizona limited liability company	100%
WESTCOR/PARADISE RIDGE, L.L.C., an Arizona limited liability company	50%
WESTCOR PARADISE RIDGE RSC LLC, an Arizona limited liability company	87.50%
WESTCOR PARTNERS OF COLORADO, LLC, a Colorado limited liability company	100%
WESTCOR PARTNERS, L.L.C., an Arizona limited liability company	100%
WESTCOR/QUEEN CREEK LLC, an Arizona limited liability company	37.78%
WESTCOR REALTY LIMITED PARTNERSHIP, a Delaware limited partnership	100%
WESTCOR SANTAN ADJACENT LLC, a Delaware limited liability company	100%
WESTCOR SANTAN VILLAGE LLC, an Arizona limited liability company	84.93%
WESTCOR SURPRISE CPC LLC, an Arizona limited liability company	53.27%
WESTCOR SURPRISE RSC LLC, an Arizona limited liability company	56.80%
WESTCOR SURPRISE WCW LLC, an Arizona limited liability company	51.16%
WESTCOR/SURPRISE LLC, an Arizona limited liability company	50%
WESTCOR/SURPRISE AUTO PARK LLC, an Arizona limited liability company	33.33%

WESTCOR TRS LLC, a Delaware limited liability company	100%
WESTDAY ASSOCIATES LIMITED PARTNERSHIP, an Arizona limited partnership	100%
WESTLINC ASSOCIATES, an Arizona general partnership	100%
WESTPEN ASSOCIATES, an Arizona general partnership	100%
WILMALL ASSOCIATES, L.P., a New York limited partnership	100%
WILSAR, LLC, a Delaware limited liability company	100%
WILSAR SPC, INC., a Delaware corporation	100%
WILTON MALL, LLC, a Delaware limited liability company	100%
WILTON SPC, INC., a Delaware corporation	100%
WM INLAND ADJACENT LLC, a Delaware limited liability company	50%
WM INLAND INVESTORS IV, LP, a Delaware limited partnership (conversion from WM Inland Investors IV, L.L.C.)	50%
WM INLAND INVESTORS IV GP, LLC, a Delaware limited liability company	50%
WM INLAND, LP., a Delaware limited partnership (conversion from WM Inland L.L.C)	50%
WM INLAND (MAY) IV, L.L.C., a Delaware limited liability company	50%
WM RIDGMAR, L.P., a Delaware limited partnership	50%
WMAP, L.L.C, a Delaware limited liability company	50%
WP CASA GRANDE RETAIL LLC, an Arizona limited liability company	51.29%
ZENGO RESTAURANT SANTA MONICA LLC, a Delaware limited liability company	50%

Schedule 6.11

ERISA

None

Schedule 6.14

CONSENTS

None

Schedule 6.15

HAZARDOUS MATERIALS

See attached

LISTING OF ENVIRONMENTAL REPORTS

Updated: APRIL, 2011

MALL	CONSULTANT	REPORT DATE	PROJECT #	COMMENTS
ARDEN FAIR (1)	Fugro-McClelland	08/16/93	93-36-7112	Done by previous owner, Heitman Properties
	P&D	11/11/99	174008/0028	Phase I update prepared for Wells Fargo

ARROWHEAD	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Bureau Veritas	01/02/09	10008.008221.00	Prepared for Macerich Mgmt Co.

ATLAS PARK	ATC	09/20/10	011.15771.0273	Prepared for Walton

BILTMORE FASHION PARK	Sigma	09/25/03	095918	Macerich Acquisition
	Versar	Nov-94	2164-012	Phase I done for Taubman
	Versar	06/17/99	4083-.001	Phase I done for GMAC
	Versar	09/03/03	110926.0001.001	Phase I done for Taubman
	Versar	AUG 1998	4326.003	Phase 1 done for Taubman

BROADWAY PLAZA	ATC/Diagnostic Environmental, Inc.	08/11/93	D2088-0218	For Macerich IPO
	Earthtech	03/03/99	33924-01	Prepared for Washington Mutual Bank parcel
	Earthtech	April 1999	39437-01/01262-01	Washington Mutual
	McLaren	12/08/88	NA	Nordstrom Parking - Prepared for Santa Fe Pacific Realty Corp
	McLaren	06/15/90	NA	Prepared on behalf of Brobeck, Phelger & Harison
	Weston	06/01/93	10224-001-003	Prepared for Catellus
	Dames & Moore	10/09/98	14858-164-042	Prepared for Catellus
	URS	07/11/00	14858-211-015	Prepared for Catellus
	RGA	2/5/2008	MACER18313	Future Neiman Marcus
	Tabbara Corp	2/15/2011	101489	Adjacent Parcel Acquisition

CAPITOLA	ERM-West	11/22/89	NA	For previous owner
	ERM-West	12/08/89	NA	Addendum
	Professional Service Industries, Inc.	06/20/95	582-5E047	Macerich acquisition due diligence)
	Professional Service Industries, Inc.	06/28/95	582-5E047	Revised, includes Red Lobster parcel
	SIGMA	02/05/01	94707	Former JCP
	Gale Jordan	Jan-01	CE01001	Former JCP - Done for Federated
	Bureau Veritas	Jan-09	10008.008221.00	Mervyn’s only - Prepared for Macerich Mgmt Co.
	SECOR	6/19/2007	04OT.27825.01	Former Mervyns - draft report prepared for Watt Commercial Properties
	Stantec	12/21/2010	185802269

CARMEL PLAZA	ATC Environmental, Inc.	09/30/96	87044.0001	For Equitable
	ATC Associates, Inc.	05/15/98	82128.6028	For acquisition

CASA GRANDE, THE PROMENDADE AT	GEC SA&B, Inc.	06/05/06	05.0053D.R01	Prepared for WP Casa Grande Retail LLC
	EBI	10/28/10	11105525	Prepared for Eurohypo AG

CASCADE MALL	Harding Lawson Assocaites	02/10/99	43197.1	Prepared for Macerich, For acquisition
	Rittenhouse-Zeman & Associates	08/01/88	W-5630	Former Maintenance Shop Facililty - Prepared for Winmar Cascade
	Rittenhouse-Zeman & Associates	05/02/94	11-09570-00	Prepared for Safeco
	Rittenhouse-Zeman & Associates	07/08/94		Addendum to 5-2-94 Phase I
	Rittenhouse-Zeman & Associates	07/15/94		Addendum to 5-2-94 Phase I
	Partner Engineering & Science	07/13/09	82184	Prepared for Royal Bank of Canada

	IVI	02/25/05	50215537	Prepared for Commerzbank
	AGRA	08/01/97	7-91M-11811-A	Future Cineplex Odeon - Prepared for Winmar

CASCADE MALL (CROSSCOURT)	Harding Lawson Assocaites	02/18/99	43197.1	For acquisition
	IVI	02/25/05	50215537
	Partner Engineering & Science	07/13/09	82185	Prepared for Royal Bank of Canada

CHANDLER FASHION SQUARE	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor & AEW Capital Management
	Maxim	04/10/00	99-11444	Prepared for Westcor & City of Chandler

CHANDLER BLVD. SHOPS	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor & AEW Capital Management
	EBI Consulting	10/27/10	11105701	Prepared for Macerich Management Company, LLC

CHESTERFIELD	Clayton Environmental Consultants	04/29/94	54779	Entire Mall (for Macerich acquisition due diligence)
	Clayton Environmental Consultants	08/16/94	56911.00/f-21695	Parcel D phase I
	EMG	11/01/94	9403-4212B	Sassafras Square South Shopping Center
	Applied Environmental	12-1-05	###-##-####	Prepared for Macerich - Sassafras Square South Property
	Applied Environmental	June-1996	###-##-####	State Farm Insurance Bldg.
	PSI	01/11/07	864-6E038	UA Theater and adjoining space

CITADEL (2)	Property Solutions Inc.	09/23/97	97240	Issued for Teachers Insurance and Annuity Association
	Harding Lawson Associates	12/03/97	39744.1	Entire mall for Macerich acquisition due diligence

CORTE MADERA	Professional Service Industries, Inc.	04/15/98	588-8E076.08	For seller
	Property Solutions, Inc.	07/07/99	19990863	Phase I for Lend Lease (for Re-fi)
	Versar	04/18/03	110272-0002-019	Phase I done for CALPERS
	ATC	10/12/09	52.75068.0027	Prepared for MetLife

COOLIDGE	GEC SA&B	02/07/05	04-0857A.R01	Prepared for WDP Partners, LLC. For land acquisition

CREEKSIDE CROSSING	HLA	02/18/99	43197.1

CROSS COUNTY MALL (1)	Assessment Resources & Tech.	01/16/05	NA	Phase 1 ESA for Midwood Management Corp.
	ATC	10/03/08	#15.22103.0005	Prepared for Brooks Shopping Center
	ATC	04/24/09	15.22103.0017	Proposed Bank of America
	Property Solutions, Inc.	07/16/09	20091498	Prepared for Prudential & New York Life

CROSS COURT PLAZA	HARDING LAWSON	02/18/99	43197.1
	Partner	07/13/09	82185	Prepared for Royal Bank of Canada

CROSSROADS - OKLAHOMA (2)	H+GCL	01/24/94	36148.01	For Macerich acquisition & IPO
	Hygienetics Environmental Services, Inc.	04/18/95	5697.01A	For refinance
	Hygienetics Environmental Services, Inc.	06/19/96	4425.001	Peripheral tracts
	TERRACON	07/17/06	3067741	PDF received-17 separate files 7/19/06

DANBURY FAIR MALL	PSI	11/23/05	865-5E201	Filene’s - Prepared for Macerich
	Haley and Aldrich	02/29/96	70493-040	For Wilmorites
	Haley and Aldrich	07/14/94	70493-000	For Wilmorites
	EMG	01/23/01	77199	For Morgan Stanley Dean Witter Mortgage
	Haley and Aldrich	04/05/90	0464140	For Wilmorite
	Haley and Aldrich	04/12/90	464140	For Wilmorite

	TRC Environmental Consultants	10/15/91	11157-j21	For Wilmorites
	Haley and Aldrich	02/13/86	464101	Parking Lot Preload and Pavement Design
	Haley and Aldrich	06/25/99	70786-000	Phase I Update For Wilmorite (part of a report for 13 sites - see Wilmorite)
	EBI Consulting	08/18/10	11103901	Phase I Prepared for Northwestern Mutual

DEPTFORD MALL	PSI	10/27/06	864-6F007	For Macerich acquisition
	PSI	10/27/06	864-6F007	For Morgan Stanley
	ATEC	01/22/90	10.99030.	Oil & HazMat - Prepared for Allstate Insurance/ Acquisition Doc

DESERT SKY	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Enercon Services	01/23/06	06000453	For Bank of America
	Bureau Veritas, Inc.	01/05/09	10008.008221.00	Mervyn’s only - Prepared for Macerich Mgmt. Co.

EMPIRE	BCM	04/25/89	06-4276-14	Prepared for Empire Mall for EQUITABLE
	SMITH Environmental	03/01/96	00-7738-47	Prepared for The Empire Mall for General Growth
	Certified Environments Inc.	02/11/00	337-056-1199	Prepared for Lender Project
	Certified Environments Inc.	05/16/03	2830750303	Prepared for Lender CSFB - Empire

EMPIRE EAST
	Certified Environments Inc.	05/09/03	2830760303	Prepared for Lender CSFB - East Empire
	BRAUN INTERTEC	08/29/91	CMJX-91-0186	Prepared for Empire East Mall for General Growth
	BCM	12/01/91	06-7934-0205	Empire East - Prepared for Cabot Partners L.P.
	SMITH Environmental	03/07/96	00-7738-47	Empire East
	BCM	04/25/89	06-4276-16	Prepared for Empire East Mall for EQUITABLE
	BCM	03/01/92	06-7934-0205	Prepared for Cabot Partners L.P.

ESTRELLA FALLS
	Speedie	1/31/2006 (reissued 8/21/06)	060022EA	This is for the Power Center
	Speedie	08/09/06	060022EA	This is for the Power Center
	Liesch	08/31/06	6201761	Prepared for Macerich
	Wood, Patel & Associates	04/27/07	wp# 052622	Prepared for City of Goodyear
	Bender Environmental	02/14/08	J080103	Prepared for US Bank
	PSI	09/15/99	#723-9E051	Prepared for Globe Corp

FIESTA MALL	KLEINFELDER	11/01/93	52-1265-01	For L and B Realty acquisition
	TERRACON	10/01/04	65047216	for Macerich
	Liesch	04/04/06	6201479	Macy’s - Prepared for Macerich Management Company
	Liesch	04/03/06	6201393	Robinson’s May - Prepared for Macerich Management Company

FLAGSTAFF	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Southwest Groundwater Consultants	02/23/99	B349	Prepared for Stone Forest Industries
	SCS	03/29/99	1098051.00	Prepared fro Arizona State Land Department
	ATL, Inc.	07/01/99	199006	For Railhead Associates
	Enercon	09/09/05	05011854	For Bank of America
	Geosyntec Consultants	01/16/06		Prepared for Home Depot/ for Proposed Home Depot
	Liesch Southwest, Inc.	05/30/02	52691.01	For Westcor
	Liesch Southwest, Inc.	07/08/09	6202699.00	Land Exchange - Prepared for Macerich
FLAGSTAFF (East)	Jones & Stokes	04/01/03		Prepared for Val-Tec, Inc. (“Environmental Conditions Report”)
	Liesch Southwest, Inc.	03/01/02

FLATIRON	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Terracon	10/09/03	25037855	Prepared for Cigna Retirement & Investment Services

	Liesch Southwest, Inc.	03/01/02	52691.00	Flatiron Peripheral - Prepared for Westcor

FREEHOLD RACEWAY	Haley & Aldrich	09/30/87	646200	HazMat Site Eval - For Wilmorite
	Haley & Aldrich	06/22/88	646200	HazMat Remediation & Update for Wilmorite
	C & H	11/01/98	NA	For undeveloped parcel NE of mall
	CMS	01/26/94	9321	Existing Building Inpsection Report
	Haley & Aldrich	07/01/02	06462-003	Galyan Building Report
	Haley & Aldrich	11/10/87	646200	HazMat Eval Update for Wilmorite 9/30/87
	ATC	05/07/97	85068.0001	Macy’s - For Federated Dept Stores
	Haley & Aldrich	01/30/97	06462-003	For Wilmorite
	Haley & Aldrich	01/31/97	06462-001	Peripheral Site I
	AGA	02/12/99	63001	Supplemental For Wilmorite
	Melick Tully	06/24/91	NA	For Woodmont Corp
	Haley & Aldrich	06/20/02	06462-004	For Wilmorite
	PSI	05/16/01	888-1E006	For Morgan Stanley
	Melick Tully	08/08/97	6124-001E	(Phase I & Limited Phase II) For Preferred sites of Freehold
	Edwards and Kelcey	08/24/87	NA	Pavement Report - For New Jersey Department of Transportation
	Sear Brown	04/27/98	02919.35	(Stream Encroachment) Hydrologic analysis of Wemrock Brook for Freemall Assoc.
	BHE Environmental	11/16/93	NA	(Supplemental Env. Assessment) For Freemall Assoc.
	Weston	10/17/91	NA	(Supplemental Phase I) For National Electrical Contractor Assoc. Pension Benefit Fund
	PSI	07/20/06	864-6E022	Expansion Project (see 10/10/06 Addendum) - Prepared for Macerich
	Haley & Aldrich	08/30/07	34391-000
	Haley and Aldrich	06/25/99	70786-000	Update is part of a report for 13 sites - see Wilmorite reports
	Haley & Aldrich	05/01/04	06462-005
	PSI	10/10/06	864-6E022	Addendum to 7/20/06 Phase I - Prepared for Macerich
	Blackstone Consulting, LLC	07/17/09	HEITIL020.01	Prepared for Heitman Capital Management, LLC
	EBI	12/17/10	11106078	Prepared for MetLife Real Estate Investments

FRESNO	ATC/Diagnostic Environmental, Inc.	06/07/93	D2088-0192	For refinance
	Diagnostic Engineering, Inc.	06/08/93	D2088-0192	Radon Survey for refi
	ATC Environmental, Inc.	10/17/96	82128.6002	For acquisition
	ATC	12/07/98	82128.6036	For peripheral properties
	ATC Associates, Inc.	09/09/98	61957.5201	Required by Lehman for refi.
	ATC Associates, Inc.	06/04/08	#52.75072.0032
	ATC Associates, Inc.	06/25/08	#52.75072.0032	Addendum 1 of 1

	Smith	03/07/96	00-7738-47	Joint Venture w/ Simon. We own but do not manage.

GREAT FALLS MARKETPLACE (2)	Thomas, Dean & Hoskins	Jan. 1996	95-106	for Macerich acquisition - due diligence
	Thomas, Dean & Hoskins	Jun. 1996	95-106	Wetland delineation)

GREAT NORTHERN	Andrew Garte & Associates, Inc.	04/15/96	1128 Fl	Prepared for: National Electrical Benefit Fund
	EMG	03/27/01	79564	Prepared for: Morgan Stanley Dean Witter Mortgage Capital, Inc.
	EMG	10/20/03	109222	Prepared for: Prudential Mortgage Capital Co.
	PSI	03/10/06	865-6E043	Future JCPenney Prepared for: Macerich
	Haley and Aldrich	06/25/99	70786-000	For Wilmorite (Larger report/ part of a report for 13 sites)
	Sear-Brown	08/01/85		Prepared for Wilmorite
	CME & Sear-Brown	11/04/88		Pavement report - Prepared for Wilmorite
	Sear-Brown	10/01/87		Toys R’ Us Traffic Analysis - Prepared for Wilmorite
	Erdman, Anthony, Associates	04/01/85		Traffic Analysis - Prepared for

GREECE RIDGE (2)	EMG	08/31/02	97347	For Deutsche Bank Securities
	Enercon	09/27/05	02-012958	For Bank of America

GREELEY (2)	Groundwater Technology, Inc.	08/23/93	NA	Macerich IPO - Final report
	Groundwater Technology, Inc.	05/14/93	NA	Macerich IPO - Draft report
	Terracon	07/09/03	21037702	Prepared for Bear Steams Commercial Mortgage

GREEN TREE	Certified Engineering	09/20/89	X90045	For Property Capital Trust (refinance)
	ATC/Diagnostic Environmental, Inc.	08/05/93		For Macerich IPO
	ATC Environmental, Inc.	11/04/94	80051.0001	Update to 8/93 report (refinance)
	ATC Environmental, Inc.	04/20/95		Update to 11/94 report (refinance)
	TERRACON	08/09/04	57047725	GREEN TREE MALL DILLARD’S EXPANSION
	Certified Engineering	10/16/89	X90045	Addendum to 9/20/89

HILTON VILLAGE	Liesch Southwest, Inc.	03/01/02	52691	Prepared for Westcor & AEW Capital Mgmt., L.P.
	Enercon Services, Inc.	12/22/06	BOFADAL252	Prepared for Bank of America, N.A.

HOLIDAY VILLAGE (2)	ATC/Diagnostic Environmental, Inc.	08/08/93	8955.0202	For Macerich IPO
	Harding Lawson Associates	09/18/97	39241.1	M. Wards site

HY-VEE CENTER (1)	Clayton	06/15/94	55605 Rev. A	Target & Hy-Vee Food Store

INLAND CENTER MALL	SIGMA	04/03/06	96641	Macy’s Department Store & Goodyear TBA Building
	ATC	09/24/03	78.75061.0001	For Lasalle Investiment Management
	All West	12/04/03	23t069.27182.27	Review of ATC Phase 1
	Bureau Veritas	01/05/09	10008.008221.00	Mervyn’s only - Prepared for Macerich
	EBI	02/17/11	1110559	Prepared for ING RE Financial
	TCE	04/06/11	101522

KIERLAND COMMONS	TERRACON	11/29/04	65047246	For Macerich
	BASIN & RANGE	07/23/99	NA	Done for seller (Woodbine Southwest)
	ATC	12/18/02	09.75048.0268	Done for seller

KITSAP MALL	Harding Lawson Assocaites	02/17/99	43197.1	For acquisition
	Partner Engineering & Science	07/13/09	82186	For Royal Bank of Canada

KITSAP PLACE	Harding Lawson Assocaites	02/17/99	43197.1	For acquisition
	Partner Engineering & Science	07/13/09	82189	Prepared for Royal Bank of Canada

KITSAP (NORTHPOINT)	Harding Lawson Assocaites	02/11/99	43197.1	For acquisition
	Partner Engineering & Science	07/13/09	82187	For Royal Bank of Canada

LA CUMBRE PLAZA	Sigma	06/18/04	96199	For acquisition
	Harding Lawson Associates	1996	34465 2.0
	Asset Advisory Services, Inc.	12/18/01	11441B
	EDR	11/26/01		(Not a phase I?)
	Tabbara Corporation, Inc.	08/13/10	101422	Prepared for Macerich

LA ENCANTADA	Liesch	03/01/02	52691	Prepared for Westcor & AEW Capital Mgmt
	EBI	04/24/07	#11072189	Prepared for Northwestern Mutual

LAKEWOOD	Diagnostic Engineering, Inc.	01/13/92	1A2088AF004	For refinance
	Diagnostic Engineering, Inc.	03/09/92	1A2088AF010	Love’s Restaurant
	Diagnostic Engineering, Inc.	03/31/92	1A2088AF010	for “areas of concern”
	Diagnostic Engineering, Inc.	03/31/02		For Macerich
	ATC/Diagnostic Environmental, Inc.	08/12/93	D-2088-0220	For Macerich IPO
	ATC Environmental, Inc.	04/21/95	9034.0047	For refinance

	ATC Associates, Inc.	03/17/99	85052.0349	For Federated Dept. Stores (covers Macy’s tract only)
	ATC	08/03/99	52.82128.6044
	Bureau Veritas	01/05/09	10008-008221.00	Mervyn’s only - Prepared for Macerich
LAKEWOOD - Macy’s	SIGMA	04/03/06	096641	For Macerich
	CERES	03/08/93		(McDonnell Douglas) Done by previous owner
	SIGMA	05/22/06	096810	Goodyear Tire Parcel - For Macerich

LINDALE MALL	CERTIFIED ENVIRONMENTS	02/11/00	337-057-1199	RECOMMENDATIONS FROM PRIOR PHASE I: PREPARED FOR FIRST MORTGAGE CAPITAL
	CERTIFIED ENVIRONMENTS	05/05/03	283-080-0303	PREPARED FOR CREDIT SUISSE
	LAND AMERICA	05/30/06	06-36852.3	DRAFT ONLY - PREPARED FOR MACERICH
	SMITH ENVIRONMENTAL	03/01/96	00-7738-47 (87 pgs)	PREPARED FOR GENERAL GROWTH MGMT

LOS CERRITOS	ATC Associates, Inc	10/09/98	82128.6031	For acquisition
	ATC Associates, Inc	11/03/98	82128.6031	Add’l Asbestos Testing report (fireproofing) for acquisition
	Sigma Engineering	5/31/02	95120	Phase I &II for Macy’s TBA (Old Just Tires)
	SIGMA	04/03/06	96641	Rob May Building
	Terracon	06/08/06	25067841	239 Los Cerritos Center
	Sigma	12/12/08	97916	Former Rob May Bldg/ Prepared for Metlife
	Sigma	12/19/08	97916	Former Rob May - Prepared for Macerich & Metlife
	Bureau Veritas	01/05/09	10008-008221.00	Mervyn’s only - prepared for Macerich
	Terracon	05/28/10	60107038	Former Nordstrom store only - Prepared for Nordstrom, Inc.

MERIDIAN MEADOWS	LIESCH	03/21/05	6200756.01	For WDP Partner
	LIESCH	09/21/04	6200756.00	For WDP Partner

MERVYN’S PORTFOLIO
	ATC	09/02/04	90.75048.0001	Albuquerque - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Albuquerque - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Antioch - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Apple Valley - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Calexico - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Canoga Park - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Canoga Park - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Capitola - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Cerritos - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Cerritos - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Chula Vista - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Chula Vista - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Downey - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	El Paso - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	El Paso - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Eureka - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Eureka - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Glendale - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Glendale - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Goodyear - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Grand Junction - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Grand Junction - Prepared for Macerich
	ATC	8-23-04	90.75048.0001	Harlingen - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Harlingen - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Hayward - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Hayward - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Henderson - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Henderson - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Lakewood - Prepared for Macerich

	BUREAU VERITAS	1-5-09	10008-008221.00	Laredo - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Livermore - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Livermore - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Lubbock- Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Marysville- Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Marysville- Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Mesa - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Midland - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Midland - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Milpitas - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Milpitas - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Monrovia - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Monrovia - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Montebello - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Montebello - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Ogden - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Orem - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Oxnard - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Petaluma - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Phoenix Camelback Colonnade - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Desert Sky - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Phoenix Desert Sky - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Village Square II - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Phoenix Village Square II - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Rancho Cordova - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Rancho Cordova - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Redondo Beach - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Redondo Beach - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Salinas - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Salt Lake City - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	San Bernardino - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	San Rafael - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Sandy - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Sandy - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Santa Fe - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Santa Fe - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Thousand Oaks - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Tucson - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Victorville - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Victorville - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	West Valley - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Whittier- Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Yuma - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Yuma - Prepared for Macerich

MESA MALL	BCM	08/01/89	06-4276-56	Environmental assessment prepared for Equitable
	SMITH	03/01/96	00-7738-47	Phase I prepared for General Growth
	Certified Environments Inc.	02/11/00	337-058-1199	Prepared for CSFB
	Certified Environments Inc.	05/05/03	2830730303	Phase I prepared for lender CSFB
	Bureau Veritas	01/05/09	10008.008221.00	Prepared for Macerich

METROCENTER MALL (2)	ATC	12/14/04	34.75022.0008	Prepared for Somera/MSDW
	Earthtech	06/01/04	76400	For Simon Property
	Terracon	08/03/05	65057241	For Macerich
	ATC	10/28/04	34.75022.0008	DRAFT

MONTEBELLO TOWN CENTER (3)	TRC	12/08/88	5346-P23-00	ESA & soil investigation prepared for Aetna
	Huntingdon Schafer Dixon Assocs	01/20/94	3O-893	ESA prepared for Aetna
	ATC	03/22/00	52.00311.5202	ESA for Macy’s Pad prior to construction prepared for UBS
	Bureau Veritas	01/05/09	10008.008221.00	Prepared for Macerich

NORTHBRIDGE	PR&A	11/29/07	#072811
	PR&A	12/03/07		Combined with PCA report
	EBI	04/17/09	#338249	For Northwest Mutual

NORTHGATE	ATC/Diagnostic Environmental, Inc.	08/12/93	D2088-0221	For Macerich IPO
	FaultLine Associates, Inc.	08/04/98		Prepared for Rite Aid for outparcel
	AEI Consultants	08/06/09	284110	Prepared for US Bank
	Bureau Veritas	01/05/09	10008.008221.00	For Macerich

NORTHPARK CENTER, TX	Shaw Environmental	10/14/02	840815.01	Phase I done for owner. We invest but do not manage

NORTHRIDGE	Fugro West, Inc.	August 1995	9537-0451	JCPenney only - done for NWML
	Sigma	09/11/03	95901	Macerich Acquisition - Firestone Auto Service Center/Former JCP TBA Building only
	Bureau Veritas, Inc.	01/05/09	10008.008221.00	Mervyn’s only - Prepared for Macerich Mgmt. Co.

NORTH VALLEY PLAZA (2)	ATC	09/15/93		LTR REPORT
	DEI	05/02/88	D/208888001-4	LIMITED SITE CHARACTERIZATION
	ATC/DEI	08/12/93	D2088-0222
	ATC/DEI	09/29/93	1A2088AQ007	JCPENNEY ENVIRONMENTAL DISPOSITION STUDY
	DEI	05/03/88	D208888001-3	SCOPING STUDY

NORTHWEST ARKANSAS (2)	ATC Associates, Inc.	06/10/98	11407.00003	For seller
	ATC Associates, Inc.	09/24/98		Reliance letter for Macerich - Filed with 6/10/98 (with 6/10/98 Phase I)

OAKBROOK CENTER	ATC Associates, Inc.	12/17/10	11.75485.0001	acquisition - Nieman Parcel only

ONE SCOTTSDALE	GEC	11/27/07	06-0550.R01	Prepared for DMB Commercial Properties

PACIFIC VIEW MALL	SIGMA	04/03/06	096641	Robinson’s-May
	Groundwater Technology	09/30/92	NA	For JC Penney Tire, battery, and accessories
	ATC	09/14/93	D2088-0307	For Macerich
	ATC	10/16/96	82128.6001	For Macerich
	ATC	01/12/99	82128.6037	For Macerich
	Golder Associates	06/01/01	003-1995.000	For Cigna Investment Management
	EEI	09/27/02	V020802	For Lowe’s
	Groundwater Technology, Inc.	06/05/92		Phase I (Wards TBA only) - In EEI Report 9/27/02

PANORAMA	ATC/Diagnostic Environmental, Inc.	08/10/93	D2088-0223	For Macerich IPO
	Sigma Engineering	12/03/02	095510	For Macerich & Wellsfargo (full acquisition)
	IVI	12/21/05	51118232	For ING Real Estate Finance

PARADISE VALLEY	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor & AEW Capital (draft)
	Liesch Southwest, Inc.	04/05/06	6201570.00	Former Cinema, Suite B054
	Liesch Southwest, Inc.	04/03/06	6201393.01	Macy’s parcel
	Kleinfelder West, Inc.	05/15/08	90563 (02)	Prepared for Costco
	Speedie & Associates	06/09/08	080797EA	Costco bldg.
	EMG	01/14/09	89725.08R - 007.135	Prepared for Macerich
	Speedie & Associates	03/13/09	080797EB	Costco Bldg. For Westcor.

	EFI	07/22/09	94705-00259	Prepared for Deutsche Bank

PARADISE VILLAGE GATEWAY (2)	LIESCH	03/01/02	52691	Prepared for Westcor & AEW

PARK LANE (2)	Professional Service Industries, Inc.	12/13/91	588-14340	Weinstocks (Goodyear) TBA
	ATC/Diagnostic Environmental, Inc.	08/08/93	8955.0301	For Macerich IPO
	Professional Service Industries, Inc.	03/29/96	886-64042	Weinstock’s main building and TBA (Weinstock’s vacating)
PARK LANE KEY PROPERTY (2)	ATC Environmental, Inc.	04/24/95	82126.0349	Acquisition due diligence)

PICHACHO PEAK (1)	PSI	05/27/05	723-5E030	Prepared for WDP Partners

PITTSFORD PLAZA (2)	Haley and Aldrich	10/28/02	27137-005	For Wilmorite

PRASADA	Remedy, Inc.	June- 2003	001.50NN	(Cactus Lane Ranch Section 18)/ Prepared for Farm Management Co.
	GEC/ SA&B	10/18/06	02-0127A.R01	Autoshow SITES 19 & 20/ Prepared for Sands Financial. Ltd.
	GEC/ SA&B	10/26/06	06-0303.R01	303 AUTOSHOW - Lots 10 & 11/ Prepared for PD Properties, LLC.
	GEC/ SA&B	02/13/07	06-0358.R01	Lot 18/ Prepared for Corwin Holdings
	GEC	05/30/07	06-0305D.R01	Section 12 /Prepared for Westcor
	GEC	09/24/07	06-0305F.R01	Cactus Road Power Center/ Prepared for Target & Westcor
	GEC	05/31/02	02-0127.R01A	Cactus Lane Ranch & Developed Land/ Prepared for Property Reserve
	GEC	01/08/09	08-0301.R01	Booster Pump
	GEC	01/08/09	08-0301.R02	Section 13 Wellsite
	GEC	01/08/09	08-0301.R03	Section 12 Wellsite

PRESCOTT	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor (draft)

QUEENS	Geraghty & Miller	August 1993	NA	ESA for rated debt finance for previous owner
	ATC Environmental, Inc.	11/06/95	82128-5002	Phase 1 ESA for Macerich acquisition due diligence
	ATC Environmental, Inc.	05/03/96		Addendum letter dated 5/3/96 - Sump pit locations (In main report)
	ATC Environmental, Inc.	07/25/96	82128.5042	Reliance letter to Marine Midland & updated record search - 7/24/96
	AKRF, Inc.	11/09/98	NA	Sunoco site and 4.8 acre adjacent parcel
	ATC Environmental, Inc.	03/03/99	82128.6042	Phase I Update for GMAC
	MACTEC	12/30/02	22000-2-0041	Phase I prepared by Lender NWML for Queens Expansion
	Handex	11/08/99		For former Sunoco station
	EBI	12/31/08	#11083391	Prepared for NW Mutual

REDMOND TOWNE CENTER	Harding Lawson Associates	02/11/99	43197.1	For acquisition
	Watershed Dynamics, Inc.	02/11/99	NA	Sensitive Areas (Wetland) Assessment
	Dames & Moore	02/25/97	12635-004-005	For Town Center Associates
	H-GCI	09/22/93	GW06-1000.80	For Great Western Bank
	Site Analysts	09/21/90	90-104	Prepared for Winmar Co
	Tetra Tech	11/01/94	TC-0285-01	The Workshop Tavern/ Prepared for Winmar Co
	Dames & Moore	08/29/97	06845-009-005	Parcel 2A Addendum
	Kleinfelder	10/08/97	60-1744-01	Redmond Skate Plaza / Prepared for City of Redmond
	Tetra Tech	03/01/95	TC 0285-03	Bldg E Clevealand Street Square/ Prepared for Winmar Co
	Partner Engineering & Science	07/13/09	82190	Prepared for Royal Back of Canada
	Harding Lawson Associates	06/14/99		AT&T OFFICE Pepared for Macerich
	Terra Associates	09/25/08	T-6190-54	Prepared for Unified Grocers. Larry’s Market.

REDMOND (CREEKSIDE CROSSING)	Harding Lawson Associates	02/18/99	43197.1	For acquisition
	Watershed Dynamics, Inc.	02/11/99		Sensitive Areas (Wetland) Assessment - contained in Redmond Town Center

RIDGMAR MALL	TERRACON	12/08/04	95047105A	FOR ACQUISITION
	ATC	11/01/94	82291-0001	For Macerich

RIMROCK	Camp, Dresser & McKee	10/20/95	2053-354-RT-REPT	Phase 1 project
	Harding Lawson Associates, Inc.	10/23/96	36468.2	Phase I & Phase II
	ATC	08/30/01	35.75037.3351	Phase I, done for CIGNA

ROTTERDAM SQARE	Sear Brown	03/20/86	1863E	For Rotterdam Square Associates
	AGA	04/01/96	1129F1	For National Electrical Benefits Fund
	Haley and Aldrich	06/25/99	70786-000	For Wilmorite (Larger report/ part of a report for 13 sites)

RUSHMORE MALL	BCM	04/25/89	06-4276-15	Prepared for Equitable
	BRUAN INTERTEC	08/29/91	CMJX-91-0190	Prepared for General Growth
	BCM	03/01/92	06-7934-0213	Prepared for Cabot Partners L.P
	SMITH	03/01/96	00-7738-47	Prepared for General Growth
	Certified Environments Inc.	02/11/00	337-059-1199	Prepared for Lender
	Certified Environments Inc.	05/09/03	2830740303	Phase I prepared for lender CSFB

SALISBURY	Applied Environmental	Jul. 1995	###-##-####	Acquisition due diligence for Macerich - Info from Jan 95 incorporated

SAN TAN VILLAGE
	SPEEDIE AND ASSOCIATES	09/13/99	981064EA	For Westcor Partners
	SPEEDIE AND ASSOCIATES	09/20/00	000711EA	For Westcor Partners
	SPEEDIE AND ASSOCIATES	06/10/05	050420EA	For Westcor Partners
	Liesch	12/11/2007	6202267	For Macerich
	Liesch	6/3/2008	6202433	For Macerich
	SPEEDIE AND ASSOCIATES	4/14/2004	031727EA
	IVI	1/29/2007	61221138	Prepared for JP Morgan Chase

SANTA MONICA COMMERCIAL PROPERTIES	PSI	11/2/2006	8886F092
	Sigma Engineering, Inc.	9/24/2007	#0097276	Phase I & Phase II ESA

SANTA MONICA PLACE	ATEC	06/22/93	31-07-93-00122	ESA for Rouse (seller) for re-fi
	EMG	08/21/99	62533	Prepared for Newkirk & GMAC
	Terracon	09/08/99	55997747	Phase I for acquisition
	SIGMA	04/03/06	96641	Robinson’s-May
	SIGMA	11/29/06	96641	Clarification of 4-3-06 Rob May Report
	SIGMA	11/28/07	97181
	SIGMA	07/31/09	98219	Nordstrom. Prepared for Macerich.

SCOTTSDALE FASHION SQUARE	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Liesch Southwest, Inc.	04/04/06	6201478.00	For Macerich - Robinson’s May
	Liesch Southwest, Inc.	08/22/07	6202094.00	Prepared for Goldman Sachs Commercial Capital, L.P.

SHOPPINGTOWN	EnviroBuisness	03/20/01	21-0302A	For UBS Warburg
	AGA	04/01/96	NA	For National Electrical Benefit Fund
	PSI	02/26/07	864-7E0001	For Redevelopment project
	Haley and Aldrich	05/17/01		Letter - Resolution of Environmental Concerns
	Haley and Aldrich	06/25/99	70786-000	For Wilmorite (Larger report/ part of a report for 13 sites)

Simon Joint Venture - East Land Mall	SMITH ENVIRONMENTAL	03/07/96	00-7738-47	ENVIRONMENTAL ASSESSMENT
Simon Joint Venture - Granite Run Mall	Smith	03/07/96	00-7738-47	Joint Venture w/ Simon. We own but do not manage.
Simon Joint Venture - Granite Run Mall	Certified Environmental	02/11/00	337-050-1199	Joint Venture w/ Simon.
Simon Joint Venture - Lake Square Mall	Smith	03/07/96		Joint Venture w/ Simon. We own but do not manage.
Simon Joint Venture - Lake Square Mall	Certified Environmental	02/11/00	337-051-1199	Joint Venture w/ Simon. We own but do not manage.
Simon Joint Venture - North Park Mall	Smith	03/07/96	00-7738-47	Joint Venture w/ Simon. We own but do not manage.
Simon Joint Venture - North Park Mall	Certified Environmental	02/11/00	337-052-1199	Joint Venture w/ Simon. We own but do not manage.

Simon Joint Venture - North Park Mall	Land America	05/12/06	06.36852.1	Joint Venture w/ Simon. We own but do not manage.
Simon Joint Venture - South Park Mall	Certified Environmental	02/11/00	337-053-1199	Joint Venture w/ Simon. We own but do not manage.
Simon Joint Venture - South Park Mall	Smith	03/07/96	00-7736-47	Joint Venture w/ Simon. We own but do not manage.
Simon Joint Venture - South Park Mall	Land America	05/17/06	06.36852.2	Joint Venture w/ Simon. We own but do not manage.
Simon Joint Venture - Valley Mall	Smith Environmental Tech	03/01/96	00-7738-47	Environmental Update
Simon Joint Venture - Valley Mall	Certified Environmental	02/11/00	337-054-1199	Joint Venture w/ Simon. We own but do not manage.

SOMERSVILLE (Formerly County East Mall)	Dames & Moore	05/06/88	16476-001-43	Prepared for Darryl Brown Associates
	ATC/ DEI	08/11/93	D2088-0219
	Sigma	02/18/03	95625	Future Macy’s Pad - Prepared for Macerich Mgmt Co.
	Sigma	06/11/03		Future Macy’s Pad - Addendum to 2-18-03 Phase I
	Bureau Veritas	01/05/09	10008-008221.00	Mervyn’s - Prepared for Macerich Mgmt Co.

SOUTH PLAINS MALL	Harding Lawson Associates, Inc.	01/08/98	40143	Macerich due diligence
	ATC	07/14/94	9795.1	done for Paramount Group
	EMG	02/04/99	52582	Prepared for Prudential for refinance
	Bureau Veritas	01/05/09	10008.008221.00	Prepared for Macerich Mgmt Co.
	EBI	02/24/10	#11100509	Prepared for RBS Global Banking & Markets

SOUTH TOWNE MALL	Harding Lawson Associates, Inc.	01/24/97	37251.1	Phase 1 & 2 (mall & strip center)
	Harding Lawson Associates, Inc.	01/30/97		Addendum to 1/24/97 phase 1
	Harding Lawson Associates, Inc.	07/01/98		Update phase I (Done for Lehman Bros. for refi.)
	Envirosearch	05/07/99	NA	Phase I for parcel 5 west of Target store done for Sandy City
	URS	10/07/02	33755100	Phase I for REI Facility prepared for REI
	Terracon	10/13/06	61067199	Lifestyle Expansion study only
	Bureau Veritas	01/05/09	10008-008221.00	Mervyn’s Store only

SOUTHERNHILLS	BCM	04/01/89	06-4276-10	Prepared for Equitable
	BCM	12/01/91	06-7934-0214	DRAFT
	BCM	03/01/92	06-7934-0214	Prepared for Cabot Partners L.P.
	SMITH	03/01/96	00-7738-47	Prepared for General Growth
	Certified Environments Inc.	02/11/00	337-060-1199	Prepared for Lender
	Certified Environments Inc.	05/05/03	2830770303	Phase I prepared for lender CSFB
	Law Environmental	09/12/90	56-0540	Phase I Contamination Assessment - Amoco Station

SOUTHRIDGE	BCM	04/01/89	06-4276-12	Prepared for Equitable
	BCM	03/01/92	06-7934-0216	Prepared for Cabot Partners L.P.
	SMITH	03/01/96	00-7738-47	Prepared for General Growth
	Certified Environments Inc.	02/11/00	337-061-1199	Prepared for Lender
	Certified Environments Inc.	05/16/03	2830810303	Phase I prepared for lender CSFB
	TERRACON	10/20/04	8047729	For former Wards parcel
	TERRACON	03/09/07	08077712	For new Target location - Per Target protocol

STONEWOOD	Woodward Clyde Consultants	Sept. 1990	904W281A	For Hughes Investments (seller)
	Harding Lawson Associates, Inc.	08/18/97	38970.1	Phase I for acquisition
	EMG	11/04/99	63937	ESA for Lehman for re-fi; project
	Sigma	11/03/00	094701	ESA for Situs Realty for re-fi
	Bureau Veritas	01/05/09	10008-008221.00	Mervyn’s Store
	Terracon Consultants	10/27/10	60107761	Prepared for Metlife

SUPERSTITION SPRING CENTER	GZA Geotechnical	08/05/94	100643.00	Prepared for Aldrich, Eastman and Waltch
	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor

SUPERSTITION SPGS PWR CNTR	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Land America Assessment Corp.	08/14/06	06-39892.1	Prepared for Deustche Bank Securities, Inc.
	Bureau Veritas	01/02/09	10008.008221.00	Mervyn’s Store only

THE OAKS	Sigma Engineering	06/28/02	095225	Phase I Prepared for Macerich acquisition
	Sigma Engineering	02/09/04	095971	Phase I Environmental Site Assessment, Robinsons-May
	SIGMA	04/03/06	096641	Macy’s So. & Sher Tire
	Secor	10/11/06	37GY.66339.00	Sher Tire Phase I & II
	SIGMA	07/11/06	96750	Black Angus Phasel ESA
	Sigma	06/09/08	97630

TOWNE CENTER PLAZA	Environmental Management Group	11/01/94	94034212B	for Aegon USA Realty Advisors
FORMERLY SASSAFRAS SQUARE SOUTH	Applied Environmental	Dec. 1995	###-##-####	Macerich acquisition due diligence
	Applied Environmental	Jun. 96	###-##-####	State Farm building

TOWNE MALL	Adirondack	03/01/97	9701-27EA	Hydraulic Lift testing; Prepared for Ivanhoe, Inc.
	EMG	08/12/97	26932150.97B	Prepared for CBIC
	EMG	10/24/02	96603	Prepared for Morgan Stanley

TWENTY-NINTH STREET (Formerly BOULDER CROSSROADS)	SIGMA	11/23/04	96297	PHASE I DONE FOR TWENTY NINTH STREET RETAIL DISTRICT
	Aguirre	02/21/92	21026-Z3	Former Vickers Gas Station
	Aguirre	01/15/92	21026-Z3	Former Vickers Gas Station
	Aguirre	05/10/91	21026-Z1	Former Vickers Gas Station
	ATC/Diagnostic Environmental, Inc.	7/1/93	08916-0001	For Macerich IPO

TYSON’S CORNER	Dames & Moore	05/12/98	39683-001-195	Lower Pearl Lot Phase 1
	Haley and Aldrich	10/31/01	28153-000	For Wilmorite
	KTR Newmark	9/29/2003	03-1-1-114	For Deutsche Bank Securities
	Dames & Moore	4/3/1997	29422-010-195	Prepared for Metlife
	URS	05/16/05	15297466	For Tyson’s Corner Property
	BEM Systems, Inc.	09/01/06	05-3158CMAT	Prepared for Dulles Transit Partners, LLC
	SCS Engineers	12/17/10	02207009.00	Phase I&II - Prepared for Dulles Transit Partners, LLC

VALLEY RIVER	ATC	11/29/04	38.28706.0001	For Valley River Center LLC, in two volumes
	EMS	05/31/06	23501-001-001	For Macerich - Macy’s
	ATC	01/30/06	38.00998.0034	For Bank of America (2 volumes)

VALLEY VIEW (2)	ATC Environmental, Inc.	08/30/95	83005-7401	Phase 1 & ACM survey - former Bloomindale’s (JCP)
	ATC Environmental, Inc.	10/09/96	25-07-96-00196	For Macerich
	HLA	12/17/97	39971.1	Vacant adj. 10 acres
	Terracon	03/11/04	94047135A	Foley’s Parking parcel for acquisition
	ATC Environmental, Inc.	09/18/96	25-07-9600196.2	For Macerich

VICTOR VALLEY	Sigma	06/16/04	96142	Phase I for Acqusistion
	Rincon	03/29/04	04-15890	Phase I and II done for previous owner
	LFR	01/12/99	103-80484	Prepared for Lend Lease
	Rincon	01/15/03	02-13621	For Merryl Lynch Mortgage
	Sigma	04/01/08	97537	prepared for Macerich & PNC Bank
	Bureau Veritas	01/05/09	10008.008221.00	Mervyn’s store only. Prepared for Macerich.

VINTAGE FAIRE	Camp, Dresser & McKee	10/20/95	2053-356-rt-rept	For TIAA
	Harding Lawson Associates, Inc.	10/23/96	36468.2	For Macerich
	Camp, Dresser & McKee	07/11/00	CA-2172	For TIAA
	EFI Global, Inc.	03/18/10	94705-00841	Prepared for Wells Fargo

WASHINGTON SQUARE	Harding Lawson Associates, Inc.	02/11/99	43197.1	For acquisition
	Watershed Dynamics, Inc.	02/11/99		Sensitive Areas (Wetland) Assessment - contained in Redmond Town Center
	ATC	12/02/08	#38.75068.0002	For Metlife

WASHINGTON SQUARE TOO & FRINGE	Harding Lawson Associates, Inc.	02/11/99		For acquisition (Project # 43197.1)

WEST ACRES	ATC/Diagnostic Environmental, Inc.	08/08/93	8955.0101	For Macerich IPO
	Diagnostic Engineering	04/23/92	1A3207AA001	For West Acre Development

WESTSIDE PAVILION	HLA	06/01/98	40995.1	For MR Westside Partnership

WILTON MALL	Fred C Hart Associates	11/01/88	1015D1	For Wilmorite
	Sear Brown	05/01/93	1092F1	For BJ’s proposed site
	Adirondack Environmental	11/18/96	961108EC	Steinbach store
	Adirondack Environmental	11/22/96	961108EC	Former Steinbach For Wilmorite
	Labelle	01/01/97	97042	Former Steinbach for Bingwil Properties
	Haley & Aldrich	08/01/99	70786-002	For Wilmorite
	PSI	03/10/06	865-6E042	For Macerich proposed JCP site
	PSI	06/05/06	864-6E005	JC Penney Addendum to Phase I
	Haley and Aldrich	06/25/99	70786-000	For Wilmorite (Larger report/ part of a report for 13 sites)
	EFI Global	03/22/10	94705-00896	Prepared for Deutsche Bank

YUMA (3)	Terracon	12/03/02	63027093

STRIP CENTERS

FOREST PLAZA	Environmental Strategies Corporation	01/17/91
	Environmental Strategies Corporation	04/23/91		Letter - update to 1/17/91 ESA regarding dry cleaners
	Environmental Strategies Corporation	08/28/91		Update to 1/19/91 report

GAINEY VILLAGE, SHOPS AT (2)	Liesch Southwest, Inc.	03/01/02	52691

HY VEE CENTER (Plus Target)	Clayton	06/15/94	55605.00	For Macerich

LINCOLN CENTER - AMES	Hygienetics, Inc.	12/01/91	14070.02	For refinance (Macerich and IDS)
	H+GCL	01/23/92		Addendum to 12/1/91 phase I; adjacent site research
	Allender Butzke Engineers, Inc.	01/31/97	PN 963217	Done for Hy Vee on behalf of IDS
	Terracon	01/11/02	44017936	Done for AEGON USA Realty Advisors

PROMENADE (2)	Liesch Southwest, Inc.	03/01/02	52691

SCOTTSDALE 101 (1)	Liesch Southwest, Inc.	03/01/02	52691

TARGET CENTER, NORMAN, OK	Terracon	10/31/05	3057076	Environmental Screen for Macerich

	Terracon	08/03/06	#03067739	Prepared for Target Corp.
OTHER
ARIZONA LIFESTYLE GALLERIES (2)	Liesch Southwest, Inc.	03/01/02	52691	Prepared for Westcor

SPECIALTY CENTERS
HILTON VILLAGE	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Enercon Services, Inc.	12/22/06	06-015306	Prepared for B of A

THE BORGATA	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor

URBAN VILLAGES
CAMELBACK COLONNADE ASSOC.	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	EBI Consulting	07/27/05	11052713	For Commerzbank
	Bureau Veritas, Inc.	01/05/09	10008.008221.00	Prepared for Macerich Mgmt. Co.
	EBI Consulting, Inc.	9/1/2010	11104190	Prepared for Aareal Capital Corp.

CHANDLER BOULEVARD SHOPS	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Speedie	09/28/01	010873EA	Prepared for Westcor
	Liesch Southwest, Inc.	12/20/05	6201418.00	For PNC Bank National Assoc.
CHANDLER FESTIVAL
	IVI Due Diligence Services, Inc.	09/15/08	80925732-102	Prepared for New York State Teachers Retirement System
	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor & AEW
	SPEEDIE AND ASSOCIATES	09/13/99	981064EA	For Westcor partners

CHANDLER GATEWAY	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor & AEW
	Speedie	6/22/2000 (revised 4/19/01)	000469EC	Prepared for Westcor

	IVI Due Diligence Services, Inc.	09/15/08	80925732-101	Prepared for New York State Teachers Retirement System
	Speedie & Associates	04/19/01	000469EC	Prepared for Westcor

PARADISE VILLAGE GATEWAY (2)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
PVIC - Out Parcels of PVM	Liesch Southwest, Inc.	03/01/02	52691	DRAFT
VILLAGE CENTER (2)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
VILLAGE CENTER (2)	EMG	01/14/09	89725.08R - 005.135
VILLAGE CROSSROADS (2)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
VILLAGE CROSSROADS (2)	EMG	01/14/09	89725.08R - 002.135	Prepared for Macerich
VILLAGE FAIR NORTH (2)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
VILLAGE FAIR NORTH (2)	EMG	01/14/09	89725.08R - 001.135
VILLAGE PLAZA (2)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
VILLAGE PLAZA (2)	EMG	01/14/09	89725.08R - 006.135
VILLAGE SQUARE I (2)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
VILLAGE SQUARE I (2)	Liesch Southwest, Inc.	01/14/09
VILLAGE SQUARE II (2)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
VILLAGE SQUARE II (2)	Bureau Veritas	01/05/09
VILLAGE SQUARE II (2)	Liesch Southwest, Inc.	01/14/09
WESTBAR	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
WESTBAR	Terracon	08/03/05	65057241	Prepared for Macerich
WESTBAR	Terracon	08/03/05	65057241	Phase I Recommendations Prepared for Macerich

OFFICES
WESTCOR BUILDING	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
PARADISE VILLAGE PARK II (PVOP II)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor

LAND
EAST MESA (MC DONALD’S & POWER CENTER WEST PAD SITE)	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor & AEW
FLATIRON PERIPHERAL	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
LEES WEST,LLC	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
MIDCOR V	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
PROPCOR ASSOCIATES - Parcels D, E & F	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
PVOP II	Liesch Southwest, Inc.	03/01/02	52691
RAILHEAD ASSOCIATES	Liesch Southwest, Inc.	05/30/02	52691.01	Prepared for Westcor - Filed as Flagstaff Railhead
GILBERT CROSSROAD (Saved: SanTan Village)	Speedie Associates	09/20/00	000711EA	Prepared for Westcor
CAREFREE HWY & I17	Speedie Associates	04/23/07	070479EA	Prepared for Arizona State Land Department
Westlake Golf Course	Sigma	7/8/2005	96415	Prepared for MW Investment, LLC

(1)           Asset not owned by Macerich, managed under third-party agreement.

(2)           Asset disposed, no longer owned by Macerich

(3)           Asset previously managed by Macerich, third-party agreement no longer in effect.

Schedule 6.19
INSURANCE

See attached

EVIDENCE OF PROPERTY INSURANCE	DATE (MM/DD/YYYY) 03/25/2011

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY	PHONE (A/C, No, Ext): 213-630-3254	COMPANY See Attached
Aon Risk Solutions Aon Risk Insurance Services West, Inc. 707 Wilshire Blvd., Suite 2600 Los Angeles	CA 90017
FAX (A/C, No):	E-MAIL ADDRESS:
CODE:	SUB CODE:
AGENCY CUSTOMER ID #:
INSURED	LOAN NUMBER	POLICY NUMBER See Attached
The Macerich Company P.O. Box 2172	EFFECTIVE DATE 12/01/2010	EXPIRATION DATE 12/01/2011	CONTINUED UNTIL ☐ TERMINATED IF CHECKED
Santa Monica	CA 90401	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

All Covered Locations

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE/ PERILS /FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE
Blanket “All Risks” Real & Personal Property, subject to coverage terms, conditions and exclusions per actual policy forms.	$800,000,000 Per Occ Per Occurrence	See Attached

REMARKS (Including Special Conditions)

Evidence of Insurance

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE	☐ ADDITIONAL INSURED
☐ LOSS PAYEE
Evidence of Insurance	LOAN #
AUTHORIZED REPRESENTATIVE Aon Risk Solutions / Aon Risk Insurance Services west, Inc.

ACORD 27 (2009/12)	©1993-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

Attachment to Evidence of Property Insurance

Insured:	The Macerich Company, Etal

Policy Period:	12/01/10 to 12/01/11

**COVERAGE**

Blanket Real and Personal Property including improvements and Betterments, property in the Course of Construction, Business Interruption, Extra Expense, Demolition, Increased Cost of Construction and Loss to Undamaged Portion of Building (Law and Ordinance), Rental Value, Leader Property, Civil or Military Authority, Ingress/Egress, Transit, Leasehold Interest, Valuable Papers & Records, Fine Arts and all others as per policy terms and conditions.

**VALUATION**

Property Damage – Replacement Cost

Time Element – Actual Loss Sustained

Agreement Amount – No Coinsurance applies

ADDITIONAL VALUATION PER COVERAGE TERMS AND CONDITIONS OF ACTUAL POLICY FORMS.

**LIMITS/SUBLIMITS**

$800,000,000 per occurrence “All Risks” including Terrorism (certified and noncertified);

$800,000,000 per occurrence for Wind, except:

$100,000,000 per occurrence for Named Storms at Tier 1 Wind Zone locations;

$200,000,000 per occurrence and annual aggregate for Flood, except:

$100,000,000 per occurrence and annual aggregate for Flood in 100 Year Flood Plain;

$200,000,000 per occurrence and annual aggregate for Earthquake (excluding California), except:

$150,000,000 per occurrence and annual aggregate for Earthquake in California;

$200,000,000 per occurrence for Course of Construction;

$100,000,000 per occurrence for Demolition/Increased Cost of Construction/Loss to Undamaged Portion of Building;

$100,000,000 per occurrence for each Extra Expense, Lessor/Lessee Interest, Valuable Papers, Accounts Receivable;

$100,000,000 per accident for Boiler and Machinery

2 Year Extended Period of Indemnity per occurrence except 1 Year per occurrence for the following layer participants: XL Insurance America, Inc. Policy # Various - as shown below ($5M part of $60M xs $40M, $5M part of $50M xs $100M, and $275M part of $650M xs $150M)

ADDITIONAL SUBLIMITS PER COVERAGE TERMS AND CONDITIONS OF ACTUAL POLICY FORMS.

**DEDUCTIBLES**

$50,000 per occurrence for all perils, except:

Earthquake:

5% Per Unit subject to $100,000 minimum per occurrence for the peril of Earthquake in California;

2% Per Unit subject to a minimum of $50,000 per occurrence for the peril of Earthquake the Pacific Northwest and New Madrid zones; $100,000 per occurrence for the peril of Earthquake in all other Regions.

Flood:

5% Per Unit subject to a minimum of $1,000,000 per occurrence for Flood with respect to locations wholly or partially within Special Flood Hazard Areas (SFHA), Areas of 100 year flooding, as defined by the Federal Emergency Management Agency;

$250,000 per occurrence for all other locations;

Windstorm:

5% Per Unit subject to a minimum of $100,000 per occurrence for the perils of Windstorm in Tier 1 Counties;

$50,000 per occurrence for the perils of Windstorm in all other Regions.

Boiler/Machinery:

$50,000 Combined Property Damage and Time Element

24 Hour Waiting Period for Service Interruption

ADDITIONAL DEDUCTIBLES PER COVERAGE TERMS AND CONDITIONS OF ACTUAL POLICY FORMS.

**PROPERTY CARRIERS**

Primary “All Risk” $50,000,000)

Lexington Insurance Company ($22.5M part of $50M) – Policy # 020412968

Lloyd’s of London ($4.375M part of $25M) – Policy # WB1001439

Lloyd’s of London ($4.375M part of $25M xs $25M) – Policy # WB1001501

Primary “All Risk” $40,000,000)

Allianz Global Risks US Insurance Company ($15M part of $40M) – Policy # CLP3010982

First Excess ($60,000,000 xs $40,000,000)

Liberty Mutual Fire Insurance Company ($5M part of $60M xs $40M) – Policy # MQ2-L9L-433769-030

Chartis Specialty Insurance Company ($4.546M part of $60M xs $40M) – Policy # CSC 157 19148

XL Insurance America ($5M part of $60M xs $40M) – Policy # US00011840PR10A

Aspen Insurance UK Ltd. ($2.5M part of $60M xs $40M) – Policy # PXA6AE910A0M

First Excess ($110,000,000 xs $40,000,000)

Torus Specialty Insurance Company ($10M part of $110M xs $40M) – Policy # 07192A101APR

First Excess ($50,000,000 xs $50,000,000)

American Guarantee and Liability Insurance Co ($7.5M part of $50M xs $50M) – Policy # XPP 6725998-00

Landmark American Insurance Company ($2.249M part of $50M xs $50M) – Policy # LHD416822

Federal Insurance Company ($5M part of $50M xs $50M) – Policy # 6627053

First Excess ($100,000,000 xs $50,000,000)

Partner Re Ireland Insurance Limited ($10M part of $100M xs $50M) – Policy # WB1001503

Tokio Marine Europe Insurance ($3M part of $100M xs $50M) – Policy # WB1001502

Great Lakes Reinsurance (UK) PLC ($20M part of $100M xs $50M) – Policy # WB0901544

Second Excess ($50,000,000 xs $100,000,000)

XL Insurance America ($5M part of $50M xs $100M) – Policy # US00011841PR10A

Endurance American Insurance Company ($5M part of $50M xs $100M) – Policy # CPN10002889200

Underwriters at Lloyds – Syndicate KLN 510 ($2.5M part of $50M xs $100M) – Policy # GEP2740

American Empire Surplus Lines Insurance Company ($5M part of $50M xs $100M) – Policy # 10MP24967

Princeton E&S Insurance Company ($10M part of $50M xs $100M) – Policy # 2BA3XP0000031-00

Maxum Indemnity Company ($1.455M part of $50M xs $100M) – Policy # MSP 6014122-01

Third Excess ($650,000,000 xs $150,000,000)

Maiden Specialty Insurance Company ($50M part of $650M xs $150M) – Policy # SILPY0075102S

XL Insurance America ($275M part of $650M xs $150M) – Policy # US00011842PR10A

Allianz Global Risks US Insurance Company ($185M part of $650M xs $150M) – Policy # CLP3010982

Sompo Japan Insurance Company of America ($75M part of $650M xs $150M) – Policy # PEP40052A0

Federal Insurance Company ($25M part of $650M xs $150M) – Policy # 6627054

Torus Specialty Insurance Company ($40M part of $650M xs $150M) – Policy # 07192A101APR

CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 04/05/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER		CONTACT NAME:
Aon Risk Solutions Aon Risk Insurance Services West, Inc		PHONE A/C, NO, Ext): 213-630-3200	FAX A/C, NO):
707 Wilshire Blvd., Suite 2600 Los Angeles	CA 90017	E-MAIL ADDRESS:
		INSURER(S) AFFORDING COVERAGE	NAIC #
		INSURER A: ACE American Insurance Company	22667
INSURED		INSURER B: National Union Fire Ins. Co. of Pittsburgh, PA	19445
		INSURER C: Indemnity Insurance Company of North America	43575
The Macerich Company		INSURER D: See Attachment
P.O. Box 2172		INSURER E:
Santa Monica	CA 90401	INSURER F:

COVERAGES	CERTIFICATE NUMBER:	REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE		ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
A	GENERAL LIABILITY							EACH OCCURRENCE		$1,000,000
	☒ COMMERCIAL GENERAL LIABILITY ☐☐ CLAIMS-MADE ☒ OCCUR							DAMAGE TO RENTED PREMISES (Ea occurrence)		$1,000,000
	☒ Contractual Liablity							MED EXP (Any one person)	$	EXCLUDED
	☒ $100,000 SIR				XSLG25525759	04/01/11	04/01/12	PERSONAL & ADV INJURY		$1,000,000
	GEN’L AGGREGATE LIMIT APPLIES PER:							GENERAL AGGREGATE		$2,000,000
	☐ POLICY ☐ PROJECT ☒ LOC							PRODUCTS - COMP/OP AGG		$2,000,000
									$
	AUTOMOBILE LIABILITY
A	☒ ANY AUTO	☐ SCHEDULED AUTOS						COMBINED SINGLE LIMIT (Ea accident)		$1,000,000
	☐ ALL OWNED AUTOS	☒ NON-OWNED AUTOS						BODILY INJURY (Per person)	$
	☒ HIRED AUTOS ☒ 25K Liab Ded	☐						BODILY INJURY (Per accident)	$
					ISAH08633617	04/01/11	04/01/12	PROPERTY DAMAGE (Per accident)	$
									$
B	☒ UMBRELLA LIAB	☒ OCCUR						EACH OCCURRENCE		$25,000,000
	☐ EXCESS LIAB	☐ CLAIMS-MADE			BE17727227	04/01/11	04/01/12	AGGREGATE		$25,000,000
	☐ DED	☒ RETENTION $10,000							$

C	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	Y/N	N/A

	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH)	N			WLRC4647840A (CA) WLRC46478393 (AOS) WLRC46478411 (OR)	04/01/11	04/01/12	☒ WC STATUTORY LIMITS ☐ OTHER E.L. EACH ACCIDENT		$1,000,000
	If yes, describe under							E.L. DISEASE - EA EMPLOYEE		$1,000,000
	DESCRIPTION OF OPERATIONS below							E.L. DISEASE - POLICY LIMIT		$1,000,000

D	Excess Liability (See Attachment)				See Attachment	04/01/11	04/01/12	$175M xs $25M Excess Liability (See Attachment)

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/ (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Evidence of Insurance

CERTIFICATE HOLDER	CANCELLATION

Evidence Insurance	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE
Aon Risk Solutions / Aon Risk Insurance Services West, Inc.

ACORD 25 (2010/05)	© 1988-2010 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

Attachment to Certificate of Liability Insurance

Insured:	The Macerich Company, Etal

Policy Period:	04/01/11 to 04/01/12

****EXCESS LIABILITY – CARRIERS (D)

First Excess ($25M xs $25M)

Insurance Company: XL Insurance America, Inc.

Policy Number: US00011979LI11A

Second Excess ($25M part of $50M xs $50M)

Insurance Company: Great American Insurance Company of New York

Policy Number: EXC20988479

Second Excess ($25M part of $50M xs $50M)

Insurance Company: Federal Insurance Company

Policy Number: 93631198

Third Excess ($50M xs $100M)

Insurance Company: Liberty Insurance Underwriters, Inc.

Policy Number: EXCLA0787276

Fourth Excess ($25M part of $50M xs $150M)

Insurance Company: American Guarantee and Liability Insurance Company

Policy Number: AEC591949105

Fourth Excess ($25M part of $50M xs $150M)

Insurance Company: Federal Insurance Company

Policy Number: 93636927

		CERTIFICATE OF LIABILITY INSURANCE						DATE (MM/DD/YYYY) 04/11/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Aon Risk Solutions Aon Risk Insurance Services West, Inc. 707 Wilshire Blvd., Suite 2600					CONTACT NAME:
					PHONE A/C, No, Ext):		213-630-3200	FAX A/C, No):
					E-MAIL ADDRESS:
					INSURER(S) AFFORDING COVERAGE					NAIC #
Los Angeles CA 90017					INSURER A: ACE American Insurance Company					22667

INSURED The Macerich Company P.O. Box 2172 Santa Monica CA 90401					INSURER B:
					INSURER C:
					INSURER D:
					INSURER E:
					INSURER F:

COVERAGES		CERTIFICATE NUMBER:					REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE		ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
	GENERAL LIABILITY								EACH OCCURRENCE		$1,000,000
A	☒ COMMERICAL GENERAL LIABILITY ☐☐ CLAIMS-MADE ☒ OCCUR ☐ ☐ GEN’L AGGREGATE LIMIT APPLIES PER: ☒ POLICY ☐ PROJECT ☐ LOC								DAMAGE TO RENTED PREMISES (Ea occurrence)		$1,000,000
			N	N	PHFD37233006 (Foreign)	04/01/11	04/01/12		MED EXP (Any one person)		$10,000
									PERSONAL & ADV INJURY		$1,000,000
									GENERAL AGGREGATE		$2,000,000
									PRODUCTS - COMP/OP AGG		$2,000,000
										$
	AUTOMOBILE LIABILITY								COMBINED SINGLE LIMIT
A	☒ ANY AUTO ☐ ALL OWNED AUTOS ☒ HIRED AUTOS	☐ SCHEDULED AUTOS ☒ NON-OWNED AUTOS	N	N	PHFD37233006 (Foreign)	04/01/11	04/01/12		(Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $	1,000,000
										$
	☐ UMBRELLA LIAB	☐ OCCUR							EACH OCCURRENCE	$
	☐ EXCESS LIAB	☐ CLAIMS-MADE							AGGREGATE	$
	☐ DED ☐ RETENTION $									$
	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N							☐ WC STATUTORY LIMITS	☒ OTHER
A	ANY PROPRIETOR/PARTNER/ N		N / A	N	PHFD37233006 (Foreign)	04/01/11	04/01/12		E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	$ $ $	1,000,000 1,000,000 1,000,000
	EXECUTIVE OFFICER/MEMBER EXCLUDED?
	(Mandatory in NH)
	If yes, describe under
	DESCRIPTION OF OPERATIONS below

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / (Attach ACORD 101, Additional Remarks Schedule, If more space is required) Evidence of Insurance

CERTIFICATE HOLDER						CANCELLATION

Evidence of Insurance

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Solutions / Aon Risk Insurance Services West, Inc.

© 1988-2010 ACORD CORPORATION. All rights reserved.
ACORD 25 (2010/05)	The ACORD name and logo are registered marks of ACORD

		CERTIFICATE OF LIABILITY INSURANCE						DATE (MM/DD/YYYY) 03/25/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Aon Risk Solutions Aon Risk Insurance Services West, Inc. 707 Wilshire Blvd., Suite 2600					CONTACT NAME:
					PHONE A/C, No, Ext):	213-630-3200		FAX A/C, No):
E-MAIL ADDRESS:
					INSURER(S) AFFORDING COVERAGE				NAIC #
Los Angeles CA 90017					INSURER A: National Union Fire Ins. Co. of Pittsburgh, PA				19445

INSURED The Macerich Company P.O. Box 2172 Santa Monica CA 90401					INSURER B:
INSURER C:
INSURER D:
INSURER E:
INSURER F:

COVERAGES			CERTIFICATE NUMBER:				REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE		ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
	GENERAL LIABILITY								EACH OCCURRENCE	$
	☐ COMMERICAL GENERAL LIABILITY ☐☐ CLAIMS-MADE ☐ OCCUR ☐ ☐ GEN’L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PROJECT ☐ LOC								DAMAGE TO RENTED PREMISES (Ea occurrence)	$
									MED EXP (Any one person)	$
									PERSONAL & ADV INJURY	$
									GENERAL AGGREGATE	$
									PRODUCTS - COMP/OP AGG	$
$
	AUTOMOBILE LIABILITY								COMBINED SINGLE LIMIT
	☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ HIRED AUTOS	☐ SCHEDULED AUTOS ☐ NON-OWNED AUTOS							(Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $
$
	☐ UMBRELLA LIAB	☐ OCCUR							EACH OCCURRENCE	$
	☐ EXCESS LIAB	☐ CLAIMS-MADE							AGGREGATE	$
	☐ DED ☐ RETENTION $									$
	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N							☐ WC STATUTORY LIMITS	☐ OTHER
	ANY PROPRIETOR/PARTNER/EXECU ☐								E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	$ $ $
	TIVE OFFICER/MEMBER EXCLUDED?		N/A
(Mandatory in NH)
If yes, describe under
DESCRIPTION OF OPERATIONS below

A	Executive Risk		N	N	99330656	02/28/10	11/30/12		Each Claim: $15,000,000
Aggregate: None
Retention: None

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required) Evidence of Insurance

CERTIFICATE HOLDER						CANCELLATION

Evidence of Insurance

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Solutions / Aon Risk Insurance Services West, Inc.

© 1988-2010 ACORD CORPORATION. All rights reserved.
ACORD 25 (2010/05)	The ACORD name and logo are registered marks of ACORD

		CERTIFICATE OF LIABILITY INSURANCE						DATE (MM/DD/YYYY) 03/25/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Aon Risk Solutions Aon Risk Insurance Services West, Inc. 707 Wilshire Blvd., Suite 2600					CONTACT NAME:
					PHONE A/C, No, Ext):		213-630-3200	FAX A/C, No):
E-MAIL ADDRESS:
					INSURER(S) AFFORDING COVERAGE				NAIC #
Los Angeles CA 90017					INSURER A: Columbia Casualty Company				31127
INSURED The Macerich Company P.O. Box 2172 Santa Monica CA 90401					INSURER B:
INSURER C:
INSURER D:
INSURER E:
INSURER F:

COVERAGES			CERTIFICATE NUMBER:				REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE		ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS

	GENERAL LIABILITY								EACH OCCURRENCE	$
	☐ COMMERICAL GENERAL LIABILITY ☐☐ CLAIMS-MADE ☐ OCCUR ☐_____________________________ ☐_____________________________ GEN’L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PROJECT ☐ LOC								DAMAGE TO RENTED PREMISES (Ea occurrence)	$
									MED EXP (Any one person)	$
									PERSONAL & ADV INJURY	$
									GENERAL AGGREGATE	$
									PRODUCTS - COMP/OP AGG	$
$
	AUTOMOBILE LIABILITY								COMBINED SINGLE LIMIT
	☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ HIRED AUTOS	☐ SCHEDULED AUTOS ☐ NON-OWNED AUTOS							(Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $
$
	☐ UMBRELLA LIAB	☐ OCCUR							EACH OCCURRENCE	$
	☐ EXCESS LIAB	☐ CLAIMS-MADE							AGGREGATE	$
	☐ DED ☐ RETENTION $									$
	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N							☐ WC STATUTORY LIMITS	☐ OTHER
	ANY PROPRIETOR/PARTNER/ ☐								E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	$ $ $
	EXECUTIVE OFFICER/MEMBER EXCLUDED?		N/A
(Mandatory in NH)
If yes, describe under
DESCRIPTION OF OPERATIONS below

A	Professional / Media Liability				132339765	11/30/10	11/30/11	$10,000,000 Each Claim & Aggregate $100,000 Retention

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required) Evidence of Insurance

CERTIFICATE HOLDER						CANCELLATION

Evidence of Insurance

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Solutions / Aon Risk Insurance Services West, Inc.

© 1988-2010 ACORD CORPORATION. All rights reserved.
ACORD 25 (2010/05)	The ACORD name and logo are registered marks of ACORD

CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 03/25/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Aon Risk Solutions Aon Risk Insurance Services West, Inc. 707 Wilshire Blvd., Suite 2600	CONTACT NAME:
PHONE A/C, No, Ext):	213-630-3200	FAX A/C, No):
E-MAIL ADDRESS:
INSURER(S) AFFORDING COVERAGE	NAIC #
Los Angeles CA 90017	INSURER A: Great American E&S Insurance Company	37532
INSURED The Macerich Company P.O. Box 2172 Santa Monica CA 90401	INSURER B:
INSURER C:
INSURER D:
INSURER E:
INSURER F:

COVERAGES	CERTIFICATE NUMBER:	REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS

GENERAL LIABILITY	EACH OCCURRENCE	$
☐ COMMERCIAL GENERAL LIABILITY ☐☐ CLAIMS-MADE ☐ OCCUR ☐_____________________________ ☐_____________________________ GEN’L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PROJECT ☐ LOC	DAMAGE TO RENTED PREMISES (Ea occurrence)	$
MED EXP (Any one person)	$
PERSONAL & ADV INJURY	$
GENERAL AGGREGATE	$
PRODUCTS - COMP/OP AGG	$
$
AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT
☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ HIRED AUTOS	☐ SCHEDULED AUTOS ☐ NON-OWNED AUTOS	(Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $
$
☐ UMBRELLA LIAB	☐ OCCUR	EACH OCCURRENCE	$
☐ EXCESS LIAB	☐ CLAIMS-MADE	AGGREGATE	$
☐ DED ☐ RETENTION $	$
WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N	☐	WC STATUTORY LIMITS	☐ OTHER
ANY PROPRIETOR/PARTNER/ ☐	N/A	E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	$ $ $
EXECUTIVE OFFICER/MEMBER EXCLUDED?
(Mandatory in NH)
If yes, describe under
DESCRIPTION OF OPERATIONS below

A	Fiduciary Liability	N	N	FDP6660538	11/30/10	11/30/11	$10,000,000 Each Claim & Aggregate $ 10,000 Retention

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / (Attach ACORD 101, Additional Remarks Schedule, if more space is required) Evidence of Insurance

CERTIFICATE HOLDER	CANCELLATION

Evidence of Insurance

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Solutions / Aon Risk Insurance Services West, Inc.

© 1988-2010 ACORD CORPORATION. All rights reserved.
ACORD 25 (2010/05)	The ACORD name and logo are registered marks of ACORD

CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 03/25/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Aon Risk Solutions Aon Risk Insurance Services West, Inc. 707 Wilshire Blvd., Suite 2600	CONTACT NAME:
PHONE A/C, No, Ext):	213-630-3200	FAX A/C, No):
E-MAIL ADDRESS:

Los Angeles CA 90017	INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A: National Union Fire Ins. Co. of Pittsburgh, PA	19445
INSURED The Macerich Company P.O. Box 2172 Santa Monica CA 90401	INSURER B:
INSURER C:
INSURER D:
INSURER E:
INSURER F:

COVERAGES	CERTIFICATE NUMBER:	REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS

GENERAL LIABILITY	EACH OCCURRENCE	$
☐ COMMERCIAL GENERAL LIABILITY ☐☐ CLAIMS-MADE ☐ OCCUR ☐ ___________________________________ ☐ ___________________________________ GEN’L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PROJECT ☐ LOC	DAMAGE TO RENTED PREMISES (Ea occurrence)	$
MED EXP (Any one person)	$
PERSONAL & ADV INJURY	$
GENERAL AGGREGATE	$
PRODUCTS - COMP/OP AGG	$
$
AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT
☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ HIRED AUTOS	☐ SCHEDULED AUTOS ☐ NON-OWNED AUTOS	(Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $
$
☐ UMBRELLA LIAB	☐ OCCUR	EACH OCCURRENCE	$
☐ EXCESS LIAB	☐ CLAIMS-MADE	AGGREGATE	$
☐ DED ☐ RETENTION $	$
WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N	☐	WC STATUTORY LIMITS	☐ OTHER
ANY PROPRIETOR/PARTNER/EXECUTIVE ☐	N/A	E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	$ $ $
OFFICER/MEMBER EXCLUDED?
(Mandatory in NH)
If yes, describe under
DESCRIPTION OF OPERATIONS below

A	Employment Practices Liability	N	N	013309754	11/30/10	11/30/11	$10,000,000 Each Claim & Aggregate $250,000 Retention

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required) Evidence of Insurance

CERTIFICATE HOLDER	CANCELLATION

Evidence of Insurance

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Solutions / Aon Risk Insurance Services West, Inc.

ACORD 25 (2010/05)	© 1988-2010 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

		CERTIFICATE OF LIABILITY INSURANCE						DATE (MM/DD/YYYY) 03/25/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER					CONTACT NAME:
Aon Risk Solutions					PHONE A/C, No, Ext): 213-630-3200			FAX A/C, No):
Aon Risk Insurance Services West, Inc.					E-MAIL ADDRESS:
707 Wilshire Blvd., Suite 2600					INSURER(S) AFFORDING COVERAGE				NAIC #

Los Angeles CA 90017					INSURER A: See Attached

INSURED					INSURER B:
INSURER C:
The Macerich Company					INSURER D:
P.O. Box 2172					INSURER E:
Santa Monica CA 90401					INSURER F:

COVERAGES			CERTIFICATE NUMBER:				REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE		ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)		LIMITS

	GENERAL LIABILITY								EACH OCCURRENCE	$
	☐ COMMERCIAL GENERAL LIABILITY								DAMAGE TO RENTED
	☐☐ CLAIMS-MADE ☐ OCCUR								PREMISES (Ea occurrence)	$
	☐								MED EXP (Any one person)	$
	☐								PERSONAL & ADV INJURY	$
	GEN’L AGGREGATE LIMIT APPLIES PER:								GENERAL AGGREGATE	$
	☐ POLICY ☐ PROJECT ☐ LOC								PRODUCTS - COMP/OP AGG	$
$
	AUTOMOBILE LIABILITY								COMBINED SINGLE LIMIT (Ea accident)	$
	☐ ANY AUTO	☐ SCHEDULED							BODILY INJURY (Per person)	$
	☐ ALL OWNED	AUTOS							BODILY INJURY (Per accident)	$
	AUTOS ☐ HIRED AUTOS	☐ NON-OWNED AUTOS							PROPERTY DAMAGE (Per accident)	$
$
	☐ UMBRELLA LIAB	☐ OCCUR							EACH OCCURRENCE	$
	☐ EXCESS LIAB	☐ CLAIMS-MADE							AGGREGATE	$
	☐ DED ☐ RETENTION $									$
	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N		N/A					☐ WC STATUTORY LIMITS	☐ OTHER
	ANY PROPRIETOR/PARTNER/EXECUTIVE ☐								E.L. EACH ACCIDENT	$
	OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under								E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	$ $
DESCRIPTION OF OPERATIONS below

A	Directors & Officers Liability & Excess Directors & Officers Liability		N	N	See Attachment	11/30/10	11/30/11	$70,000,000 Primary & Excess Liability $1,000,000 Retention (See Attachment)

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Evidence of Insurance

CERTIFICATE HOLDER					CANCELLATION

	Evidence Insurance				SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE
Aon Risk Solutions / Aon Risk Insurance Services West, Inc.

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)	The ACORD name and logo are registered marks of ACORD

Attachment to Certificate of Liability Insurance

Insured:	The Macerich Company, Etal

Policy Period:	11/30/10 to 11/30/11

PRIMARY & EXCESS DIRECTORS & OFFICERS LIABILITY — CARRIERS (A)

Primary $10M

Insurance Company: ACE American Insurance Company
Policy Number: DONG23656851003

First Excess ($10M xs $10M)

Insurance Company: Twin City Fire Insurance Company
Policy Number: AR021474410

Second Excess ($10M xs $20M)

Insurance Company: Arch Insurance Company
Policy Number: REI002628001

Third Excess ($15M xs $30M)

Insurance Company: National Union Fire Insurance Company of Pittsburgh, PA
Policy Number: 013345350

Fourth Excess ($10M xs $45M)

Insurance Company: Zurich American Insurance Company
Policy Number: DOC655840201

Fifth Excess ($5M xs $55M)

Insurance Company: Berkley Insurance Company
Policy Number: 1921967

Sixth Excess Side A ($10M xs $60M)

Insurance Company: AXIS Insurance Company
Policy Number: MLN710551/01/2010

CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 03/25/2011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Aon Risk Solutions Aon Risk Insurance Services West, Inc. 707 Wilshire Blvd., Suite 2600	CONTACT NAME:
PHONE A/C, NO, Ext):	(213) 630-3200	FAX A/C, NO):
E-MAIL ADDRESS:
INSURER(S) AFFORDING COVERAGE	NAIC #
Los Angeles CA 90017	INSURER A: National Union Fire Ins Co of Pittsburgh PA	19445
INSURED The Macerich Company P.O. Box 2172 Santa Monica CA 91401	INSURER B:
INSURER C:
INSURER D:
INSURER E:
INSURER F:

COVERAGES	CERTIFICATE NUMBER:	REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS

GENERAL LIABILITY	EACH OCCURRENCE	$
☐ COMMERCIAL GENERAL LIABILITY ☐☐ CLAIMS-MADE ☐ OCCUR ☐ ____________________________________ ☐ ____________________________________ GEN’L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PROJECT ☐ LOC	DAMAGE TO RENTED PREMISES (Ea occurrence)	$
MED EXP (Any one person)	$
PERSONAL & ADV INJURY	$
GENERAL AGGREGATE	$
PRODUCTS - COMP/OP AGG	$
$
AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT
☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ HIRED AUTOS	☐ SCHEDULED AUTOS ☐ NON-OWNED AUTOS	(Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $
$
☐ UMBRELLA LIAB	☐ OCCUR	EACH OCCURRENCE	$
☐ EXCESS LIAB	☐ CLAIMS-MADE	AGGREGATE	$
☐ DED ☐ RETENTION $	$
WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N	☐	WC STATUTORY LIMITS	☐ OTHER
ANY PROPRIETOR/PARTNER/EXECUTIVE ☐	N/A	E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	$ $ $
OFFICER/MEMBER EXCLUDED?
(Mandatory in NH)
If yes, describe under
DESCRIPTION OF OPERATIONS below

A	Commercial Crime	N	N	013810064	11/30/11	11/30/12	See Attachment

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required) Evidence of Insurance

CERTIFICATE HOLDER	CANCELLATION

Evidence of Insurance

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Solutions / Aon Risk Insurance Services West, Inc.

ACORD 25 (2010/05)	© 1988-2010 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

Attachment to Certificate of Liability Insurance

Insured:	The Macerich Company, Etal

Policy Period:	11/30/10 to 11/30/11

****COMMERCIAL CRIME — CARRIER (A)

Single Loss Coverage	Limit of Liability	Single Loss Deductible

Employee Dishonesty	$10,000,000	$100,000

Loss Inside the Premises	$10,000,000	$100,000

Loss Outside the Premises	$10,000,000	$100,000

Money Orders and Counterfeit Paper Currency	$10,000,000	$10,000

Depositors Forgery	$10,000,000	$100,000

Credit Card Forgery	$10,000,000	$10,000

Computer Fraud	$10,000,000	$100,000

CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 02/10/2010

PRODUCER Aon Risk Insurance Services West, Inc. 707 Wilshire Blvd., Suite 2600 Los Angeles, CA 90017 (213) 630-3200 - License #0363334

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

	INSURERS AFFORDING COVERAGE	NAIC #
INSURED	INSURER A: Chubb Custom Insurance Company	38989
The Macerich Co P.O. Box 2172 Santa Monica, CA 90401	INSURER B:
INSURER C:
INSURER D:
INSURER E:

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADDL INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YYYY)	POLICY EXPIRATION DATE (MM/DD/YYYY)	LIMITS

GENERAL LIABILITY	EACH OCCURRENCE	$
☐ COMMERCIAL GENERAL LIABILITY ☐ CLAIMS MADE ☐ OCCUR ☐ Contractual Liability ☐ ____________________________________ GEN’L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PROJECT ☐ LOC	DAMAGE TO RENTED PREMISES (Ea occurrence)	$
MED EXP (Any one person)	$
PERSONAL & ADV INJURY	$
GENERAL AGGREGATE	$
PRODUCTS - COMP/OP AGG	$

AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT
☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS ☐ ____________________________________ ☐	(Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $

GARAGE LIABILITY	AUTO ONLY - EA ACCIDENT	$
☐ ANY AUTO	OTHER THAN AUTO ONLY:	EA ACC	$
☐	AGG	$
EXCESS/UMBRELLA LIABILITY	EACH OCCURRENCE	$
☐ OCCUR ☐ CLAIMS MADE	AGGREGATE	$
☐ DEDUCTIBLE	$
☐ RETENTION $	$
$
WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	☐	WC STATUTORY LIMITS	☐ OTHER
ANY PROPRIETOR/PARTNER/EXECUTIVE	E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	$ $ $
OFFICER/MEMBER EXCLUDED? Incl
If yes, describe under
SPECIAL PROVISIONS below

A	OTHER Pollution Legal Liability	37310542	10/27/08	11/01/03	$10,000,000 Each Pollution Incident $20,000,000 Aggregate Limit $100,000 Deductible Each Incident

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS Evidence of Insurance

CERTIFICATE HOLDER	CANCELLATION

Evidence of Insurance

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Aon Risk Insurance Services West, Inc.

ACORD 25 (2001/08)	© ACORD CORPORATION 1988

CERTIFICATE OF INSURANCE

This certificate is given as a matter of information only and confers no rights upon the certificate addressee.

Date: April 6, 2011

This is to certify to:	That the following policy has been issued to:

To Whom It May Concern	The Macerich Company
401 Wilshire Blvd., Suite 700
Santa Monica, CA 90401

Policy No. 16000405 issued by one or more member companies of Global Aerospace Pool through Global Aerospace, Inc.

Policy Period: from October 1, 2008 to October 1, 2011	Policy Territory: Worldwide

NON-OWNED AIRCRAFT LIABILITY

	Coverages	Limits of Liability

A.	Single Limit Bodily Injury and Property Damage Property Damage Including Passengers	$100,000,000. Each Occurrence

B.	Medical Expense	$10,000. Each Passenger

Notwithstanding any requirement, term or condition of any contract or other document with respect to which this certificate may be issued or may pertain, the insurance afforded by the policies described herein is subject to all the terms, exclusions and conditions of such policies. This certificate does not amend, extend or otherwise alter the coverages afforded by the policies described herein. Limits may have been reduced by paid claims.

Global Aerospace, Inc. has made provision for prompt notice to the certificate addressee in the event of cancellation of the above described policies, but except as otherwise stated in this certificate, Global Aerospace, Inc. assumes no legal responsibility for any failure to do so.

GLOBAL AEROSPACE, INC.
BY:

BH Z006

CERTIFICATE OF INSURANCE

This certificate is given as a matter of information only and confers no rights upon the certificate addressee.

Date: April 6, 2011

This is to certify to:	That the following policy has been issued to:

To Whom It May Concern	The Macerich Company
401 Wilshire Blvd., Suite 700
Santa Monica, CA 90401

Policy No. 16000404 issued by one or more member companies of Global Aerospace Pool through Global Aerospace, Inc.

Policy Period: from October 1, 2008 to October 1, 2011	Policy Territory: Worldwide

AIRCRAFT LIABILITY

	Coverages	Limits of Liability

A.	Single Limit Bodily Injury and	COMBINED PRIMARY AND
	Property Damage Including	UNDERLYING EXCESS LIMITS	TOTAL COMBINED LIMITS
Passengers
		*$200,000,000. each occurrence	*$300,000,000. each occurrence

		*$300,000,000. each occurrence	*$400,000,000. each occurrence
		With respects to N910LX	With respects to N910LX

•                  We shall be liable only for the difference between the combined primary underlying excess limits and the total combined limits so that the total amount of insurance shall equal such total combined limits.

Notwithstanding any requirement, term or condition of any contract or other document with respect to which this certificate may be issued or may pertain, the insurance afforded by the policies described herein is subject to all the terms, exclusions and conditions of such policies. This certificate does not amend, extend or otherwise alter the coverages afforded by the policies described herein. Limits may have been reduced by paid claims.

Global Aerospace, Inc. has made provision for prompt notice to the certificate addressee in the event of cancellation of the above described policies, but except as otherwise stated in this certificate, Global Aerospace, Inc. assumes no legal responsibility for any failure to do so.

GLOBAL AEROSPACE, INC.
BY:

BH Z006

Schedule 6.21

INDEBTEDNESS

See attached

Schedule 6.21
SCHEDULE OF INDEBTEDNESS
Balances as of December 31, 2010 (footnoted for material changes)

Borrower		Mortgaged Property And Other Collateral	ProRata Share	Fixed or Floating Rate	Annual Effective Interest Rate (1)	(@ Pro-rata) Principal Balance (including Debt Premium / Discount) (in 000’s)	(@ Pro-Rata) Debt Premium / Discount (in 000’s)	(@ Pro-rata) Mortgage Loan Balance (excluding Debt Premium/(Discount) (in 000’s)	(@ Pro-rata) Maximum Principal Balance (in 000’s)	Maturity Date	Maturity Date w/ Extension Options	Recourse
	Consolidated Loans:

(5)	Macerich Valley View Limited Partnership	Valley View Center	100%	Fixed	5.81%	125,000		125,000	125,000	1/1/2011		Non Recourse
(4)	Macerich Twenty Ninth Street LLC	Twenty Ninth Street	100%	Floating	5.45%	106,244		106,244	115,000	3/25/2011		Partial Recourse
(6)	Macerich Victor Valley LLC	Victor Valley, Mall of	100%	Fixed (6)	6.94%	100,000		100,000	100,000	5/6/2011	5/6/2013	Partial Recourse
	Shoppingtown Mall, LLC	Shoppingtown Mall	100%	Fixed	5.01%	39,675	482	39,193	39,193	5/11/2011		Non Recourse
(2)	Macerich Partnership, L.P.	Capitoia Mall	100%	Fixed	7.13%	33,459		33,459	33,459	5/15/2011		Non Recourse
(6)	Macerich Westside Pavilion Property LLC	Westside Pavillon	100%	Fixed (6)	7.80%	175,000		175,000	175,000	6/5/2011	6/5/2013	Partial Recourse
	Westcor SanTan Village LLC	SanTan Village Regional Center	84.9%	Floating	2.94%	117,277		117,277	127,350	6/13/2011	6/13/2013	Partial Recourse
	Macerich Oaks LLC	Oaks, The	100%	Floating	2.31%	165,000		165,000	165,000	7/10/2011	7/10/2013	Partial Recourse
	Macerich Oaks LLC	Oaks, The	100%	Floating	2.83%	92,264		92,264	135,000	7/10/2011	7/10/2013	Partial Recourse
(3)	Macerich Buenaventura Limited Partnership	Pacific View	100%	Fixed	7.25%	77,782		77,782	77,782	8/31/2011		Non Recourse
(3)	Macerich Buenaventura Limited Partnership	Pacific View	100%	Fixed	7.00%	6,314		6,314	6,314	8/31/2011		Non Recourse
(3)	Macerich Rimrock Limited Partnership	Rimrock Mall	100%	Fixed	7.57%	40,650		40,650	40,650	10/1/2011		Non Recourse
	TWC II — Prescott Mall, LLC	Prescott Gateway	100%	Fixed	5.86%	60,000		60,000	60,000	12/1/2011		Non Recourse
	Macerich La Cumbre LLC	La Cumbre	100%	Floating	2.44%	23,113		23,113	23,113	12/9/2011	6/9/2012	Non Recourse
	Westlinc Associates	Hilton Village	100%	Fixed	5.27%	8,581	(19)	8,600	8,600	2/1/2012		Non Recourse
	TWC Tucson LLC	La Encantada	100%	Fixed	5.84%	76,437		76,437	76,437	6/1/2012		Non Recourse
	Paradise Valley Mall SPE LLC	Paradise Valley Mall	100%	Floating	6.30%	85,000		85,000	85,000	8/31/2012	8/31/2014	Partial Recourse
	TWC Chandler LLC	Chandler Fashion Center	50.1%	Fixed	5.21%	48,017		48,017	48,017	11/1/2012		Non Recourse
	TWC Chandler LLC	Chandler Fashion Center	50.1%	Fixed	6.00%	31,823		31,823	31,823	11/1/2012		Non Recourse
	Towne Mall, LLC	Towne Mall	100%	Fixed	4.99%	13,348	183	13,165	13,165	11/1/2012		Non Recourse
												Full Recourse WI
	Northgate Mall Associates	Northgate, The Mall at	100%	Floating	7.00%	38,115		38,115	80,000	1/1/2013	1/1/2014	burndown to Partial
	Macerich Deptford LLC	Deptford Mall	100%	Fixed	5.41%	172,500		172,500	172,500	1/15/2013		Non Recourse
	Wilton Mall, LLC	Wilton Mall	100%	Floating	1.26%	40,000		40,000	40,000	8/1/2013		Non Recourse
	Macerich Greeley DEF LLC	Greeley - Defeasance	100%	Fixed	6.34%	25,624		25,624	25,624	9/1/2013		Non Recourse
	Great Northern SPE, LLC	Great Northern	100%	Fixed	5.19%	38,077	(82)	38,159	38,159	12/1/2013		Non Recourse
	WP Casa Grande Retail LLC	Promenade at Casa Grande	51.3%	Floating	5.21%	40,572		40,572	40,572	12/30/2013		Full Recourse
	Macerich Fiesta Mall LLC	Fiesta Mall	100%	Fixed	4.98%	84,000		84,000	84,000	1/1/2015		Non Recourse
	Macerich South Plans LP	South Plains Mall	100%	Fixed	4.78%	76,873		76,873	76,873	4/11/2015		Non Recourse
	Macerich South Plains Mezz LP	South Plains Mezzanine	100%	Fixed	11.46%	27,259		27,259	27,259	4/11/2015		Non Recourse
(6)	Macerich Vintage Faire Limited Partnership	Vintage Faire Mall	100%	Fixed (6)	8.37%	135,000		135,000	135,000	4/27/2015		Non Recourse
	Macerich Fresno Limited Partnership	Fresno Fashion Fair	100%	Fixed	6.76%	165,583		165,583	165,583	8/1/2015		Non Recourse
	Flagstaff Mall SPE LLC	Flagstaff Mall	100%	Fixed	5.03%	37,000		37,000	37,000	11/1/2015		Non Recourse
	Macerich South Towne Limited Partnership	South Towne Center	100%	Fixed	6.39%	87,726		87,726	87,726	11/5/2015		Non Recourse
	Macerich Valley River Center LLC	Valley River Center	100%	Fixed	5.59%	120,000		120,000	120,000	2/1/2016		Non Recourse
	Macerich Salisbury GL, LLC	Salisbury, Center at	100%	Fixed	5.83%	115,000		115,000	115,000	5/1/2016		Non Recourse
	Macerich Deptford LLC	Deptford Mall	100%	Fixed	6.46%	15,248	(30)	15,278	15,278	6/1/2016		Non Recourse
	Freemall Associates LLC	Freehold Raceway	50.1%	Fixed	4.20%	116,683		116,683	116,683	1/1/2018		Non Recourse
(9)	Danbury Mall, LLC	Danbury Fair Mall	100%	Fixed	5.53%	219,313		219,313	250,000	10/1/2020		Non Recourse
(2)	Macerich Partnership, L.P.	Chesterfield Towne Center	100%	Fixed	9.07%	50,463		50,463	50,463	1/1/2024		Non Recourse
		Total - Consolidated				3,030,020	534	3,029,486	3,163,623
	Unconsolidated Loans:

	WM Inland Investors IV, LLC & WM Inland
(8)	(May) IV, LLC	Inland Center	50%	Fixed	6.06%	23,400		23,400	23,400	2/11/2011		Non Recourse
(2), (13)	Desert Sky Mall LLC	Desert Sky Mall	50%	Floating	1.36%	25,750		25,750	25,750	3/4/2011		Non Recourse
(7)	Chandler Village Center LLC	Chandler Village Center	50%	Floating	1.39%	8,643		8,643	8,643	3/31/2011		Partial Recourse
(11)	The Market at Estrella Falls LLC	Market at Estrella Falls	39.7%	Floating	2.41%	13,480		13,480	13,400	6/1/2011	6/1/2013	Partial Recourse (11)
(7)	Macerich Cerritos, LLC	Los Cerritos Center	51%	Floating	1.13%	102,000		102,000	102,000	7/1/2011		Non Recourse
	East Mesa Mall, LLC	Superstition Springs	33.3%	Floating	0.68%	22,500		22,500	22,500	9/9/2011		Nan Recourse
	New River Associates	Arrowhead Towne Center	33.3%	Fixed	6.38%	24,793	80	24,713	24,713	10/1/2011		Non Recourse
	Macerich SanTan Phase 2 SPE LLC	SanTan Village Phase II	34.9%	Fixed	5.33%	15,705		15,705	15,705	2/1/2012		Non Recourse
	WM Ridgmar, L.P.	Ridgmar	50%	Fixed	7.74%	28,546		28,546	28,546	4/11/2012		Non Recourse
	NorthPark Partners, L.P.	NorthPark Center	50%	Fixed	5.97%	89,118		89,118	89,118	5/10/2012		Non Recourse
	NorthPark Partners, L.P.	NorthPark Center	50%	Fixed	8.33%	39,868		39,868	39,868	5/10/2012		Non Recourse
	NorthPark Land Partners, L.P.	NorthPark Land	50%	Fixed	8.33%	38,509		38,509	38,509	5/10/2012		Non Recourse

Schedule 6.21
SCHEDULE OF INDEBTEDNESS
Balances as of December 31, 2010 (footnoted for material changes)

Borrower		Mortgaged Property And Other Collateral	ProRata Share	Fixed or Floating Rate	Annual Effective Interest Rate (1)	(@ Pro-rata) Principal Balance (including Debt Premium / Discount) (in 000’s)	(@ Pro-Rata) Debt Premium / Discount (in 000’s)	(@ Pro-rata) Mortgage Loan Balance (excluding Debt Premium/(Discount) (in 000’s)	(@ Pro-rata) Maximum Principal Balance (in 000’s)	Maturity Date	Maturity Date w/ Extension Options	Recourse

		Redmond Town Center (Retail), Kitsap Mall, Kitsap Place, North Point Plaza,
	Pacific Premier Retail Trust	Cascade Mall, Cross Court Plaza	51%	Floating	5.06%	58,650		58,650	58,650	11/3/2012	11/3/2013	Non Recourse
(12)	Kierland Greenway, LLC	Kierland Greenway	24.5%	Fixed	6.02%	14,604	300	14,304	14,304	1/1/2013		Non Recourse
(12)	Kierland Mein Street. LLC	Kierland Main Street	24.5%	Fixed	4.99%	3,636		3,636	3,636	1/2/2013		Non Recourse
	Queens Mall Limited Partnership	Queens Center	51%	Fixed	7.78%	64,610		64,610	64,610	3/1/2013		Full Recourse
	Queens Mall Expansion Limited Partnership	Queens Expansion	51%	Fixed	7.00%	104,472		104,472	104,472	3/1/2013		Full Recourse
	Scottsdale Fashion Square LLC	Scottsdale Fashion Square	50%	Fixed	5.66%	275,000		275,000	275,000	7/8/2013		Non Recourse
	Flatiron Property Holding, LLC	Flatiron Crossing	25%	Fixed	5.26%	44,176		44,176	44,176	12/1/2013		Non Recourse
	Propcor II Associates, LLC	Boulevard Shops	50%	Floating	3.33%	10,700		10,700	10,700	12/16/2013		Partial Recourse
	Tyson’s Corner Holdings, LLC	Tyson’s Corner Center	50%	Fixed	4.78%	158,918	1,815	157,103	157,103	2/17/2014		Non Recourse
	PPR Redmond Office LLC	Redmond Office	51%	Fixed	7.52%	30,472		30,472	30,472	5/15/2014		Non Recourse
	Biltmore Shopping Center Partners LLC	Biltmore Fashion Park	50%	Fixed	8.25%	29,747		29,747	29,747	10/1/2014		Non Recourse
	Macerich Lakewood, LLC	Lakewood	51%	Fixed	5.43%	127,500		127,500	127,500	6/1/2015		Non Recourse
	Macerich Northwestern Associates	Broadway Plaza	50%	Fixed	6.12%	72,806		72,806	72,806	8/15/2015		Non Recourse
	Camelback Colonnade SPE LLC	Camelback Colonnade	75%	Fixed	4.82%	35,250		35,250	35,250	10/12/2015		Non Recourse
	Chandler Festival SPE LLC	Chandler Festival	50%	Fixed	6.39%	14,850		14,850	14,850	11/1/2015		Non Recourse
	Chandler Gateway SPE, LLC	Chandler Gateway	50%	Fixed	6.37%	9,450		9,450	9,450	11/1/2015		Non Recourse
	PPR Washington Square LLC	Washington Square	51%	Fixed	6.04%	124.415		124,415	124,415	1/1/2016		Non Recourse
	SM Eastland Mall,. LLC	Eastland Mall	50%	Fixed	5.80%	84,000		84,000	84,000	6/1/2016		Non Recourse
	SM Empire Mall LLC	Empire Mall	50%	Fixed	5.81%	88,150		88,150	88,150	6/1/2016		Non Recourse
(10)	SM Granite Run Mall, L.P.	Granite Run	50%	Fixed	5.84%	57,484		57,484	57,484	6/1/2016		Non Recourse
	SM Mesa Mall LLC	Mesa Mall	50%	Fixed	5.82%	43,625		43,625	43,625	6/1/2016		Non Recourse
	SM Rushmore Mall LLC	Rushmore	50%	Fixed	5.82%	47,000		47,000	47,000	6/1/2016		Non Recourse
	SM Southern Hills Mall LLC	Southern Hills	50%	Fixed	5.82%	50,750		50,750	50,750	6/1/2016		Non Recourse
	SM Valley Mall LLC	Valley Mall	50%	Fixed	5.85%	22,323		22,323	22,323	6/1/2016		Non Recourse
	North Bridge Chicago LLC	North Bridge, The Shops at	50%	Fixed	7.52%	101,056		101,056	101,056	6/15/2016		Non Recourse
	West Acres Development LLP	West Acres	19%	Fixed	6.41%	12,271		12,271	12,271	10/1/2016		Non Recourse
	Corte Madera Village LLC	Corte Madera, The Village at	50%	Fixed	7.27%	39,654		39,654	39,654	11/1/2016		Non Recourse
	Macerich Stonewood, LLC	Stonewood Mall	51%	Fixed	4.67%	58,140		58,140	58,140	11/1/2017		Non Recourse
	Benenson Capital Wilshire Boulevard LLC &
	3105 Wilshire Investments LLC	Wilshire Building	30%	Fixed	6.35%	1,768	116	1,652	1,652	1/1/2033		Non Recourse
		Total - Unconsolidated -@ pro-rata share				2,217,789	2,311	2,215,478	2,215,478
		Total Consolidated & Unconsolidated @ p/rate share				5,247,809	2,845	5,244,964	5.379.101
	Corporate Loans:
	The Macerich Partnership, L.P.	Revolving Line of Credit		Floating	LIBOR + 1%	—		—	1,500,000	4/25/2011
	The Macerich Company	Convertible Senior Notes		Fixed	5.41%	606,971	(12.661)	619,632	619,632	3/15/2012
		Total - Corporate Loans				606,971	(12,661)	619,632	2,119,632
		Grand Totals				5,854,780	(9,816)	6,864,696	7,498,733

(1)          The Annual Effective Interest Rate includes the amortization of debt premiums/discounts and loan financing costs.

(2)          During 2011, the Company has repaid the loan encumbering this asset with available cash.

(3)   During 2011, the Company intends to repay the loan(s) encumbering this asset with available cash.

(4)   On January 18, 2011, the Company replaced the existing loan on the property with a new $107 million fully funded loan that bears interest at LIBOR plus 2.63% and matures on January 18, 2016.

(5)   Effective July 15. 2010, a court-appointed receiver assumed operational control of this property and responsibility for managing all aspects of the property.

(6)   The debt on this asset has been hedged, in whole or in part, by a $400 million interest rate swap agreement with a 5.08% swap rate. This swap expires on April 25, 2011 at which time this loan will become floating.

(7)          The Company’s joint venture has obtained a commitment for refinancing this asset.

(8)          On March 10, 2011, the Company’s joint venture (at Company’s prorate share) replaced the existing loan on the property with a new

Schedule 6.21
SCHEDULE OF INDEBTEDNESS
Balances as of December 31, 2010 (footnoted for material changes)

$25 million loan ($50 million at 100%) bearing interest at LIBOR + 3.00%, which matures April 1, 2016.

(9)          The Company borrowed an additional $20 million on this loan in February, 2011 and has the ability to borrow an additional $10 million based upon certain conditions.

(10)    This property was transferred to the lender through a deed-in-lieu of foreclosure transfer in April, 2011.

(11)    The Company’s joint venture has obtained a commitment for a full recourse loan.

(12)    The Company’s joint venture acquired an additional 50% interest in this property on February 24, 2011, and the Company now owns 50% of this asset.

(13)    The Company acquired the remaining 50% interest in this property on February 28, 2011. and now owns 100% of this asset.

Schedule 6.22

REAL PROPERTIES

See attached

Schedule 6.22
Schedule of Real Properties
as of April 2011

Property Name		Owner/Lessee	Location

Regional Malls:
	Arrowhead Towne Center	New River Associates	Glendale, Arizona
	Biltmore Fashion Park	Biltmore Shopping Center Partners LLC	Phoenix, Arizona
(1)	Broadway Plaza	Macerich Northwestern Associates	Walnut Creek California
(1)	Capitola Mall	The Macerich Partnership, L.P.	Capitola, California
(2)	Cascade Mall/Cross Court Plaza	PPR Cascade LLC, PPR Crosscourt LLC	Burlington, Washington
	Chandler Fashion Center	TWC-Chandler, LLC	Chandler, Arizona
(2)	Chesterfield Towne Center/Town Center Plaza	Macerich Sassafras Limited Partnership, The Macerich Partnership, L.P.	Richmond, Virginia
(3)	Danbury Fair Mall	Danbury Mall, LLC	Danbury, Connecticut
(3)	Deptford Mall	Macerich Deptford LLC, Macerich Deptford II LLC	Deptford, New Jersey
	Desert Sky Mall	Desert Sky Mall LLC/ JCP Realty TIC, LLC (50%/50%)	Phoenix, Arizona
(1) (2)	Eastland Mall/ Eastland Mall Convenience Center	SM Eastland Mall, LLC	Evansville, Indiana
(1) (2)	Empire Mall/ Empire East	SM Empire Mall, LLC, SDG Macerich Properties, L.P.	Sioux Falls, South Dakota
(3)	Fiesta Mall	Macerich Fiesta Mall LLC, Macerich Fiesta Mall Adjacent LLC	Mesa, Arizona
	Flagstaff Mall	Flagstaff Mall SPE LLC	Flagstaff, Arizona
	Flatiron Crossing	Flatiron Property Holding, LLC	Broomfield, Colorado
	Freehold Raceway Mall	Freemall Associates, LLC	Freehold, New Jersey
	Fresno Fashion Fair	Macerich Fresno Limited Partnership	Fresno, California
	Great Northern Mall	Great Northern SPE, LLC	Clay, New York
	Green Tree Mall	Macerich SCG Limited Partnership	Clarksville, Indiana
(1) (3)	Inland Center	WM Inland Investors IV, L.P, WM Inland (May) IV LLC, WM Inland Adjacent LLC	San Bernardino, CA
	Kitsap Mall/ Kitsap Place/ North Point Plaza	PPR Kitsap Mall LLC, PPR Kitsap Place LLC, PPR North Point LLC	Silverdale, Washington
(1) (3)	La Cumbre Plaza	Macerich La Cumbre, LLC, Macerich LaCumbre 9.45 AC LLC	Santa Barbara, California
	Lake Square Mall	SDG Macerich Properties, L.P. Macerich Lakewood, LLC, PPR Lakewood Adjacent, LLC,	Leesburg, Florida
(3)	Lakewood Center	Macerich Lakewood Holdings LLC, New Lake, LLC	Lakewood, California
	Lindale Mall	SDG Macerich Properties, L.P. Macerich Cerritos, LLC, Macerich Cerritos Adjacent, LLC,,	Cedar Rapids, Iowa
(3)	Los Cerritos Center	Macerich Cerritos Holdings LLC	Cerritos, California
(3)	Mesa Mall	SM Mesa Mall, LLC, Macerich Mesa Mall Holdings LLC	Grand Junction, Colorado
(3)	Northgate, The Mall at	Northgate Mall Associates, Broad Rafael Associates, Macerich Northgate Holdings LLC	San Rafael, California
(1)	NorthPark Center	Northpark Partners, L.P., Northpark Land Partners, L.P.	Dallas, Texas

Schedule 6.22
Schedule of Real Properties
as of April 2011

Property Name		Owner/Lessee	Location

	NorthPark Mall	SDG Macerich Properties, L.P.	Davenport, Iowa
(1)	North Bridge, The Shops at	North Bridge Chicago LLC, and various spe’s	Chicago, Illinois
	Northridge Mall	Northridge Fashion Center, LLC / Macerich Bristol Associates (77%/23%)	Salinas, CA
	Oakbrook Center (Neiman Marcus)	Oak Brook NM Lease, LLC	Chicago, Illinois
(3)	Oaks, The	Macerich Oaks LLC, Macerich Oaks Adjacent LLC	Thousand Oaks, California
	Pacific View Mall	Macerich Buenaventura Limited Partnership	Ventura, California
	Panorama Mall	Macerich Panorama SPE LLC	Panorama City, California
	Paradise Valley Mall	Paradise Valley Mall SPE LLC, Macerich PVIC Adjacent LLC	Phoenix, Arizona
	Prescott Gateway	TWCll-Prescott Mall, LLC, The Westcor Company II Limited Partnership	Prescott, Arizona
(1) (3)	Queens Center	Queens Mall Limited Partnership, Queens Mall Expansion Limited Partnership	Queens, New York
(1) (2) (3)	Redmond Towne Center/ Creekside Crossing	PPR Redmond Retail LLC, PPR Redmond Adjacent LLC, PPR Redmond Adjacent Development LLC, PPR Creekside Crossing LLC, PPR Redmond Office, LLC	Redmond, Washington
	Ridgmar Mall	WM Ridgmar, L.P.	Fort Worth, Texas
	Rimrock Mall	Macerich Rimrock Limited Partnership	Billings, Montana
	Rotterdam Square	Rotterdam Square, LLC	Schenectady, New York
	Rushmore Mall	SM Rushmore Mall, LLC	Rapid City, South Dakota
	Salisbury, The Centre at	Macerich Salisbury GL LLC	Salisbury, Maryland
(3)	Santa Monica Place	Macerich Santa Monica, LLC, Macerich Santa Monica Adjacent., LLC, La Sandia Santa Monica LLC (50%), Zengo Restaurant Santa Monice LLC (50%)	Santa Monica, California
	SanTan Village	Westcor SanTan Village LLC	Gilbert, Arizona
(3)	Scottsdale Fashion Square (and Office)	Scottsdale Fashion Square LLC, Scottsdale Fashion Square Partnership	Scottsdale, Arizona
	Shoppingtown Mall	Shoppingtown Mall, LLC	Dewitt, New York
	Somersville Towne Center	The Macerich Partnership, L.P.	Antioch, California
(3)	South Plains Mall	Macerich South Plains L.P, Macerich Lubbock Holdings LLC	Lubbock, Texas
(2)	South Towne Center/ South Towne Marketplace	Macerich South Towne Limited Partnership, Macerich ST Marketplace Limited Partnership	Sandy, Utah
	Southern Hills Mall	SM Southern Hills Mall, LLC	Sioux City, Iowa
	SouthPark Mall	SDG Macerich Properties, L.P.	Moline, Illinois
	SouthRidge Mall	SDG Macerich Properties, L.P., Southridge Adjacent, LLC	Des Moines, Iowa
(1) (3)	Stonewood Center	Macerich Stonewood, LLC, Macerich Stonewood Holdings LLC	Downey, California
(1)	Superstition Springs Center	East Mesa Mall, LLC	Mesa, Arizona

Schedule 6.22
Schedule of Real Properties
as of April 2011

Property Name		Owner/Lessee	Location
	Towne Mall	Towne Mall, LLC	Elizabethtown, Kentucky
(1)	Twenty Ninth Street	Macerich Twenty Ninth Street LLC	Boulder, Colorado
Tysons Corner Holdings LLC, Tysons Corner Property LLC,
(1) (3)	Tyson’s Corner Center (and Office)	Tysons Corner Property Holdings II LLC, Tysons Corner LLC	McLean, Virginia
	Valley Mall	SM Valley Mall, LLC	Harrisonburg, Virginia
(3)	Valley River Center	Macerich Valley River Center, LLC, MVRC Holding LLC	Eugene, Oregon
	Village at Corte Madera	Corte Madera Village, LLC	Corte Madera, California
	Victor Valley, The Mall at	Macerich Victor Valley LLC	Victorville, CA
	Vintage Faire Mall	Macerich Vintage Faire Limited Partnership	Modesto, California
(2)	Washington Square Mall/ Washington Square Too	PPR Washington Square LLC, PPR Square Too LLC	Portland, Oregon
	West Acres Mall	West Acres Development, LLP	Fargo, North Dakota
	Westside Pavilion	Macerich Westside Pavilion Property LLC	Los Angeles, California
	Wilton Mall at Saratoga	Wilton Mall, LLC	Saratoga, New York

Community/Specialty Centers:
	Atlas Park, The Shops at	WMAP, LLLC	Glendale, New York
	Borgata, The	TWC Borgata Holding, LLC	Scottsdale, Arizona
	Camelback Colonnade	Camelback Colonnade SPE LLC	Phoenix, Arizona
	Carmel Plaza	Macerich Carmel Limited Partnership	Carmel, California
	Chandler Boulevard Shops (The Boulevard Shops)	Propcor II Associates, LLC	Chandler, Arizona
	Chandler Festival	Chandler Festival SPE LLC	Chandler, Arizona
	Chandler Gateway	Chandler Gateway SPE LLC	Chandler, Arizona
	Chandler Village	Chandler Village Center, LLC	Chandler, Arizona
	Estrella Falls, The Market at	The Market at Estrella Falls LLC	Goodyear, Arizona
(1)	Flagstaff Mall, The Marketplace at	Railhead Assciates, LLC	Flagstaff, Arizona
(1)	Hilton Village (Office and Retail)	Westlinc Associates	Scottsdale, Arizona
Kierland Greenway, LLC, Kierland Main Street, LLC, Kierland
(3)	Kierland Commons	Residential/Retail I, LLC	Phoenix, Arizona
	Kierland Tower Lofts	Kierland Tower Lofts, LLC	Phoenix, Arizona
	Promenade at Casa Grande	WP Casa Grande Retail LLC	Casa Grande, Arizona
	Paradise Valley Ground Leases (PVIC Ground Leases)	Macerich Management Company	Phoenix, Arizona
	Paradise Village Office Park II (PVOP II)	Macerich Management Company	Phoenix, Arizona
	San Tan Village Power Center	Macerich SanTan Phase 2 SPE LLC	Gilbert, Arizona
	Superstition Springs Power Center	The Westcor Company II dba SSPC	Mesa, Arizona

Schedule 6.22
Schedule of Real Properties
as of April 2011

Property Name	Owner/Lessee	Location
Tucson La Encantada	TWC Tucson, LLC	Tucson, Arizona
Desert Sky Mall Perimeter Land	Westpen Associates	Phoenix, Arizona
Former Meryvyn’s Parcels	Macerich Holdings LLC, and various SPE’s	Various
3105 Wilshire	3105 Wilshire Investments LLC	Los Angeles, CA

Land:
Belle Mead	MACW Freehold, LLC	Freehold, New Jersey
Black Canyon	Westcor/Black Canyon Motorplex LLC	Black Canyon, Arizona
Coolidge	Coolidge Holding LLC	Coolidge, Arizona
Goodyear	Westcor Goodyear RSC LLC	Goodyear, Arizona
Marana	Westcor Marana, LLC	Tuscon, Arizona
Meridian Meadows	Westcor/Queen Creek, LLC	Queen Creek, Arizona
(1) Palisene	Palisene Regional Mall LLC	Phoenix, Arizona
Paradise Ridge	Paradise West #1, LLC	Phoenix, Arizona
Propcor (Chandler)	Propcor Associates	Chandler, Arizona
One Scottsdale	One Scottsdale Investors, LLC	Scottsdale, Arizona
Superstition Springs Ground Lease	East Mesa Land, LLC	Mesa, Arizona
Prasada Auto Park	Westcor/Surprise Auto Park LLC	Surprise, Arizona
Prasada RSC	Westcor Surprise RSC LLC	Surprise, Arizona
Prasada - Cactus Power Center	Westcor Surprise CPC LLC	Surprise, Arizona
Prasada - Waddell Center West	Westcor Surprise WCW LLC	Surprise, Arizona
SanTan Adjacent	Westcor SanTan Adjacent LLC	Gilbert, Arizona

NOTE:	Unless otherwise noted with a (1), the center or land is fee owned.

(1)	Portions of the land on which this center is located are subject to one or more ground leases.
(2)	In addition to the regional mall asset, there are community center assets located adjacent to the mall.
(3)	In addition to the regional mall asset, there are various parcels located at the mall that are owned by other Macerich affiliate entities

Schedule 7.15

WHOLLY-OWNED PROJECTS WITH NON-STANDARD MANAGEMENT
AGREEMENT

None

Schedule 8.1

ADDITIONAL PERMITTED LIENS

None

Schedule 8.5

JOINT VENTURES IN WHICH THE MACERICH PARTNERSHIP, MAC OR

ANY WHOLLY-OWNED SUBSIDIARY IS NOT A GENERAL PARTNER OR

A MANAGING MEMBER

WM Inland LP – joint venture in Inland Center

WM Ridgmar, LP – joint venture in Ridgmar Mall

WMAP, LLC – joint venture in Atlas Park

NorthPark Land Partners, LP and NorthPark Partners, LP – joint venture in Northpark Center

Schedule 8.6

TRANSACTIONS WITH AFFILIATES

None

Schedule 11.6

ADDRESSES FOR NOTICE

BORROWER PARTIES

c/o: The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA  90401

Attn: Chief Financial Officer

Phone: (310) 394-6000

Fax: (310) 394-0632

with a copy to:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA  90401

Attention: Chief Legal Officer

Phone: (310) 899-6314

Fax: (310) 394-7692

DEUTSCHE BANK TRUST COMPANY AMERICAS

DEUTSCHE BANK SECURITIES INC.

Deutsche Bank Securities, Inc.

200 Crescent Court, Suite 500

Dallas, TX  75201

Attn: Scott Speer, Vice President

Phone: (214) 740-7903

Fax: (214) 740-7910

with a copy to:

DB Services New Jersey, Inc.

100 Plaza One — 2nd Floor

Jersey City, NJ  07311

Attn: Ershad Sattar, Deal Administrator

Phone: (201) 593-2166

Fax: (201) 593-2315

JPMORGAN CHASE BANK, N.A.

JPMORGAN SECURITIES LLC

383 Madison Avenue, Floor 24

New York, NY  10179

Attn: Marc Costantino, Executive Director

Phone: (212) 622-8167

Fax: (646) 534-0574

with a copy to:

500 Stanton Christiana Road, Ops 2, Floor 03

Newark, DE  19713-2107

Attn: Nicole Mangiaracina, Deal Administrator

Phone: (302) 634-2022

Fax: (201) 244-3885

EMIGRANT REALTY FINANCE, LLC

6 East 43rd Street, 21st Floor

New York, NY  10017

Attn: Michelle Liu, Assistant Vice President

(212) 850-4606

(212) 850-4608

with a copy to:

6 East 43rd Street, 21st Floor

New York, NY  10017

Attn: Catherine Schulz, Assistant Treasurer

Phone: (212) 850-4391

Fax: (212) 850-3608

THE BANK OF EAST ASIA, LIMITED, LOS ANGELES BRANCH

388 E. Valley Blvd., Suite 218

Alhambra, CA 91801

Attn: Jonathan Kuo, SVP & Business Manager

Phone: (626) 656-8838

Fax: (626) 656-8833

with a copy to:

388 E. Valley Blvd., Suite 218

Alhambra, CA 91801

Attn: Anita Yung, Loans Operations Officer

Phone: (626) 656-8809

Fax: (626) 308-1229

THE ROYAL BANK OF SCOTLAND PLC

600 Washington Boulevard

Stamford, CT  06901

Attn: Bruce Ferguson

Phone: (203) 897-2240

Fax: (203) 873-3168

bruce.ferguson@rbs.com

with copies to:

600 Washington Boulevard

Stamford, CT  06901

Attn: Brett Thompson

Phone: (203) 897-2240

Fax: (203) 873-3168

brett.thompson@rbs.com

600 Washington Boulevard

Stamford, CT  06901

Attn: Rajesh Adhinarayanan

Phone: (203) 897-4431

Fax: (203) 873-5019

Rajesh.adhinarayanan1@rbs.com

600 Washington Boulevard

Stamford, CT  06901

Attn: Vinodh Karuppannan

Phone: (203) 897-4431

Fax: (203) 873-5019

vinodh.karuppannan@rbs.com

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

685 3rd Ave., 29th Floor

New York, NY  10017

Attn: Melody Tson, Senior Loan Officer

Phone: (212) 651-9770 ext. 28

Fax: (212) 651-9785

with a copy to:

685 3rd Ave., 29th Floor

New York, NY  10017

Attn: Sarah Lim

Phone: (212) 651-9770 Ext. 31

Fax: (212) 651-9785

BARCLAYS BANK PLC

745 7th Avenue

New York, NY  10019

Attn: Nicholas Versandi

Phone: (212) 526-9799

Fax: (646) 758-5246

nicholas.versandi@barcap.com

with copies to:

745 7th Avenue

New York, NY  10019

Attn: Annie Rogosky

Phone: (212) 526-1075

itmny@barcap.com

70 Hudson Street

Jersey City, NJ  07302

Attn: Szufan (Val) Shih

Phone: (201) 499-4980

Fax: (917) 522-0453

xrausloanops2@barclayscapital.com

70 Hudson Street

Jersey City, NJ  07302

Attn: Helen Occhiuzzi

Phone: (201) 499-6392

Helen.occhiuzzi@barcap.com

PNC BANK, NATIONAL ASSOCIATION

One PNC Plaza

Pittsburgh, PA  15222

Attn: Darin Mortimer, Vice President

Phone: (412) 762-9688

Fax: (412) 762-6500

with a copy to:

6750 Miller Rd.

Brecksville, OH  44141

Attn: David McFarland, Loan Administrator

Phone: (440) 546-6568

Fax: (877) 718-7659

SOVEREIGN BANK

75 State Street MA 1 SST 05.16

Boston, MA 02109

Attn: John Everly, Vice President

Phone: (617) 346-7297

Fax: (617) 757-3564

with copies to:

450 Penn Street

Reading, PA  19602

Attn: Participations Area — Rosanna Marquard

Phone: (610) 988-1268

participations@sovereignBank.com

75 State St., MA 1 SST 05.16

Boston, MA  02109

Attn: Cathy Camabda, Loan Administrator III

Phone: (617) 346-7316

Fax: (617) 757-3565

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.,

LOS ANGELES BRANCH

445 S. Figueroa St., #1900

Los Angeles, CA  90071

Attn: Angela Sheu, AVP & Manager of Loan Div.

Phone: (213) 426- 3872

Fax: (213) 489-1160

TAIWAN COOPERATIVE BANK, LOS ANGELES BRANCH

601 South Figueroa Street, #3500

Los Angeles, CA  90017

Attn: Kevin Lu, Loan Officer

Phone: (213) 489-5433 ext. 240

Fax: (213) 489-5195

BANK OF THE WEST

300 S. Grand Avenue

Los Angeles, CA  90071

Attn: Kent Horiuchi, Vice President

Phone: (213) 972-0240

Fax: (213) 972-0308

with a copy to:

2527 Camino Ramon

San Ramon, CA  94583

Attn: Kimberly Laplante, Loan Administrator

Phone: (925) 843-4677

Fax: (323) 837-3844

ROYAL BANK OF CANADA

One Liberty Plaza, 3rd Floor

165 Broadway

New York, NY  10006-1404

Attn: GLA Administrator

Phone: (877) 332-7455

Fax: (212) 428-2372

with copies to:

One Liberty Plaza, 3rd Floor

165 Broadway

New York, NY  1006-1404

Attn: Chandran Panicker

Phone: (212) 428-6235

Fax: (212) 428-3015

Chandran.Panicker@rbccm.com

Attn: Jamie Cameron

Fax: (416) 842-4020

Jamie.Cameron@rbccm.com

Attn: Manager, Compliance-CTM

Fax: (416) 842-4020
managercompliance-ctm@rbccm.com

SUMITOMO MITSUI BANKING CORPORATION

601 South Figueroa Street, Suite 1800

Los Angeles, CA  90017

Attn: J.D. Benko

Phone: (213) 452-7885

Fax: (213) 623-6832

James_D_Benko@smbcgroup.com

with copies to:

277 Park Avenue

New York, NY  10172

Attn: Deal Administration, Yvette Browne

Phone: (212) 224-4306

Fax: (212) 224-5197

34 Exchange Place, 402 Plaza 1, 4th Floor

Jersey City, NJ  07311

Attn: Grace Acosta

Phone: (212) 224-4138

Fax: (212) 224-5429

SMBC_Documentation@smbcgroup.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank — Real Estate Banking Group

11601 Wilshire Blvd., 17th Floor

Los Angeles, CA  90025

Attn: Mark Loewen, Senior Vice President

Phone: (310) 444-7622

Fax: (310) 444-7650

with a copy to:

Wells Fargo Wholesale Loan Services

2120 Park Place, Suite 100

El Segundo, CA  90245

Attn: Sandra Cooper, Loan Servicing Specialist

Phone: (310) 335-9511

Fax: (866) 869-4392

LAND BANK OF TAIWAN LOS ANGELES BRANCH

811 Wilshire Blvd., 19th Floor

Los Angeles, CA  90017

Attn: Joseph Chiuwei, Vice President

Phone: (213) 532-3789 ext. 129

Fax: (213) 532-3766

with a copy to:

811 Wilshire Blvd., 19th Floor

Los Angeles, CA  90017

Attn: Tony Chen, Assistant Manager

Phone: (213) 532-3789 ext. 120

Fax: (213) 532-3766

FIRST COMMERCIAL BANK, LTD., NEW YORK BRANCH

750 3rd Ave., 34th Floor

New York, NY  10017

Attn: Jeffrey Yu, Loan Officer

Phone: (212) 599-6868 ext. 231

Fax: (212) 599-6133

with a copy to:

750 3rd Ave., 34th Floor

New York, NY  10017

Attn: Esther Lee, Loan Assistant

Phone: (212) 599-6868 Ext. 201

Fax: (212) 599-6133

UNION BANK, NA

350 California St.

San Francisco, CA  94104

Attn: Katherine Brandt, Vice President

Phone: (415) 705-5037

Fax: (415) 433-7438

Katherine.Brandt@unionbank.com

with copies to:

145 S. State College Blvd., Suite 600

Brea, CA  92821

Attn: Amelida Carreno, Senior Loan Administrator

Phone: (714) 987-5112

Fax: (949) 752-8361

Amelida.Carreno@unionbank.com

145 S. State College Blvd., Suite 600

Brea, CA  92821

Attn: Angela Pederson, Loan Administrator

Phone: (714) 987-5105

Fax: (949) 553-7114

Angela.pederson@unionbank.com

CITIBANK, N.A.

388 Greenwich Street

New York, NY  10013

Attn: Bryce Hong

Phone: (212) 723-6951

Fax: (646) 688-2052

with a copy to:

1615 Brett Road Building III

New Castle, DE  19702

Attn: Loan Operations

Phone: (302) 894-6052

Fax: (212) 994-0847

MIDFIRST BANK

501 NW Grand Blvd., 4th Floor

Oklahoma City, OK  73118

Attn: Tom Gray, First Assistant Vice President

Phone: (405) 767-7148

Fax: (405) 767-7119

with a copy to:

501 NW Grand Blvd., 4th Floor

Oklahoma City, OK 73118

Attn: Glenda Edwards, Administrative Assistant

Phone: (405) 767-7140

Fax: (405) 767-7119

ING REAL ESTATE FINANCE (USA) LLC

333 South Grand Avenue, Suite 4120

Los Angeles, CA  90071-1504

Attn: Laura Lynton, Vice President

Phone: (213) 346-3909

Fax: (213) 346-3991

Laura.Lynton@americas.ing.com

with copies to:

333 South Grand Avenue, Suite 4120

Los Angeles, CA  90071-1504

Attn: Todd Savitz, Associate

Phone: (213) 346-3905

Fax: (213) 346-3991

Todd.Savitz@americas.ing.com

1325 Avenue of the Americas, 11th Floor

New York, NY  10019

Attn: Simone Dassen-Schoonman, Associate

Phone: (646) 424-8532

Fax: (646) 424-8930

loanadmn@americas.ing.com

1325 Avenue of the Americas, 11th Floor

New York, NY  10019

Phone: (646) 424-8529

Fax: (646) 424-8930

loanadmn@americas.ing.com

BANK OF TAIWAN, LOS ANGELES BRANCH

601 S. Figueroa St., Suite 4525

Los Angeles, CA  90017

Attn: Jessie Huang, Vice President

Phone: (213) 629-6600 ext. 156

Fax: (213) 629-6613

with a copy to:

601 S. Figueroa St., Suite 4525

Los Angeles, CA  90017

Attn: Sabrina Lin, Manager

Phone: (213) 629-6600 ext. 149

Fax: (213) 629-6610

HUA NAN COMMERCIAL BANK, LTD.

NEW YORK AGENCY

330 Madison Avenue, 38 Floor

New York, NY 10017

Attention: Elvis Lee, Senior Officer

Phone:  212-286-1999 ext.113

Facsimile:  212-286-1212

with a copy to:

330 Madison Avenue, 38 Floor

New York, NY 10017

Attention: Henry Hsieh, Assistant Vice President

Phone:  212-286-1999 ext.105

Facsimile:  212-286-1212

U.S. BANK NATIONAL ASSOCIATION

633 W. 5th Street

Los Angeles, CA 90071

Attention:  Adrian Metter, Senior Vice President

Phone:  213-615-6657

Facsimile:  213-615-6792

With a copy to:

Commercial Loan Servicing

555 SW Oak St.

Portland, OR 97204

Attention:  Marcy Marlow

Phone:  503-275-5005

Facsimile:  866-721-7062

GOLDMAN SACHS BANK USA

c/o Goldman, Sachs & Co.

30 Hudson Street, 38th Floor

Jersey City, NJ 07302

Attention:  Lauren Day

Telephone: (212) 934-3921

Email: gsd.link@gs.com

Schedule G-1

Initial Commitments

Lender	Initial Commitment
Deutsche Bank Trust Company Americas	$147,500,000.00
JPMorgan Chase Bank, N.A.	$147,500,000.00
Wells Fargo Bank, National Association	$125,000,000.00
The Royal Bank of Scotland plc	$125,000,000.00
Barclays Bank plc	$125,000,000.00
Goldman Sachs Bank USA	$110,000,000.00
Citibank, N.A.	$100,000,000.00
Royal Bank of Canada	$100,000,000.00
ING Real Estate Finance (USA) LLC	$100,000,000.00
U.S. Bank National Association	$100,000,000.00
PNC Bank, National Association	$50,000,000.00
Union Bank, NA	$50,000,000.00
Sumitomo Mitsui Banking Corporation	$50,000,000.00
Bank of the West	$35,000,000.00
Sovereign Bank	$25,000,000.00
MidFirst Bank	$20,000,000.00
Emigrant Realty Finance, LLC	$15,000,000.00
Land Bank of Taiwan Los Angeles Branch	$15,000,000.00
The Bank of East Asia, Limited, Los Angeles Branch	$10,000,000.00
Hua Nan Commercial Bank, Ltd, New York Agency	$10,000,000.00
First Commercial Bank, Ltd., New York Branch	$10,000,000.00
Mega International Commercial Bank Co., Ltd., Los Angeles Branch	$10,000,000.00
Taiwan Cooperative Bank, Los Angeles Branch	$10,000,000.00
Bank of Taiwan, Los Angeles Branch	$5,000,000.00
Chang Hwa Commercial Bank, Ltd., New York Branch	$5,000,000.00
Total	$1,500,000,000.00

Schedule G-2

SCHEDULE OF GUARANTIES

See attached

Schedule G-2
GUARANTEED MORTGAGES
As of April 2011 (based on 12-31-2010 loan balances)
(in 000’s)

Property	Loan Balance	MAC Share of Guarantee	Current Guaranty Based on Dec-31- 2010 Balance	Pro-Rata Share	Pro-Rata Share 12-31-2010 Loan Amount	Add’l Guaranty in Excess of Pro- Rata Share of Indebtedness	Name of Guarantor/s	Comments/Status

Mall at Victor Valley	100,000	20.0%	20,000	100.0%	100,000	0	The Macerich Partnership, L.P.	Static partial recourse throughout loan term
Westside Pavilion	175,000	25.0%	43,750	100.0%	175,000	0	The Macerich Partnership, L.P. and The Macerich Company	Static partial recourse throughout loan term
San Tan Regional Mall	138,087	35.0%	48,330	84.9%	117,277	0	The Macerich Partnership, L.P.	Reduced to 25% upon achieving certain conditions
The Oaks	257,264	27.5%	70,873	100.0%	257,264	0	The Macerich Partnership, L.P.	B-note reduces to 15% recourse upon stabilization; entire mortgage debt on property will have a 15% floor on recourse
Estrella alls Marketplace (1)	33,950	25.0%	8,488	39.8%	13,504	0	The Macerich Partnership, L.P. and Globe Land Investors LLC	50% repayment guaranty when wastewater service is in place for the entire project; 25% repayment guaranty at 1.15 DSCR, Completion and 85% occupied (90 day fwd convention).
Promenade at Casa Grande	79,104	51.3%	40,580	51.3%	40,572	9	The Macerich Partnership, L.P., WDP, and J&R Holdings VX, LLC (Pederson)	Static full recourse throughout loan term (credit obtained from Pederson partner supporting its share of guarantee)
Chandler Village Center	17,286	25.0%	4,322	50%	8,643	0	The Macerich Partnership, L.P.	Static partial recourse throughout loan term
Propcor II (aka Boulevard Shops)	21,400	20.0%	4,280	50%	10,700	0	The Macerich Partnership, L.P.	Static partial recourse throughout loan term
Paradise Valley Mall	85,000	50.0%	42,500	100.0%	85,000	0	The Macerich Partnership, L.P.	Static partial recourse throughout loan term
Twenty Ninth Street	106,244	30.0%	31,873	100%	106,244	0	The Macerich Partnership, L.P.	Static partial recourse throughout loan term
Salisbury, The Centre at	115,000	3.0%	3,479	100%	115,000	0	The Macerich Partnership, L.P.	release of guaranty tied to NOI and DSCR of 1.20x based on artificial assumptions for constant and NOI
Northgate	38,115	100.0%	38,115	100%	38,115	0	The Macerich Partnership, L.P.	100% repayment guaranty plus construction completion guaranty, reduces to 35% repayment guaranty at stabilization
Queens Center (2)	331,533	100.0%	331,533	51%	169,082	162,451	The Macerich Partnership, L.P.	Static full recourse throughout loan term (indemnity to Macerich from Ontario Teachers Pension Plan for its share)
			688,123

(1) The Company’s joint venture is negotiating a transaction whereby this loan is 100% recourse to the above-named guarantors on a joint & several basis.

(2) The Company’s joint venture partner in Queens Center provides an indemnity back to The Company for the partner’s pre-rata share of the guarantee.

EXHIBIT A

REQUEST FOR BORROWING

, 201

TO:	Deutsche Bank Trust Company Americas,
as Administrative Agent
90 Hudson Street Mail Stop: JCY05-0511
Jersey City, NJ 07302
Attention: [ ]
Facsimile: [ ]
Phone: [ ]

Reference is made to that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of May [    ], 2011 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), the Macerich Company, a Maryland corporation, and the other guarantors party thereto, as guarantors, the Lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent for said Lenders and Collateral Agent for the Secured Parties.

Pursuant to Sections 1.[3][4-A] and 5.2 of the Credit Agreement, the Borrower hereby elects to make the following [Swing Line Loan] Borrowings:

1.	Date of Borrowings:	, 201 (1)

2.	Amount of Borrowings:	$ (2)

(1)  The day must be a Business Day.

(2)  The amount of the Borrowings shall, (i) in the case of all Loans (other than a Swing Line Loan), be in the principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof and (ii) in the case of Swing Line Loans, be in the principal amount of $500,000 or whole multiples of $100,000 in excess thereof.

1

3.	Interest Rate Options(3):

☐  (i)                   Base Rate Borrowings

☐  (ii)                LIBO Rate Borrowings for an initial Interest Period of          months(4)

You are hereby irrevocably instructed to disburse such amounts to the undersigned at the account designated on Exhibit A attached hereto.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)  the undersigned Person signing on behalf of the Borrower is a Responsible Officer of the Borrower;

(b)  after giving effect to the proposed Borrowings, the sum of the total Revolving Credit Exposures of all Lenders shall not exceed the total Commitments[ and the sum of all Swing Line Loans does not exceed the Swing Line Sublimit](5);

(c)  the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (after taking into account non-material updates to disclosure schedules or exceptions provided to Administrative Agent in connection with such representations and warranties which have been approved by the Administrative Agent in its good faith judgment in accordance with Section 5.2(1) of the Credit Agreement) on and as of the date hereof (or, if such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date);

(d)  as of the date hereof and immediately after giving effect to the Borrowings requested hereby, no Potential Default or Event of Default shall have occurred and be continuing;

(e)  after giving effect to the Borrowings requested hereby, the Borrower Parties remain in compliance with the covenants set forth in Article 8 of the Credit Agreement; and

Borrower is delivering this request on behalf of itself.

[SIGNATURE PAGE APPEARS ON NEXT PAGE]

(3)  For Swing Line Loans, must elect Base Rate

(4)  Must elect one, two, three or six (or if all Lenders agree, twelve months).

(5)  Include only for Swing Line Borrowings

2

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
its general partner

By:
Name:
Title:

3

EXHIBIT A

Wiring Instructions

4

EXHIBIT B

FORM OF LETTER OF CREDIT REQUEST

Date:                       (1)

Deutsche Bank Trust Company Americas

Global Loan Operations, Standby Letter of Credit Unit

60 Wall Street

New York, New York 10005 - MS NYC 60-2708

Ladies and Gentlemen:

Reference is made to that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of May     , 2011 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among the The Macerich Partnership, L.P., a Delaware limited partnership (the “Borrower”), The Macerich Company, a Maryland corporation, and the other guarantors party thereto, as guarantors, the Lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent for said Lenders and as Collateral Agent for the Secured Parties.

The undersigned hereby requests that                                                         (2), as Issuing Lender under the Credit Agreement, issue an irrevocable Standby Letter of Credit for account of the undersigned on                        (3) (the “Date of Issuance”) in an aggregate stated amount of  US$                     (4).

(1)  Insert date of Letter of Credit Request.

(2)  Insert Deutsche Bank Trust Company Americas or its successor in such capacity as Issuing Lender.

(3)  Insert proposed issuance date.

(4)  Insert initial stated amount (Subject to Section 1.4(3) of the Credit Agreement).

1

The beneficiary of the Letter of Credit will be                                                        (5), and such Letter of Credit will support                                                             (6) and will have a stated expiration date of                                         (7).

The undersigned, Borrower, hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)  the Person signing on behalf of the Borrower is a Responsible Officer of the Borrower;

(b)  after giving effect to the proposed issuance of the Letter of Credit pursuant to this Letter of Credit Request, (i) the sum of the total Revolving Credit Exposures of all Lenders shall not exceed the total Commitments, and (ii) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to Section 1.4(5) of the Credit Agreement) shall not exceed $75,000,000;

(c)  the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (after taking into account non-material updates to disclosure schedules or exceptions provided to Administrative Agent in connection with such representations and warranties which have been approved by the Administrative Agent in its good faith judgment in accordance with Section 5.2(1) of the Credit Agreement) on and as of the date hereof (or, if such representation is expressly stated to have been made as of a specific date, as of such specific date);

(d)  as of the date hereof and immediately after giving effect to the proposed issuance of the Letter of Credit pursuant to this Letter of Credit Request, no Potential Default or Event of Default shall have occurred and be continuing;

(e)  after giving effect to the proposed issuance of the Letter of Credit pursuant to this Letter of Credit Request, the Borrower Parties remain in compliance with the covenants set forth in Article 8 of the Credit Agreement.

(5)          Insert full name and address of the Beneficiary.

(6)          Insert brief description of obligation to be supported by the Letter of Credit.

(7)          Insert date which cannot be later then the earlier of (i) the date which is twelve months after the Date of Issuance (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the Outside L/C Maturity Date.

2

Copies of all documentation with respect to the supported transaction are attached hereto as Exhibit A.

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

3

EXHIBIT A

Copies of Documents with Respect to Supported Transaction

4

EXHIBIT C

FORM OF

RATE CONVERSION/CONTINUATION REQUEST

TO:	Deutsche Bank Trust Company Americas,
as Administrative Agent for
the Lenders from time to time a party to the
Credit Agreement described below
90 Hudson Street Mail Stop: JCY05-0511
Jersey City, NJ 07302
Attention: [ ]
Facsimile:
Phone:

Pursuant to that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of May     , 2011 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among The Macerich Partnership, L.P., a Delaware limited partnership (the “Borrower”), The Macerich Company, a Maryland corporation, and the other guarantors party thereto, as guarantors, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent for said Lenders and as Collateral Agent for the Secured Parties, Borrower hereby makes the following requests.

I.   [    ]   CONVERSION TO A LIBO RATE LOAN:

Maturity Date of Existing Base Rate Loan to Be Converted	Dollar Amount(1)	Interest Period(2)	Conversion Date	Maturity Date
/ /	$		/ /	/ /
/ /	$		/ /	/ /
/ /	$		/ /	/ /

(1)  Each LIBO Rate Loan shall be in the principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof, except as otherwise provided in Section 2.4 of the Credit Agreement.

(2)  Must elect one, two, three, six or twelve months.

1

II.   [    ]   CONVERSION TO A BASE RATE LOAN:

Maturity Date of Existing LIBO Rate Loan to Be Converted	Dollar Amount(3)	Conversion Date
/ /	$	/ /
/ /	$	/ /
/ /	$	/ /

III.   [    ]   CONTINUATION OF A LIBO RATE LOAN:

Maturity Date of Existing LIBO Rate Loan to Be Continued	Dollar Amount(4)	Interest Period(5)	Continuation Date(6)	Maturity Date
/ /	$		/ /	/ /
/ /	$		/ /	/ /
/ /	$		/ /	/ /

Borrower hereby confirms that on and as of the date of the foregoing requests no Event of Default or Potential Default has occurred and is continuing.(7)

Borrower is delivering this request on behalf of itself.

[Signature on Next Page]

(3)  Each Base Rate Loan shall be in the principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof, except as otherwise provided in Section 1.2(3) or Section 2.4 of the Credit Agreement.

(4)  Each LIBO Rate Loan shall be in the principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof, except as otherwise provided in Section 2.4 of the Credit Agreement.

(5)  Must elect one, two, three, six or twelve months.

(6)  Must be the last day of an Interest Period.

(7)  Applicable to conversion to, or continuation of, any LIBO Rate Loan.

2

DATE:

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

	By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

3

EXHIBIT D

[Intentionally Omitted]

EXHIBIT E

FORM OF

ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (the “Assignment Agreement”) is made and dated as of                           , 201  between                                          (the “Assignor”) and                                              (the “Assignee”).  The parties hereto agree as follows:

1.                                       The Assignor is a Lender under that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of May       , 2011 (as Modified from time to time, the “Credit Agreement”, and with capitalized terms used herein and not otherwise defined herein used with the same meanings attributed to them in the Credit Agreement), by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), the Macerich Company, a Maryland corporation (“MAC”), and the other guarantors party thereto, as guarantors, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent for said Lenders and as Collateral Agent for the Secured Parties.

2.                                       Effective as of as of                                    , 201  (the “Effective Date”), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a portion of the Revolving Credit Exposure held by the Assignor and/or a portion of the Assignor’s Commitment as more fully set forth on Schedule 1 attached hereto.

3.                                       By executing this Assignment Agreement in the space provided below, the Administrative Agent and, to the extent MAC’s consent is required under the Credit Agreement, MAC approves the inclusion of the Assignee as a Lender under the Credit Agreement effective as of the Effective Date.

4.                                       On and after the Effective Date: (a) the Assignee shall be a party to the Credit Agreement and shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder arising on and after such Effective Date, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Credit Agreement and the other Loan Documents with respect to the rights and obligations assigned to Assignee hereunder arising prior to such Effective Date.

5.                                       The Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby accruing on and after the Effective Date.  In the event that either the Assignee or the Assignor receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

1

6.                                       The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.  It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for: (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any the Loan Documents or the Obligations, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrower or its Subsidiaries, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the property, books or records of the Borrower Parties or their respective Subsidiaries, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loan Documents.

7.                                       The Assignee: (a) confirms that it has received a copy of the Loan Documents, together with copies of any financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such agent by the terms thereof on the terms set forth therein, including, without limitation, the terms set forth in Article 10 of the Credit Agreement entitled “The Administrative Agent,” (d) agrees that on and after the Effective Date it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender[,] [and] (e) agrees that its payment instructions and notice instructions are as set forth in Schedule 2 attached hereto[, and (f) represents and warrants to Assignor and Administrative Agent that it is an Eligible Assignee.](1)

8.                                       The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement.

9.                                       The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment Agreement, including the delivery of any notices or other documents or instruments to Borrower

(1)   Applicable only to the extent Assignee is not an Affiliate of an Existing Lender.

2

Parties or Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.                                 This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.   Any amendment or waiver of any provision of this Assignment Agreement shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

11.                                 This Assignment Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, including Section 5-1401 of the General Obligations Law, but otherwise without regard to choice of law rules.

12.                                 Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof and of the Loan Documents, the address of the Assignee (until notice of a change is delivered pursuant to the provisions of the Credit Agreement) shall be the address set forth on Schedule 2 attached hereto.

13.                                 As provided in Section 11.8(1) of the Credit Agreement, on or before the Effective Date the Assignee shall pay to the Administrative Agent a processing fee in the amount of $3,500.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[signatures continued on next page]

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ACKNOWLEDGED AND AGREED TO THIS      DAY OF                           ,         :

AGENT:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Administrative Agent

By:
Title:
Name:

MAC:(2)	THE MACERICH COMPANY, a Maryland corporation

By:
Name:
Title:

(2)  To the extent MAC’s consent is required under the Credit Agreement.

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SCHEDULE 1 TO

ASSIGNMENT AND

ACCEPTANCE AGREEMENT

ASSIGNED INTEREST(3)

(3)  Subject to Paragraph 11.8(1) of the Credit Agreement

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SCHEDULE 2 TO

ASSIGNMENT AND

ACCEPTANCE AGREEMENT

PAYMENT AND NOTICE INSTRUCTIONS

[To be supplied by the Assignee in format acceptable to the Administrative Agent]

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EXHIBIT F

FORM OF

CLOSING CERTIFICATE

The undersigned, being the duly appointed and acting Senior Executive Vice President, Secretary and Chief Legal Officer of The Macerich Company, a Maryland corporation (the “Company”), DOES HEREBY CERTIFY to Deutsche Bank Trust Company Americas, as Administrative Agent for the benefit of the Lenders under the Credit Agreement described below (“Administrative Agent”), on behalf of the Company and the Borrower under the Credit Agreement, as follows:

1.                                       The Credit Agreement referred to herein is that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of the date hereof (the “Credit Agreement”), by and among The Macerich Partnership, L.P., a Delaware limited partnership, the Company and the other guarantors party thereto, as guarantors, the Lenders thereunder, and the Administrative Agent thereunder.  Initially-capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Credit Agreement.

2.                                       Each of the representations and warranties made by the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents are accurate and complete in all material respects on and as of the date hereof (unless any such representation and warranty speaks of a particular date, in which case it is accurate and complete in all material respects as of such date).

3.                                       No Potential Default has occurred and is continuing nor has any Event of Default occurred, and all of the conditions to closing set forth in Article 5 have been satisfied or waived; provided however that (a) no representations are made with respect to any condition that requires the satisfaction of any Agent or any Lender, Swing Line Lender or Issuing Lender and (b) for purposes of this Certificate, with respect to any condition in Article 5 that requires deliveries by or the approval of any Agent or any Lender, Swing Line Lender or Issuing Lender, all such deliveries are assumed to have been made or such approvals are assumed to have been given.

IN WITNESS WHEREOF, the undersigned has hereunto signed his name in his capacity as an officer of the Company this          day of         , 2011.

Name:
Title:

Exhibit G

FORM OF

COMPLIANCE CERTIFICATE

TO:	Deutsche Bank Trust Company Americas,
as Administrative Agent for
the Lenders from time to time a party to the
Credit Agreement described below

This Compliance Certificate is furnished on behalf of The Macerich Company, a Maryland corporation (the “Company”), pursuant to that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of May     , 2011, by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Macerich”), as Borrower thereunder, the Company and the other guarantors party thereto, as guarantors, the Lenders thereunder, and Deutsche Bank Trust Company Americas (“DBTCA”), as Administrative Agent for said Lenders (as Modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein are used with the meanings given such terms in the Credit Agreement.

The undersigned, being the Responsible Financial Officer of the Company, hereby certifies in such capacity on behalf of the Company as set forth below:

1.                                       The financial statements attached to Schedule 1 attached hereto (the “Financial Statements”) have been prepared in accordance with GAAP (provided, however, that such financial statements may not include all of the information and footnotes required by GAAP for complete financial information), and the Financial Statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of financial information contained therein, as of the end of [ ], 201[ ] (the “Relevant Period”);

2.                                       I have reviewed the terms of the Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated financial condition of the Company and its Subsidiaries, in each case during the Relevant Period;

3.                                       The review described in paragraph 2 has not disclosed the existence during or at the end of the Relevant Period, and I have no knowledge of the existence as of the date of this Certificate, of any condition or event which constitutes an Event of Default or Potential Default, except as set forth on Schedule 2 hereto;

4.                                       Schedule 3 hereto sets forth calculations for the Relevant Period which demonstrate the Company’s compliance with the covenants and financial ratios set forth in Section 8.12 of the Credit Agreement;

5.                                       Schedule 4 hereto sets forth a schedule of Total Liabilities in respect of borrowed money for the Relevant Period in the level of detail disclosed in the Company’s

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Form 10-Q filings with the Securities and Exchange Commission, as well as such other information regarding such Indebtedness as has been reasonably requested by the Administrative Agent; and

6.                                       Schedule 5 hereto is a schedule of EBITDA for the Relevant Period.

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The foregoing certifications, together with the Financial Statements and the information set forth on Schedules 1, 2, 3, 4 and 5 hereto, are made and delivered this           day of                   , 201 .

By:
Name:
Title:

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Schedule 1

to Compliance Certificate

FINANCIAL STATEMENTS

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Schedule 2

to Compliance Certificate

POTENTIAL DEFAULTS AND EVENTS OF DEFAULTS

Described below are the exceptions, if any, to paragraph 3 of the attached Compliance Certificate, including a description of the nature of the condition or event constituting an Event of Default or Potential Default and the period during which it has existed.  Also specified below are the actions which the Company or its Subsidiaries are taking, have taken or propose to take with respect to each such condition or event.

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Schedule 3

to Compliance Certificate

FINANCIAL CALCULATIONS

(THE MACERICH COMPANY)

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Schedule 4

to Compliance Certificate

TOTAL LIABILITIES

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Schedule 5

to Compliance Certificate

EBITDA

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EXHIBIT H

FORM OF

MANAGEMENT AGREEMENT

(See Attached)

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of                             , 2011, by and between                                    , a                    limited liability company, having a principal address at c/o The Macerich Partnership, L.P., 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401 (“Owner”), and MACERICH WESTCOR MANAGEMENT LLC, a Delaware limited liability company, having a principal address at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401 (“Manager”).

R E C I T A L

WHEREAS, Owner owns all of that certain real property located in Phoenix, Arizona, commonly known as                             (the “Property”); and

WHEREAS, Owner now wishes to retain Manager to provide property management services for the Property, and Manager desires to provide such management services for the Property as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Manager agree as follows:

A G R E E M E N T

ARTICLE I
Appointment and Services of Manager

1.1                               Appointment.  Owner hereby hires Manager to manage, serve, lease, maintain and operate the Property, from and after the date hereof until this Agreement shall be terminated pursuant to Article VII hereof.

1.2 Services of Manager.  Manager shall generally manage and operate the Property in accordance with prevailing standards applicable to properties of similar size and character, and in compliance with the leases and occupancy and operating agreements with tenants or other occupants of the Property.  Subject to the terms and conditions herein stated, and provided that the Manager’s fee compensation and expenses are paid by Owner as provided in Sections 2.1 and 2.2, Manager shall, in connection with such management and operation, perform the following services with due diligence, prudence, skill and care:

(a)                                  Leasing.  Subject to the Budgets (as defined in Section 4.1), Manager shall promote the leasing of the Property by use of advertising, floor plans, circular or promotional aids, and shall deal promptly and efficiently with all inquiries relating to leases.  Manager shall negotiate with tenants and prospective tenants for leases and extensions, renewals, modifications, amendments or terminations thereof, for space held for lease in the Property, and shall submit such agreements to Owner for Owner’s approval and execution.  Manager shall cause Owner’s attorneys to prepare lease documents for all space in the Property using the standard form of lease

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pre-approved by Owner.  Once fully executed, Manager shall deliver to Owner an executed original of each lease, modification, amendment and other document relating to the leases or any tenant’s occupancy of the Property.  Manager shall maintain a copy of all such leases, modifications, amendments and other documents on-site at the Property.

(b)                                 Rent.  Manager shall use its best efforts to collect, or cause to be collected, for Owner’s account rent and other charges due from all tenants and occupants of the Property and shall deposit all moneys collected in the Depository Account (as defined in Section 5.1).  Manager shall obtain and review and cause to be audited, when deemed appropriate by Manager, statements of sales furnished by tenants to support their payments of percentage rentals and deductions and to remit the amount thereof to Owner, along with copies of said statements, at the times and in the manner hereinafter set forth.  After obtaining Owner’s approval, Manager shall serve notices upon tenants to quit and surrender space occupied by them when such tenants are in default under their leases after applicable notice and grace periods, if any, and sue, utilizing counsel approved by Owner, on behalf of Owner for rent and other charges which may at any time be or become due from any tenant and institute summary proceedings to recover possession of space.

(c)                                  Offices.  At no cost to Manager, Owner shall provide Manager with, and Manager shall maintain, an office or offices for the management of the Property and pay the salaries of all employees of Manager at the Property and all other expenses in connection with the operation of any office or offices of Manager, including telephone, telegraph, stationary of Manager, and heat and light for the area or areas occupied at Manager’s office(s) at the Property.  Manager shall have the right to use fixtures, furniture, furnishings and equipment which are the property of Owner in said office space.

(d)                                 Repairs.  At Owner’s expense, Manager shall make or cause to be made such ordinary repairs, alterations and improvements to the Property as approved in the Budgets, including those of a structural nature, and purchase such supplies, tools and equipment (which shall be the property of Owner) necessary for such repairs, alterations and improvements as it deems advisable or necessary; provided, however, unless included in the Capital Budget (as defined in Section 4.1), Manager shall obtain Owner’s written consent to any capital expenditure or related group of capital expenditures, if the cost thereof exceeds $50,000 in the aggregate annually; provided further, however, that if Manager in its prudent judgment believes emergency repairs or replacements are necessary for the preservation or safety of persons or property, or to avoid the suspension of any necessary service in or to the Property, Manager may carry out said repairs, irrespective of the cost thereof, without the prior approval of Owner.  Manager shall furnish Owner with a written report submitted within three (3) days of making such emergency repairs describing the cause of such repairs, the actual repairs undertaken and the cost of such repairs.  In connection therewith, Manager may engage architects, engineers or other similar experts acceptable to Owner.

(e)                                  Equipment; Supplies.  At Owner’s expense, Manager shall purchase all equipment, tools, appliances, materials, supplies and uniforms necessary or desirable for the maintenance and operation of the Property, which shall be the property of Owner.  Manager shall use its reasonable efforts to secure all discounts, rebates and commissions, and shall credit to Owner any and all such discounts, rebates or commissions obtained for said purchases.

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(f)                                    Contracts.  In accordance with the Budgets, Manager shall contract or arrange for the furnishing of services appropriate or necessary for the operation, maintenance and security of the Property; provided however, unless included in the Budgets, and unless necessary in the case of an emergency to protect person or property, or to avoid the suspension of any necessary service in or to the Property, Manager shall not enter into any contract having a term longer than one (1) year or requiring annual payments in excess of $50,000 without obtaining Owner’s prior written consent.  Once fully executed, Manager shall deliver to Owner an executed original of each contract and shall maintain on-site at the Property a copy of each contract.

(g)                                 Employees.  Manager shall engage, pay (subject to reimbursement as hereinafter provided), supervise and discharge such employees as Manager deems necessary for the operation, maintenance and security of the Property, all such employees to be in the employ of Manager or in the employ of other firms, corporations or persons and not in the employ of Owner.  Manager shall fully comply with all applicable laws and regulations having to do with workers’ compensation, social security, unemployment insurance, hours of labor, wages, working conditions, non-discrimination and other employer/employee-related subjects, and shall comply with all collective bargaining agreements, if any.  Manager shall have the right to review and approve all collective bargaining agreements which affect the Property prior to their implementation or acceptance by Manager.

(h)                                 Property Expenses.  At Owner’s expense, Manager shall pay all interest and amortization on any mortgages encumbering the Property, rent under any ground leases, insurance premiums, and all taxes and assessments, water and sewer rents and other charges and assessments of every kind or nature imposed with respect to the Property.  Manager shall ascertain the assessment of the Property each year, and, upon written request by Owner, report such assessment to Owner and make recommendations with respect thereto, and if instructed by Owner, Manager shall, at Owner’s expense, defend against, seek revision of, protest, challenge or appeal from any tax or assessment or charge deemed improper or excessive and seek a refund thereof.  Manager shall process, in a reasonable manner, all bills received for services, work and supplies ordered in connection with maintaining and operating the Property and pay or cause to be paid in a timely manner from funds furnished by Owner only those bills which Manager reasonably believes to be legitimate and proper.

(i)                                     Tenant Move-In/Move-Out.   Manager shall supervise the moving in or out of tenants and subtenants and arrange the dates and times thereof so that there shall be a minimum of disturbance to the operation of the Property and of inconvenience to other tenants and occupants and their customers.  Manager shall coordinate the construction of tenant improvements which may, in Manager’s discretion, include the following:  contact tenants or their architects with respect to obtaining tenant drawings and coordinate such drawings with Owner’s criteria for tenant construction; forward tenant drawings to Owner’s architect for approval if necessary, and, once approved, process such drawings with the appropriate building department for issuance of building permits for such tenant work; consult with contractors, if necessary, for such construction; coordinate and bill all reimbursable charges from tenants; review all construction at the Property; assist tenants, if necessary, to complete such construction by the date required pursuant to the tenant’s lease; and assist tenants in obtaining all necessary inspections by building department officials so that tenants may open for business by the date set forth in the tenant’s lease.

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(j)                                     Compliance with Laws.  At Owner’s expense, Manager shall comply, or cause to be complied with, all building codes, zoning ordinances, orders and requirements of, and take all steps necessary to remove any and all violations filed against the Property by any Federal, state or local governmental or quasi-governmental authorities or any agency thereof or any local Board of Fire Underwriters or Insurance Services offices having jurisdiction with respect to the Property, and shall comply with all other Federal, state and local laws and regulations, including, without limitation, laws relating to Hazardous Materials (as defined in Section 8.3(b)).  At Owner’s expense, Manager shall diligently assist in obtaining all licenses, permits or other instruments required for the operation of the Property or any portion thereof.  Manager shall send to Owner a copy of all initial or renewal license applications.  All such licenses, permits and other instruments shall be obtained in Owner’s name whenever possible.  All such licenses, permits or other instruments held in the name of Manager shall be held by it on behalf of Owner and, upon the termination or expiration of this Agreement, shall be transferred or assigned to Owner or to such person as Owner may direct.

(k)                                  Property Files.  Manager shall set up and maintain orderly and accurate files containing original bank statements, cancelled and voided checks, rent records, insurance policies, leases and subleases, complaints, inquiries and requests for services, correspondence, receipted bills, purchase orders, vouchers and all other material documents and papers pertaining to the Property and the operation and maintenance thereof, the same to be and at all times to remain the property of Owner, and Manager shall upon request of Owner make same available to Owner, Owner’s accountants, attorneys and other representatives and shall deliver the same to Owner or its agents on demand from Owner and immediately upon termination of this Agreement.

(l)                                     Accounting; Taxes.  Manager shall cooperate with Owner’s accountants, auditors and other representatives in regard to and assist in facilitating audits and periodic inspections of the Books and Records (as defined in Section 6.1) and all other accounting documentation of Owner and Manager relating to the Property, and shall cooperate with Owner’s accountants in regard to the preparation and filing on behalf of Owner of Federal, state, city and any other income and other tax returns required by any governmental authority.

(m)                               Litigation.  At Owner’s expense, Manager shall engage reputable counsel for the benefit of Owner, who shall be approved by Owner, to advise on all legal matters and to conduct all legal proceedings (other than those conducted by the Property’s insurance carrier) affecting the Property.  Manager shall give prompt and timely written notice to Owner and any insurance carrier for the Property of any claims, lawsuits, actions or proceedings instituted or threatened against Manager or Owner, arising out of this Agreement, Manager’s duties hereunder or Owner’s ownership or use of the Property.  Owner shall direct Manager as to the course of action Owner desires Manager to take in such litigation.

(n)                                 Condemnation.  Manager shall promptly notify Owner of any taking or proposed taking by eminent domain which may affect the Property or the area in the general vicinity thereof, make recommendations with respect to the advisability of challenging, compromising or settling any such proceeding and, with the approval or at the direction of Owner, act on Owner’s behalf and at its expense in connection with any such proceeding in eminent domain.

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(o)                                 Insurance.  Manager shall procure, if specifically requested in writing by Owner, and maintain, at Owner’s sole cost and expense, general and automobile liability insurance policies in the name of Owner, and fire, rent, plate glass, boiler & machinery, water damage and any other insurance Owner may elect to carry, with coverages and from carriers reasonably satisfactory to Owner, each such policy to name Manager and any mortgagee of the property as additional insureds thereunder.  Manager shall promptly investigate and, in its reasonable judgment, make written reports to the insurance carrier(s) as to claims for damages relating to the ownership, operation, management and maintenance of the Property or by any tenants or third parties, as well as (and including) any damage or destruction to the Property and the estimated cost of repair.  Manager shall acquaint itself with all terms and conditions of the insurance policies and cooperate with and make all reports required by the insurance carrier(s) and shall not knowingly do anything to jeopardize the insured under said policies.  Manager shall forward to the insurance carrier any summons, subpoena or other similar legal document served upon Manager relating to actual or alleged potential liability of Owner, Manager or the Property.  Manager shall not settle any claims against insurance companies arising out of policies, including the execution of proof of loss, the adjustment of losses, signing of receipts, and the collection of money, without Owner’s prior written consent.

(p)                                 Notices.  Manager shall furnish Owner, upon receipt by Manager, copies of all written notices received in connection with the Property or its services hereunder, including, without limitation, the following: (i) all written notices of violations by Owner of law or municipal ordinances or orders issued by any governmental authority or by any board of fire underwriters or other similar body, (ii) all written notices from any mortgagee claiming any default in any mortgage on the Property, (iii) any written notices of default from any tenant of the Property, and (iv) any written notices of default given by a department store or other party pursuant to a reciprocal easement agreement, if any, affecting the Property.

(q)                                 Compliance with Agreements.  At Owner’s expense, Manager shall administer and comply with, or cause to be complied with, the terms and provisions of all ground and underlying leases, reciprocal easement agreements, tenant or occupancy leases, or mortgages, easements, restrictions or covenants or any other material agreements affecting the Property, in each case to the extent such terms and provisions relate to the operation, leasing, maintenance or physical condition of the Property following the date hereof or involve periodic debt service or rental payments.

(r)                                    Energy Conservation.  Manager shall use its good faith efforts to use and control utilities at the Property in a prudent manner to minimize the total costs thereof and satisfy Owner’s obligations to tenants.

(s)                                  Vehicles.  At Owner’s expense, Manager may, upon Owner’s prior written approval (unless included in the Budgets), purchase motorized vehicles from time to time to be utilized in connection with the operation of the Property.  Manager shall have charge of and shall maintain these vehicles, and shall use the same exclusively for the benefit of the Property.  Manager shall act reasonably to assure that such vehicles are operated by reliable persons in accordance with all laws, rules or regulations that may be applicable to the operation of the same.  All vehicles shall be registered and licensed, and title to such vehicles shall be held, in Manager’s name.  All vehicles shall be insured pursuant to Section 1.2(o) above.

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ARTICLE II
Compensation

2.1                               Basic Compensation.  As compensation for the management services performed by Manager pursuant to this Agreement, Owner agrees to pay Manager an annual property management fee (the “Management Fee”) equal to one and one-half percent (1.5%) of Gross Receipts (as defined below) commencing on the date hereof.  The Management Fee shall be payable in monthly installments, commencing on the 20th day of the month following the date hereof and on the 20th day of each month thereafter.  The Management Fee will be pro rated on a daily basis with respect to any period less than a full calendar month.  For purposes of this Agreement, “Gross Receipts” shall mean all income derived on an accrual basis from the Property from any source whatsoever, provided that, the following items shall be excluded from Gross Receipts hereunder: (i) tenant charges of real estate taxes or assessments, (ii) tenant charges of common area maintenance, (iii) merchants’ association dues and promotional fund charges, (iv) tenant or other occupants of the Property charges of utility, sprinkler and other related billings, (v) security and other deposits, (vi) parking expense recoveries, (vii) any and all other tenant reimbursements, including reimbursements for landlord’s work or work performed or labor or materials furnished and any expense incurred on behalf of tenants, (viii) insurance or condemnation proceeds in connection with a casualty or condemnation, except that, business interruption insurance proceeds shall be included as Gross Receipts, (ix) proceeds from the sale of assets, (x) interest income, and (xi) business initiative programs.

2.2                               Expense Reimbursement.  In addition to the Management Fee, Owner shall reimburse Manager for all out-of-pocket costs, expenses, fees, charges and outlays incurred in connection with the proper performance by Manager of its duties under this Agreement, to the extent included in the Budgets or otherwise approved by Owner or incurred in connection with an emergency to protect against property damage or personal injury, including, without limitation, (a) salaries, together with reasonable fringe benefit costs, of on-site personnel allocable to the management of the Property, including, without limitation, the Shopping Center Manager, On-Site Leasing Manager and Merchants’ Association Secretary/Secretary to the Shopping Center Manager, (b) off-site expenses properly allocable to the management of the Property such as salaries and other compensation of regional leasing and management supervisory personnel, travel, entertainment, professional education and conventions, (c) all amounts payable by Manager for the account or benefit of Owner consistent with the terms of this Agreement, to any firm, corporation or person engaged by Manager for the servicing, maintenance, repair or operation of the Property or any part or phase thereof (including all out-of-pocket costs incurred in connection with an emergency to protect against property damage or personal injury), (d) reasonable purchase and maintenance costs for all motorized vehicles used by Manager in connection with the operation of the Property, and (e) all out-of-pocket costs otherwise approved by Owner, but excluding (i) except as provided in subparagraph (b) above, salaries and other compensation of supervisory management personnel not located at the Property, (ii) overhead expenses of Manager incurred in its general offices and (iii) any expenses of Manager incurred by reason of Manager’s

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gross negligence, willful misconduct or failure to comply with the terms, provisions and covenants of this Agreement.

ARTICLE III
Bonding

3.1                               Fidelity Bond.  Manager shall, at Owner’s cost, obtain a fidelity bond or bonds covering Manager, and all persons who handle, have access to, or are responsible for, Owner’s monies in an amount not less than $1,000,000 and in such forms as are reasonably acceptable to Owner, at all times and to cover all periods, during the term of this Agreement.  Any changes in such bond(s) must be approved by Owner.  Manager hereby assigns all proceeds of said bond(s) as they relate to the Property to Owner and agrees to execute such further assignments and notices thereof as shall be required by Owner.  Such bond(s) shall indemnify Owner and Manager against any loss of money or other property which either shall sustain through any criminal, fraudulent or dishonest act or acts committed by any employees or agents during the performance of their obligations under their employment.

ARTICLE IV
Budgets

4.1                               Annual Budgets.  Within thirty (30) days after the date hereof, and thereafter, not later than 30 days prior to the end of each fiscal year of Owner (which fiscal year shall be the calendar year), Manager shall prepare and submit to Owner (i) a proposed operating budget showing the estimated receipts, expenditures, escrow deposits and reserves for the next succeeding fiscal year on a monthly basis, and the expected sources of funds, together with the estimated net cash flow from the Property for the next succeeding fiscal year (the “Operating Budget”), and (ii) a capital budget, together with supporting data and assumptions used, in respect of the Property setting forth a statement of proposed capital expenditures to be made by Manager in the succeeding fiscal year, including cost and timing estimates therefor (the “Capital Budget”).  The Operating Budget and Capital Budget shall be subject to the approval of Owner (such budgets, as so approved, together with any modifications thereto approved by Owner, shall be collectively referred to herein as the “Budgets”).  Manager shall use reasonable efforts to implement the Budgets and shall be authorized, without the need for further approval by Owner, to make the expenditures and incur the obligations provided for in the Budgets.  Until such time as Owner approves any of the Budgets for a particular fiscal year, Manager shall continue to follow the most recent Budgets and shall be authorized to make expenditures in accordance therewith.  Owner shall have the right to make further revisions to the Budgets, provided Owner notifies Manager of any such further revisions.

ARTICLE V
Bank Accounts

5.1                               Property Accounts.  Manager shall open a bank account, to be known as the “Operating Account”, or a name of similar import.  Owner shall designate the bank in which such account shall be established.  Manager shall deposit all rent, proceeds or other sums received by Manager from tenants or occupants of the Property or collected by Manager in connection with the management and operation of the Property (“Gross Income”) into the Operating Account to

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be held in trust for the benefit of Owner.  The Operating Account shall be used to pay Manager’s compensation and to pay the normal and reasonable expenses incurred in the operation of the Property.  If at any time Gross Income from the Property is not sufficient to pay the expenses incurred in connection with the management and operation of the Property as authorized by this Agreement, Manager shall submit to Owner a statement of such expenses and the funds that will be required to satisfy the same and Owner shall deposit sufficient moneys into the Operating Account to pay such expenses.  At Owner’s request, Manager shall keep the Operating Account open for a period of three (3) months from the date of termination of this Agreement.  Manager will verify and pay all appropriate invoices relating to the period prior to termination and will furnish monthly financial statements as specified in Section 6.1 below.

5.2                               Bank Statements.  The bank in which the Operating Account is established shall send directly to Manager, promptly at the end of each month, copies of the monthly statement for each such account.

ARTICLE VI
Accounting

6.1                               Books and Records.  Manager shall maintain, at its principal office, adequate and separate books and records in connection with its management and operation of the Property (the “Books and Records”).  The Books and Records shall be kept in accordance with generally accepted accounting principles at Manager’s sole expense.  Owner shall have the right and privilege of examining the Books and Records at Manager’s principal office at any and all reasonable times.  On or before the 20th day of each month, Manager shall render to Owner, on an accrual basis, a detailed profit and loss statement for the preceding calendar month.  The profit and loss statement shall include eight columns which present both current month and year-to-date figures for the following: actual revenues and expenses, budget revenues and expenses (variances between the actual expenses and the Budgets), and in the second and subsequent years, prior year actual revenue and expense figures.  In addition, the profit and loss statement should include a reasonably detailed explanation of the variances. On or before the 20th day of each month, Manager shall submit a full balance sheet and cash reconciliation statement (in a format approved by Owner) as of the last day of the preceding month.  Upon Owner’s reasonable request, Manager shall also furnish such further accounting and fiscal information normally prepared and used in the operation of similar properties.  Manager agrees that, upon Owner’s request, at the termination of this Agreement or otherwise, Manager will immediately deliver to Owner all books, records, accounts and sums held or maintained by it hereunder.

6.2                               Audit.  Owner shall have the right to conduct by an independent third party an audit of the Property’s operations at any time.  Manager shall promptly correct all errors, if any, by Manager disclosed by such audits, and shall timely inform Owner in writing of all corrective actions taken.  Such audit shall be at Owner’s expense unless an error is discovered that, when netted against all errors that were made during the audit period in question, results in a difference equal to or greater than two percent (2%) of Gross Income for the period audited, in which case Manager shall bear the full cost of the subject audit.  Any adjustments in amounts due and owing from Owner to Manager shall be paid within fifteen (15) calendar days following Owner’s or Manager’s (as applicable) receipt of the audit.

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ARTICLE VII
Duration, Termination, Default

7.1                               Duration.  This Agreement shall become effective on the date hereof and shall continue thereafter until terminated as provided herein.

7.2                               Termination Events.  This Agreement may be terminated and the obligations of the parties hereunder shall thereupon cease (except with respect to those obligations theretofore accrued or to which by the express provisions of this Agreement survive such termination) at any time during the term hereof as follows:

(a)                                  Either party may terminate this Agreement upon thirty (30) days’ prior written notice served by such party upon the other party, which notice shall state such party’s intent to terminate this Agreement.

(b)                                 A non-defaulting party may terminate this Agreement if any default occurs in the performance of any obligation hereunder and such default continues for fifteen (15) days after written notice from such non-defaulting party to the defaulting party, which termination shall become effective as of the expiration of such fifteen (15) day period; provided however, if the default is of such a nature that it cannot be cured in such fifteen (15) day period, the defaulting party shall not be deemed to be in default if it commences to cure the default within such fifteen (15) day period and thereafter diligently pursues such cure to completion.

(c)                                  This Agreement may be terminated upon the occurrence of any of the following events:  (i) the filing by or against either party of an involuntary petition in bankruptcy or similar proceeding; (ii) the adjudication of a party as bankrupt or insolvent; (iii) the appointment of a receiver or trustee to take possession of all or substantially all of the assets of a party; (iv) a general assignment by a party for the benefit of creditors; or (v) any other action taken or suffered by a party under state or federal insolvency or bankruptcy law, or any comparable law which is now or hereafter may be in effect.  Upon the occurrence of any such event, the non-defaulting party may, at its option, terminate this Agreement by written notice to the defaulting party, and upon the giving of such notice this Agreement and the term hereof shall immediately terminate.

(d)                                 This Agreement may be terminated immediately upon giving written notice to Manager if Manager, without the prior written consent of Owner, shall assign, transfer or otherwise alienate its rights and obligations hereunder or attempt to do any of the same in violation of Section 9.2 hereof.

(e)                                  This Agreement may be terminated immediately upon the giving of written notice by any party hereunder to the other party if (i) the Property shall be damaged or destroyed to the extent of 25% or more by fire or other casualty and Owner elects not to restore or replace such property or (ii) there shall be a condemnation or deed in lieu thereof of 10% or more of the Property.

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7.3                               Manager’s Post-Termination Obligations.  Upon the expiration or earlier termination of this Agreement, Manager shall surrender and deliver to Owner any space in the Property occupied by Manager and shall make delivery to Owner or to Owner’s designee or agent, at Manager’s principal office or at its offices at the Property, the following:

(a)                                  the Books and Records held by Manager pursuant to this Agreement;

(b)                                 a final accounting, reflecting the balance of income from and expenses of the Property as of the date of expiration or termination of this Agreement;

(c)                                  any funds of Owner or tenant security or advance rent deposits, or both, held by agent with respect to the Property;

(d)                                 all motorized vehicles used in connection with the operation of the Property and paid for by Owner, together with all registration and title documentation necessary to transfer such vehicles to Owner or its nominee; and

(e)                                  all other records, contracts, leases, ground leases, reciprocal easement agreements, receipts for deposits, unpaid bills, lease summaries, canceled checks, bank statements, paid bills and all other records, papers and documents and any microfilm and/or computer disk of any of the foregoing which relate to the Property and the operation, maintenance, management and leasing thereof; all such data, information and documents being at all times the property of Owner.

Manager hereby agrees to furnish all of the above-listed information and take all such action as Owner shall reasonably require to effectuate an orderly and systematic termination of Manager’s duties and activities under this Agreement.

7.4                               Survival.  The terms and provisions of this Article VII, any right arising out of or accruing in connection with the terms of this Agreement attributable to events or circumstances occurring in whole or in any part prior to termination or expiration of this Agreement, and all rights and obligations so specified in this Agreement, shall survive the expiration or earlier termination of this Agreement.

ARTICLE VIII
Indemnities

8.1                               Owner’s Indemnity.  Owner shall indemnify, defend and hold Manager, its officers, employees and agents harmless from all losses, costs, damages, expenses and liabilities to or for third persons relating to or arising out of the Property or Manager’s performance of this Agreement except to the extent any of the foregoing are proximately caused by Manager’s gross negligence, willful misconduct or fraud.

8.2                               Manager’s Indemnity.  Manager shall indemnify, defend and hold Owner, its partners, officers, employees and agents harmless from all losses, costs, damages, expenses and liabilities which are proximately caused by Manager’s gross negligence, willful misconduct or fraud.

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8.3                               Hazardous Materials.

(a)                                  Owner represents and warrants to Manager that, to Owner’s actual knowledge, the Property is not in violation of any federal, state or local law, ordinance or regulation relating to any Hazardous Materials (as defined below); to Owner’s actual knowledge, there exists no presence, use, treatment, storage, release or disposal of any Hazardous Materials at, on or beneath the Property which has created or is likely to create any liability under any current federal, state or local law, ordinance or regulation or which would require reporting to a governmental agency; and to Owner’s actual knowledge, no asbestos or PCBs (as defined below) are contained in or stored on the Property; and there in not and has never been landfill containing decomposable material, petroleum wells, mineral-bearing mines, sewage treatment facilities, storage tanks, sink holes, radon or other toxic emissions in, on or under the Property.  Notwithstanding anything to the contrary stated above, the representations and warranties contained in this Section 8.3 expressly exclude any and all matters and items disclosed in any environmental reports, studies or other such documentation delivered by Owner to Manager prior to the date of this Agreement.  Owner shall indemnify, defend and hold Manager, its officers, directors, employees and agents harmless from and against all fines, suits, procedures, claims, actions, costs or expenses whatsoever (including, without limitation, attorney and related expenses and sums paid in settlement of claims) arising out of or in any way connected with (i) Owner’s breach or alleged breach of any of the foregoing environmental representations, or (ii) any alleged or actual release, spill or discharge of Hazardous Materials on the Property or any condition created by or arising from, in whole or in part, Hazardous Materials on the Property, unless such release, spill, discharge or condition is caused by the gross negligence or willful misconduct of Manager.  If any such release, spill, discharge or other Hazardous Materials condition is caused by Manager’s gross negligence or willful misconduct, Manager shall, at Manager’s sole cost and expense, take all necessary actions to completely remedy the Hazardous Materials condition; provided that, Owner’s prior approval shall be required before Manager may commence any such remedial action, which approval shall not be unreasonably withheld.

(b)                                 For purposes of this Agreement, the term “Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, material, or waste as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. § 9601, et seq., or any other federal, state or local law, ordinance, or regulation applicable to the Property, and establishing liability, storage, uncontrolled loss, seepage, filtration, disposal, removal, use or existence of a hazardous, toxic or dangerous substance, material or waste, including, without limitation, petroleum or petroleum products, asbestos, radon, polychlorinated biphenyls (“PCBs”) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law based upon its being, directly or indirectly, hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytoxicity, infectiousness or other harmful or potentially harmful properties or effects.

ARTICLE IX
Limitation on Liability; Assignment

9.1                               Limitation on Manager’s Liability.  Not-withstanding anything to the contrary, Manager will not be directly or indirectly liable or accountable for Owner’s losses, debts,

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liabilities or obligations incurred with respect to the Property other than losses, debts, liabilities or obligations proximately caused by Manager’s gross negligence, willful misconduct or fraud in performance of this Agreement.

9.2                               Prohibition Against Assignment by Manager.  No assignment, transfer or other disposition of Manager’s rights and obligations under this Agreement shall be permitted without Owner’s prior written consent, and any such attempted assignment, transfer or disposition shall be null and void and shall not confer any rights or obligations upon any third party.

ARTICLE X
REIT Acknowledgment

10.1                        REIT Status.  Manager acknowledges that an affiliate of Owner (the “REIT”) intends to qualify at all times as a “real estate investment trust” within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), and that its ability to qualify as such will depend principally upon the nature of Owner’s operations.  Accordingly, the operations of the Property shall be conducted by Manager at all times in a manner that will enable the REIT to satisfy all the requirements for real estate investment trust status under Sections 856 through 860 of the Code to the extent possible.

ARTICLE XI
Miscellaneous

11.1                        Relationship of Parties.  By virtue of this Agreement, Manager and Owner shall not be construed to be joint venturers or partners of each other, and neither shall have the power to bind or obligate the other party except as set forth in this Agreement.  Manager understands and agrees that the relationship to Owner is that of independent contractor, and that it will not represent to anyone that its relationship to Owner is other than that of independent contractor.  Nothing herein shall deprive or otherwise affect the right of either party to own, invest in, manage or operate property, or to conduct business activities which are competitive with the business of the Property.  Manager covenants and agrees that even though it shall have either an ownership interest in, or a management responsibility for other similar properties, which from time to time may be competitive with the Property, Manager shall always represent the Property fairly and deal with the Owner on an equitable basis.

11.2                        Governing Law.  This Agreement shall be construed and interpreted in accordance with, and governed and enforced in all respects by, the laws of the State of Arizona.

11.3                        Headings.  The headings of the various articles and sections of this Agreement have been inserted for convenient reference only and shall not have the effect of modifying or amending the express terms and provisions of this Agreement.

11.4                        Entire Agreement.  This Agreement contains the entire Agreement between Owner and Manager with regard to the subject matter hereof, and this Agreement shall not be amended, modified or cancelled except in writing signed by Owner and Manager.  Except as expressly set forth in this Agreement, nothing in this Agreement is intended to confer any rights or

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remedies upon any person, other than the parties hereto and their respective permitted successors and assigns.

11.5                        Successors and Assigns.  All terms, conditions and agreements herein set forth shall inure to the benefit of, and be binding upon the parties, and any and all of their respective permitted heirs, successors, representatives and assigns.

11.6                        Waiver.  The failure of either party to insist upon strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.  No waiver by either party of any terms or provisions hereof shall be deemed to have been made unless expressed in writing and signed by such party.

11.7                        Severability.  In the event that any portion of this Agreement shall be decreed invalid by the judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue unwaived material hardship upon Owner or Manager or constitute a material unwaived deviation from the general intent and purpose of said parties as reflected in this Agreement.

11.8                        Time.  Time is of the essence of this Agreement.

11.9                        Attorneys’ Fees.  In the event of litigation with regard to this Agreement, the prevailing party in such litigation shall be awarded its reasonable attorneys’ fees and costs incurred therein from the respective nonprevailing party.  “Prevailing Party” and “nonprevailing party” for the purposes of this Agreement shall be as determined by the court.  For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, Photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

11.10                 Further Acts.  Owner and Manager shall execute such other documents and perform such other acts as may be reasonably necessary and/or helpful to carry out the purposes of this Agreement.

11.11                 Authority.  Each party executing this Agreement represents that the persons executing this Agreement on behalf of such party hold the office and/or position in such legal entity respectively indicated hereinafter for them, and has full right and power and has been duly and legally authorized to act on behalf of such legal entity in executing and entering into this Agreement on behalf of such party.

11.12                 Notices.  Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service) or by registered or certified mail, postage prepaid, return receipt requested, at the addresses set forth above.  Any party may change its address for notice by written notice given to the other in the manner provided in this Section.  Any such communication, notice or demand shall be deemed to have been duly

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given or served on the date personally served, if by personal service, or on the date shown on the return receipt or other evidence of delivery, if mailed.

11.13                 Fair Dealing.  In exercising its rights and performing its obligations under this Agreement, each party shall act in good faith and deal fairly with the other.  Each party shall conduct itself in a commercially reasonable manner in the administration of this Agreement.  Manager shall act no less diligently with respect to, and shall not discriminate against or act to the detriment of, Owner and the Property in relation to other retail shopping centers located in the county where the Property is situated which are either owned and/or managed by Manager or an entity affiliated with Manager.

11.14                 Counterparts.  This Agreement may be executed in any number of counterparts and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument.

11.15                 Approvals.  Unless specifically provided in this Agreement, all approvals or consents which are required hereunder shall not be unreasonably withheld or delayed.

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IN WITNESS WHEREOF, the Owner and Manager have caused this Agreement to be executed as of the day and year first above written.

OWNER:

a limited liability company

By:
Richard A. Bayer,
Senior Executive Vice President,
Chief Legal Officer and Secretary

MANAGER:

MACERICH WESTCOR MANAGEMENT LLC,
a Delaware limited liability company

By:
Richard A. Bayer,
Senior Executive Vice President,
Chief Legal Officer and Secretary

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EXHIBIT I

FORM OF

REVOLVING LOAN NOTE

, 201[ ]

FOR VALUE RECEIVED, The Macerich Partnership, L.P., a limited partnership organized under the laws of the state of Delaware (the “Borrower”), hereby promises to pay to                                              (“Lender”) or its assignee (as permitted pursuant to the Credit Agreement) at the Contact Office, in lawful money of the United States and in immediately available funds, on the dates required under that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of May       , 2011 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among the Borrower, the Guarantors, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent for said Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Secured Parties thereunder, the aggregate principal amount of such Lender’s Loans outstanding from time to time and the aggregate amount of such Lender’s Applicable Percentage of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower from time to time.

The Borrower agrees to pay interest in like money and funds at the office of the Administrative Agent referred to above on the unpaid principal balance hereof from the date advanced until paid in full on the dates and at the applicable rates set forth in the Credit Agreement.  The holder of this Note is hereby authorized to record the date and amount of its Loans and Revolving Credit Exposure, the date and amount of each payment of principal and interest, and the applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not affect in any manner or to any extent the obligations of the Borrower under the Loan Documents.

This Note is a “Note” within the meaning of, and is entitled to all the benefits of, the Loan Documents.  Reference is hereby made to the Credit Agreement and the other Loan Documents for, among other things, rights and obligations of payment and prepayment, Events of Default and the rights of acceleration of the maturity hereof upon the occurrence of an Event of Default.

This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, including Section 5-1401 of the General Obligations Law, but otherwise without regard to choice of law rules.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date first written above.

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

	By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

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EXHIBIT J

FORM OF

PLEDGE AGREEMENT

(See Attached)

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of May 2, 2011 (this “Agreement”), is made by THE MACERICH COMPANY, a Maryland corporation (“Pledgor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (“DBTCA”), in its capacity as Collateral Agent for the Secured Parties described below (in such capacity, together with its successors in such capacity, “Collateral Agent”).

R E C I T A L S

A.                                   Pursuant to that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of the date hereof (as the same may be Modified from time to time, the “Credit Agreement”) by and among The Macerich Partnership, L.P., a Delaware limited partnership, as Borrower (the “Borrower”), The Macerich Company, a Maryland corporation, and the other Guarantors from time to time party thereto, as Guarantors, (collectively, the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”), DBTCA, as Administrative Agent (in such capacity, the “Administrative Agent”), and Collateral Agent, Lenders have agreed to make a revolving loan to Borrower in the maximum principal amount of $1,500,000,000 (subject to increase pursuant to and in accordance with Article 3 thereof).

B.                                     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

A G R E E M E N T

NOW THEREFORE, to induce the Secured Parties to extend the Credit Facility, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby covenants and agrees as follows:

1.                                 Definitions.  In addition to all of the other capitalized terms defined herein, the following terms shall have the following respective meanings:

1.1                                 “Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

1.2                                 “Collateral” means (i) the Pledged Interests, (ii) all additional Pledged Interests, rights and/or options acquired by Pledgor pursuant to Section 2.2(h) below or otherwise, and (iii) all rights of Pledgor, if any, as creditor of the Pledged Entities.  The inclusion of Proceeds in the Collateral does not authorize Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

1.3                                 “Corporations” means the corporations identified on Exhibit A attached hereto.

1.4                                 “Distributions” means all dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits to which Pledgor is entitled

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with respect to the Pledged Interests whether or not received by or otherwise distributed to Pledgor, whether such dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits are paid or distributed by the Pledged Entities in respect of operating profits, sales, exchanges, refinancing, condemnations or insured losses of the company’s assets, the liquidation of the company’s assets and affairs, management fees, guaranteed payments, repayment of loans, reimbursement of expenses or otherwise in respect of or in exchange for any or all of the Pledged Interests.

1.5                                 “Event of Default” means, for purposes of this Agreement, the occurrence of any of the following:

(a)                                  An “Event of Default” under the Credit Agreement shall have occurred and be continuing;

(b)                                 Any representation or warranty made by Pledgor hereunder shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made;

(c)                                  Pledgor shall breach any of the covenants set forth in Section 4.1(a), (e), (f), (g), (h), (i), (j), or (k); or

(d)                                 Pledgor shall fail to observe or perform any other term or provision contained in this Agreement and such failure shall continue for thirty (30) days following the date Pledgor knew or, in the orderly conduct of its business, should have known of such failure.

1.6                                 “LLCs” means the limited liability companies identified on Exhibit A attached hereto.

1.7                                 “LLC Interests” means all membership, equity or ownership interests now or hereafter owned by Pledgor in the LLCs, and including all of Pledgor’s right, title and interest in and to:  (i) any and all now existing and hereafter acquired membership, equity or ownership interest of Pledgor in the LLCs, whether in capital, profits or otherwise; (ii) any and all now existing and hereafter arising rights of Pledgor to receive Distributions or payments from the LLCs, whether in cash or in kind and whether such Distributions or payments are on account of Pledgor’s interest as owner of a membership, equity or ownership interest or as a creditor of the LLCs or otherwise, and all other economic rights and interests of any nature of Pledgor in the LLCs; (iii) any and all now existing and hereafter acquired management and voting rights of Pledgor of, in, or with respect to the LLCs, whether as an owner of a membership, equity or ownership interest of the LLCs or otherwise, and whether provided for under the Operating Agreements and/or applicable law, and all other rights of and benefits to Pledgor of any nature arising or accruing under the Operating Agreements; (iv) any and all now existing and hereafter acquired rights of Pledgor under the Operating Agreements to any specific property owned by the LLCs; (v) if any of the membership, equity or ownership interests in the LLCs are evidenced in certificate form, the LLC Interests shall include all such certificates, delivered to Collateral Agent accompanied by stock powers (in form and substance acceptable to Collateral Agent) duly executed in blank; (vi) all rights of Pledgor to cause an assignee to be substituted in the LLCs as

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a member in the place and stead of Pledgor; (vii) all rights, remedies, powers, privileges, security interest, Liens and claims of Pledgor for damages arising out of or for breach of or default under the Operating Agreements; (viii) all present and future claims, if any, of Pledgor against the LLCs under or arising out of the Operating Agreements for monies loaned or advanced, for services rendered or otherwise; (ix) all rights of Pledgor to access the books and records of the LLCs and to other information concerning or affecting the LLCs; (x) all rights of Pledgor to terminate the Operating Agreements, to perform thereunder, to compel performance and otherwise to exercise all remedies thereunder; (xi) all rights of Pledgor to acquire the rights or interest of any other member in the LLCs; and (xii) all Proceeds of the foregoing.

1.8                                 “Operating Agreements” means the operating agreements and articles of organization, certificates of formation or other formation documents and all other agreements, certificates and other documents which govern the existence, operation and ownership of the LLCs, as the same are in effect as of the date hereof and as the same hereafter may be Modified from time to time in accordance with the Credit Agreement.

1.9                                 “Organizational Documents” means (i) the articles or certificate of incorporation (including any amendments thereto or restatements thereof), bylaws and any certificate or statement of designation of the Corporations, (ii) the Operating Agreements and (iii) the Partnership Agreements.

1.10                           “Partnerships” means the partnerships identified on Exhibit A attached hereto.

1.11                           “Partnership Agreements” means the partnership agreements and certificates of limited partnership, together with all other agreements, certificates and other documents which govern the existence, operation and ownership of the Pledged Entities, as the same are in effect as of the date hereof and as the same hereafter may be Modified from time to time in accordance with the Credit Agreement.

1.12                           “Partnership Interests” means all partnership, equity or ownership interests now or hereafter owned by Pledgor in the Partnerships, and including all of Pledgor’s right, title and interest in and to:  (i) any and all now existing and hereafter acquired partnership, equity or ownership interest of Pledgor in the Partnerships whether in capital, profits or otherwise; (ii) any and all now existing and hereafter arising rights of Pledgor to receive Distributions or payments from the Partnerships, whether in cash or in kind and whether such Distributions or payments are on account of Pledgor’s interest as an owner of a partnership, equity or ownership interest of the Partnerships or as a creditor of the Partnerships or otherwise, and all other economic rights and interests of any nature of Pledgor in the Partnerships; (iii) any and all now existing and hereafter acquired management and voting rights of Pledgor of, in, or with respect to the Partnerships, whether as an owner of a partnership, equity or ownership interest of the Partnerships or otherwise, and whether provided for under the Partnership Agreements and/or applicable law, and all other rights of and benefits to Pledgor of any nature arising or accruing under the Partnership Agreements; (iv) any and all now existing and hereafter acquired rights of Pledgor under the Partnership Agreements to any specific property owned by the Partnerships; (v) if the partnership, equity or ownership interest of the Partnerships are evidenced in certificate form, the Partnership Interests shall include all such certificates, delivered to Collateral Agent

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accompanied by stock powers (in form and substance acceptable to Collateral Agent) duly executed in blank; (vi) all rights of Pledgor to cause an assignee to be substituted in the Partnerships as a partner in the place and stead of Pledgor; (vii) all rights, remedies, powers, privileges, security interest, Liens and claims of Pledgor for damages arising out of or for breach of or default under the Partnership Agreements; (viii) all present and future claims, if any, of Pledgor against the Partnerships under or arising out of the Partnership Agreements for monies loaned or advanced, for services rendered or otherwise; (ix) all rights of Pledgor to access the books and records of the Partnerships and to other information concerning or affecting the Partnerships; (x) all rights of Pledgor to terminate the Partnership Agreements, to perform thereunder, to compel performance and otherwise to exercise all remedies thereunder; (xi) all rights of Pledgor to acquire the rights or interest of any other partner in the Partnerships and (xii) all Proceeds of the foregoing.

1.13                           “Pledged Entities” means the Corporations, the LLCs and the Partnerships.

1.14                           “Pledged Interests” means the LLC Interests, the Partnership Interests and the Pledged Stock.

1.15                           “Pledged Stock” means, with respect to Pledgor:  (i) all shares of capital stock of the Corporations, now owned or hereafter acquired by Pledgor, and the certificates representing the shares of such capital stock (delivered to Collateral Agent accompanied by stock powers in form and substance acceptable to Collateral Agent duly executed in blank) and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares (such now-owned shares being identified on Schedule 1 attached hereto), and all options and warrants for the purchase of shares of the stock of the Corporations now or hereafter held in the name of Pledgor; (ii) all additional shares of stock or certificated interests of the Corporations from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares (delivered to Collateral Agent accompanied by stock powers in form and substance acceptable to Collateral Agent duly executed in blank) and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares and interests, and all securities convertible into and options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (including all rights to request or cause the issuer thereof to register any or all of the Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights), and all put rights, tag-along rights or other rights pertaining to the sale or other transfer of such Collateral, together in each case with all right under any agreements, articles or certificates of incorporation or otherwise pertaining to such rights; (iii) all voting rights and rights to cash and non-cash dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing; and (iv) all Proceeds of the foregoing.

1.16                           “Proceeds” means, collectively, (i) all “proceeds” (as such term is defined in Section 9-102 of the Code) with respect to any of the Collateral, (ii) whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and also

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includes all interest, dividends and other property receivable or received on account of any of the Collateral or proceeds thereof, and in any event, shall include all Distributions or other income from any of the Collateral, all collections thereon or all Distributions with respect thereto, and (iii) all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral.

1.17                           “Secured Parties” means the Agents, the Lenders, the Swing Line Lender and the Issuing Lender.

2.                                       Pledge of Collateral.

2.1                                 As security for the due and punctual payment and performance of all of the Obligations in accordance with the terms of the Credit Agreement and the other Loan Documents (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), whether allowed or allowable as claims, Pledgor hereby (a) pledges, transfers, hypothecates and assigns to Collateral Agent the Collateral, and (b) grants to Collateral Agent a continuing general first-priority lien on and security interest in and to the Collateral.  Pledgor shall promptly deliver or cause to be delivered to Collateral Agent all certificates or instruments evidencing the Pledged Interests, together with duly executed stock powers or other appropriate endorsements.  With respect to any Collateral in the possession of or registered in the name of a custodian bank or nominee therefor, or any Collateral represented by entries on the books of any financial intermediary, Pledgor agrees to cause such custodian bank or nominee either to enter into a customary agreement with Collateral Agent reasonably satisfactory to Collateral Agent in form and content confirming that the Collateral is held for the account of Collateral Agent.  With respect to any Collateral held in an account maintained by Collateral Agent as financial intermediary, Pledgor hereby gives notice to Collateral Agent of Collateral Agent’s security interest in such Collateral.  In addition, Pledgor agrees that in the event that any Collateral is held by Collateral Agent in a fiduciary capacity for or on behalf of Pledgor as the beneficial owner thereof, any agreements executed by Pledgor in connection therewith are hereby amended to authorize and direct the pledge, hypothecation and/or transfer of such Collateral to Collateral Agent as secured party by Collateral Agent as fiduciary in accordance with the terms, covenants and conditions of this Agreement.  The rights granted to Collateral Agent pursuant to this Agreement are in addition to the rights granted to Collateral Agent pursuant to any such agreements.  In case of conflict between the provisions of this Agreement and those of any other such agreement, the provisions hereof shall prevail.

2.2                                 The Collateral shall be held and disposed of by Collateral Agent in accordance with the following provisions:

(a)                                  Collateral Agent shall retain a valid and perfected first-priority security interest in the Collateral until the date on which each and every one of the Obligations has been fully performed in accordance with the terms of the Credit Agreement and the other Loan Documents, including the payment in full of the principal amount of the Credit Facility, and all interest accrued thereon (excluding indemnification or similar contingent Obligations for which no claim has been made).

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(b)                                 Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may exercise, in addition to its other rights and remedies hereunder, or in any of the other Loan Documents, all rights and remedies of a Collateral Agent under the Code with respect to the Collateral as in effect at the time and otherwise available by action or actions at law or in equity, including, without limitation:

(i)                                     to sell, assign and effectively transfer the Collateral either at public or private sale, at the option of Collateral Agent, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice of any kind, all of which are expressly waived except to the extent such waiver is prohibited under applicable law;

(ii)                                  to proceed by way of appropriate judicial proceedings to have the Collateral sold at judicial sale, with or without appraisement;

(iii)                               to seek an injunction of the prohibited action; or

(iv)                              to pursue any other available legal remedy; and, out of the Proceeds of the sale of the Collateral, Collateral Agent shall be entitled to receive, by preference and priority over all Persons whatsoever, the full remaining and unpaid balance of the Obligations, together with all interest, costs, reasonable attorneys’ fees and other charges.

(c)                                  Without limiting the provisions of Section 2.2(b), upon the occurrence and during the continuation of an Event of Default, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except for any notice required by law) to or upon Pledgor, the Pledged Entities, any guarantor of the Credit Facility, or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived except to the extent such waiver is prohibited under applicable law), Collateral Agent and/or its nominee(s) or designee(s) may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), upon such terms and conditions as Collateral Agent may deem advisable and at such prices as Collateral Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Collateral Agent and/or such nominee(s) or designee(s) shall have the right upon any public sale or sales, and, to the extent permitted by law, upon any private sale or sales, to purchase the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity Pledgor hereby waives and/or releases.  Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in accordance with this Agreement.  Collateral Agent or any other Secured Party may be the purchaser(s) of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.  Each

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purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may have at any time in the future have under any rule of law or statute now existing or thereafter enacted.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Collateral Agent may adjourn any public or private sale from time to time by announcing the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  In connection with any sale of the Collateral, Collateral Agent may specifically disclaim any warranties of title or the like, and such disclaimer shall not be considered to adversely affect the commercial reasonableness of such sale.  If Collateral Agent sells any of the Collateral on credit, Pledgor will be credited only with payments actually made by the purchaser(s) of such Collateral which are received by Collateral Agent and applied to the Obligations.  In the event a purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Pledgor shall be credited with the proceeds of the sale.

(d)                                 In addition to the remedies described in Sections 2.2(b) and 2.2(c) above, upon the occurrence and during the continuation of any Event of Default, (i) at Collateral Agent’s election Collateral Agent and/or its nominee(s) or designee(s) shall have the right to receive any and all Distributions or other payments paid with respect to the Pledged Interests and the other Collateral, as applicable, and make application thereof in accordance with this Agreement (and any dividends and other payments received by Pledgor for the benefit of Collateral Agent shall be segregated from the other funds of Pledgor), and (ii) at Collateral Agent’s election, all Pledged Interests shall be transferred to Collateral Agent and/or one or more nominee(s) or designee(s) thereof, and Collateral Agent and/or such nominee(s) or designee(s) may in the name of Pledgor or in Collateral Agent’s and/or such nominee(s)’ or designee(s)’ own name, collect all payments and assets due Pledgor pursuant to the Pledged Interests and/or the applicable Organizational Documents, and Collateral Agent and/or such nominee(s) or designee(s) may thereafter exercise (x) all voting and other rights pertaining to the Pledged Interests, as applicable, to the extent permitted by law, and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if they were the absolute owners thereof (including the right to exchange at their discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other change in the entity structure of the Pledged Entities), or upon the exercise by Pledgor or Collateral Agent and/or such nominee(s) or designee(s) of any right, privilege or option pertaining to such Pledged Interests, and, in connection therewith, the right to deposit and deliver evidences of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency (upon such terms and conditions as they may

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determine), all without liability except to account for property actually received by them, but neither Collateral Agent nor any such nominee or designee shall have any duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.  Further, unless and until Collateral Agent and/or such nominee(s) or designee(s) succeed to actual ownership thereof, pursuant to the exercise of Collateral Agent’s remedies described in Sections 2.2(b) and 2.2(c) above, neither Collateral Agent nor the other Secured Parties nor any such nominee or designee shall be obligated to perform or discharge any obligation, duty or liability in connection with the Pledged Interests.  The rights of Collateral Agent hereunder shall not be conditioned or contingent upon the pursuit by Collateral Agent or the other Secured Parties of any other right or remedy against Pledgor, any guarantor of the Credit Facility, or against any other person or entity which may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto.  Neither Collateral Agent, the other Secured Parties nor any such nominee or designee shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall they be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof.  Notwithstanding anything herein to the contrary, Distributions may be made following an occurrence of an Event of Default to the extent necessary to permit the making of Distributions by Pledgor and the Borrower permitted under Section 8.11 of the Credit Agreement.

(e)                                  Collateral Agent is hereby authorized to and shall apply the net proceeds of such sale of, or other realization upon, any or all of the Collateral, after first deducting the costs and expenses of sale, including reasonable attorneys’ fees and reasonable costs of Collateral Agent and the other Secured Parties’ agents, to the payment of the Obligations in such order as Collateral Agent shall elect, in its sole discretion, it being understood that this Agreement shall remain in full force and effect and Collateral Agent shall retain all rights hereunder, until the date on which all of the Obligations have been indefeasibly satisfied in full, after deducting all such costs and expenses (excluding indemnification and similar contingent Obligations for which no claims have been made).  If, after any sale of the Collateral pursuant to this Section 2.2, there shall be a balance remaining after the payment of all of the items described above, such balance shall be paid to persons or entities entitled by law to receive such balance to allocate among themselves, without any liability resulting from the allocation thereof on the part of Collateral Agent or the other Secured Parties.

(f)                                    Following the occurrence and during the continuance of an Event of Default, in addition to any other remedies available to Collateral Agent hereunder and without imposing upon Collateral Agent any duty to do so, Collateral Agent may, in its sole and absolute discretion, pay, purchase, contest or compromise any encumbrance, charge or Lien which is prior or superior to its security interest in the Collateral and pay all expenses incurred in connection therewith (any payment or expense so incurred shall be deemed Obligations and shall be immediately due and payable and secured hereby), all of which shall be deemed authorized by Pledgor.  All such expenses not paid or reimbursed by Pledgor when due shall accrue interest at the rate described in Section 2.12

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of the Credit Agreement.  Nothing in this Section 2.2(f) shall be construed as authorizing Pledgor to grant or permit any encumbrance, charge or Lien on the Collateral in violation of any other provision of this Agreement or the other Loan Documents.

(g)                                 All remedies of Collateral Agent hereunder are cumulative and are in addition to any other remedies provided for at law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy.  No failure on the part of Collateral Agent or the other Secured Parties to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Agreement or of the obligations secured hereby, nor shall any single or partial exercise by Collateral Agent or the other Secured Parties of any right or remedy preclude any other or further exercise of the same or any other right or remedy.  Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Collateral Agent by this Agreement is not required to be given.

(h)                                 In the event that Pledgor purchases or otherwise acquires or obtains any additional Pledged Interests in the Pledged Entities or any rights, options, subscriptions or warrants to acquire such Pledged Interests, all such Pledged Interests, options, rights, subscriptions or warrants shall automatically be deemed to be a part of the Collateral.  If any such Pledged Interests are to be evidenced by a certificate, any such additional certificates shall be promptly delivered to Collateral Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any Pledged Interests, duly executed in blank.  Pledgor shall deliver to Collateral Agent all subscriptions, warrants, options and all such other rights that are evidenced by a certificate or other writing, and upon the delivery to Collateral Agent, Collateral Agent shall hold such subscriptions, warrants, options and other rights as additional collateral pledged to secure the Obligations; provided, however, that if Collateral Agent determines, in its sole discretion, that the value of any such subscriptions, warrants, options or other rights shall terminate, expire or be materially reduced in value by holding the same as Collateral, Collateral Agent shall have the right (but not the obligation), in its sole discretion, to sell or exercise the same, and if exercised, then the monies disbursed by Collateral Agent in connection therewith shall become part of the Obligations and all the stock, securities, evidences of indebtedness and other items so acquired shall be titled in the name of the applicable Pledgor and shall become part of the Collateral.

(i)                                     Pledgor hereby expressly agrees and acknowledges that:  (i) the Pledged Interests are not of a type customarily sold on a recognized market; and (ii) so long as Collateral Agent provides notice of sale of the Collateral in such form, to such persons, and through such publication as required under the Code, and as long as any public or private sale is held in the place required under the Code, Collateral Agent shall be deemed to have acted in good faith and in a commercially reasonable manner so long as it provides not less than 30 days notice of such sale.

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(j)                                     Because of the Securities Act of 1933, as Modified (the “Securities Act”), or any other applicable laws or regulations, there may be legal restrictions or limitations affecting Collateral Agent in any attempts to dispose of certain portions of the Collateral in the enforcement of its rights and remedies hereunder.  For these reasons, and without limiting the generality of the other provisions of this Agreement, Collateral Agent is hereby authorized by Pledgor, but not obligated, in the event of the occurrence and during the continuance of any Event of Default hereunder giving rise to Collateral Agent’s rights to sell or otherwise dispose of the Collateral, and after the giving of any notices required herein, to sell all or any part of the Collateral at private sale, subject to an investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or other applicable rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by Collateral Agent at any such private sale or other disposition in the manner mentioned above, and Pledgor specifically acknowledges that any such disposition shall be commercially reasonable under the Code, even though any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions, and agrees that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issues thereof to register it for a form of public sale required by registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should agree to, so register it.  Collateral Agent is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Collateral Agent may deem required or appropriate in the event of a sale or disposition of any of the Collateral.  If Collateral Agent determines to exercise its right to sell any or all of the Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Interests owned by Pledgor to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.  Pledgor clearly understands that Collateral Agent may at its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market.  Pledgor agrees:  (i) in the event Collateral Agent shall, upon an Event of Default hereunder, sell the Collateral, or any portion thereof, at such private sale or sales, Collateral Agent shall have the right to rely upon the advice and opinion of any member firm of any registered national securities exchange as to the best price reasonably obtainable upon such private sale thereof; and (ii) that such reliance shall be conclusive evidence that Collateral Agent handled such matter in a commercially reasonable manner under the Code.

(K)                               In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Section 2.2 and to receive all Distributions and other payments which it may be entitled to receive hereunder, (i) Pledgor shall promptly execute and deliver (or cause to be executed and

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delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (ii) WITHOUT LIMITING THE EFFECT OF THE IMMEDIATELY PRECEDING CLAUSE (i), PLEDGOR HEREBY GRANTS TO COLLATERAL AGENT AN IRREVOCABLE PROXY TO VOTE THE PLEDGED INTERESTS PLEDGED BY PLEDGOR AND TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED INTERESTS WOULD BE ENTITLED (INCLUDING WITHOUT LIMITATION GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR PARTNERS, AS APPLICABLE, CALLING SPECIAL MEETINGS OF MEMBERS OR PARTNERS, AS APPLICABLE, AND VOTING AT SUCH MEETINGS), WHICH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY OTHER PERSON (INCLUDING THE ISSUER OF THE PLEDGED INTERESTS OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND WHICH PROXY SHALL ONLY TERMINATE UPON THE PAYMENT IN FULL OF THE OBLIGATIONS OTHER THAN THE SURVIVING OBLIGATIONS (WHICH, HOWEVER, SHALL REMAIN SUBJECT TO THE PREFERENTIAL PAYMENT PROVISIONS).

2.3                                 Upon the Disposition of the Pledged Interests by Pledgor in accordance with the Credit Agreement and the corresponding payment of all such sums due to the extent required pursuant to the Credit Agreement and this Agreement in connection with such Disposition, the Collateral Agent shall release the Pledged Interests subject to such Disposition.

3.                                       Representations and Warranties of Pledgor.  Pledgor hereby represents and warrants, as of the date hereof, that:

3.1                                 Pledgor (i) is the record and beneficial owner of the Pledged Interests to the extent and in the manner set forth in Exhibit A attached hereto as of the date hereof,  and (ii) will own any Pledged Interests and other Collateral hereafter acquired, in either case, free and clear of all Liens of any kind and Pledgor has the right and authority to pledge and assign its portion of the Pledged Interests and grant a security interest therein as herein provided.

3.2                                 The execution, delivery and performance of this Agreement by Pledgor will not cause a violation of or a default under the Organizational Documents of Pledgor or the Pledged Entities.

3.3                                 The pledge, assignment, lien and security interest made and granted hereunder constitutes a valid pledge, assignment, lien and security interest of, on and in all of the Collateral owned by Pledgor; and, upon the filing of a financing statement in the state of organization of Pledgor, such lien and security interest shall constitute a perfected first-priority lien and security interest on and in the Collateral, which lien and security interest, to the extent provided in the Code, shall be enforceable as such against all creditors of Pledgor and any person or entity purporting to purchase or otherwise acquire any Collateral from Pledgor (subject to

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applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally).

3.4                                 The Organizational Documents as of the Closing Date are described on Exhibit B hereto.  True, correct and complete copies of the Organizational Documents as of the Closing Date have been delivered to Collateral Agent, each of which is in full force and effect, has not been Modified except to the extent indicated therein or otherwise permitted under the Credit Agreement and, to the best of each of Pledgor’s knowledge, there are no defaults under the Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under the Organizational Documents.

3.5                                 The state of formation and chief executive office address of Pledgor are set forth on Exhibit C hereto.  No change has been or will be made in the state of formation or chief executive office address of the Pledged Entities or Pledgor except upon at least thirty (30) days’ (or such shorter period of time agreed upon in writing by the Collateral Agent in its sole and absolute discretion) prior written notice to Collateral Agent and the delivery to Collateral Agent of such financing statements and other documents as Collateral Agent may require in connection therewith.

3.6                                 No approval by, authorization of, or filing with any federal, State or other governmental commission, agency or authority is necessary in connection with the execution, delivery and performance by Pledgor of this Agreement or to perfect the security interests granted herein other than the filing of a financing statement in the state of organization of Pledgor.

3.7                                 Other than rights of setoff granted to financial institutions with respect to accounts that may hold cash that constitutes a portion of the Collateral, there are no setoffs, counterclaims or defenses with respect to the Collateral owned by Pledgor and no agreement, oral or written, has been made with any other person or party under which any deduction or discount may be claimed with respect to such Collateral and Pledgor does not know of any fact which would prohibit or prevent Pledgor assigning or granting a security interest in the Collateral.

3.8                                 The pledge, assignment, lien and security interest made and granted hereunder and the exercise of remedies by Collateral Agent hereunder do not violate, and do not require that any filing, registration or other act be taken with respect to, any Requirements of Law pertaining to the registration or transfer of securities, including without limitation the Securities Act and the Securities and Exchange Act of 1934, and any and all rules and regulations promulgated thereunder (as such laws may be Modified from time to time, collectively, the “Securities Laws”).  Each of the Pledged Stock are represented by a “certificated security” as that term is defined in Section 8-102 of the Code and each such Pledged Stock has been delivered to the Collateral Agent together with assignments related thereto, or other instruments appropriate to transfer a certificate representing such Pledged Stock, duly executed in blank.  Pledgor shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or pledge, assignment, lien and security interest made and granted hereunder.

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3.9                                 No approval by or authorization or consent of any other Person is necessary to authorize or validate the execution and delivery of this Agreement, or if such approval, authorization, or consent is necessary, it is evidenced by the Consent and Waiver attached hereto or otherwise obtained.

3.10                           Except as otherwise set forth on Exhibit A hereto, each Pledgor hereby represents, warrants, and covenants that (i) it has not caused or authorized any LLC Interests or Partnership Interests to be governed by Article 8 of the UCC and (ii) none of the LLC Interests or Partnership Interests are represented or shall be represented by any “certificated security” as that term is defined in Section 8-102 of the UCC unless such certificated security is promptly delivered to the Collateral Agent together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any Pledged Interests, duly executed in blank.

4.                                       Covenants of Pledgor.

4.1                                 Pledgor hereby covenants and agrees as follows:

(a)                                  Except as permitted under the Credit Agreement, Pledgor will not amend, terminate, rescind, supplement or otherwise modify the Organizational Documents, or waive any rights thereunder.

(b)                                 Without the prior written consent of Collateral Agent, which consent may be granted or withheld in Collateral Agent’s sole and absolute discretion, or except as expressly provided herein or as expressly permitted in the Credit Agreement (or as otherwise approved by the Required Lenders in accordance with this Agreement), Pledgor shall not, either directly or indirectly, mortgage, sell, dispose of (whether directly or indirectly), hypothecate, pledge, create a security interest or Lien upon, encumber, give, or place in trust, any of the Pledged Interests, or any other Collateral owned by Pledgor, until the date on which all of the Obligations (excluding indemnification of similar contingent Obligations for which no claims have been made) have been fully paid in full and otherwise performed.

(c)                                  Pledgor shall, at Pledgor’s cost, maintain the portion of the Collateral owned by Pledgor and shall defend, at Pledgor’s cost, Collateral Agent’s security interest in and to the Pledged Interests or any other Collateral as applicable, against all persons and against all claims and demands whatsoever.

(d)                                 Pledgor shall promptly notify Collateral Agent, in writing, of the imposition at any time of any claim, option, Lien or encumbrance upon or against all or any portion of the Pledged Interests and/or any other Collateral.

(e)                                  Except as expressly permitted under the Credit Agreement, without the prior written consent of Collateral Agent, at no time shall Pledgor cause or allow any Pledged Entity (nor, without limiting the foregoing, shall Pledgor vote to enable, or take any other action to permit, such Pledged Entity) to:

(i)                                     make any Distribution under any of the Organizational Documents or otherwise, or purchase or redeem or obligate itself to purchase or

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redeem any Pledged Interests in violation of this Agreement or any of the other Loan Documents; or

(ii)                                  redeem or cancel any Pledged Interests or issue or authorize to be issued any additional Pledged Interests; or

(iii)                               breach any of the covenants or obligations relating to (x) Pledgor under to this Agreement, and (y) Pledgor or the Pledged Entities under any of the Credit Agreement or the other Loan Documents.

(f)                                    [Intentionally Omitted.]

(g)                                 Without limiting the foregoing provisions of this Section 4.1, except as expressly permitted in the Credit Agreement (or as otherwise approved by the Required Lenders in accordance with this Agreement), Pledgor will not agree to admit any new members or partners, as the case may be, into the Pledged Entities or transfer its interests in the Pledged Entities unless any such new member or partner, as the case may be, executes and delivers, and agrees to be bound by an agreement, in form and content substantially identical to this Agreement, pursuant to which such new member or partner, as the case may be, pledges its interest in the Pledged Entities to Collateral Agent to secure the Obligations and such admission is otherwise in accordance with the terms of the Organizational Documents.

(h)                                 Upon the occurrence and during the continuation of an Event of Default, all proceeds of the Collateral received by Pledgor shall be promptly delivered to Collateral Agent, in the same form as received, with the addition only of such endorsements and assignments as may be necessary to transfer title to Collateral Agent, and pending such delivery, such proceeds shall be held in trust for Collateral Agent; and such proceeds shall be applied to the obligations secured hereby in such order as Collateral Agent shall elect in its sole discretion.

(i)                                     Pledgor authorizes Collateral Agent, at the expense of Pledgor, at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements, with or without signature of Pledgor, as deemed necessary by Collateral Agent to perfect its security interest in the Collateral.  Pledgor hereby ratifies its authorization for Collateral Agent to have filed any initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Agreement.  Pledgor will sign and deliver any financing statements and other documents and information, and perform such other acts, as Collateral Agent deems necessary or desirable from time to time to establish and maintain in favor of Collateral Agent valid and perfected security interest in the Collateral, free of all other Liens, encumbrances, security interests and claims except, in the case of proceeds of Collateral, to the extent otherwise permitted under the Loan Documents.  Pledgor shall also furnish to Collateral Agent all certificates or other instruments evidencing or constituting any of the Collateral, together with appropriate endorsements and assignments and any information relating thereto, and shall do anything Collateral Agent may deem necessary or desirable

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from time to time from time to time to establish a valid security interest in and to further protect and perfect its interests in the Collateral.

(j)                                     Pledgor upon demand shall pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of counsel and of any experts and agents, which Collateral Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of Collateral Agent hereunder; or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

(k)                                  In no event shall Pledgor do or permit to be done, or omit to do or permit the omission of, any act or thing, the doing or omission of which, would impair the validity, enforceability, perfection or priority of the security interests granted herein.

4.2                                 Pledgor hereby covenants and agrees that in the event that Collateral Agent, its designee or any purchaser at a foreclosure sale acquires all or any portion of the Pledged Interests, notwithstanding anything to the contrary in the Organizational Documents, such Person, at its option, shall be admitted as a member or partner, as the case may be, of the Pledged Entities, and shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Organizational Documents; provided, however, that such Person shall have no liability for matters in connection with the Pledged Interests arising or occurring, directly or indirectly, prior to such Person’s becoming a member or partner, as the case may be, of the Pledged Entities.

5.                                       Voting Rights; Distributions.  So long as no Event of Default shall have occurred and be continuing:  (a) Pledgor shall be permitted to exercise all voting and other rights with respect to the Pledged Interests; and (b) subject to the provisions of the Credit Agreement, Pledgor shall be entitled to make and receive Distributions paid in respect of the Collateral; provided, however, that any and all Distributions paid or payable other than in cash in respect of, or in exchange for, any Collateral shall be, and shall forthwith be delivered to Collateral Agent to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property of Pledgor and be forthwith delivered to Collateral Agent as Collateral in the same form as so received (with all necessary endorsements).  Upon the occurrence and during the continuation of an Event of Default, the aforesaid rights shall immediately vest in Collateral Agent in accordance with Section 2.2(d) hereof.

6.                                       Power of Attorney.  Pledgor hereby irrevocably appoints and instructs Collateral Agent (and its nominees and designees) as its attorney-in-fact to take any and all actions necessary and proper, upon notice to Pledgor, or to carry out the intent of this Agreement and to perfect and protect the lien, pledge, assignment and security interest of Collateral Agent created hereunder, provided, however, that Collateral Agent shall not exercise such grant except during the continuance of an Event of Default.  Pledgor hereby ratifies, approves and confirms all actions taken by Collateral Agent and its agents and attorneys-in-fact pursuant to this Section 6.  Neither Collateral Agent, the other Secured Parties nor any said agent or attorney-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law with respect to its dealings with the Collateral, except for acts constituting

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recklessness or willful misconduct.  This power of attorney, being coupled with an interest, is irrevocable until the date upon which the Obligations (excluding indemnification or similar contingent Obligations for which no claim has been made) have been indefeasibly satisfied in full.  Without limiting the foregoing, if Pledgor fails to perform any agreement or obligation contained herein, Collateral Agent may itself perform, or cause performance of, where necessary or advisable in the name or on behalf of Pledgor, and at the expense of Pledgor, as applicable.

7.                                       Rights and Duties of Collateral Agent; Application of Proceeds.

7.1                                 The provisions of this Section 7 are solely for the benefit of Collateral Agent and the other Secured Parties, and neither Pledgor nor Borrower shall have any rights or benefits pursuant to this Section 7.  Notwithstanding any other provisions of this Agreement to the contrary, Collateral Agent (on behalf of the Secured Parties) may amend the provisions of this Section 7 and any other provision of this Agreement which govern the relationship and rights among Collateral Agent and the other Secured Parties, without notice to Pledgor or Borrower and without the consent of Pledgor or Borrower.  Through its acceptance of this Agreement, each Secured Party agrees to be bound by the terms hereof.

7.2                                 Notwithstanding any provision of this Agreement to the contrary, as between Collateral Agent and the other Secured Parties, the exercise by Collateral Agent of its rights and remedies hereunder shall be subject to and in accordance with the following:

(a)                                  Automatically upon the occurrence of an Event of Default under Section 9.7 of the Credit Agreement, and in all other cases, at the option of the Collateral Agent at the request or with the consent of the Required Lenders:  (i) the Collateral Agent may (or at the direction of the Required Lenders shall) exercise, on behalf of the Secured Parties, all rights and remedies under this Agreement, and any other collateral documents entered into with respect to the Credit Facility; and (ii) the Collateral Agent may (or at the direction of the Required Lenders, shall) exercise all rights, powers and remedies available to it at law, in equity or otherwise, including, without limitation, under the other Loan Documents, all of which rights, powers and remedies are cumulative and not exclusive.

(b)                                 The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Collateral Agent has received notice from a Secured Party or the Borrower referring to the Loan Documents, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interest of the Secured Parties (except to the extent that this Agreement expressly requires that such action be taken or not taken by the Collateral Agent with the consent or upon the authorization of any other group of Secured Parties, in which case such action will be taken or not taken as directed by such other group of Secured Parties).

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7.3                                 No Secured Party shall independently acquire for its own account (whether by way of direct grant, indemnification, subrogation or otherwise), any Lien in the Collateral or any portion thereof.  No Secured Party shall acquire any Lien on any other property (real or personal, tangible or intangible or otherwise) of any Macerich Entity which Lien secures the Facility or any portion thereof unless such Lien is granted in favor of the Collateral Agent for the benefit of the Secured Parties.  Any Liens obtained by any Secured Party in violation of this Section 7.3 shall be immediately assigned to the Collateral Agent for the benefit of all Secured Parties and until so assigned shall automatically be deemed held by such Secured Party in trust for the benefit of all Secured Parties.  If, following an Event of Default and the exercise of rights and remedies as contemplated by Section 7.4 below, any Secured Party shall receive any payment or proceeds from any Borrower Party in respect of the Obligations, such Secured Party shall immediately pay such amounts to Collateral Agent for distribution in accordance with Section 7.4 of this Agreement.  Nothing contained herein shall affect the setoff right of any Secured Party as set forth in Section 11.17 of the Credit Agreement, provided that such Secured Party complies with the requirements of Section 7.4 below.

7.4                                 If an Event of Default has occurred and is continuing, all other moneys collected by Collateral Agent upon any sale or other disposition of the Collateral hereunder, or upon any sale or other disposition of any other security or collateral pursuant to any other Loan Document, upon the exercise of any other rights and remedies of Collateral Agent as against any Borrower Party pursuant to any Loan Document (including, without limitation, any Guaranty), or by any Secured Party pursuant to any Loan Document, whether by way of setoff or otherwise, shall be applied in accordance with Article 9 of the Credit Agreement.

7.5                                 Except as set forth in Section 7.4 hereof, all payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Parties to be distributed by the Administrative Agent to the Secured Parties in accordance with the Credit Agreement.

7.6                                 In its capacity as the Secured Parties’ contractual representative, Collateral Agent is a “representative” of the Secured Parties within the meaning of Section 9-102(a)(72)(E) of the Code.  The Secured Parties have empowered and authorized Collateral Agent to execute and deliver on their behalf to Pledgor, this Agreement and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of this Agreement.

8.                                       Miscellaneous.

8.1                                 Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered to the parties hereto in the manner provided in the Credit Agreement to the following addresses:

To Pledgor:	c/o The Macerich Company 401 Wilshire Boulevard, Suite 700 Santa Monica, CA 90401 Attention: Mr. Tom O’Hern

17

with a copy to:	The Macerich Company 401 Wilshire Boulevard, Suite 700 Santa Monica, CA 90401 Attention: Richard A. Bayer, Esq.

To Collateral Agent:	Deutsche Bank Trust Company Americas 200 Crescent Court, #550 Dallas, Texas 75201 Attn: Pam Wedenfeller Tel: (904) 527-6516 Fax: (904) 494-6811

With a copy to:	Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 Attention: Donald I. Berger, Esq.

To a Secured Party:	To the Administrative Agent at the address provided in the Credit Agreement.

Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided above.

8.2                                 No Assignment.  Pledgor may not assign its rights or obligations under this Agreement without the prior written consent of Collateral Agent and, to the extent required pursuant to the Credit Agreement, the Secured Parties.  Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents and in any document or agreement referred to herein or therein or relating hereto or thereto shall inure to the benefit of Collateral Agent and each other Secured Party, their respective successors and assigns, and shall be binding upon Pledgor and its successors and assigns.  Each Secured Party may assign its interest hereunder in whole or in part in connection with an assignment of its interest in the Credit Facility pursuant to Section 11.8 of the Credit Agreement.

8.3                                 No Assumption of Obligations; No Liability.  Neither Collateral Agent nor any other Secured Party assumes any of the obligations of Pledgor, including, without limitation, any claims that may arise or exist under or in connection with the Organizational Documents, nor shall Collateral Agent or any other Secured Party be deemed to be a member or partner, as the case may be, of the Pledged Entities; Pledgor hereby indemnifies and agrees to hold Collateral Agent and the other Secured Parties harmless from any obligation or liability of Pledgor arising out of the Organizational Documents or the operation of the Pledged Entities.  Neither Collateral Agent, any other Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.  Notwithstanding the foregoing, in the event of a foreclosure by Collateral Agent on, or sale to Collateral Agent or any other Secured

18

Party(s) of, any of the Pledged Interests, the admission of Collateral Agent and such other Secured Party(s) to the Pledged Entities and the assumption by Collateral Agent and such other Secured Party(s) of any obligations in connection therewith shall be governed by Section 4.2 hereof.

8.4                                 Modification.  Except for the provisions of Section 7 above and any related defined terms (which, so long as they apply solely to Section 7, may be Modified or waived with the written consent of Collateral Agent and the Required Lenders), and subject to Section 11.2 of the Credit Agreement, this Agreement may be Modified only by, and none of the terms hereof may be waived without, a written instrument executed by Pledgor, Collateral Agent and the Required Lenders.

8.5                                 Severability.  The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

8.6                                 No Waiver.  No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other for further exercise thereon for of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.7                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.8                                 JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT,  PLEDGOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT.  PLEDGOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

8.9                                 WAIVER OF JURY TRIAL.  PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND EACH OF THE OTHER SECURED PARTIES, WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE

19

BROUGHT BY ANY OF THE PARTIES TO THE CREDIT AGREEMENT AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND EACH OF THE OTHER SECURED PARTIES, AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND EACH OF THE OTHER SECURED PARTIES, FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

8.10                           Construction of Agreement.  All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require.  Section headings in this Agreement are included for convenience of reference only and are not a part of this Agreement for any other purpose.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLEDGOR:

THE MACERICH COMPANY, a Maryland corporation

By:
Name:	Richard A. Bayer
Title:

COLLATERAL AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Pledge and Security Agreement

(The Macerich Company)

EXHIBIT A

Description of Pledged Entities and Pledged Interests

Corporations

Macerich TWC II Corp.

Macerich WRLP Corp.

Macerich WRLP II Corp.

Limited Liability Companies

None

Partnerships

None

EXHIBIT B

Organizational Documents

[see attached]

EXHIBIT C

State of Formation and Chief Executive Office Address

The following Pledged Entities were formed under the laws of the State of Delaware:

Macerich TWC II Corp.

Macerich WRLP Corp.

Macerich WRLP II Corp.

All of the Pledged Entities have the following chief executive office address:

c/o The Macerich Company

401 Wilshire Boulevard, Suite 700
Santa Monica, CA  90401

AGREEMENT AND ACKNOWLEDGEMENT OF PLEDGE

EACH OF THE UNDERSIGNED hereby agrees, acknowledges and consents to the execution and delivery to DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Collateral Agent for the benefit of the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”), of that certain Pledge and Security Agreement dated as of the date hereof (the “Pledge Agreement”) made by The Macerich Company, a Delaware corporation (“Pledgor”), as collateral security for the payment and performance the Obligations described therein, and the assignment and pledge thereby to Collateral Agent by Pledgor of all of Pledgor’s right, title and interest to the Collateral (as defined in the Pledge Agreement).  All capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.

Each of the undersigned shall cause all of its books and records to reflect the pledge of the Collateral to Collateral Agent (for its benefit and the benefit of the Secured Parties) and agrees not to consent to or to permit any transfer thereof or any other action that may be taken by Pledgor that might constitute a breach of any term or condition of the Pledge Agreement or the Credit Agreement so long as any of the Obligations remain outstanding.  Each of the undersigned represents and warrants that (i) the execution and delivery of the Pledge Agreement does not violate any of the undersigned’s Organizational Documents or any other agreement to which the undersigned is a party or by which any of the property of the undersigned is bound, (ii) the undersigned does not have any claim, right of offset, or counterclaim against Pledgor under or with respect to the Collateral or otherwise under any of the undersigned’s Organizational Documents, and Pledgor is not in default to the undersigned or otherwise under or in respect of any of its obligations in any material respect under any of the undersigned’s Organizational Documents,  (iii) the Collateral is not represented by any instrument issued in bearer or registered form and none of the Collateral constitutes or will constitute certificated or uncertificated securities as defined in Article 8 of the Code (except as set forth on Exhibit A attached to the Pledge Agreement), or is or will be dealt in or traded on any securities exchanges or securities markets or is or will be held in any securities accounts as defined in Article 8 of the Code, and (iv) Exhibit A to the Pledge Agreement is true and correct.  Each of the undersigned agrees that Collateral Agent and/or its representatives may, at any reasonable time during normal business hours, inspect the books, records and properties of the undersigned.

Notwithstanding the security interests of Collateral Agent in the Collateral, Collateral Agent shall have no obligation or liability whatsoever to the undersigned, or any shareholder, member, partner or manager thereof, or any creditor or other person having any relationship, contractual or otherwise, with the undersigned, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Pledgor under any of the undersigned’s Organizational Documents, or to take any action to collect or enforce any claim for payment due Pledgor arising thereunder.  The undersigned acknowledges that the security interest of Collateral Agent (on behalf of itself and the other Secured Parties) in the Collateral and all of Collateral Agent’s rights and remedies under the Pledge Agreement may be freely transferred or assigned by Collateral Agent, as permitted by the Credit Agreement.  In the event of any such transfer or assignment, all of the provisions of this Agreement and Acknowledgment of Pledge Agreement shall inure to the benefit of the transferees, successors, and/or assigns of Collateral Agent.  The provisions of this Agreement and Acknowledgment of Pledge Agreement shall likewise be binding upon any and all permitted transferees, successors and assigns of the undersigned.

Each of the undersigned hereby agrees that it will comply with all instructions concerning the Collateral originated by Collateral Agent without further consent of Pledgor, provided that such instructions specifically state: (i) that an Event of Default is then continuing under the Loan Documents; and (ii) that the instructions given, including any directives regarding Distributions, are given pursuant to and in accordance with the Loan Documents.  Upon the occurrence and during the continuation of any Event of Default, (i) all Distributions will be made as provided in the Pledge Agreement, (ii) Collateral Agent shall have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral, and (iii) Collateral Agent may take any reasonable action which Collateral Agent may deem necessary for the maintenance, preservation and protection of any of the Collateral or Collateral Agent’s security interests therein, including, without limitation, the right to declare any or all Obligations to be immediately due and payable without demand or notice and the right to transfer any of the Pledged Interests or other Collateral into Collateral Agent’s name or the name of any designee or nominee of Collateral Agent.

Each of the undersigned further agrees that in the event that Collateral Agent forecloses on the Collateral or the interest of any other shareholder, member or partner, as the case may be, of the undersigned, notwithstanding anything to the contrary in the Organizational Documents, Collateral Agent, its designee or the purchaser at such foreclosure sale, at such Person’s option, shall be admitted as a shareholder, member or partner, as the case may be, of the undersigned and shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Organizational Documents of the undersigned; provided, however, that neither Collateral Agent (or any of its successors or assigns), its designee or such purchaser shall have any liability for matters in connection with the Pledged Interests arising or occurring, directly or indirectly, prior to such Person’s becoming a shareholder, member or partner, as the case may be, of the undersigned.

Each of the undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and agreements, and perform such further acts as may be necessary or proper to carry out and effect the terms of the Pledge Agreement and this Agreement and Acknowledgment of Pledge.

This Agreement and Acknowledgment of Pledge is being given to induce Collateral Agent to accept the Pledge and with the understanding that Collateral Agent will rely hereon.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement and Acknowledgment of Pledge to be duly executed and delivered.

Dated this      day of May, 2011.

MACERICH TWC II CORP,
a Delaware corporation

By:
Name: Richard A. Bayer
Title:

Signature Page to Agreement and Acknowledgement of Pledge

(The Macerich Company)

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement and Acknowledgment of Pledge to be duly executed and delivered.

Dated this      day of May, 2011.

MACERICH WRLP CORP.,
a Delaware corporation

By:
Name: Richard A. Bayer
Title:

Signature Page to Agreement and Acknowledgement of Pledge

(The Macerich Company)

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement and Acknowledgment of Pledge to be duly executed and delivered.

Dated this day of May, 2011.

MACERICH WRLP II CORP.,
a Delaware corporation

By:
Name: Richard A. Bayer
Title:

EXHIBIT K

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of               , 20     (this “Agreement”), by and among                      (each a “New Lender” and collectively the “New Lenders”), The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (the “Administrative Agent”) and as collateral agent for the Secured Parties (the “Collateral Agent”).

RECITALS

A.            Reference is made to that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of May [ ], 2011 (as the same may be Modified from time to time, the “Credit Agreement”) by and among the Borrower, The Macerich Company, a Maryland corporation, and the other Guarantors from time to time party thereto, as Guarantors (collectively, the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”), Administrative Agent and the Collateral Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

B.                            Subject to the terms and conditions of the Credit Agreement, Borrower may obtain New Revolving Loan Commitments or New Term Loan Commitments by entering into one or more Joinder Agreements with Administrative Agent and New Revolving Loan Lenders and/or New Term Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

AGREEMENT

Each New Lender party hereto hereby agrees to commit to provide its respective New Revolving Loan Commitments or New Term Loan Commitments, as applicable, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”); (ii) agrees that it will, independently and without reliance upon Administrative Agent or any other Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and

1

authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints and authorizes Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each New Lender hereby agrees to make its Commitment on the following terms and conditions(1):

1.                                       Applicable Base Rate and Applicable LIBO Rate.  (a) The Applicable Base Rate for each Series [    ] New Term Loan shall mean, as of any date of determination, [      ]% per annum and (b) the Applicable LIBO Rate for each Series [    ] New Term Loan shall mean, as of any date of determination, [      ]%.

2.                                       Principal Payments.  Borrower shall make principal payments on the Series [    ] New Term  Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans
$
$
$
$
$
$
$
$
$
$

(1)  Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with Article 3 of the Credit Agreement.

2

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans
$
$
$
$
TOTAL	$

3.                                       Voluntary and Mandatory Prepayments.  Scheduled installments of principal of the [Series [    ]] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [    ]] New Term Loans in accordance with Sections [ ] of the Credit Agreement.

4.                                       Prepayment Fees.  Borrower agrees to pay to each [New Term Loan Lender] the following prepayment fees, if any: [                    ].

[Insert other additional prepayment provisions with respect to New Term Loans]

5.                                       Other Fees.  Borrower agrees to pay each [New Term Loan Lender] [New Revolving Lender] its Applicable Percentage of an aggregate fee equal to [                     ,         ] on [                       ,         ].

6.                                       Proposed Borrowing.  This Agreement represents Borrower’s request to borrow [Series [    ] New Term Loans] from New Term Loan Lender as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: ,

b.	Amount of Proposed Borrowing: $

c.	Interest rate option:	☐	a.	Base Rate Loan(s)
		☐	b.	LIBO Rate Loans
with an initial Interest
Period of month(s)

7.                                       [New Lenders.  Each [New Term Loan Lender] [New Revolving Loan Lender] acknowledges and agrees that upon its execution of this Agreement [and the making of [New Term Loans] Series        New Term Loans] that such [New Term Loan Lender] [New Revolving Loan Lender] shall become a “Lender” under, and

3

for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.](2)

[Insert other provisions with respect to New Term Loan Commitments and/or New Revolving Loan Commitments to the extent permitted by Article 3 of the Credit Agreement]

1.             New Lenders.  Each New Lender acknowledges and agrees that upon its execution of this Agreement that such New Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

2.             Credit Agreement Governs.  Except as set forth in this Agreement, New Revolving Loans and New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

3.             Borrower’s Certifications.  By its execution of this Agreement, the undersigned officer (in such capacity and not individually) and Borrower each hereby certify that:

(a)           The representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects  (after taking into account non-material updates to disclosure schedules or exceptions provided to Administrative Agent in connection with such representations and warranties which have been approved by the Administrative Agent in its good faith judgment in accordance with Section 5.2(1) of the Credit Agreement) on and as of the date hereof (or, if such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b)           As of the date hereof, no Potential Default or Event of Default shall have occurred and be continuing; and

(c)           Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating pro forma compliance with the covenants and financial ratios set forth in Section 8.12 of the Credit Agreement as of the last day of the most recently ended Fiscal Quarter after giving effect to the New Revolving Loan Commitments and New Term Loan Commitments.

4.             Conditions Precedent.  The commitment of the New Lenders shall become effective upon the satisfaction of each of the conditions precedent in Section 3.3 of the Credit Agreement.

(2)  Insert bracketed language if the lending institution is not already a Lender.

4

5.             Eligible Assignee.  By its execution of this Agreement, each New Lender represents and warrants that it is an Eligible Assignee.

6.             Notice.  For purposes of the Credit Agreement, the initial notice address of each New Lender shall be as set forth below its signature below.

7.             Recordation of the New Loans.  Upon execution and delivery hereof, Administrative Agent will record the New Revolving Loans and the New Term Loans, as applicable, made by the New Lenders in the Register.

8.             Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9.             Entire Agreement.  This Agreement, the Credit Agreement and  the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10.           Governing Law.  This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law rules.

11.           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

12.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of                           , 201  .

NEW LENDER:

[NAME OF NEW LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

6

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

7

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Lender	Type of Commitment	Amount
[ ]	New [Revolving] [Term] Loan Commitment	$

	Total:	$

8

EXHIBIT L

FORM OF

SWING LINE NOTE

, 2011

FOR VALUE RECEIVED, The Macerich Partnership, L.P., a limited partnership organized under the laws of the state of Delaware (the “Borrower”), hereby promises to pay to                                              (“Swing Line Lender”) or its assignee (as permitted pursuant to the Credit Agreement) at the Contact Office, in lawful money of the United States and in immediately available funds, on the dates required under that certain $1,500,000,000 Revolving Loan Facility Credit Agreement dated as of May       , 2011 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among the Borrower, the Guarantors, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent for said Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Secured Parties thereunder, the aggregate principal amount of such Swing Line Lender’s Swing Line Loans outstanding from time to time.

The Borrower agrees to pay interest in like money and funds at the office of the Administrative Agent referred to above on the unpaid principal balance hereof from the date advanced until paid in full on the dates and at the applicable rates set forth in the Credit Agreement.  The holder of this Swing Line Note is hereby authorized to record the date and amount of its Swing Line Loans, the date and amount of each payment of principal and interest, and the applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Swing Line Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not affect in any manner or to any extent the obligations of the Borrower under the Loan Documents.

This Swing Line Note is a “Swing Line Note” within the meaning of, and is entitled to all the benefits of, the Loan Documents.  Reference is hereby made to the Credit Agreement and the other Loan Documents for, among other things, rights and obligations of payment and prepayment, Events of Default and the rights of acceleration of the maturity hereof upon the occurrence of an Event of Default.

This Swing Line Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, including Section 5-1401 of the General Obligations Law, but otherwise without regard to choice of law rules.

1

IN WITNESS WHEREOF, Borrower has caused this Swing Line Note to be duly executed as of the date first written above.

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

2